                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) March 1, 1996

                            ----------------------

                              KMART CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   MICHIGAN
                (State or Other Jurisdiction of Incorporation)

        1-327                               38-0729500
(Commission File Number)        (I.R.S. Employer Identification No.)

               3100 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
             (Address of Principal Executive Offices)  (Zip Code)

                                (810) 643-1000
             (Registrant's Telephone Number, Including Area Code)

                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS

On March 1, 1996, Kmart Corporation entered into the attached written agreements which were also executed by the requisite banks and bondholders that are parties thereto regarding amendments to certain terms and conditions of its existing revolving credit facilities and certain real estate obligations and the establishment of a new committed letter of credit facility. These agreements, together with certain ancillary and supplemental documentation, generally implement the agreements reported by the Company in its Form 8-K reports dated December 20, 1995 and January 17, 1996.










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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                KMART CORPORATION
                                                (Registrant)

                                                By:  /s/ Martin E. Welch
                                                ---------------------------
                                                     Martin E. Welch
                                                     Senior Vice President
                                                     and Chief Financial Officer

Date:  March 12, 1996










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                     RESTRUCTURING AND REPURCHASE AGREEMENT

     RESTRUCTURING AND REPURCHASE AGREEMENT, dated as of December 22, 1995, by and among Kmart Corporation, a Michigan corporation (together with its successors and assigns permitted under this Agreement, the "COMPANY"), the holders of certain securities listed on Schedule I hereto (the "ORIGINAL SECURITYHOLDERS"; the holders of Repurchase Rights (as defined in Recital C) from time to time being referred to herein as the "SECURITYHOLDERS"), and trustees that are parties to certain of the Existing Transaction Documents (as defined in Recital A). Capitalized terms used herein, and not otherwise defined, have the respective meanings ascribed thereto in Section 8.1.

                                R E C I T A L S:

     A. The Original Securityholders (or their predecessors in interest) have made investments in the Company, or in entities that have leased real property to the Company and the Subsidiaries (or corporations that formerly were Subsidiaries), and, in connection therewith, have entered into certain agreements (as further defined in Section 8.1, the "EXISTING TRANSACTION DOCUMENTS") setting forth the terms relating to the repurchase or repayment of such investments and the collateral therefor.

     B. Among other things, certain of the Existing Transaction Documents grant to the Original Securityholders the option (as further defined in Section 8.1, the "EXISTING RATING DECLINE PUT OPTIONS") to have the Company purchase the Original Securityholders' investments for the amount specified in such Existing Transaction Documents if the Company's senior unsecured debt ceases to be rated "investment grade" (or, with respect to certain investments, if the rating is reduced to the lowest "investment grade" rating).

     C. The Company desires that the Original Securityholders surrender the Existing Rating Decline Put Options in exchange for the Company's obligation to repurchase, from each Securityholder, such Securityholder's outstanding investment on October 3, 1997, or sooner upon the occurrence of certain events specified in this Agreement, and the Original Securityholders are willing to make such exchange (the right of a Securityholder to require the Company to repurchase a Note issued in respect of any such investment being referred to herein as a "REPURCHASE RIGHT," and the aggregate amount payable upon the repurchase of all such Notes from all Securityholders being referred to herein as the "AGGREGATE REPURCHASE PRICE," in each case as further defined in Section
1.1 and Section 2.1(c), respectively).

     D. The Company and the Original Securityholders desire to leave the Existing Transaction Documents in full force and effect except to the extent necessary:

           (i) to give effect to the exchange referred to in the foregoing Recital C (including, without limitation, amending the Existing Transaction Documents to eliminate provisions regarding the Existing Rating Decline Put Options);

           (ii) to amend certain provisions of the Existing Transaction Documents to make them consistent with the surrender of the Existing Rating Decline Put Options (all as specified in this Agreement, the Deal 6 Amendment Documents and the Deal 7 Amendment Documents);



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           (iii) to require prepayments of the Aggregate Repurchase Price in connection with the payment of indebtedness (as further defined in Section 8.1, the "BANK DEBT") owing to the institutions from time to time holding such indebtedness (the "BANKS");

           (iv) to suspend temporarily, in the Existing Transaction Documents, certain of the Company's obligations to substitute other collateral for any collateral consisting of closed stores;

           (v) to amend the collateral structure securing the Deal 6 Notes pursuant to certain agreements (as further defined in Section 8.1, the "DEAL 6 AMENDMENT DOCUMENTS"), as more fully described in Recital H below; and

           (vi) to provide reasonable assurances that, upon satisfaction of certain conditions precedent, the Company will be deemed to have fulfilled its obligation to substitute collateral resulting from a single store closing in September, 1995 with respect to the Deal 2 Notes.

The amendments to the Existing Transaction Documents required to effect the foregoing clauses (i) to (iv), inclusive with respect to the Deal 1 Notes, Deal 2 Notes, Deal 3 Notes, Deal 4 Notes and Deal 5 Notes are set forth in this Agreement, and the amendments to the Existing Transaction Documents required to effect the foregoing clause (v) and, with respect to the Deal 7 Notes, the foregoing clauses (i) to (iv), inclusive, are set forth in the Collateral Amendment Documents. The Existing Transaction Documents, as amended and supplemented by this Agreement and the Collateral Amendment Documents, are referred to herein as the "AMENDED TRANSACTION DOCUMENTS."

     E. The documents pursuant to which the Bank Debt is outstanding (as further defined in Section 8.1, the "BANK AGREEMENTS") are being amended, simultaneously with the amendments effected hereby to the Existing Transaction Documents, to, among other things, extend the maturities of a portion of the Bank Debt and eliminate defaults related to the credit rating of the Company's senior unsecured debt.

     F. The willingness of the Securityholders to surrender the Existing Rating Decline Put Options, and of the Banks to extend the maturities of the Bank Debt and to eliminate defaults related to the credit rating of the Company's senior unsecured debt, are subject to the agreement of the Company, the Original Securityholders and the Banks to effect (i) ratable prepayments of the Aggregate Repurchase Price upon certain reductions of Bank Debt and (ii) ratable reductions in the Bank Debt upon certain prepayments of the Aggregate Repurchase Price (such ratable reduction arrangements being referred to herein as the "RATABLE REDUCTION PRINCIPLE").

     G. Some of the Bank Debt (as further defined in Section 2.2(b), the "BANK R/E DEBT") may be repaid by the Company or another obligor or obligors and subsequently readvanced by the Banks, in whole or in part. In order to preserve the Ratable Reduction Principle in such circumstances, the Company and a trustee for the Securityholders will enter into a trust agreement (as further defined in Section 4.6, the "PAYDOWN TRUST AGREEMENT") pursuant to which the Company will make deposits with such trustee upon payments of Bank R/E Debt sufficient in amount so that the application of such deposits to the prepayment of the Aggregate Repurchase Price would preserve the Ratable Reduction Principle. The amounts so deposited

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with such trustee will either be applied to the prepayment of the Aggregate
Repurchase Price upon a permanent reduction in the Bank R/E Debt Commitment or will be disbursed to the Company in proportion to the amount of Bank R/E Debt readvanced subsequent to any repayment of Bank R/E Debt.

     H. In connection with, and as a condition to, the execution of this Agreement, the Existing Transaction Documents relating to the Deal 6 Notes are being restructured pursuant to the Collateral Amendment Documents to, among other things, segregate the collateral securing the Deal 6 Notes into (i) one trust (the "WAL-MART TRUST") consisting of properties currently leased to Wal-Mart Stores, Inc., a Delaware corporation ("WAL-MART"), or a Wal-Mart affiliate, and (ii) a second trust consisting of properties currently leased to the Company or a Subsidiary. Each such trust shall secure only that portion of the Deal 6 Notes allocable to the properties included therein. After giving effect to the Collateral Amendment Documents, the Indebtedness secured by each such trust shall be evidenced by reissued Notes. The restructuring of the Existing Transaction Documents relating to the Deal 6 Notes pursuant to the Collateral Amendment Documents (including, without limitation, the severance of the collateral) shall not affect the Repurchase Rights granted to the Securityholders of the Deal 6 Notes pursuant to this Agreement.
Notwithstanding the foregoing, if any Original Securityholder elects to transfer any of the reissued Notes secured by the properties of the Wal-Mart Trust (the "WAL-MART NOTES") to any Person (other than an affiliate of such Securityholder, a transfer by operation of law or an assignment to any Bank in accordance with the Setoff and Sharing Agreement), the Repurchase Rights attributable to the Notes so transferred shall be extinguished.

     I. Pursuant to reimbursement agreements relating to certain note repurchase agreements (as further defined in Section 8.1, the "SPIN-OFF TENANT PUT AGREEMENTS"), the holders of the Deal 8 Notes and the holders of the Deal 9 Notes have the option to require the Company to purchase such Deal 8 Notes and Deal 9 Notes, respectively, if the credit rating of the Company's senior unsecured debt ceases to be "investment grade." Pursuant to certain other Spin-Off Tenant Put Agreements, the holders of the Deal 10 Notes and the holders of the Deal 11 Notes have the option to require the respective tenants identified therein (the "SPIN-OFF TENANTS") to purchase such Deal 10 Notes and Deal 11 Notes, respectively, if the credit rating of the Company's senior
unsecured debt ceases to be "investment grade."   If such Spin-Off Tenants fail
to purchase such Deal 10 Notes or Deal 11 Notes, as the case may be, within the time periods prescribed therein, then the holders of such Deal 10 Notes or Deal 11 Notes, as the case may be, may require the Company to purchase such Notes (such put options, together with the put options described in the first sentence of this Recital I, as further defined in Section 8.1, the "SPIN-OFF TENANT PUT OPTIONS"). Pursuant to the Lease Guaranty, Indemnification and Reimbursement Agreements between the Company and each of the Spin-Off Tenants, the Company has the right to seek reimbursement from such Spin-Off Tenants of losses incurred by the Company in respect of the Spin-Off Tenant Put Options with respect to the Deal 8 Notes, Deal 9 Notes, Deal 10 Notes and Deal 11 Notes. The Company and the Securityholders desire that the Company honor the exercise of the Spin-Off Tenant Put Options and seek reimbursement in respect of such amounts. On February 8, 1996, the holders of the Deal 8 Notes and Deal 9 Notes sent the Company notice that such Securityholders are exercising their Spin-Off Tenant Put Options.


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     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Securityholders hereby agree as follows:

SECTION 1. EXCHANGE OF RIGHTS

     The Original Securityholders hereby transfer to the Company the Existing Rating Decline Put Options in exchange for the rights described in Section 2.1 (collectively, the "REPURCHASE RIGHTS"), and acknowledge that they have no further right, title or interest in the Existing Rating Decline Put Options.


SECTION 2. REPURCHASES AND PAYMENTS IN RESPECT OF REPURCHASE RIGHTS

        2.1  REPURCHASE RIGHTS EXERCISED UPON OCCURRENCE OF A TRIGGERING EVENT.


           (a) Upon the occurrence of any Triggering Event, all of the Repurchase Rights shall be deemed immediately and automatically exercised, without any requirement for notice to the Company, the Banks or any other Person, or any other action whatsoever by the Securityholders or any other Person. Upon such occurrence, the Company shall repurchase the Notes from the Securityholders at the Aggregate Repurchase Price by paying, to each Securityholder, an amount equal to the sum of the Repurchase Prices of all of the Notes held by such Securityholder. Upon receipt of such amount, such Securityholder shall deliver such Notes to the Company, as provided in Section 2.8 (or an affidavit as to the loss thereof, together with an unsecured indemnity to the Company for liabilities arising from such loss).

           (b) A "TRIGGERING EVENT" means any of the following:

                 (i)   October 3, 1997 shall occur;

                 (ii) any Bank Debt outstanding under any Bank Agreement shall become due and payable, except (A) upon the expiration of a letter of credit, or (B) as the result of a Bank L/C Prepayment, a Bank Line Debt Catch-Up Reduction or a Bank R/E Debt Catch-Up Reduction,
            (C) as the result of the occurrence of the originally stated maturity of such Bank Debt, (D) if such Bank Debt is Big Beaver I Minority Bank Debt, or (E) in connection with a Bank Debt Refinancing;

                 (iii) an Early Repurchase Event shall occur and, except for

                       (A) the Early Repurchase Events specified in Section
                  7(a) and Section 7(b), and

                       (B) an Early Repurchase Event specified in Section 7(c)
                  resulting from the occurrence of a breach of Section 5.5 at any time with respect to Liens securing Indebtedness exceeding Fifty Million Dollars ($50,000,000) in the aggregate


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            (as to which no such written notice shall be necessary), the
            Requisite Securityholders shall have delivered written notice to the Company stating that such Early Repurchase Event constitutes a Triggering Event; or

                 (iv) (A) any Insolvency Proceeding shall be commenced by the
            Company, or (B) any Insolvency Proceeding shall have been commenced against the Company and shall not have been dismissed within ninety
            (90) days after the commencement thereof.

            (c) The following terms have the following meanings:

                 (i) "AGGREGATE REPURCHASE PRICE" means, at any time, the sum of the Repurchase Prices of all of the outstanding Notes held by the Securityholders at such time.

                 (ii) "BANK L/C PREPAYMENT" means a voluntary prepayment, in whole or in part, of the outstanding principal amount of Loans (under and as defined in the Three Year Credit Agreement) made by the Company solely for the purpose of creating availability under the Three Year Credit Agreement for the issuance of Letters of Credit (as defined therein); provided that such prepayment shall be in an amount equal to the greater of (A) Five Million Dollars ($5,000,000) and (B) the face amount of such Letters of Credit issued within five (5) Business Days from the date of such prepayment, rounded up to the next One Million Dollars ($1,000,000); provided, however, that the aggregate net reduction at any time in outstanding Obligations (as defined in the Three Year Credit Agreement) arising from all such prepayments, which aggregate net reduction has not resulted in a prepayment to the Securityholders pursuant to Section 2.2(a), shall not exceed Five Million Dollars ($5,000,000).

                 (iii) "REPURCHASE PRICE" means, at any time with respect to any Note, the result of:

                       (A) the outstanding principal amount of such Note minus
                  the sum of the aggregate amount of prepayments pursuant to
                  Section 2.2, Section 2.3, Section 2.4 and Section 2.5 theretofore allocated, pursuant to Section 2.6, to the principal component of the Repurchase Price applicable to such Note subsequent to the Effective Date, plus

                       (B) accrued and unpaid interest on such Note, plus

                       (C) the Premium on the amount specified in the foregoing
                  clause (A) that would be due and payable at such time under the Existing Rating Decline Put Option applicable to such Note upon satisfaction of all of the conditions to the exercise thereof (assuming that such Existing Rating Decline Put Option remained in full force and effect after the date hereof and deeming the prepayments of the Repurchase Price referred to in such clause (A) to have been prepayments of such Note applied in the inverse order of the scheduled principal prepayments thereof), minus


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                       (D) the Extension Fee Credit Amount with respect to such
                  Note as of the most recent Extension Fee Payment Date (after giving effect to any reduction in the Extension Fee Credit Amount on such date arising from the application of a portion thereof to reduce the Extension Fee payable in respect of such Note on such date as provided in Section 5.2).

      Any reference in this Agreement to

                 (1) the "PRINCIPAL COMPONENT" of any Note at any time means an amount determined in accordance with the foregoing clause (A) at such time,

                 (2) the "INTEREST COMPONENT" of any Note at any time means an amount determined in accordance with the foregoing clause (B) at such time, and

                 (3) the "REPURCHASE PREMIUM COMPONENT" of any Note at any time means an amount determined in accordance with the foregoing clause
            (C) at such time.

           For purposes of determining the Repurchase Premium component of the Repurchase Price payable upon the prepayment, pursuant to Section 2.4, of a portion (but not all) of a Repurchase Price, it shall be assumed that the applicable Existing Rating Decline Put Option could be exercised in part.

           The Company shall have no right or obligation to repurchase any Wal-Mart Note pursuant to this Agreement that has been transferred subsequent to the Effective Date; following any such transfer, for purposes of any determination of the Aggregate Repurchase Price or the respective Repurchase Prices of the Notes, the Repurchase Price of any such Wal-Mart Note shall be zero.

      2.2 PAYMENT DUE UPON BANK LINE DEBT REDUCTION.

           (a) If at any time there is a Bank Line Debt Reduction and, after giving effect thereto, the outstanding Bank Line Debt shall be less than the Bank Line Debt Closing Threshold (regardless of whether the outstanding Bank Line Debt was greater or less than the Bank Line Debt Closing Threshold before giving effect to such Bank Line Debt Reduction), the Company shall prepay the Securityholder Ratable Paydown Share of the principal component of the Aggregate Repurchase Price within ten (10) Business Days after such Bank Line Debt Reduction shall occur; provided, however, that the obligations of the Company under this Section 2.2(a) shall not apply to such Bank Line Debt Reduction (i) to the extent of the amount of a Bank Line Debt Refinancing or a Bank Line Debt Reborrowing that is effected within ten (10) Business Days after such Bank Line Debt Reduction, (ii) to the extent that such Bank Line Debt Reduction results from a Permitted L/C Reduction, or (iii) if such Bank Line Debt Reduction constitutes a Bank Line Debt Catch-Up Reduction. Any such prepayment shall not be applied as a prepayment of the Notes and all payments of principal, interest and other amounts owing in respect of the Notes shall continue to be made when due, as if such prepayment of a portion of the Aggregate Repurchase Price had not been made.

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           (b) The following terms have the following meanings:

                 (i) "BANK DEBT PAYDOWN/DEPOSIT FRACTION" means, at any time, a fraction with

                       (A) a numerator equal to the sum of (1) the Bank Line
                  Debt outstanding at such time plus (2) the Bank R/E Debt outstanding at such time, and

                       (B) a denominator equal to the sum of (1) the Bank Line
                  Debt Closing Threshold plus (2) the Bank R/E Debt Closing Threshold.

                 (ii) "BANK LINE DEBT" means, at any time, the principal amount of Indebtedness outstanding (including, without limitation, the undrawn face amount of letters of credit) at such time under the 364 Day Credit Agreement, the Three Year Credit Agreement, the Seasonal Credit Agreement and any Bank Line Debt Refinancing Agreement.

                 (iii) "BANK LINE DEBT CATCH-UP REDUCTION" means a Bank Line
            Debt Reduction following any payment of a portion of the principal component of the Aggregate Repurchase Price or a regularly scheduled amortization payment in respect of the Notes (but excluding a Repurchase Catch-Up Reduction), such that, immediately after giving effect to such Bank Line Debt Reduction, the Bank Debt Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%), shall be equal to the Repurchase Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%).

                 (iv) "BANK LINE DEBT CLOSING THRESHOLD" means the aggregate amount of Bank Line Debt outstanding at the close of business on December 22, 1995, which was Two Billion One Hundred Million Dollars ($2,100,000,000).

                 (v) "BANK LINE DEBT REBORROWING" means, in connection with any Bank Line Debt Reduction, either or both of

                       (A) a reborrowing under the Bank Agreement with respect
                  to which such Bank Line Debt Reduction was made (and/or a borrowing of Bank Line Debt under another Existing Bank Agreement, as amended by the Bank Agreement Amendments and as may be further amended from time to time), and

                       (B) the issuance of new letters of credit under the Bank
                  Agreement with respect to which such Bank Line Debt Reduction was made (and/or an issuance of new letters of credit under another Existing Bank Agreement (as amended by the Bank Agreement Amendments and as may be further amended from time to time) providing for the issuance of letters of credit, but excluding, in any event, letters of credit issued under the New Bank Letter of Credit Facility).


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            The amount of any such Bank Line Debt Reborrowing shall be deemed to be the sum of (x) the principal amount of such reborrowing plus
            (y) the aggregate face amount of such new letters of credit.

                 (vi) "BANK LINE DEBT REDUCTION" means any of the following in respect of the Bank Line Debt: (A) a reimbursement payment to any Bank in respect of a draw on a letter of credit, (B) the expiration of a letter of credit that is not fully drawn at the time of such expiration (the amount of the Bank Line Debt Reduction to be equal to the undrawn face amount of the expired letter of credit), or (C) any refinancing (other than pursuant to a Bank Line Debt Refinancing Agreement) or payment of, or other reduction in, Bank Line Debt (including, without limitation, payment upon the occurrence of the stated maturity of any Bank Line Debt).

                 (vii) "BANK LINE DEBT REFINANCING" means, in connection with any Bank Line Debt Reduction, either or both of

                       (A) a new borrowing by the Company, under an agreement
                  which is not an Existing Bank Agreement (as amended by the Bank Agreement Amendments and as further amended from time to time), which new borrowing is not secured, except to the extent permitted by Section 5.5, and which requires no principal repayment on any date prior to the final date for repayment of the Bank Line Debt to be paid with the proceeds of such new borrowing, as set forth in the Bank Agreement relating to such Bank Line Debt, and

                       (B) the issuance of letters of credit, pursuant to an
                  agreement which is not an Existing Bank Agreement (as amended by the Bank Agreement Amendments and as further amended from time to time) and which is not the New Bank Letter of Credit Facility, which letters of credit replace letters of credit comprising Bank Line Debt, but only if the Company's reimbursement obligation in respect of such replacement letters of credit is not secured by any Lien, except to the extent the incurrence of such Lien is permitted by Section 5.5.

            The amount of any such Bank Line Debt Refinancing shall be deemed to be the sum of (x) the principal amount of such new borrowing plus (y) the aggregate face amount of such replacement letters of credit.

                 (viii) "BANK R/E DEBT" means, at any time, the principal
            amount of Indebtedness outstanding (including, without limitation, the face amount of letters of credit) at such time under the Warehouse Facility Credit Agreement, Big Beaver I, Big Beaver II and any Bank R/E Debt Refinancing Agreement.

                 (ix) "BANK R/E DEBT CLOSING THRESHOLD" means the aggregate amount of Bank R/E Debt outstanding at the close of business on December 22, 1995, which was Five Hundred Sixty-Six Million Two Hundred One Thousand Five Hundred Twenty-Nine Dollars
            ($566,201,529).


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

                 (x) "NEW BANK LETTER OF CREDIT FACILITY" means the Letter of Credit Issuance Agreement dated as of the Closing Date between the Company and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein.

                 (xi)  "PAYDOWN TRUST ACCOUNT" is defined in Section 2.3(a).

                 (xii) "PERMITTED L/C REDUCTION" means a Bank Line Debt
            Reduction resulting from (A) a Bank L/C Prepayment or (B) payments on, or the expiration or reduction in the face amount by amendment of, Letters of Credit (each a "ROLLOFF") issued under and as defined in the Three Year Credit Agreement to the extent that the Company is unable to make a Borrowing of Loans under, and as defined in, the Three Year Credit Agreement, in the amount of such Rolloffs solely as a result of the minimum and incremental borrowing requirements under the Three Year Credit Agreement; provided, however, that the aggregate net reduction at any time in outstanding Obligations (as defined in the Three Year Credit Agreement) arising from all such Rolloffs, which aggregate net reduction has not resulted in a prepayment to the Securityholders pursuant to Section 2.2(a), shall not exceed Five Million Dollars ($5,000,000).

                 (xiii) "REPURCHASE CATCH-UP REDUCTION" means a prepayment of a portion of the principal component of the Aggregate Repurchase Price pursuant to Section 2.2(a), or a deposit into the Paydown Trust Account pursuant to Section 2.3(a), or a prepayment of a portion of the principal component of the Aggregate Repurchase Price from amounts on deposit in the Paydown Trust Account pursuant to Section 2.3(b), as the case may be.

                 (xiv) "REPURCHASE PAYDOWN/DEPOSIT FRACTION" means, at any
            time, a fraction with

                       (A) a numerator equal to (1) the principal component of
                  the Aggregate Repurchase Price at such time minus (2) the amount on deposit in the Paydown Trust Account at such time, and

                       (B) a denominator equal to (1) the aggregate principal
                  amount of the Notes outstanding at the close of business on December 22, 1995 minus (2) with respect to any Wal-Mart Note that has been transferred subsequent to the Effective Date (except to a Person identified in the second parenthetical expression in the last sentence of Recital H), the principal amount of such Note outstanding at the close of business on December 22, 1995 (determined on the assumption that all Wal-Mart Notes were outstanding on such date in the respective principal amounts of the Notes in respect of which such Wal-Mart Notes have been issued).

                       (xv) "SECURITYHOLDER RATABLE PAYDOWN SHARE" means, with
                  respect to the Aggregate Repurchase Price and in connection with any Bank Line Debt Reduction, a portion of the principal component of the Aggregate Repurchase


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

            Price such that, immediately after giving effect to the prepayment thereof, the Repurchase Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%), shall be equal to the Bank Debt Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%).

      2.3 DEPOSIT INTO PAYDOWN TRUST ACCOUNT REQUIRED UPON BANK R/E DEBT REDUCTION.

           (a) If at any time there is a Bank R/E Debt Reduction and, after giving effect thereto, the outstanding Bank R/E Debt shall be less than the Bank R/E Debt Closing Threshold (regardless of whether the outstanding Bank R/E Debt was greater or less than the Bank R/E Debt Closing Threshold before giving effect to such Bank R/E Debt Reduction), the Company shall deposit into an account (the "PAYDOWN TRUST ACCOUNT"), established by the Company pursuant to the Paydown Trust Agreement, immediately available funds in an amount equal to the Securityholder Ratable Deposit Share of the principal component of the Aggregate Repurchase Price; provided, however, that the obligations of the Company under this Section 2.3(a) shall not apply to the extent that such Bank R/E Debt Reduction is made with the proceeds of a Bank R/E Debt Refinancing or constitutes a Bank R/E Debt Catch-Up Reduction. Any such deposit shall not be deemed to be a prepayment of the Notes and all payments of principal, interest and other amounts owing in respect of the Notes shall continue to be made when due as if such deposit had not been made.

            (b) (i) Amounts disbursed from the Paydown Trust Account shall be applied to the prepayment of a portion of the principal component of the Aggregate Repurchase Price, in the manner provided in the Paydown Trust Agreement, as follows:

                       (A) upon the occurrence of a Triggering Event, the full
                  amount on deposit in the Paydown Trust Account shall be disbursed and applied, when disbursed, as a credit to the prepayment of a portion of the principal component of the Aggregate Repurchase Price; and

                       (B) if at any time there is a reduction in (including,
                  without limitation, a reduction to zero at stated maturity or otherwise), or a termination of, the Bank R/E Debt Commitment and, after giving effect thereto, the Bank R/E Debt Commitment shall be less than the Bank R/E Debt Closing Threshold (regardless of whether the Bank R/E Debt Commitment was greater or less than the Bank R/E Debt Closing Threshold before giving effect to such reduction), the Securityholder Ratable Commitment Reduction Share of the amount on deposit in the Paydown Trust Account shall be disbursed from the Paydown Trust Account and applied to the prepayment of a portion of the principal component of the Aggregate Repurchase Price;

      provided, however, that there shall be no such disbursement if the reduction or termination of such Bank R/E Debt Commitment is made simultaneously with a Bank R/E Debt Refinancing and the aggregate amount of the commitments to provide Bank R/E Debt under the related Bank R/E Debt Refinancing Agreement is not less than the aggregate amount of the Bank R/E Debt Commitment so reduced or terminated.

            Any such prepayment shall not be applied as a prepayment of the Notes and all payments of principal, interest and other amounts owing in respect of the Notes shall continue to be made when due, as if such prepayment of a portion of the Aggregate Repurchase Price had not been made.

                 (ii) Amounts on deposit in the Paydown Trust Account shall be disbursed to the Company, in the manner provided in the Paydown Trust Agreement, at such time as there shall be a request for a readvance of Bank R/E Debt under the relevant Bank Agreements and the relevant Banks shall make such readvance. The amount so disbursed shall be an amount such that, immediately after giving effect to such disbursement, the Repurchase Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%), shall be equal to the Bank Debt Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%).

            (c) The following terms have the following meanings:

                 (i) "BANK DEBT COMMITMENT REDUCTION FRACTION" means, at any time, a fraction with

                       (A) a numerator equal to the sum of (1) the Bank Line
                  Debt outstanding at such time plus (2) the Bank R/E Debt Commitment in effect at such time, and

                       (B) a denominator equal to the sum of (1) the Bank Line
                  Debt Closing Threshold plus (2) the Bank R/E Debt Closing Threshold.


                 (ii)  "BANK DEBT PAYDOWN/DEPOSIT FRACTION" is defined in
            Section 2.2(b).

                 (iii) "BANK R/E DEBT" is defined in Section 2.2(b).


                 (iv) "BANK R/E DEBT CATCH-UP REDUCTION" means a Bank R/E Debt Reduction following any payment of a portion of the principal component of the Aggregate Repurchase Price or a regularly scheduled amortization payment in respect of the Notes (but excluding a Repurchase Catch-Up Reduction), such that, immediately after giving effect to such Bank R/E Debt Reduction, the Bank Debt Commitment Reduction Fraction, expressed as a percentage (rounded to the nearest 0.000001%), shall be equal to the Repurchase Commitment Reduction Fraction, expressed as a percentage (rounded to the nearest 0.000001%).

                 (v) "BANK R/E DEBT CLOSING THRESHOLD" is defined in Section 2.2(b).

                 (vi) "BANK R/E DEBT COMMITMENT" means the aggregate amount of the commitments of the Banks to provide Bank R/E Debt to the Company under the Bank Agreements.

                 (vii) "BANK R/E DEBT REDUCTION" means any of the following in respect of the Bank R/E Debt: (A) a reimbursement payment to any Bank in respect of a draw on a letter of credit, (B) the expiration of a letter of credit that is not fully drawn at the time of such expiration (the amount of the Bank R/E Debt Reduction to be equal to the undrawn face amount of the expired letter of credit), or (C) any refinancing (other than pursuant to a Bank R/E Debt Refinancing Agreement) or payment of, or other reduction in, Bank R/E Debt (including, without limitation, payment upon the occurrence of the stated maturity of any Bank R/E Debt).

                 (viii) "BANK R/E DEBT REFINANCING" means either or both of

                       (A) a new borrowing by the Company, under an agreement
                  which is not an Existing Bank Agreement (as amended by the Bank Agreement Amendments and as further amended from time to time), which new borrowing is not secured, except to the extent permitted by Section 5.5, and which requires no principal repayment on any date prior to the final date for repayment of the Bank R/E Debt to be paid with the proceeds of such new borrowing, as set forth in the Bank Agreement relating to such Bank R/E Debt, and

                       (B) the issuance of letters of credit, pursuant to an
                  agreement which is not an Existing Bank Agreement (as amended by the Bank Agreement Amendments and as further amended from time to time) and which is not the New Bank Letter of Credit Facility, which letters of credit replace letters of credit comprising Bank R/E Debt, but only if the Company's reimbursement obligation in respect of such replacement letters of credit is not secured by any Lien, except to the extent the incurrence of such Lien is permitted by Section 5.5.

            The amount of any such Bank R/E Debt Refinancing shall be deemed to be the sum of (x) the principal amount of such new borrowing plus
            (y) the aggregate face amount of such replacement letters of credit.

                 (ix) "NEW BANK LETTER OF CREDIT FACILITY" is defined in
            Section 2.2(b).

                 (x)  "REPURCHASE CATCH-UP REDUCTION" is defined in
            Section 2.2(b).

                 (xi) "REPURCHASE COMMITMENT REDUCTION FRACTION" means, at any time, a fraction with

                       (A) a numerator equal to the principal component of the
                  Aggregate Repurchase Price at such time and

                       (B) a denominator equal to (1) the aggregate principal
                  amount of the Notes outstanding at the close of business on December 22, 1995, minus (2) with respect to any Wal-Mart Note that has been transferred subsequent to the Effective Date (except to a Person identified in the second parenthetical expression in the last sentence of Recital H), the principal amount of such Note outstanding at the close of business on December 22, 1995 (determined on the assumption that all Wal-Mart Notes were outstanding in their respective original principal amounts on such date).

                 (xii)  "REPURCHASE PAYDOWN/DEPOSIT FRACTION" is defined in
            Section 2.2(b).

                 (xiii) "SECURITYHOLDER RATABLE COMMITMENT REDUCTION SHARE"
            means, in connection with any reduction in the Bank R/E Debt Commitment, a portion of the amount on deposit in the Paydown Trust Account such that, immediately after giving effect to the disbursement thereof from the Paydown Trust Account and the application thereof to the prepayment of a portion of the Aggregate Repurchase Price, the Repurchase Commitment Reduction Fraction, expressed as a percentage (rounded to the nearest 0.000001%), shall be equal to the Bank Debt Commitment Reduction Fraction, expressed as a percentage (rounded to the nearest 0.000001%).

                 (xiv) "SECURITYHOLDER RATABLE DEPOSIT SHARE" means, with
            respect to the Aggregate Repurchase Price and in connection with any Bank R/E Debt Reduction, a portion of the principal component of the Aggregate Repurchase Price such that, immediately after giving effect to the deposit thereof in the Paydown Trust Account, the Repurchase Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%), shall be equal to the Bank Debt Paydown/Deposit Fraction, expressed as a percentage (rounded to the nearest 0.000001%).

      2.4 OPTIONAL PREPAYMENTS OF REPURCHASE RIGHTS.

           (A) OPTIONAL PREPAYMENTS. The Company may, at any time after the Effective Date, prepay the principal component of the Repurchase Price of any Note, in whole or in part, at one hundred percent (100%) of the amount thereof at such time plus (i) the Repurchase Premium component,
      (ii) the interest component and (iii) the Optional Prepayment Premium, in each case attributable to such principal component. The "OPTIONAL PREPAYMENT PREMIUM" means, with respect to the prepayment of the principal component, in whole or in part, of any Repurchase Price, at any time, the amount, if any, by which

                 (i) the premium that would be payable upon an optional
            prepayment of the Note to which such Repurchase Price relates (computed in accordance with the Amended Transaction Document containing the optional prepayment provision applicable to such
            Note), assuming such optional prepayment were made at the same time as the prepayment of such principal component pursuant to this

            Section 2.4(a) and in a principal amount equal to the amount of such principal component so prepaid, would exceed

                 (ii) the Repurchase Premium component attributable to the
            principal component of such Repurchase Price so prepaid.

      The Company shall not make any prepayment pursuant to this Section 2.4 in respect of the principal component of the Repurchase Price of any Note unless it shall prepay the principal components of the Repurchase Prices of all Notes ratably in accordance with the respective amounts thereof.

           (B) NOTICE OF OPTIONAL PREPAYMENT. The Company will give notice to each Securityholder of any prepayment of the principal component of the Aggregate Repurchase Price of the Notes not less than ten (10) days or more than thirty (30) days before the date fixed for prepayment, specifying:

                 (i) the prepayment date,

                 (ii) the principal and interest components of the Repurchase
            Price of each Note to be prepaid on such date, and

                 (iii) with respect to each Note, a certificate of a financial officer of the Company specifying the method of the calculation of the Repurchase Premium component of such Repurchase Price and the Optional Prepayment Premium payable in connection with such prepayment (calculated as if the date of such notice were the date of prepayment), if any, due in connection with such prepayment.

      Notice of prepayment having been so given, the principal component of the Repurchase Price specified in such notice to be prepaid, together with the interest component and the Repurchase Premium component attributable to such Repurchase Price, and the Optional Prepayment Premium payable in respect of such prepayment, shall become due and payable on the specified prepayment date.

           Any determination of the Repurchase Premium component of any Repurchase Price or any Optional Prepayment Premium made by the Company under the terms of this Agreement shall not be binding on the Securityholders or the Company if such determination shall be erroneous (including, without limitation, any calculating error or error in the application of the terms and principles of the definition of such term) and no such determination shall be, or shall be deemed to be, binding upon any Securityholder or the Company by virtue of the submission of such payment by the Company or the acceptance by such Securityholder of any amounts paid by the Company in respect of such Repurchase Premium component or Optional Prepayment Premium. The Company and the Securityholders hereby acknowledge that (A) any Securityholder or the Company, as the case may be, may contest any determination by the Company of the Repurchase Premium component of any Repurchase Price or the related Optional Prepayment Premium, (B) any Securityholder may recover such additional amounts in respect thereof as shall be lawfully owing by the Company to such Securityholder in respect of such

      Repurchase Premium component or Optional Prepayment Premium, and (C) the Company may recover from any Securityholder any excess amount paid in error to such Securityholder in respect of such Repurchase Premium component or Optional Prepayment Premium.


      2.5 PAYMENT DUE UPON CERTAIN PAYMENTS OF NOTES.

           (A) SECURITYHOLDER ACCELERATION. If at any time the Company shall make an Acceleration Payment in respect of a Securityholder Acceleration, the Company shall, concurrently with such payment, prepay the Securityholder Ratable Acceleration Share of the principal component of the Aggregate Repurchase Price, together with the amounts that would be payable under Section 2.4 in connection with an optional prepayment of the same portion of such principal component. Any such prepayment shall not be applied as a prepayment of the Notes and all payments of principal, interest and other amounts owing in respect of the Notes shall continue to be made when due, as if such prepayment of a portion of the Aggregate Repurchase Price had not been made.

           (B) CERTAIN DEFINITIONS. The following terms have the following meanings:

                 (i) "ACCELERATION PAYMENT" means, with respect to any
            Securityholder Acceleration, the principal amount (if any) paid by the Company in respect of any Note on account of such Securityholder Acceleration, provided that such amount shall not include the proceeds of any collateral received and applied to the payment of amounts owing in respect of such Note, through foreclosure, deed in lieu thereof, or otherwise, pursuant to the exercise of any collateral remedies under any Amended Transaction Document, or payments received from any insurance company, Governmental Authority or other Person (other than the Company) in respect of any Collateral Loss Event.

                 (ii) "ACCELERATION PERCENTAGE" means, with respect to the
            Securityholder Acceleration of any Note, the result obtained by dividing (A) the Acceleration Payment, by (B) the principal amount of such Note (immediately prior to the payment of such Acceleration Payment), due in connection with such Securityholder Acceleration.

                 (iii) "SECURITYHOLDER ACCELERATION" means the acceleration of a Note by any Securityholder pursuant to the terms of the relevant Amended Transaction Documents.

                 (iv) "SECURITYHOLDER RATABLE ACCELERATION SHARE" means, with respect to the Aggregate Repurchase Price and in connection with any Securityholder Acceleration, a portion of the principal component of the Aggregate Repurchase Price (determined immediately prior to the payment of the Acceleration Payment payable in connection with such Securityholder Acceleration but excluding the portion of such principal component allocable to the Notes which are the subject of such Securityholder Acceleration) equal to the result of (A) the Acceleration Percentage multiplied by (B) such principal component.

           (C) CASUALTY, CONDEMNATION, EMINENT DOMAIN OR RELEASE. If at any time the Company shall have the obligation or the right to prepay any Notes as a result of a Collateral Loss Event or a Collateral Release, and shall make such prepayment, then, to the extent that such prepayment shall be made in whole or in part with funds ("COMPANY FUNDS") other than those paid by a Governmental Authority, an insurer, a purchaser of the property subject to any Collateral Release, or any other third party, the Company shall, concurrently therewith, prepay the Securityholder Ratable Loss/Release Share of the principal component of the Aggregate Repurchase Price. Any such prepayment of such principal component shall not be applied as a prepayment of the Notes and all payments of principal, interest and other amounts owing in respect of the Notes shall continue to be made when due, as if such prepayment of a portion of the Aggregate Repurchase Price had not been made.

           (D) CERTAIN DEFINITIONS. The following terms have the following meanings:

                 (i) "COLLATERAL LOSS EVENT" means the occurrence of a
            casualty, condemnation or eminent domain event, or the existence of an environmental condition, which requires the Company to make a prepayment of Notes under the terms of an Amended Transaction Document.

                 (ii) "COLLATERAL RELEASE" means any release of property from the Lien created by any Amended Transaction Document.

                 (iii) "SECURITYHOLDER RATABLE LOSS/RELEASE SHARE" means the result of (a) (I) the amount of Company Funds used for the prepayment of the principal of a Note divided by (II) the principal amount of such Note (determined immediately prior to such prepayment) multiplied by (b) the principal component of the Aggregate Repurchase Price (determined immediately prior to such prepayment but excluding the portion of such principal component allocable to the Note which is the subject of such prepayment).

           (E) SCHEDULED PRINCIPAL AND INTEREST PAYMENTS. Notwithstanding any other provision of this Agreement, no provision of this Agreement shall be deemed to prohibit the Company from making all scheduled payments of principal and interest on the Notes when due in accordance with the provisions of the Amended Transaction Documents and all parties hereto acknowledge and agree that the Company is obligated to, and not restricted from, making such payments when due.

      2.6  ALLOCATION OF PREPAYMENTS OF AGGREGATE REPURCHASE PRICE.

     All partial prepayments of the Aggregate Repurchase Price pursuant to
Section 2.2(a), Section 2.3(b) and Section 2.4(a) shall be allocated to the principal component of the Repurchase Price of each of the outstanding Notes ratably in accordance with the respective unpaid principal components thereof. All partial prepayments of the Aggregate Repurchase Price pursuant to Section 2.5(a) shall be allocated to the principal component of the Repurchase Price of each of the outstanding Notes other than the Notes which are the subject of an Acceleration Payment at such time, ratably in accordance with the respective unpaid principal components thereof. All partial prepayments of the Aggregate Repurchase Price pursuant to Section 2.5(c) shall be allocated to the principal component of the Repurchase Price of each of the outstanding Notes other than the Notes which are the subject of a prepayment with Company Funds at such time, ratably in accordance with the respective unpaid principal components thereof. All such prepayments shall be made to the holders of the Notes to which such principal component relates.

     2.7 OVERDUE PAYMENTS.

     The Company shall pay to each Securityholder holding the Repurchase Right relating thereto, on demand, interest on any overdue payment in respect of any Repurchase Price owing under this Section 2, until paid, at a rate equal to the lesser of (a) the highest rate allowed by applicable law and (b) a per annum rate equal to two (2) percent plus the interest rate applicable to the Note to which such Repurchase Right relates.

     2.8 DELIVERY OF NOTES.

     At such time as the Company has made payment of the full amount of the Repurchase Price in respect of any Note held by any Securityholder, and has made payment of any other amounts then due and owing to such Securityholder under this Agreement, any other Financing Document or any Amended Transaction Document, such Securityholder shall deliver such Note to the Company without any representation or warranty of any kind, except as to its unencumbered ownership of such Note (or shall execute and deliver to the Company an affidavit in respect of the loss thereof, together with an unsecured indemnity to the Company for liabilities arising from such loss).

     2.9 PAYMENT OF AGGREGATE REPURCHASE PRICE; METHOD OF PAYMENT.

     The Company will punctually pay, or cause to be paid, all amounts in respect of the Aggregate Repurchase Price as and when the same shall become due according to the terms of this Agreement. All payments to be made by the Company under this Section 2 shall be made by wire transfer of immediately available funds to the Securityholders or the Paydown Trust Account, as the case may be, not later than 11:00 a.m., eastern time on the respective due dates thereof. Payments to any Securityholder shall be made to each Securityholder at the address set forth opposite its name in Schedule I hereto or to such other address as such Securityholder shall have from time to time specified to the Company in writing for such purpose.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     The Company warrants and represents to each Securityholder that as of the date of this Agreement and as of the Effective Date:

     3.1 ORGANIZATION; POWER AND AUTHORITY.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
The Company
has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Financing Documents to which it is a party and to perform its obligations under this Agreement, the Paydown Trust Agreement and the Amended Transaction Documents to which it is a party.

     3.2 AUTHORIZATION, ETC.

     This Agreement and the other Financing Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each other Financing Document to which the Company is a party and each Amended Transaction Document to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 DISCLOSURE.

     The Company has delivered to each Securityholder copies of the information described on Part 1 of Schedule II hereto (collectively, the "COMPANY FINANCIAL INFORMATION") relating to the transactions contemplated hereby. Except as disclosed on Part 2 of Schedule II hereto, the Company Financial Information and the other information set forth on the Schedules hereto (other than Schedule I hereto), taken as a whole, do not contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The foregoing notwithstanding, the Company Financial Information described in paragraph 1 on Part 1 of Schedule II hereto and the other financial information furnished to the Securityholders (excluding financial information included in filings with the Securities and Exchange Commission) consists of internally generated analyses prepared solely for the purpose of evaluating, among other things, the financial aspects of the Company's operations. Such information has not been prepared in accordance with GAAP and has not undergone the review procedures that would typically accompany a formal audit process. Further, with respect to the Company Financial Information described in paragraph 1 on Part 1 of Schedule II hereto and the other financial information furnished to the Securityholders, such information with respect to anticipated performance reflects assumptions by the Company which are inherently subject to significant economic, competitive and other uncertainties and contingencies beyond the Company's control and that may or may not prove to be accurate. Except as disclosed in the Company Financial Information or as expressly described on Part 2 of Schedule II hereto or in one of the documents, certificates or other writings identified therein, since December 18, 1995 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     3.4 FINANCIAL STATEMENTS.

     The Company's Form 10-Q for the quarterly fiscal period of the Company ended October 25, 1995, delivered to each Securityholder (including the related schedules and notes) fairly present in all Material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject to normal year-end adjustments).

     3.5 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Company of this Agreement and the other Financing Documents to which the Company is a party, and the performance of the Amended Transaction Documents to which the Company is a party, will not (a) contravene, result in any breach of, or constitute a default under, or, except as affected by the Collateral Amendment Documents, result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     3.6 GOVERNMENTAL AUTHORIZATIONS, ETC.

     Except for filings necessary to perfect Liens, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Financing Documents to which the Company is a party or the performance by the Company of the Amended Transaction Documents to which the Company is a party.

     3.7 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

        (a) Except as disclosed in Part 3 of Schedule II hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     3.8 TAXES.

     The Company and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are believed by the Company in good faith to be adequate under current law. The Federal income tax liabilities of the Company and the Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended January 1992.

     3.9 TITLE TO PROPERTY; LEASES.

     The Company and the Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Part 1 of Schedule II hereto or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business). All leases of the Company and the Subsidiaries that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. The Company has good and sufficient title to the Company Owned Properties, in each case free and clear of all Liens except as expressly permitted under the Existing Transaction Documents. The leases by the Company of the Company Leasehold Interests are valid and subsisting and are in full force and effect, and the Company Leasehold Interests created thereby are each free and clear of all Liens except as expressly permitted under the Existing Transaction Documents. Neither the Company nor any of the Subsidiaries is in default in any material respect under any lease to which it is a party (whether as tenant or landlord thereunder) which has been pledged to secure the Notes or with respect to which the Company has executed a lease guaranty.

     3.10 EXISTING INDEBTEDNESS; COMPANY PREFERRED STOCK; FUTURE LIENS.

        (A) THE NOTES AND EXISTING TRANSACTION DOCUMENTS. Schedule III-A sets forth a complete and correct schedule of all outstanding Deal 1 Notes, Deal 2 Notes, Deal 3 Notes, Deal 4 Notes and Deal 5 Notes as of December 22, 1995.

        (B) THE BANK DEBT AND BANK AGREEMENTS. Schedule V-A sets forth a complete and correct schedule of all outstanding Bank Debt as of December 22, 1995; and Schedule V-B sets forth a complete and correct schedule of the Existing Bank

Agreements, including all amendments thereto subsequent to the initial execution thereof (other than the Bank Agreement Amendments).

     (C) OTHER INDEBTEDNESS. Schedule VI sets forth a complete and correct schedule of the aggregate amount of all other outstanding Indebtedness (including the face amount of outstanding letters of credit and the principal amount of all Guaranty Obligations of Indebtedness for borrowed money) as of January 31, 1996, specifically describing any such Indebtedness in excess of Twenty-Five Million Dollars ($25,000,000).

     (D) NO MATERIAL PREPAYMENTS; NO OTHER DEBT FOR MONEY BORROWED; NO DEFAULT. Except as described on Schedule V-A hereto, there has been no reduction in the outstanding principal amount of Bank Debt subsequent to December 22, 1995. Except as described in Part 4 of Schedule II hereto, neither the Company nor any Subsidiary is in default in (and no waiver of default is currently in effect regarding) the payment of any principal of or interest on any Indebtedness for money borrowed of, or in respect of any reimbursement obligation relating to a letter of credit issued for the benefit of, the Company or such Subsidiary and, after giving effect to the provisions of this Agreement, the other Financing Documents and the Bank Agreement Amendments, no event or condition will exist with respect to any (i) Indebtedness for money borrowed of the Company or any Subsidiary (other than the Big Beaver I Minority Bank Debt) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, or (ii) agreement for the issuance of a letter of credit that would prevent the Company from causing letters of credit to be reissued thereunder.

     (E) COMPANY PREFERRED STOCK. All of the Company's shares of convertible preferred stock outstanding as of December 22, 1995 have been converted into shares of the Company's common stock.

     (F) LIENS. Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien prohibited by Section 5.5.

     3.11 COMPLIANCE WITH ERISA.

     (a) The Company and each member of the Controlled Group have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any member of the Controlled Group has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any member of the Controlled Group, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any member of the Controlled Group, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the respective meanings specified in section 3 of ERISA.

     (c) Neither the Company nor the members of the Controlled Group have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and the Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

     3.12 COMPLIANCE WITH SECURITIES ACT.

     Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the execution and delivery of this Agreement to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

     This Agreement shall have no effect until all of the following conditions precedent shall have been fulfilled (such time of effectiveness is referred to as the "CLOSING DATE"):

     4.1 WARRANTIES AND REPRESENTATIONS TRUE.

     The warranties and representations set forth in Section 3 shall be true on the Closing Date with the same effect as though made on and as of that date.

     4.2 NO PROHIBITED ACTION.

           (a) Neither the Company nor any Subsidiary shall have taken any action or permitted any condition to exist that would have been prohibited by any of Sections 5.3 to 5.8, inclusive, Section 5.10,
      Section 5.11 and Section 5.13 had such Sections been binding and effective at all times during the period from December 18, 1995 to and including the Closing Date, and

           (b) except for Big Beaver I (but only with respect to the Big Beaver I Minority Bank Debt), no event has occurred or will have occurred, and no condition exists or will exist, which would constitute a default or an event of default under any Amended Transaction Document or Bank Agreement immediately after, and after giving effect to, the consummation of the transactions contemplated by this Agreement and the Bank Agreement Amendments.

     4.3 NO PAYMENTS ON EXERCISED PUTS. The Company shall not have made any payment (a) under Big Beaver I or Big Beaver II in respect of any events of default relating to a decline in the credit rating of the Company's indebtedness or (b) in respect of any Existing Rating Decline Put Options.

     4.4 LEGAL OPINIONS.  Each of the Securityholders shall receive from

           (a) A.N. Palizzi, Esq., General Counsel to the Company,

           (b) Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company,

           (c) Bingham, Dana & Gould, special counsel to the Disbursement
      Agent,

           (d) Jones, Day, Reavis & Pogue, special counsel to the beneficial owner of the owner trusts relating to the Deal 6 Notes,

           (e) Bingham, Dana & Gould, special counsel to the owner trustee relating to the Deal 6 Notes,

           (f) Bingham, Dana & Gould, special counsel to the equity trustee relating to the Deal 6 Notes, and

           (g) Jacob & Weingarten, P.C., special counsel to the owner of the collateral relating to the Deal 7 Notes,

their respective opinions, addressed to each of the Securityholders, dated the Closing Date, in form and substance satisfactory to each of such Securityholders, and covering the matters set forth in Exhibits B1, B2, B3, B4, B5, B6 and B7 hereto, respectively.

     4.5 CONSENT OF ALL SECURITYHOLDERS. The Company and all of the Securityholders shall have executed this Agreement.

     4.6 PAYDOWN TRUST AGREEMENT.

           (a) The Company and State Street Bank and Trust Company, as disbursement agent for the Securityholders (the "DISBURSEMENT AGENT"), shall have executed and delivered the Paydown Trust Agreement, dated as of the date hereof (the "PAYDOWN TRUST AGREEMENT"), substantially in the form of Exhibit C hereto.

           (b) There shall have been deposited into the Paydown Trust Account the amount, if any, equal to the amount that would have been on deposit therein on the Closing Date had this Agreement been in effect at all times subsequent to December 22, 1995 and had no amount deposited into the Paydown Trust Account been applied to the prepayment of the Aggregate Repurchase Price. The amount, if any, that would have been applied to such prepayment prior to the Closing Date shall have been disbursed and so applied on the Closing Date after giving effect to such deposit into the Paydown Trust Account.

     4.7 RATABLE REDUCTION PRINCIPLE.

     Immediately after giving effect to the deposit and disbursement referred to in Section 4.6(b), (a) the Bank Debt Paydown/Deposit Fraction shall be equal to the Repurchase Paydown/Deposit Fraction and (b) the Bank Debt Commitment Reduction Fraction shall be equal to the Repurchase Commitment Reduction Fraction (each of such fractions being expressed as a percentage (rounded to the nearest 0.000001%)).

     4.8 DEAL 6 AMENDMENT DOCUMENTS AND DEAL 7 AMENDMENT DOCUMENTS.

     The Deal 6 Amendment Documents and Deal 7 Amendment Documents identified on Schedules X-A and X-B hereto shall have been executed and delivered by each of the parties thereto.

     4.9 SETOFF AND SHARING AGREEMENT.

     The Banks and the Securityholders shall have executed and delivered the Setoff and Sharing Agreement, dated as of the date hereof (the "SETOFF AND SHARING AGREEMENT"), substantially in the form of Exhibit D hereto.

     4.10 BANK AGREEMENT AMENDMENTS.

     The Company and the Banks shall have executed and delivered the Bank Agreement Amendments, dated as of the date hereof, in form and substance in accordance with the Bank Term Sheet -- Summary of Indicative Terms.

     4.11 CERTAIN COLLATERAL INFORMATION.

     The Company shall have delivered to the Securityholders the Company Financial Information set forth in paragraphs 2, 3 and 4 of Part 1 of Schedule II hereto.

     4.12 PAYMENT OF RESTRUCTURING FEE.

     The Company shall have paid to each Securityholder its portion of the restructuring fee of Three Million Four Hundred Eighty-Four Thousand Six Hundred Ninety-Nine Dollars and Thirty-Eight Cents ($3,484,699.38), as set forth opposite such Securityholder's name in Schedule I, by wire transfer of immediately available funds to the account of such Securityholder set forth in
Schedule I hereto.

     4.13 STATEMENT OF REPURCHASE RIGHTS.

     The Company shall have executed and delivered to each of the Securityholders a Statement of Repurchase Rights, substantially in the form of Exhibit A hereto.

     4.14 PAYMENT OF FEES AND EXPENSES.

     The Company shall have paid all reasonable costs and expenses of the Securityholders relating to this Agreement and the transactions contemplated hereby, in accordance with Section 10.2.

     4.15 COMPLIANCE CERTIFICATES.

           (A) OFFICER'S CERTIFICATE. The Company shall have delivered to you a certificate of an Executive Officer, dated the Closing Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

           (B) COMPANY SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company, and certifying as to the resolutions, the bylaws and the articles of incorporation of the Company attached thereto and as to other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the other Financing Documents to which the Company is a party.

           (C) DISBURSEMENT AGENT OFFICER'S CERTIFICATE. The Disbursement Agent shall have delivered to you a certificate, dated the Closing Date, signed by an authorized officer of the Disbursement Agent, and certifying as to the authorization, execution and delivery of the Paydown Trust Agreement by the Disbursement Agent.

     4.16 PROCEEDINGS SATISFACTORY.

     All proceedings taken in connection with the execution and delivery of this Agreement and the transactions contemplated hereby shall be satisfactory to the Securityholders and their special counsel, and the Securityholders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith.

SECTION 5. COMPANY COVENANTS.

     Without limiting the obligations of the Company set forth in the Amended Transaction Documents, from and after the Closing Date and continuing so long as any amount remains unpaid on any Note (other than any Wal-Mart Note transferred subsequent to the Closing Date):

     5.1 PROVISION OF INFORMATION.

     The Company shall furnish to the Disbursement Agent, on behalf of each of the Securityholders, sufficient copies of each of the following so that the Disbursement Agent can deliver one copy to each Securityholder:

           (A) MONTHLY STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each monthly fiscal period of each fiscal year, copies of:

                 (i) a balance sheet as of the close of such period on a
            consolidating basis for each of U.S. Kmart, Builders Square and Kmart International (collectively, the "OPERATING GROUPS"), and

                 (ii) statements of income on a consolidating basis for each
            Operating Group, and consolidated cash flows of the Company and the Subsidiaries, for the portion of the fiscal year ending with such period,

      in each case setting forth, in comparative form, the figures for the corresponding period set forth in the annual business plan for such year delivered pursuant to subsection (h) below, together with a discussion of operations, all in reasonable detail and certified, subject to accrual, tax accounting and other adjustments historically made by the Company on a quarterly basis and changes resulting from year-end audit adjustments, by an Executive Officer of the Company as accurate (subject to such adjustments) to the best of such officer's knowledge and belief;

           (B) QUARTERLY STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period of each fiscal year, copies of:

                 (i) a balance sheet as of the close of such period on a
            consolidating basis for each Operating Group, and

                 (ii) statements of income on a consolidating basis for each
            Operating Group, and consolidated cash flows for the Company and the Subsidiaries, for the portion of the fiscal year ending with such period,

      in each case setting forth, in comparative form, (1) the figures for the corresponding period set forth in the annual business plan for such year delivered pursuant to subsection (h) below, and (2) the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end audit adjustments, by an Executive Officer;

           (C) AUDITED ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Company, copies of:

                 (i) a consolidated balance sheet of the Company and the
            Subsidiaries, and consolidating balance sheets for each Operating Group, in each case as of the close of such fiscal year, and

                 (ii) consolidated statements of income and cash flows of the
            Company and the Subsidiaries, and consolidating statements of income and cash flows for each Operating Group, in each case for such fiscal year, and

                 (iii) a consolidated statement of shareholders' equity of the
            Company and the Subsidiaries as of the close of such fiscal year;

      in each case setting forth in comparative form (A) the figures for the prior fiscal year set forth in the annual business plan for such prior fiscal year delivered pursuant to subsection (h) below, and (B) the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion (unqualified as to scope of audit and unqualified as to going concern) of a firm of independent public accountants of recognized national standing selected by the Company, stating that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and the Subsidiaries and the results of their operations and cash flows, as of the date, and for the period, therein indicated, and that such consolidated financial statements have been prepared in accordance with GAAP;

           (D) WEEKLY CASH REPORT. On Tuesday of each week or, if later, on the second (2nd) Business Day of each week, a statement of cash position for all of the Business Days during the prior week (or such other period as may be covered in any such statement delivered to the Banks), substantially in the form furnished to the representatives of the Banks, along with a certificate of an Executive Officer certifying as to the accuracy of such statement;

           (E) SEC REPORTS. Promptly, copies of all financial statements and reports that the Company sends to its shareholders and copies of all forms 10K, 10Q, and 8K that the Company files with the Securities and Exchange Commission;

           (F) MONTHLY REPORTS.

                 (i) As soon as available and in any event within thirty (30)
            days after the end of each monthly fiscal period of each fiscal year, copies of:

                       (A) BANK DEBT -- a schedule of the Bank Debt showing,
                  for each day of such monthly fiscal period,

                             (I) the aggregate principal amount of Bank Debt
                        (including, without limitation, the undrawn face amount of letters of credit) outstanding under each Bank Agreement,

                             (II) the aggregate principal amount of Bank Line
                        Debt and the aggregate principal amount of Bank R/E Debt, specifying, in the case of any Bank Line Debt Reduction or Bank R/E Debt Reduction which did not result in a payment in respect of the Aggregate Repurchase Price or a deposit into the Paydown Trust Account, the reason therefor,

                             (III) the Bank R/E Debt Commitment under each Bank
                        Agreement, and

                             (IV) the Securityholder Ratable Paydown Share, the
                        Securityholder Ratable Deposit Share, the
                        Securityholder Ratable Commitment Reduction Share, and the Securityholder Ratable Loss/Release Share, if any, required to be paid or deposited, as the case may be, on such date;

                        (B) OTHER DEBT -- a schedule setting forth

                             (I) the amount, and a description, of any
                        cumulative increase or decrease in excess of Twenty-five Million Dollars ($25,000,000) in the aggregate amount of obligations of the Company and the Subsidiaries that are not required in accordance with GAAP to be included in the financial statements of the Company or the footnotes thereto, measured as of the last day of such monthly fiscal period as compared with the most recent fiscal year end, and

                             (II) the aggregate principal amount of
                        Indebtedness for money borrowed, if any, of the Company and the Subsidiaries paid prior to the scheduled maturity thereof during such monthly fiscal period;

                        (C) SPIN-OFF CREDITOR PUT OPTION EXERCISE -- a schedule
                  of:

                             (I) all Spin-Off Tenant Put Options exercised
                        during such monthly fiscal period, the date or dates of such exercise and the Purchase Amounts in respect thereof,

                             (II) all Purchase Amounts paid by the Company
                        during such monthly fiscal period in respect of the exercise of any Spin-Off Tenant Put Options and the date or dates of such payments, and

                             (III) the aggregate amount of Unreimbursed Put
                        Payments as of the last day of such monthly fiscal period, on each date of payment of any Purchase Amount during such period (after giving effect to such payment), and on each date of receipt of any reimbursement amounts in respect of such Unreimbursed Put

                        Payments (indicating the Spin-Off Tenant Put Option with respect to which such reimbursement payment has been made);

                       (D) INTEREST EXPENSE -- a schedule of the aggregate
                  amount of gross interest expense of the Company and the Subsidiaries during such period in respect of the Bank Debt and the Notes, in each case setting forth in comparative form the figures for the preceding monthly period and for the corresponding period of the preceding fiscal year; and

                       (E) CASH COLLATERAL -- a statement setting forth the
                  aggregate amount of cash collateralizing letters of credit, as permitted by Section 5.5(g), Section 5.5(i) and Section 5.5(j); and

                  (ii) As soon as available and in any event within thirty (30)
            days after the end of each monthly fiscal period of each fiscal year, the following items, certified as complete and correct by an Executive Officer:

                       (A) INVESTMENTS AND DIVESTITURES -- a report describing
                  the nature and amount of

                             (I) each Investment (other than Investments in
                        Cash Equivalents) made by the Company or any Subsidiary during such period, or commitment entered into by the Company or any Subsidiary during such period to make an Investment, which is outside the scope of the operating activities of the Company and the Subsidiaries as of the Effective Date and which equals or exceeds (or is reasonably expected to equal or exceed) Twenty-five Million Dollars ($25,000,000), and

                             (II) each sale or other divestiture of any
                        non-current asset by the Company or any Subsidiary during such period, or commitment entered into by the Company or any Subsidiary during such period to sell or otherwise divest any non-current asset, the proceeds of which equals or exceeds (or is reasonably expected to equal or exceed) Twenty-five Million Dollars ($25,000,000), and

                        (B) SAME STORE SALES -- a schedule of same-store
                  comparable sales reports for each of the Operating Groups setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

           (g) QUARTERLY OFFICER'S CERTIFICATES. Together with the financial statements delivered pursuant to Sections 5.1(b) and (c), a certificate of an Executive Officer setting forth:

                 (i) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 5.4, 5.6, 5.7, 5.9, 5.12 (specifying computations with respect to incorporated covenants) and 7(j) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                 (ii) NO EARLY REPURCHASE EVENT -- a statement that such
            Executive Officer has been advised of the relevant provisions of this Agreement and stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists at the time of the certificate (or existed at any time during the period covered by such financial statements) any Early Repurchase Event and, if any such condition or event does exist on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking or proposes to take with respect thereto;

            (h) ANNUAL BUSINESS PLAN. Not later than the fifteenth (15th) day of the first month of each fiscal year of the Company, a comprehensive business plan of the Company and the Subsidiaries for such fiscal year of the Company, including, without limitation,

                 (i) projected balance sheets on a consolidating basis for each
            Operating Group as at the end of such fiscal year and at the end of each fiscal month during such fiscal year, and

                 (ii) projected statements of income on a consolidating basis for each Operating Group, and consolidated cash flows for the Company and Subsidiaries, for such fiscal year and for each fiscal month during such fiscal year;

            (i) COLLATERAL. Within thirty (30) days after the end of each quarterly fiscal period of the Company, the following information to each Securityholder solely with respect to the collateral securing all or any portion of the Notes held by such Securityholder:

                 (i) the location of such collateral,

                 (ii) a description of the Notes which are secured by such
            collateral,

                 (iii) a description of the terms and the amount of any other
            Indebtedness secured by any portion of such collateral as at the end of such period,

                 (iv) a description of any changes in the rent rolls for such collateral (including the name and street address of, and the monthly rent payable by, each lessee) during such period,

                 (v) a description of any changes in the payment terms of any
            Company lease of any portion of the collateral,

                 (vi) a copy of any new space lease of any portion of the
            collateral entered into during such period,

                 (vii) sales, gross profit, contribution profit, gross margin and contribution margin for each Company store located on such collateral for such quarterly fiscal period, setting forth in comparative form the figures for the corresponding period one year earlier,

                 (viii) a description of any renovations or capital
            expenditures made to such collateral during such period,

                 (ix) a copy of any appraisal of such collateral made during such period, and

                 (x) any other material information pertaining to such
            collateral (including, without limitation, the occurrence of any casualty, condemnation or eminent domain event, any pending or threatened litigation, or any default under, or termination of, any ground or space lease) during such period;

            (j) MATERIAL EVENTS. Promptly, but not later than three (3) Business Days after the Company becomes aware thereof, written notice of the occurrence of any of the following events, describing in reasonable detail such event and what action the Company is taking, or proposes to take, with respect thereto:

                 (i) any Triggering Event specified in clause (ii) or clause
            (iii) of the definition of such term,

                 (ii) any Potential Early Repurchase Event,

                 (iii) any event or development which could reasonably be
            expected to have a Material Adverse Effect, and

                  (iv) any Reportable Event;

            (k) OTHER DOCUMENTS.  Concurrently with the delivery thereof

                 (i) to the Banks, copies of all reports, budgets, projections and other information provided to the Banks (or to any agent acting on behalf of the Banks) pursuant to any of the Bank Agreements, and

                 (ii) to the holders of any New Indebtedness, copies of all reports, budgets, projections and other information provided to such holders (or to any agent acting on behalf of such holders) pursuant to any agreement pursuant to which such New Indebtedness has been issued or any agreement relating thereto; and

            (l) OTHER INFORMATION. As soon as practicable, such other information respecting the properties, business affairs, financial condition and/or operations of the

      Company or any Subsidiary (including, without limitation, performance measures on Investments and capital improvements) as any Securityholder from time to time may reasonably request.

      5.2 EXTENSION FEE.

           (a) Except as provided in subsection (b) below, so long as the Company shall not have paid the Aggregate Repurchase Price in full, the Company shall pay to each Securityholder a fee (the "EXTENSION FEE") in respect of the Repurchase Rights held by such Securityholder in an amount equal to 0.75% per annum (subject to increase pursuant to Section 5.13 and calculated on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months, of the principal component of the Repurchase Price applicable to each Note held by such Securityholder.
      The Extension Fee shall be payable quarterly on the last day of April, July, October and January in each year (each, an "EXTENSION FEE PAYMENT DATE"), commencing on April 30, 1996. In addition, on the Closing Date, the Company shall pay to each Securityholder a fee in an amount equal to .08425% of the principal component of the Repurchase Price applicable to each Note held by such Securityholder (such fee being calculated on the same basis as the Extension Fee and being in respect of the period from December 22, 1995 to January 31, 1996). The fee payable pursuant to the preceding sentence and each payment of the Extension Fee shall be made by wire transfer of immediately available funds to the Disbursement Agent, on behalf of each Securityholder, in the case of each payment of the Extension Fee not later than 11:00 a.m. eastern time, on the respective due dates thereof. The Company shall, concurrently with such payment, provide written notice (by facsimile) to the Disbursement Agent specifying the portion of such fee allocable to each of the Securityholders.

           (b) Commencing on April 30, 1996, and on each Extension Fee Payment Date thereafter, the amount of the Extension Fee payable in respect of each Repurchase Right shall be reduced (but not below zero) by the Extension Fee Credit Amount, if applicable, attributable to such Repurchase Right.

           (c) The following terms have the following meanings:

                 (i) The "EXTENSION FEE CREDIT AMOUNT," with respect to any
            Repurchase Right, as of any Extension Fee Payment Date, shall be an amount equal to the result of (x) the sum of the Interest Reduction Amounts for all Interest Periods ended subsequent to the Closing Date and on or prior to such Extension Fee Payment Date minus (y) the portion (not to exceed one hundred percent (100%), of the sum referred to in the foregoing clause (x) theretofore applied to reduce the Extension Fee payable on all preceding Extension Fee Payment Dates.

                 (ii) An "INTEREST PAYMENT DATE" means, with respect to any
            Note, each date on which interest is due and payable on such Note.

                 (iii) An "INTEREST PERIOD" means the period from and including an Interest Payment Date to, but not including, the next succeeding Interest Payment Date.

                 (iv) The "INTEREST REDUCTION AMOUNT" means, in respect of any
            Interest Period, and in respect of any Note and the Repurchase Right related thereto, the result of

                       (A) the interest actually paid in respect of such period
                  on such Note, minus

                       (B) the interest that would have been payable in respect
                  of such period on such Note had there been applied as prepayments of such Note any prepayments during such period pursuant to Section 2.2, Section 2.3, Section 2.4, or Section
                  2.5 in respect of the principal component of the Repurchase Price attributable to such Note (such prepayments of such Note being deemed to have occurred on the same dates as the actual prepayments of such principal component).

      5.3 CONSOLIDATIONS AND MERGERS, ETC.

            (a) CONSOLIDATIONS AND MERGERS. The Company shall not merge or consolidate with any other Person, unless:

                 (i) the successor formed by or resulting from such
            consolidation or merger is the Company or a Subsidiary of the Company (and, if the survivor is a Subsidiary of the Company, such Subsidiary shall affirm, in writing, the Company's obligations under the Amended Transaction Documents to which the Company is a party), and

                 (ii) no Early Repurchase Event or Potential Early Repurchase
            Event shall have occurred and then be continuing or would arise after giving effect thereto.

            (b) DECONSOLIDATION. Except to the extent expressly permitted or otherwise contemplated by Section 5.3(a), notwithstanding any provisions hereof to the contrary, the Company shall not merge or consolidate with or into, reorganize, incorporate, reincorporate, reconstitute or deconsolidate into, any other Person, nor will the Company consent to, permit, cause or effect any other transaction the effect of which is to
      (i) cause a novation under any of the Amended Transaction Documents to which the Company is a party or (ii) in any other way effect a substitution of any other Person for the Company under any of the Amended Transaction Documents to which the Company is a party.

     5.4 DISPOSITION OF ASSETS.

     The Company shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

           (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

           (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price for such replacement equipment;

           (c) dispositions of inventory or equipment by the Company to any Subsidiary pursuant to reasonable business requirements;

           (d) dispositions of Scheduled Assets; and

           (e) other dispositions of assets having, in any fiscal year of the Company, an aggregate book value not exceeding ten percent (10%) of the Company's consolidated total assets as of the end of the most recently ended fiscal year of the Company, as reflected in the Company's balance sheet contained in its audited financial statements for such fiscal year;

provided, however, that this Section 5.4 shall not be deemed to prohibit the sale of all, substantially all, or a part of the Capital Stock of, or of all, substantially all, or a part of the assets of, any Specialty Retail Subsidiary, if (x) the consideration received therefor is equal to the Fair Market Value (as reasonably determined by the Company) of such Capital Stock or assets, or
(y) the Company's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Company.

     5.5 LIMITATION ON LIENS.

     The Company shall not, and shall not permit any Subsidiary to, create, incur or suffer to exist any Lien on any assets of the Company or any Subsidiary (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. (Czech operations) on such Person's respective assets prior to the Closing Date), whether now owned or hereafter acquired, provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

            (a) Liens for taxes not delinquent or being contested in good faith;

            (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course, and Liens securing obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising by operation of law and incurred in the ordinary course of business;

           (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Effective Date, or the acquisition after the Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

           (d) mortgages, security interests and Liens on assets of the Company or any Subsidiary existing on the Effective Date, and set forth on
      Schedule VII hereto, which secure any Indebtedness of the Company or such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

           (e) Liens on property of the Company or any Subsidiary (i) created concurrently with the release of existing Liens on other property of the Company or any such Subsidiary, as provided under the Amended Transaction Documents, but only if such substitution is one of several alternative actions available to the obligor under the relevant Amended Transaction Document, of which such obligor must choose one, following the occurrence of a casualty, condemnation or eminent domain event, or upon the existence of an environmental condition provided that the Fair Market Value of the property subjected to any such Lien does not exceed One Hundred Ten Percent (110%) of the Fair Market Value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty, condemnation or eminent domain event, or the discovery of such environmental condition), or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes;

           (f) Liens on deposits in favor of the Banks and/or the Securityholders, provided that the proceeds of the disposition of such deposits shall be subject to the provisions of the Setoff and Sharing Agreement, and Liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities, and Liens on monies held in the Paydown Trust Account;

           (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the New Bank Letter of Credit Facility), provided in each case that such Liens securing New Indebtedness shall encumber only

                 (i) non-current assets including, without limitation,
            Scheduled Assets, (or cash collateral pledged to secure Indebtedness under the New Bank Letter of Credit Facility in substitution of a Lien on non-current assets concurrently with the release of such Lien in connection with the sale or other disposition of the non-current assets subject to such Lien), and

                 (ii) in the case of the New Bank Letter of Credit Facility, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) on the terms set forth in such agreement as in effect on the Closing Date, provided that the percentage of the aggregate face amount of all Trade B Letters of Credit outstanding at any time that are so secured shall not exceed thirty-five percent (35%) (or as close to thirty-five percent (35%) as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the New Bank Letter of Credit Facility) of the Trade B Letters of Credit issued by the Trade B Banks;

      provided, further, that no such Lien shall be permitted under this clause
      (g) to secure (A) any Indebtedness existing on the Effective Date under, or extended after the Effective Date pursuant to, any of the Bank Agreements (except for any New Indebtedness outstanding under any Bank Debt Refinancing Agreement), (B) any other unsecured Indebtedness of the Company or any Subsidiary outstanding on the Effective Date, or (C) any refundings or extensions of the Indebtedness described in the foregoing clause (A) or clause (B);

           (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and the Subsidiaries;

           (i) Liens on cash collateral to secure the Company's reimbursement obligations under letters of credit issued pursuant to the New Bank Letter of Credit Facility to the extent such cash collateral is permitted under the terms thereof as in effect on the Closing Date; and

           (j) Liens on cash collateral to secure the Company's reimbursement obligations under two standby letters of credit issued by [ ] after the Effective Date in an aggregate amount that shall not exceed the lesser or
      (x) one hundred five percent (105%) of the outstanding face amount thereof or (y) Twenty-Five Million Dollars ($25,000,000).

      5.6 EBITDAR COVERAGE RATIO.

      The Company shall not permit its ratio of

           (a) EBITDAR (measured as of the end of any fiscal quarter ending after the Effective Date for the four fiscal quarters of the Company then ended), to

           (b) the sum of (i) consolidated net interest expense of the Company for such four fiscal quarter period plus (ii) Rent Expense for such four fiscal quarter period,

to be less than 1.50 to 1.00.

      5.7 CONSOLIDATED NET WORTH.

      The Company shall not permit its Consolidated Net Worth at any time to be less than Four Billion Five Hundred Million Dollars ($4,500,000,000).

     5.8 RESTRICTED PAYMENTS.

     The Company will not, and will not permit any Subsidiary to, declare or make, or incur any liability to declare or make, any Restricted Payments, except that

           (a) any Subsidiary may declare and pay dividends to the Company,

           (b) the Company may pay any dividend payable in respect of Voting Stock of the Company which has been declared by the Company on or prior to December 31, 1995, and

           (c) the Company or any Subsidiary may purchase Capital Stock of the Company or any Subsidiary or options to acquire the same from directors, officers and employees of the Company or any Subsidiary consistent with past practices in connection with ordinary course employment and severance arrangements, provided that (i) the Company is obligated to make such purchase pursuant to a binding contract and (ii) the aggregate amount of all such purchases by the Company and the Subsidiaries from and after the Closing Date shall not exceed Five Million Dollars ($5,000,000).

5.9   PAYMENT OF INDEBTEDNESS.

      (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any principal payment in respect of any Indebtedness (excluding, solely for purposes of this Section 5.9, Bank Debt, the Notes and payments by Kmart Canada Ltd. or any of its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of any such Person's Indebtedness in existence on the Effective Date, or New Indebtedness incurred by such Persons in the ordinary course of business consistent with past practices) during the period from December 17, 1995 through February 28, 1997 (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than

           (i) scheduled principal payments of mortgage indebtedness (other than the Notes) in an amount not to exceed Twelve Million Dollars ($12,000,000) in the aggregate,

           (ii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Company, provided that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease),

           (iii)  payments made with respect to Spin-Off Tenant Put Options,

           (iv) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices,

           (v) repayment of Indebtedness secured by Liens on real property in connection with the sale or other disposition of such real property provided that the Company or such Subsidiary receives net cash proceeds from such sale or other disposition in excess of the Indebtedness required to be repaid,

           (vi)   payments in respect of any New Indebtedness,

           (vii) payments of reimbursement obligations under letters of credit issued under the New Bank Letter of Credit Facility as in effect on the Closing Date, provided that such payments do not reduce the commitments thereunder except to the extent provided under the New Bank Letter of Credit Facility as in effect on the Closing Date,

           (viii) other payments of principal in respect of Indebtedness in an aggregate principal amount that, together with payments of principal made in reliance on Section 5.9(b)(iii), shall not exceed the lesser of (A) Fifty Million Dollars ($50,000,000) in any fiscal year of the Company and
      (B) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments made on or after the Closing Date, and

                (ix) subject to Section 5.14, payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company; provided that such lease termination payments, together with lease termination payments made pursuant to Section 5.9(b)(iv), do not exceed the lesser of (A) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (B) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments made on or after the Closing Date.

         (b) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any principal payment in respect of any Indebtedness (excluding, solely for purposes of this Section 5.9, Bank Debt, the Notes and payments by Kmart Canada Ltd. or any of its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of any such Person's Indebtedness in existence on the Effective Date, or New Indebtedness incurred by such Persons in the ordinary course of business consistent with past practices) during the period from December 17, 1995 through October 3, 1997 (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than

                (i)    scheduled principal payments on such Indebtedness,

                (ii) repayments of Indebtedness of the type permitted under Sections 5.9(a)(ii),(iii),(v),(vi) and (vii),

                (iii) other payments of principal in respect of Indebtedness in an aggregate principal amount that, together with payments of principal made in reliance on Section 5.9(a)(viii), shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Company and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments made on or after the Closing Date, and

                (iv) subject to Section 5.14, payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company, provided that such lease termination payments, together with lease termination payments made pursuant to Section 5.9(a)(ix), do not exceed the lesser of (A) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (B) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments made on or after the Closing Date.


     5.10 SATISFACTION OF CERTAIN PUT OPTIONS.

     In the event any Spin-Off Creditor shall exercise its Spin-Off Tenant Put Option, the Company shall:

           (a) in accordance with the terms of the relevant Spin-Off Tenant Put Agreement, honor the exercise of such Spin-Off Tenant Put Option and pay to such Spin-Off Creditor the amounts (including any applicable premium, as provided for therein) required to purchase the securities tendered by such Spin-Off Creditor (the "PURCHASE AMOUNT"); and

           (b) subject to the reasonable business judgment of the Company, promptly exercise all rights the Company shall have to be reimbursed by any other Person which is obligated, directly or indirectly, in respect of such Spin-Off Tenant Put Option (the "UNREIMBURSED PUT PAYMENT").

     5.11 PREPAYMENTS OF THE NOTES.

     The Company will not make any prepayment (whether directly or indirectly by purchase or other acquisition) in respect of any of the Notes (including, without limitation, the Deal 6 Notes and the Deal 7 Notes) under any Amended Transaction Document and will not purchase any Notes except in accordance with
Section 2; provided that the foregoing shall not restrict the prepayment of any Note made with funds provided by a Governmental Authority, an insurer, a purchaser of property subject to any Collateral Release, or any other party (other than the Company) in connection with a casualty, condemnation or eminent domain event with respect to, or relating to the environmental condition of, all or a portion of the collateral securing such Note, nor shall the foregoing restrict the Company from making any scheduled prepayment of principal.

     5.12 INCORPORATION OF BANK FINANCIAL COVENANTS, DEFAULTS AND EVENTS OF DEFAULT.

     The Company hereby agrees that, without limitation of any of the provisions of this Agreement, if

           (a) any of the Bank Financial Covenants applicable to the Company shall be amended at any time in a manner more beneficial to the Banks or more onerous to the Company,

           (b) any Existing Bank Agreement, as amended by the Bank Agreement Amendments, shall be amended after the Effective Date to incorporate one or more additional financial covenants relating to the financial performance or condition of the Company or any of the Subsidiaries,

           (c) any of the Bank Events of Default applicable to the Company shall be amended at any time in a manner more beneficial to the Banks or more onerous to the Company,

           (d) any Existing Bank Agreement, as amended by the Bank Agreement Amendments, shall be amended after the Effective Date to incorporate one or more additional events of default applicable to the Company,

           (e) the Company shall enter into any Bank Debt Refinancing Agreement, which includes any financial covenants or events of default which are not set forth in this Agreement (except that this clause (e) shall not apply to any Bank Debt Refinancing Agreement relating solely to New Indebtedness), or

           (f) the Company shall otherwise add any provision to any Bank Agreement or Bank Debt Refinancing Agreement which enhances the rights and benefits of any Bank,

then such amended Bank Financial Covenants, additional financial covenants, amended Bank Events of Default, additional events of default, Bank Debt Refinancing Agreement financial covenants, Bank Debt Refinancing Agreement events of default and other provisions (including, in each case, all terms used in such covenants, events of default and other provisions, effective as of their respective effective dates in any Bank Agreement or Bank Debt Refinancing Agreement, as the case may be, with the same meaning as used therein) shall be automatically incorporated herein by reference and shall have the same force and effect (such events of default as incorporated herein being deemed herein to be Early Repurchase Events) as if such covenants, events of default and other provisions were fully set forth herein. In the event that at any time there is any question as to whether any amendment to a Bank Financial Covenant or a Bank Event of Default shall render such provision more beneficial to the Banks or more onerous to the Company, the written determination of Securityholders holding a majority of the principal component of the Aggregate Repurchase Price at such time shall be conclusive.

      5.13 AMENDMENT OF BANK AGREEMENTS.

           (a) The Company shall not enter into any agreement amending or modifying the provisions of any Bank Agreement which would, directly or indirectly,

                 (i) provide for an interest rate payable on the Bank Debt
            outstanding under such Bank Agreement in excess of the interest rate provided for in such Bank Agreement on the Closing Date, unless, concurrently with such increase in
                                      39
            the interest rate payable on such Bank Debt, the Company agrees to an Increased Extension Fee; or

                 (ii) provide for the payment of any fees in addition to the fees payable under such Bank Agreement (or provide for any increase in the existing fees payable thereunder) on the Closing Date, unless, concurrently with the Company's agreement to pay such new or increased fees, as the case may be, the Company agrees to pay to each Securityholder, concurrently with the payment thereof to the Banks, an amount equal to the same proportion of the principal components of the respective Repurchase Prices of the Notes held by such Securityholder at the time of any such payment that the aggregate amount of such new fees, or the aggregate amount of the increase in the existing fees, payable to all Banks under such Bank Agreement bears to the aggregate principal amount of the Bank Debt outstanding under such Bank Agreement at such time.

            (b) An "INCREASED EXTENSION FEE" means, at any time in connection with an increase in the interest rate applicable to any Bank Debt, the sum of:

                 (i) the Extension Fee theretofore in effect, plus

                 (ii) the amount by which (A) the interest rate applicable to the relevant Bank Debt, after giving effect to such increase, exceeds (B) the interest rate applicable to such Bank Debt on the Effective Date (said excess being expressed as a percentage per annum).

If there is an increase in the interest rate applicable to Bank Debt outstanding under more than one Bank Agreement, the Increased Extension Fee shall be determined by reference to the Bank Debt outstanding under the Bank Agreement as to which there has been the largest increase in interest rate subsequent to the Effective Date.

      5.14 REDUCTION OR TERMINATION OF LEASE OR LEASE GUARANTY LIABILITY.

      The Company shall not, and shall not permit any Subsidiary to:

           (a) terminate any lease securing the Deal 6 Notes or the Deal 7 Notes (or any Note issued in substitution for any Deal 6 Note or Deal 7
      Note) or any guaranty of the Lessee's obligation under any such lease, or

           (b) reduce, limit, or eliminate its Indebtedness, or other liabilities thereunder,

unless and until the Aggregate Repurchase Price shall have been paid in full.

     5.15 REFINANCING ARRANGEMENTS.

     The Company shall not enter into any Bank Debt Refinancing Agreement (a) that in any way restricts the Company from making a voluntary prepayment of the Aggregate Repurchase Price of the Notes or (b) unless the aggregate amount of Set-Offs and Set-Off Recoveries which are not shared by the Securityholders on the basis set forth in the Setoff and Sharing Agreement shall not exceed Four Hundred Million Dollars ($400,000,000) for all the Bank Agreements.

SECTION 6. AMENDMENTS OF EXISTING TRANSACTION DOCUMENTS

     Each of the Company and, subject to the satisfaction of the conditions set forth in Section 4, the Securityholders hereby consents and agrees to the amendments to the Existing Transaction Documents set forth in Schedule IX hereto, and authorizes and directs the trustee acting on its behalf under any trust agreement or trust indenture referred to therein to execute and deliver this Agreement (solely for purposes of evidencing its agreement to the amendments to such trust agreement or trust indenture set forth therein), the Deal 6 Amendment Documents and the Deal 7 Amendment Documents. Each such amendment is incorporated herein by reference as if set forth verbatim in this Agreement. Except as amended by such amendments and by the Deal 6 Amendment Documents and the Deal 7 Amendment Documents, all terms and provisions of the Existing Transaction Documents remain in full force and effect (including, without limitation, all terms and provisions relating to the payment of interest and premium, amortization of principal and maturity).

SECTION 7. EARLY REPURCHASE EVENTS

     The occurrence and continuance of any one or more of the following shall constitute an "EARLY REPURCHASE EVENT" under this Agreement and shall further constitute, upon satisfaction of the conditions precedent, if any, specified in
Section 2.1(b) with respect to such Early Repurchase Event, the occurrence of a Triggering Event under Section 2.1(a):

           (a) NON-PAYMENT OF REPURCHASE PRICE. The Company fails to pay, when and as required to be paid herein, any amount required to be paid under
      Section 2.2, Section 2.3, Section 2.4 or Section 2.5 of this Agreement (whether directly to the Securityholders or to the Paydown Trust Account) and such default shall continue unremedied for a period of three (3) Business Days; or

           (b) NON-PAYMENT OF EXTENSION FEES. The Company fails to pay the Extension Fee, when due, and such default shall continue unremedied for a period of three (3) Business Days; or

           (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in Section 5.1 (j)(i) or any of Sections 5.3 through 5.6, inclusive, 5.8, 5.9 or 5.11 through 5.15, inclusive; or

           (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after the date upon which notice thereof is given to the Company by any Securityholder; or

           (e) DEFAULTS RE NEW INDEBTEDNESS. The Company or any Subsidiary fails to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000) and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, for a period of forty-five (45) days after the first date upon which the holder or holders of such New Indebtedness (or any representative of such holder or holders) shall have the right, on account of such failure and after giving effect to any required notice and the expiration of any applicable cure periods, to declare such New Indebtedness to be immediately due and payable; or

           (f) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein proves to have been inaccurate or untrue in any material respect on or as of the date made or deemed made herein or any false certification is made in any certificate delivered under the Paydown Trust Agreement; or

           (g) LEASE DEFAULT; CROSS-ACCELERATION.

                 (i) An event of default exists under any lease, sublease or space lease identified in Schedule III-B hereto as the result of the Company's failure to make any payment of rent required to be made by the Company thereunder and after the expiration of any period of grace and the giving of any notice required thereunder, or

                 (ii) an event of default exists under any lease, sublease or space lease identified in Schedule III-B hereto as the result of any Subsidiary's failure to make any payment of rent required to be made by such Subsidiary thereunder and after the expiration of any period of grace and the giving of any notice required thereunder, or

                 (iii) the Company fails to make any payment required to be made under any of the Lease Guaranties and any period of grace with respect thereto shall have expired and any notice required with respect thereto shall have been given, or

                 (iv) the Company fails to perform or observe any condition or covenant or any other event shall occur or condition exist relating to Indebtedness (other than Indebtedness under the Bank Agreements (as to which the definition of "Triggering Event" is applicable)) having an aggregate principal amount (including undrawn committed or available amounts) of more than Fifty Million Dollars ($50,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise to become due and payable prior to its stated maturity, or the Company fails to pay any such Indebtedness in full at its stated maturity; or

           (h) ERISA. The occurrence of a Reportable Event which the PBGC deems grounds to terminate any employee pension benefit plan or for the appointment of a trustee to administer such plan and such Reportable
      Event is not corrected and such
      determination by the PBGC is not revoked within thirty (30) days after notice thereof; or the institution of proceedings by the PBGC to terminate any such plan; or the appointment of a trustee to administer any such plan; or

           (i) MONETARY JUDGMENTS. A final judgment or judgments in excess of Fifty Million Dollars ($50,000,000) shall be entered against the Company by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or

           (j) UNREIMBURSED PUT PAYMENTS. The expiration of ten (10) days after satisfaction of the following conditions:

                 (i) the exercise of a Spin-Off Tenant Put Option and the
            assertion of a claim against the Company in connection therewith, and

                 (ii) the expiration of the one hundred twenty (120) day period following the payment by the Company of the Purchase Amount in respect of such exercise if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Company from (x) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and (y) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised prior to the commencement of such one hundred twenty (120) day period, exceeds Fifteen Million Dollars ($15,000,000).

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS

     8.1  DEFINITIONS.

     Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined.

           ACCELERATION PAYMENT -- is defined in Section 2.5(b).

           ACCELERATION PERCENTAGE -- is defined in Section 2.5(b).

           AFFILIATE -- means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

           AGGREGATE REPURCHASE PRICE -- is defined in Section 2.1(c).

           AGREEMENT, THIS -- means this Restructuring and Repurchase Agreement, as amended from time to time.

           AGREEMENT IN PRINCIPLE -- means the Agreement in Principle dated as of December 18, 1995 entered into by the Company and certain Securityholders, together with the letter dated as of December 18, 1995 from the Company to Chaim Fortgang, Esq. and Michael J. Reilly, Esq.

           AMENDED TRANSACTION DOCUMENT TRUSTEES -- is defined in Section 10.2.

           AMENDED TRANSACTION DOCUMENTS -- is defined in Recital D.

           BANK AGREEMENT AMENDMENTS -- means

           (a) Amendment No. 1 to 364 Day Credit Agreement dated as of December 22, 1995, among the Company, [ ], as Documentation Agent, and the other financial institutions party thereto,

           (b) First Amendment to Warehouse Facility Credit Agreement dated as
      of December 22, 1995, among the Company, [   ], as Documentation Agent,
      and the other financial institutions party thereto,

           (c) Amendment No. 1 to Three Year Credit Agreement dated as of December 22, 1995, among the Company, [ ], as Documentation Agent, and the other financial institutions party thereto,

           (d) Fourth Amendment to Loan Agreement and Limited Forebearance
      Agreement dated as of December 22, 1995, among the Company, [   ],
      as Managing Agent, and the other financial institutions party thereto,

           (e) Second Amendment to Loan Agreement dated as of December 22, 1995, among the Company, [ ], as Agent, and the other financial institutions party thereto, and

           (f) Amendment No. 1 to Seasonal Credit Agreement dated as of December 22, 1995, among the Company, [ ], as Documentation Agent, and the other financial institutions party thereto.

           BANK AGREEMENTS -- means, collectively, the Existing Bank Agreements, as amended by the Bank Agreement Amendments, and as may be further amended from time to time, and any Bank Debt Refinancing Agreement, in each case as amended from time to time.

           BANK DEBT -- means the Bank Line Debt and the Bank R/E Debt.

           BANK DEBT COMMITMENT REDUCTION FRACTION -- is defined in Section 2.3(c).

           BANK DEBT PAYDOWN/DEPOSIT FRACTION -- is defined in Section 2.2(b).

           BANK DEBT REFINANCING -- means either or both of a Bank Line Debt Refinancing and a Bank R/E Debt Refinancing.

           BANK DEBT REFINANCING AGREEMENT-- means either or both of a Bank Line Debt Refinancing Agreement and a Bank R/E Debt Refinancing Agreement.

           BANK EVENTS OF DEFAULT -- means, collectively, the Events of Default described,

                 (a) in the case of the 364 Day Credit Agreement, in clauses
            (a) through (n), inclusive of Section 8.01 of such agreement;

                 (b) in the case of the Warehouse Facility Credit Agreement, in clauses (a) through (m), inclusive, of Section 7.1, and (to the extent applicable to the Company as a "Borrower" thereunder) clauses (a) through (i), inclusive, of Section 7.2 of such agreement;

                 (c) in the case of the Three Year Credit Agreement, in clauses
            (a) through (n), inclusive, of Section 8.01 of such agreement;

                 (d) in the case of Big Beaver I, in clauses (a) through (o), inclusive, of Section 7.1 of such agreement;

                 (e) in the case of Big Beaver II, in clauses (a) through (o), inclusive, of Section 7.1 of such agreement; and

                 (f) in the case of the Seasonal Credit Agreement, in clauses
            (a) through (n), inclusive, of Section 8.01 of such agreement;

      in each case as in effect on the Effective Date after giving effect to the Bank Agreement Amendments.

           BANK FINANCIAL COVENANTS -- means, collectively:

                 (a) in the case of the 364 Day Credit Agreement, Sections 7.01 through 7.09, inclusive, of such agreement;

                 (b) in the case of the Warehouse Facility Credit Agreement, subsections (a) through (i), inclusive, of Section 5.4 of such agreement;

                 (c) subsections 4(b)(1) through 4(b)(5), inclusive, of the
            Guaranty Agreement dated as of October 7, 1994, made by the Company in favor of the holders of the Bank Debt incurred under the Warehouse Facility Credit Agreement;

                 (d) in the case of the Three Year Credit Agreement, Sections
            7.01 through 7.09, inclusive, of such agreement;

                 (e) in the case of Big Beaver I, Sections 5.1 through 5.9, inclusive, of such agreement;

                 (f) in the case of Big Beaver II, Sections 5.1 through 5.9, inclusive, of such agreement; and

                 (g) in the case of the Seasonal Credit Agreement, Sections
            7.01 through 7.09, inclusive, of such Agreement;

      in each case as in effect on the Effective Date after giving effect to the Bank Agreement Amendments.

           BANK L/C PREPAYMENT -- is defined in Section 2.1(c).

           BANK LINE DEBT -- is defined in Section 2.2(b).

           BANK LINE DEBT CATCH-UP REDUCTION -- is defined in Section 2.2(b).

           BANK LINE DEBT CLOSING THRESHOLD -- is defined in Section 2.2(b).

           BANK LINE DEBT REBORROWING -- is defined in Section 2.2(b).

           BANK LINE DEBT REDUCTION -- is defined in Section 2.2(b).

           BANK LINE DEBT REFINANCING -- is defined in Section 2.2(b).

           BANK LINE DEBT REFINANCING AGREEMENT -- means any agreement pursuant to which a Bank Line Debt Refinancing has been effected within the limitations of Section 2.2(a)(i).

           BANK R/E DEBT -- is defined in Section 2.2(b).

           BANK R/E DEBT CATCH-UP REDUCTION -- is defined in Section 2.3(c).

           BANK R/E DEBT CLOSING THRESHOLD -- is defined in Section 2.2(b).

           BANK R/E DEBT COMMITMENT -- is defined in Section 2.3(c).

           BANK R/E DEBT REDUCTION -- is defined in Section 2.3(c).

           BANK R/E DEBT REFINANCING -- is defined in Section 2.3(c).

           BANK R/E DEBT REFINANCING AGREEMENT -- means any agreement pursuant to which a Bank R/E Debt Refinancing has been effected in connection with a Bank R/E Debt Reduction, as contemplated by the proviso to the first sentence of Section 2.3(a).

           BANK TERM SHEET -- SUMMARY OF INDICATIVE TERMS -- means the Bank Term Sheet -- Summary of Indicative Terms attached as Exhibit D to the Agreement in Principle.

           BANKS -- is defined in Recital D.

           BIG BEAVER I -- means the Loan Agreement dated as of January 21, 1992, as amended from time to time, among the Company and the other
      borrowers thereunder, [   ], as Managing Agent, and the other financial
      institutions party thereto.

           BIG BEAVER I MINORITY BANK DEBT -- means Bank Debt outstanding under Big Beaver I in an aggregate principal amount not in excess of Eighteen Million Dollars ($18,000,000), the holders of which have not consented to the Bank Agreement Amendments applicable to Big Beaver I.

           BIG BEAVER II -- means the Loan Agreement dated as of August 7, 1992, as amended from time to time, among the Company and the other
      borrowers thereunder, [   ], as Agent, and the other financial
      institutions party thereto.

           BUILDERS SQUARE -- means Builders Square, Inc., a Delaware corporation, as long as a majority of the Capital Stock of such entity shall be owned, directly or indirectly, by the Company.

           BUSINESS DAY -- means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

           CAPITALIZED LEASE OBLIGATION -- means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

           CAPITAL STOCK -- means any and all shares, interests, participations or other equivalents (however designated) of capital stock or other equity interests of any corporation, association or other business entity, including, without limitation, Preferred Stock and Voting Stock of such Person.

           CASH EQUIVALENTS -- means any one or more of the following:

                 (a) balances in demand deposit accounts with one or more of the Banks;

                 (b) balances in one or more store depository accounts with one or more of the Banks;

                 (c) amounts in the Company's concentration account through one or of the Banks whereby Automated Clearing House (ACH) debits to Company store depository banks are not immediately available for the Company's use until one (1) Business Day after the ACH debit is initiated;

                 (d) amounts used to fund the Company's disbursement and/or payroll accounts maintained with one or more of the Banks;

                 (e) amounts related to credit card sales being processed by one or more of the Banks, until funds are available for the Company's use; and

                 (f) amounts invested through one or more of the Banks in the form of certificates of deposit, Eurodollar time deposits, commercial paper, obligations issued by the U.S. government or by an agency thereof, other interest bearing or non-interest bearing deposits on account with one or more of the Banks and investments held in safekeeping for the Company by one or more of the Banks.

           CLOSING DATE -- is defined in Section 4.

           CODE -- means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

           COLLATERAL AMENDMENT DOCUMENTS -- means the Deal 6 Amendment Documents and the Deal 7 Amendment Documents.

           COLLATERAL LOSS EVENT -- is defined in Section 2.5(d).

           COLLATERAL RELEASE -- is defined in Section 2.5(d).

           COMPANY -- is defined in the introductory paragraph of this Agreement.

           COMPANY FINANCIAL INFORMATION -- is defined in Section 3.3.

           COMPANY FUNDS -- is defined in Section 2.5(c).

           COMPANY LEASEHOLD INTERESTS -- means those leasehold interests of the Company in the properties identified in Part 7 of Schedule II hereto.

           COMPANY OWNED PROPERTIES -- means those properties identified in
      Part 6 of Schedule II hereto.

           CONSOLIDATED NET WORTH -- means, as of the date of any determination thereof, the consolidated net worth of the Company, determined in accordance with GAAP consistently applied; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Company's investment in any Specialty Retail Subsidiary or in Builders Square, Kmart Canada, Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o permitted under Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Company's financial statements (and in accordance with GAAP consistently applied) shall be excluded from the determination of Consolidated Net Worth.

           CONTROLLED GROUP -- means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code.

           COSTS -- is defined in Section 10.3.

           DEAL 1 NOTES -- means the securities identified in Item 1B of
      Schedule III-B hereto.

           DEAL 2 NOTES -- means the securities identified in Item 2B of
      Schedule III-B hereto.

           DEAL 3 NOTES -- means the securities identified in Item 3B of
      Schedule III-B hereto.

           DEAL 4 NOTES -- means the securities identified in Item 4B of
      Schedule III-B hereto.

           DEAL 5 NOTES -- means the securities identified in Items 5B and 5I of Schedule III-B hereto.

           DEAL 6 AMENDMENT DOCUMENTS -- means, collectively, the documents identified in Schedule X-A hereto.

           DEAL 6 NOTES -- means the securities identified in Item 6B of
      Schedule III-B hereto.

           DEAL 7 AMENDMENT DOCUMENTS -- means, collectively, the documents identified on Schedule X-B hereto.

           DEAL 7 NOTES -- means the securities identified in Item 7B of
      Schedule III-B hereto.

           DEAL 8 NOTES -- means the securities identified in Item 8B of
      Schedule IV hereto.

           DEAL 9 NOTES -- means the securities identified in Item 9B of
      Schedule IV hereto.

           DEAL 10 NOTES -- means the securities identified in Items 10G and 10V of Schedule IV hereto.

           DEAL 11 NOTES -- means the securities identified in Items 11I, 11P, 11W, 11AD, 11AK, 11AR, 11AY, 11BF and 11BM of Schedule IV hereto.

           DISBURSEMENT AGENT -- is defined in Section 4.6(a).

           EARLY REPURCHASE EVENT -- is defined in Section 7.

           EBITDAR -- means, for any applicable period, for the Company, the aggregate of the following, without duplication, (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) Rent Expenses for such period, minus (g) on a consolidated basis, any extraordinary gains (or plus any extraordinary losses) for such period (including any loss resulting from any write-downs of the Company's investment in Builders Square, Kmart Canada Ltd., Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations), or Kmart s.r.o. (servicer of Czech and Slovak operations) permitted under Financial Accounting Standards Board Statement No. 121), minus (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarter period of the Company ending in October 1994, the One Billion Three Hundred Forty-Eight Million Dollar ($1,348,000,000) restructuring charge recorded in the fourth fiscal quarter of the Company's fiscal year ending January 26, 1994, minus (j) any gains (or plus any losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o.

           EFFECTIVE DATE -- means December 22, 1995.

           ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

           EXECUTIVE OFFICER -- means the President, any Vice President or the Treasurer of the Company.

           EXISTING BANK AGREEMENTS -- means, collectively:

                 (a) the 364 Day Credit Agreement,

                 (b) the Warehouse Facility Credit Agreement,

                 (c) the Three Year Credit Agreement,

                 (d) Big Beaver I,

                 (e) Big Beaver II, and

                 (f) the Seasonal Credit Agreement,

            in each case as amended to the date hereof.

           EXISTING RATING DECLINE PUT OPTIONS -- means, collectively, the provisions of the Existing Transaction Documents which permit the Original Securityholders to require the Company to repurchase the Notes, as more particularly set forth in:

                 (a) Section 2.3 of the Note Purchase Agreement identified in
            Item 1A of Schedule III-B hereto;

                 (b) Section 5.5 of the Trust Indenture identified in Item 2C of Schedule III-B hereto;

                 (c) Section 406 of the Trust Indenture identified in Item 3C of Schedule III-B hereto;

                 (d) Section 2.3 of the Note Purchase Agreement identified in
            Item 4A of Schedule III-B hereto;

                 (e) Section 2.4 of the Note Purchase Agreement identified in
            Item 5A of Schedule III-B hereto;

                 (f) Section 2.4 of the Note Purchase Agreement identified in
            Item 5H of Schedule III-B hereto;

                 (g) Section 5.04 of the Trust Indenture identified in Item 6C of Schedule III-B hereto;

                 (h) Section 2.2(a) of the Bond Put Agreement (solely with
            respect to a Triggering Event resulting from a Rating Decline, as such terms are defined in such Bond Put Agreement) identified in
            Item 6D of Schedule III-B hereto;

                 (i) Section 4.01(c) and Section 4.01(e) of the Trust Agreement
            (in the case of Section 4.01(e), solely with respect to a Triggering Event resulting from a Rating Decline, as such terms are defined in such Trust Agreement) identified in Item 7D of Schedule III-B hereto; and

                 (j) Section 2.2 of the Note Put Agreement identified in Item
            7C of Schedule III-B hereto.

      The term "EXISTING RATING DECLINE PUT OPTION" means the provisions referred to in any one of clauses (a) to (j), inclusive, of this definition.

           EXISTING TRANSACTION DOCUMENTS -- means, collectively, the documents identified in Schedule III-B hereto.

           EXTENSION FEE -- is defined in Section 5.2(a).

           EXTENSION FEE CREDIT AMOUNT -- is defined in Section 5.2(c).

           EXTENSION FEE PAYMENT DATE -- is defined in Section 5.2(a).

           FAIR MARKET VALUE -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

           FINANCING DOCUMENTS -- means, collectively, this Agreement, the Paydown Trust Agreement, the Setoff and Sharing Agreement and the Collateral Amendment Documents.

           GAAP -- means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

           GOVERNMENTAL AUTHORITY -- means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           GUARANTY OBLIGATIONS -- means, as applied to any Person, any obligation, direct or indirect, of that Person guaranteeing any Indebtedness of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                 (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                 (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

      provided, that the term Guaranty Obligation shall not include:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                 (b) obligations that are not required in accordance with GAAP to be included in the financial statements of such Person or the footnotes thereto; or

                 (c) "unconditional purchase obligations" (including
            take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time.

           INCREASED EXTENSION FEE -- is defined in Section 5.13.

           INDEBTEDNESS -- of any Person means at any date, without duplication,

                 (a) all obligations of such Person for borrowed money;

                 (b) all obligations of such Person evidenced by bonds,
            debentures, notes or similar instruments;

                 (c) all obligations of such Person to pay the deferred
            purchase price of property or services, except trade accounts payable and other expenses and accounts payable arising in the ordinary course of business;

                 (d) all reimbursement obligations with respect to letters of credit and bankers' acceptances except ordinary trade credits;

                 (e) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person;

                 (f) all obligations (to the extent capitalized for accounting purposes) of such Person as lessee under any lease of any property by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; and

                 (g) all Guaranty Obligations of such Person.

           INDEMNIFIED PERSON -- is defined in Section 10.3.

           INSOLVENCY PROCEEDING -- means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a debtor's creditors generally or any substantial portion of its creditors, in the case of each of the foregoing clauses (a) and (b), undertaken under United States Federal, State or foreign law.

           INTEREST COMPONENT -- is defined in Section 2.1(c).

           INTEREST PAYMENT DATE -- is defined in Section 5.2(c).

           INTEREST PERIOD -- is defined in Section 5.2(c).

           INTEREST REDUCTION AMOUNT -- is defined in Section 5.2(c).

           INVESTMENT -- means any expenditure made or liability (contingent or otherwise) incurred for the acquisition of stock, ownership interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other similar commitments) of obligations of, any Person.

           KMART INTERNATIONAL -- means Kmart International, a division of the Company which operates the Company's discount stores in areas of the world in which U.S. Kmart does not operate.

           LEASE GUARANTIES -- means the Lease Guaranty Agreements identified in Items 6X, 6AC, 6AG, 6AK, 6AO, 6AS, 6AW, 6BA, 7K, 7M, 7O and 7Q of
      Schedule III-B hereto.

           LEASE GUARANTY, INDEMNIFICATION AND REIMBURSEMENT AGREEMENTS -- means (i) the Lease Guaranty, Indemnification and Reimbursement Agreement dated as of November 9, 1994, between the Company and OfficeMax, Inc., as amended from time to time, (ii) the Lease Guaranty, Indemnification and Reimbursement Agreement dated as of November 23, 1994, between the Company and The Sports Authority, Inc., as amended from time to time, and (iii) the Lease Guaranty, Indemnification and Reimbursement Agreement dated as of May 24, 1995, between the Company and Borders Group, Inc., as amended from time to time.

           LIEN -- means any mortgage, deed of trust, pledge, charge, encumbrance, lien (statutory or other) or security interest of any nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), or any assignment or deposit arrangement intended as or having the effect of security.

           MATERIAL -- means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and the Subsidiaries, taken as a whole.

           MATERIAL ADVERSE EFFECT -- means a material adverse change in, or material adverse effect on, (a) the business, financial condition, operations, assets or prospects of the Company, or of the Company and the Subsidiaries taken as a whole, or (b) the Company's ability to perform its obligations under this Agreement or any Amended Transaction Document to which the Company is a party, or (c) the validity or enforceability of this Agreement or any such Amended Transaction Document; provided, however, that any past or future reduction in the Company's credit rating or decline in the market price of the Company's stock shall not of themselves be deemed to constitute a Material Adverse Effect.

           MULTIEMPLOYER PLAN -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

           NEW BANK LETTER OF CREDIT FACILITY -- is defined in Section 2.2(b).

           NEW INDEBTEDNESS -- means any Indebtedness incurred by the Company or any of the Subsidiaries after the Effective Date, other than (a) Bank Debt incurred under the Existing Bank Agreements, as amended by the Bank Agreement Amendments and as further amended from time to time, (b) any Indebtedness refunding or refinancing Bank Debt except to the extent of the portion thereof, if any, that is in excess of the Bank Debt so refunded or refinanced, and (c) any Indebtedness refunding or refinancing unsecured Indebtedness of the Company or any of the Subsidiaries outstanding on the Effective Date. Indebtedness outstanding under the New Bank Letter of Credit Facility shall constitute New Indebtedness.

           NOTES -- means each Deal 1 Note, Deal 2 Note, Deal 3 Note, Deal 4 Note, Deal 5 Note, Deal 6 Note and Deal 7 Note and any such Note issued in substitution therefor pursuant to the applicable provisions of any Amended Transaction Document.

           OPERATING GROUPS -- is defined in Section 5.1(a).

           OPTIONAL PREPAYMENT PREMIUM -- is defined in Section 2.4(a).

           ORIGINAL SECURITYHOLDER -- is defined in the introductory paragraph of this Agreement.

           PAYDOWN TRUST ACCOUNT -- is defined in Section 2.3(a).

           PAYDOWN TRUST AGREEMENT -- is defined in Section 4.6(a).

           PBGC -- means the Pension Benefit Guaranty Corporation or any successor thereto.

           PERMITTED L/C REDUCTION -- is defined in Section 2.2(b).

           PERSON -- means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

           PLAN -- means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions.

           POTENTIAL EARLY REPURCHASE EVENT -- means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Early Repurchase Event.

           PREFERRED STOCK -- means any class of Capital Stock of a corporation which is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

           PREMIUM -- means, with respect to any Note held by any Securityholder, the "Make-Whole Premium," the "Make Whole Amount," the "Make Whole Payment" or the "Yield Maintenance Amount," as the case may be, which would be payable upon the exercise of the Existing Rating Decline Put Options, as each such term is defined in the Existing Transaction Document to which such Securityholder (or any agent acting on behalf of such Securityholder) has been a party (assuming, for purposes of calculations under this Agreement, that references in such term (and related terms used in connection with the calculation thereof in such Existing Transaction Document) to the principal amount of the Notes are references to the principal component of the Notes held by such Securityholder).

           PRINCIPAL COMPONENT -- is defined in Section 2.1(c).

           PURCHASE AMOUNT -- is defined in Section 5.10(a).

           RATABLE REDUCTION PRINCIPLE -- is defined in Recital F.

           RENT EXPENSE -- means, for any period, consolidated rent expense of the Company for such period determined in accordance with GAAP, minus consolidated rental income of the Company for such period.

           REPORTABLE EVENT -- means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, or (b) a withdrawal from a Plan described in Section 4062(e) of ERISA.

           REPURCHASE CATCH-UP REDUCTION -- is defined in Section 2.2(b).

           REPURCHASE COMMITMENT REDUCTION FRACTION -- is defined in Section 2.3(c).

           REPURCHASE PAYDOWN/DEPOSIT FRACTION -- is defined in Section 2.2(b).

           REPURCHASE PREMIUM COMPONENT -- is defined in Section 2.1(c).

           REPURCHASE PRICE -- is defined in Section 2.1(c).

           REPURCHASE RIGHT -- is defined in Section 1.

           REQUISITE SECURITYHOLDERS -- means, at any time, Securityholders holding at least a majority of the principal component of the Aggregate Repurchase Price at such time (exclusive of the principal component of the Repurchase Price of any Note then owned by any one or more of the Company, any Subsidiary or any Affiliate).

           RESTRICTED PAYMENT -- means, with respect to any Person,

                 (a) any dividend or other distribution, direct or indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Capital Stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security),

                 (b) any payment on account of the purchase, prepayment,
            conversion, exchange, redemption, retirement, surrender or acquisition of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly, and

                 (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of, or any interest in, such Person's Capital Stock;

      provided, however, that "RESTRICTED PAYMENT" shall not include any of the following:

                 (i) any dividend payable solely in shares of capital stock of such Person, or

                 (ii) any purchase or exchange of existing employee stock
            options for consideration consisting solely of new employee stock options.

           ROLLOFF -- is defined in the definition of "Permitted L/C Reduction" in Section 2.2(b).

           SCHEDULED ASSETS --  means the assets of the Company identified on
      Schedule VIII hereto.

           SEASONAL CREDIT AGREEMENT -- means the Seasonal Credit Agreement dated as of October 5, 1995, as amended from time to time, among the Company, [ ], as Documentation Agent, and the other financial institutions party thereto.

           SECURITYHOLDER -- is defined in the introductory paragraph of this Agreement.

           SECURITYHOLDER ACCELERATION -- is defined in Section 2.5(b).

           SECURITYHOLDER RATABLE ACCELERATION SHARE -- is defined in Section 2.5(b).

           SECURITYHOLDER RATABLE COMMITMENT REDUCTION SHARE -- is defined in
      Section 2.3(c).

           SECURITYHOLDER RATABLE DEPOSIT SHARE -- is defined in Section
      2.3(c).

           SECURITYHOLDER RATABLE LOSS/RELEASE SHARE -- is defined in Section 2.5(d).

           SECURITYHOLDER RATABLE PAYDOWN SHARE -- is defined in Section
      2.2(b).

           SET-OFF -- has the meaning ascribed thereto in the Setoff and Sharing Agreement.

           SETOFF AND SHARING AGREEMENT -- is defined in Section 4.9.

           SET-OFF RECOVERY -- has the meaning ascribed thereto in the Setoff and Sharing Agreement.

           SPECIALTY RETAIL SUBSIDIARY -- means any of the following Subsidiaries (or the continuing Investment of the Company in any such entity): Builders Square; Borders, Inc; Coles Myer, Ltd.; OfficeMax, Inc.; PACE Membership Warehouse, Inc.; PayLess Drug Stores Northwest, Inc.; The Sports Authority, Inc.; and Walden Book, Inc.

           SPIN-OFF CREDIT DOCUMENTS -- means, collectively, the documents identified in Schedule IV hereto.

           SPIN-OFF CREDITOR -- means, at any time, a holder of any Spin-Off Creditor Debt.

           SPIN-OFF CREDITOR DEBT -- means the Deal 8 Notes, Deal 9 Notes, Deal 10 Notes and Deal 11 Notes.

           SPIN-OFF TENANT PUT AGREEMENTS -- means (a) with respect to the holders of the Deal 8 Notes, the agreement identified in Item 8E of
      Schedule IV hereto, (b) with respect to the holders of the Deal 9 Notes, the agreement identified in Item 9E of Schedule IV hereto, (c) with respect to the holders of the Deal 10 Notes, the agreements identified in Items 10I and 10W of Schedule IV hereto, and (d) with respect to the holders of the Deal

      11 Notes, the agreements identified in Items 11K, 11Q, 11X, 11AE, 11AL, 11AS, 11AZ, 11BG and 11BN of Schedule IV hereto.

           SPIN-OFF TENANT PUT OPTIONS -- means the put options set forth in the Spin-Off Tenant Put Agreements.

           SPIN-OFF TENANTS -- is defined in Recital I.

           SUBSIDIARY -- means any corporation of which stock having by the terms thereof ordinary voting power to elect at least a majority of the board of directors of said corporation is at the relevant time directly or indirectly owned by the Company, by the Company and one or more Subsidiaries, or by one or more Subsidiaries or any trust the majority of the beneficial interests of which are owned by the Company or any Subsidiary.

           364 DAY CREDIT AGREEMENT -- means the 364 Day Credit Agreement dated as of October 5, 1995, as amended from time to time, among the Company, [ ], as Documentation Agent, and the other financial institutions party thereto.

           THREE YEAR CREDIT AGREEMENT -- means the Three Year Credit Agreement dated as of October 7, 1994, as amended from time to time, among the Company, [ ], as Documentation Agent, and the other financial institutions party thereto.

           TRIGGERING EVENT -- is defined in Section 2.1(b).

           UNREIMBURSED PUT PAYMENT -- is defined in Section 5.10(b).

           U.S. KMART -- a division of the Company which operates a chain of over 2,100 of the Company's discount stores located throughout the fifty states, Puerto Rico, the U.S. Virgin Islands and Guam.

           VOTING STOCK -- means, with respect to any corporation, association or other business entity, any Capital Stock of any class or classes of such Person, if such Person is a corporation, or other voting equity interests, if such Person is an association or other business entity, the holders of which together

                 (a) are, in the case of such Person which is a corporation, ordinarily, in the absence of contingencies, entitled to elect corporate directors or classes of corporate directors and are not otherwise limited in the exercise of the voting rights in respect of such Capital Stock except upon default by the Company in performance of its obligations in respect of Preferred Stock or Indebtedness, or

                 (b) are, in the case of such Person that is an association or other business entity, entitled to (i) elect or replace Persons performing managerial functions similar to those of corporate directors, (ii) elect or replace general partners or Persons performing managerial functions similar to those of general partners or (iii) perform functions similar to those of a corporate director or a general partner or to otherwise directly manage such Person and, in each such case in this clause (b), are not otherwise limited in the exercise of such voting or managerial rights other than as expressly provided in any applicable organic or constitutive document of such Person or by applicable law.

           WAL-MART --  is defined in Recital H.

           WAL-MART NOTES --  is defined in Recital H.

           WAL-MART TRUST --  is defined in Recital H.

           WAREHOUSE FACILITY CREDIT AGREEMENT -- means the Warehouse Facility Credit Agreement dated as of October 7, 1994, as amended from time to time, among the Company and the other borrowers thereunder, [ ], as Documentation Agent, and the other financial institutions party thereto.

     8.2   GAAP.

     Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein specifically includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined solely with reference to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

     8.3   DIRECTLY OR INDIRECTLY.

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     8.4   SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

           (A) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

           (B) INDEPENDENT CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

SECTION 9. AMENDMENTS, WAIVERS AND CONSENTS

      9.1  CONSENT REQUIRED.

      Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), with the consent in writing of the Requisite Securityholders; provided that without the written consent of the Securityholders holding the entire principal component of the Aggregate Repurchase Price then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) waive any Early Repurchase Event arising under Section 7(a) or Section 7(b), (ii) decrease either of the time periods or the dollar amount set forth in Section 7(j), (iii) amend any of the provisions of Section 1, Section 2 or
Section 5.2 (to the extent that the same would have the effect of (A) reducing any amount payable thereunder or (B) delaying any such payment), or any of the defined terms set forth therein, as used in such Sections, or (iv) change the percentage of Securityholders required to consent to any such amendment, alteration or modification; provided, further, that no amendment to Schedule IX hereto shall be effective without the written consent of those parties to the document referenced in such schedule whose written consent, in accordance with the provisions of such document, is necessary for an amendment thereof. Notwithstanding the foregoing, any term of this Agreement may be amended, with the consent in writing of the Company and the Requisite Securityholders, if such amendment is necessary or desirable for the purpose of curing or correcting any defective or inconsistent provisions or clerical omission or mistake or manifest error contained in this Agreement, provided that the rights of the Securityholders herein are in no material respect prejudiced thereby.

     9.2 EFFECT OF AMENDMENT OR WAIVER.

     Any amendment or waiver shall apply equally to all of the Securityholders and shall be binding upon them, upon each future Securityholder and upon the Company, whether or not any Person shall have notice thereof. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each Securityholder forthwith following the date on which the same shall have been executed and delivered by the Securityholders holding the requisite percentage of the principal component of the outstanding Aggregate Repurchase Price.

     9.3 SOLICITATION OF SECURITYHOLDERS.

     The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Securityholder (irrespective of the principal component of the Notes then owned by it) shall be informed thereof by the Company. The Company will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Securityholder as consideration for or as inducement to the entering into by any Securityholder of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Securityholders in accordance with the respective principal components of the Notes then held by each such Securityholder.

SECTION 10.  MISCELLANEOUS

     10.1  NOTICES.

     All communications provided for hereunder shall be in writing and, if to a Securityholder, delivered or mailed by overnight courier or by facsimile communication (confirmed in writing by overnight courier), in each case prepaid and addressed (i) if to a Securityholder, to its address appearing on Schedule I hereto or such other address as such Securityholder or any subsequent Securityholder of any Note may designate to the Company in writing, and (ii) if to the Company, to Kmart Corporation, 3100 West Big Beaver Road, Troy, MI 48084-3163, Attention: General Counsel, or to such other address as the Company may in writing designate to each Securityholder.

     10.2 COSTS AND EXPENSES. On the Closing Date, the Company shall pay all reasonable costs and expenses of the Securityholders relating to the negotiation, documentation and closing of this Agreement, including, but not limited to, the statements for reasonable fees and disbursements of the following special counsel presented to the Company on or prior to the Closing Date and any such statement rendered thereafter in respect of such negotiation, documentation and closing (including, without limitation, all post-closing matters related thereto such as completion of the substitution of collateral referred to in Section 5.5(e)(ii)):

           (a) Hebb & Gitlin, a Professional Corporation, the Securityholders' special counsel,

           (b) Debevoise & Plimpton, special counsel to [  ],

           (c) Stroock & Stroock & Lavan, special counsel to the
      Securityholders holding the Deal 2 Notes and the Deal 4 Notes,

           (d) Latham & Watkins, special counsel to [  ], and

           (e) Weil, Gotshal & Manges, special counsel to [  ].

      In addition, the Company will pay:

           (i) all recording and filing fees and stamp taxes in connection with recordation or filing and rerecordation or refiling of any of the Collateral Amendment Agreements and financing and continuation statements and other notices in connection therewith,

           (ii) the cost of conducting all reasonable uniform commercial code, judgment and tax lien searches,

           (iii) the reasonable fees, premiums and disbursements of First American Title Insurance Company and Chicago Title Insurance Company and related escrow fees in connection with title searches or endorsements to existing loan policies of title insurance relating to the real properties to which the Amended Transaction Documents relate), and

           (iv) the reasonable fees and disbursements of the Disbursement Agent and each trustee acting under the Amended Transaction Documents (the "AMENDED TRANSACTION DOCUMENT TRUSTEES").

     The Company will also pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of counsel referred to in the foregoing clause (a) rendered after the Closing Date relating to (1) the ongoing evaluation of the rights of the Securityholders with respect to the matters contemplated by this Agreement and the rendering of legal advice to the Securityholders as to such matters and (2) any amendments, waivers or consents requested by the Company (whether or not adopted) pursuant to the provisions hereof or pursuant to the Amended Transaction Documents or relating to any work-out or restructuring of Indebtedness of the Company after the Effective Date. The Company will also pay, upon receipt thereof, the reasonable fees and disbursements of other counsel retained by any of the Securityholders relating to the matters described in the foregoing clause (2) only in accordance with the provisions of the Amended Transaction Documents, unless the Company shall otherwise agree in writing. The provisions of this Section 10.2 shall not in any way limit or otherwise affect the Company's obligations to reimburse costs and expenses incurred by any Securityholder under any Amended Transaction Document to which such Securityholder is a party.

     The obligations of the Company under this Section 10.2 shall survive the payment or prepayment of the Notes and the termination hereof.

     10.3 INDEMNITY.

     The Company agrees to indemnify and hold harmless the Securityholders, the Disbursement Agent, the Amended Transaction Document Trustees and each of their respective directors, officers and employees (each, an "INDEMNIFIED PERSON") from and against any and all actions, suits, proceedings, settlements, damages, liabilities and expenses ("COSTS") of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person (a) as a result of any default or Early Repurchase Event under this Agreement or any other Financing Document, or (b) by any third party who has a relationship with the Company and asserts in connection therewith that an Indemnified Person is liable to such third party by reason of being a party to this Agreement or any other Financing Document, provided that no Indemnified Person shall be indemnified for any Costs to the extent attributable to its gross negligence, willful misconduct or bad faith in performing its duties and obligations under this Agreement or any other Financing Document.

      10.4 SURVIVAL.

     All warranties, representations, certifications and covenants made by the Company in this Agreement or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Securityholders and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of any Securityholder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Agreement.

     10.5 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE.

     No delay or failure on the part of any Securityholder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Securityholder are cumulative to and are not exclusive of any rights or remedies any such Securityholder would otherwise have, and no waiver or consent given or extended pursuant to Section 9.1 shall extend to or affect any obligation or right not expressly waived or consented to.

     10.6 REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating hereto, including without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Securityholders or the Company in connection with the satisfaction of the conditions precedent to the Closing Date, and (c) financial statements, certificates and other information previously or hereafter furnished to the Securityholders, may be reproduced by the Securityholders or the Company or any of them by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such Securityholders may destroy any original document so reproduced. The Company and the Securityholders agree and stipulate that, to the extent permitted by applicable law, any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company or the Securityholders from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

     10.7 AUTHORIZATION OF DISBURSEMENT AGENT.

     By the execution of this Agreement, each Securityholder thereby authorizes the Disbursement Agent to enter into the Paydown Trust Agreement, and agrees and consents to all of the provisions thereof.

     10.8 INTEGRATION; SEVERABILITY.

     This Agreement, the other Financing Documents and the Amended Transaction Documents embody the entire agreement and understanding between the Securityholders and the Company, and supersede all prior oral or written agreements and understandings (including, without limitation, the Agreement in Principle) relating to the subject matter hereof and thereof. In case any one or more of the provisions contained in this Agreement, any Financing Document or any Amended Transaction Document, or the application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid, illegal or unenforceable.

     10.9 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each of the Securityholders and to the benefit of their respective successors and assigns; provided, however, that the Company shall not assign its obligations under this Agreement without the prior written consent of the Securityholders of the entire principal component of the Aggregate Repurchase Price.

     10.10 GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     10.11 SUBMISSION TO JURISDICTION.

     The Company hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York, and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts, and the Company waives, to the fullest extent permitted by law, any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process may be made by registered or certified mail (return receipt requested) or messenger directed to it at its address set forth in
Section 10.1 or to its agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed in accordance with Section 10.1. The Company hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this Section 10.11 shall affect the right of any Securityholder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

     10.12 WAIVER OF JURY TRIAL.

     THE COMPANY AND THE SECURITYHOLDERS WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE AMENDED TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE SECURITYHOLDERS AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE AMENDED TRANSACTION DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE AMENDED TRANSACTION DOCUMENTS.

     10.13 DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART.

     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Agreement, and each set of counterparts which, collectively, show execution by each such party to this Agreement shall constitute one duplicate original.


  [Remainder of page intentionally blank.  Next page is signature page.]

        IN WITNESS WHEREOF, the Company and the Securityholders have executed this Agreement as of the date first above written.


                                             KMART CORPORATION



                                             By:____________________________
                                                Name:
                                                Title:

                     [Restructuring Agreement Signatures]

                      LETTER OF CREDIT ISSUANCE AGREEMENT

        This LETTER OF CREDIT ISSUANCE AGREEMENT (this "Agreement") is entered into as of this 29th day of February, 1996 among [ ](collectively, the "Banks"), Kmart Corporation ("Kmart" or the "Borrower") and [ ], as Agent.

                              W I T N E S S E T H:

        WHEREAS, each Bank has issued letters of credit for the benefit of Kmart as account party under individual arrangements and agreements between such Bank and the Borrower, apart from certain arrangements for the issuance of letters of credit by certain of the Banks under the Three Year Credit Agreement (as hereafter defined); and

        WHEREAS, each Bank has agreed to continue to issue letters of credit subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Bank and Kmart hereby agree as follows:



                                   ARTICLE I

        Section 1.01 Defined Terms. Capitalized terms defined herein shall have the meanings ascribed thereto in this Agreement or, if not otherwise defined herein, shall have the meanings ascribed to such terms in the Three Year Credit Agreement as in effect on the date hereof. The following terms shall have the following meanings:

        "Adjusted Availability" means, (i) for any Trade A Bank, at the time of determination, such Bank's Availability, (ii) for any Trade B Bank, at the time of determination, such Trade B Bank's Availability less the aggregate amount of participations of such Trade B Bank in Reimbursement Obligations purchased from another Trade B Bank and plus the aggregate amount of participations of such Trade B Bank in Reimbursement Obligations sold to another Trade B Bank, in each case pursuant to Section 4.01(a) or (iii) for any Standby Bank, at the time of determination, such Standby Bank's Availability less the aggregate amount of participations of such Standby Bank in Reimbursement Obligations purchased from another Standby Bank and plus the aggregate amount of participations of such Standby Bank in Reimbursement Obligations sold to another Standby Bank, in each case pursuant to Section 4.01(b).

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Bank be deemed an "Affiliate" of the Borrower or any Subsidiary of the Borrower.

        "Agent" means [ ] or such other Bank designated by the Required LC Issuance Banks.

        "Agent-Related Persons" means [  ] and any successor agent under
Section 9.09, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Credit Exposure" means, as of any date of determination, the sum of (i) the aggregate principal amount of all loans then outstanding under the Kmart Credit Agreements, which are either direct obligations of Kmart as a borrower or obligations of Kmart as a guarantor or surety, (ii) the aggregate amount of all unreimbursed obligations on letters of credit issued under the Kmart Credit Agreements which have been drawn and honored and (iii) the aggregate undrawn face amount of all letters of credit issued under the Kmart Credit Agreements which are either (x) outstanding or (y) expired and under which the beneficiary thereunder disputes the refusal of the issuing bank to honor a requested draw thereunder for so long as such dispute shall not have been resolved (to the extent of the amount of such dispute).

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

        "Availability" means for any Trade A Bank, Trade B Bank or Standby Bank, at the time of determination, such Bank's Maximum Trade A L/C Commitment Amount, Maximum Trade B L/C Commitment Amount or Maximum Standby L/C Commitment Amount, as applicable, less without duplication the sum of (i) Contingent LC Indebtedness of such Bank and (ii) the Unpaid Reimbursement Obligations to such Bank.

        "Average L/C Outstandings" mean, with respect to each Bank, for each period of determination, (i) the aggregate undrawn outstanding face amount of all Letters of Credit (including Existing Letters of Credit) issued by such Bank and outstanding on each day in such period divided by (ii) the number of days in such period.

        "Big Beaver I Credit Agreement" means that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial
institutions signatory thereto and [   ], as managing agent.

        "Big Beaver II Credit Agreement" means that certain Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial
institutions signatory thereto and [   ], as agent.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

        "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Ceiling Amount" shall have the meaning ascribed to such term in each of the Kmart Credit Agreements.

        "Closing Date" means the date on which all conditions precedent set forth in Section 3.01 are satisfied or waived by all Banks.

        "Collateral Agent" shall mean [  ].

        "Collateral and Intercreditor Agreement" means that certain Collateral and Intercreditor Agreement dated as of December 22, 1995 by and among (i) the Collateral Agent, (ii)
the Banks, (iii) [ ], as agent (x) for the financial institutions party to the Three Year Credit Agreement, (y) for the financial institutions party to the 364 Day Credit Agreement and (z) for the financial institutions party to
the Seasonal Credit Agreement and (iv) [   ], as agent (x) for the financial
institutions party to the Big Beaver I Credit Agreement, (y) for the financial institutions party to the Big Beaver II Credit Agreement and (z) for the financial institutions party to the Warehouse Facility Credit Agreement.

        "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Borrower, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Borrower's investment in any Specialty Retail Subsidiary or in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Borrower's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

        "Contingent LC Indebtedness" means, at any time, (a) the aggregate undrawn face amount of all outstanding Letters of Credit at such time, plus (b) the aggregate undrawn face amount of any expired Letters of Credit under which the beneficiary disputes the refusal of the issuing bank to honor a requested draw thereunder for so long as such dispute shall not have been resolved (but only to the extent of such dispute) plus (c) the aggregate undrawn face amount of all Letters of Credit which have expired less than 21 days prior to such time.

        "Cross Facility Participation Purchase Price" shall have the meaning ascribed to such term in Section 4.02.

        "EBITDAR" means, for any applicable period, for the Borrower the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Borrower's investment in Builder's Square, Inc., Kmart

Canada Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Borrower's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart s.r.o. (servicer of Czech and Slovak operations).

        "Effective Date" means December 22, 1995.

        "Event of Default" means any of the events or circumstances specified in Section 8.01.

        "Existing Letters of Credit" means Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of Credit.

        "Existing Trade A Letters of Credit" means with respect to each Trade A Bank, the Trade Letters of Credit issued by such Trade A Bank and outstanding as of the Effective Date in the aggregate outstanding face amount set forth beside the name of such Trade A Bank on Exhibit A hereto.

        "Existing Trade B Letters of Credit" means with respect to each Trade B Bank, the Trade Letters of Credit issued by such Trade B Bank and outstanding as of the Effective Date in the aggregate outstanding face amount set forth beside the name of such Trade B Bank on Exhibit B hereto.

        "Existing Standby Letters of Credit" means with respect to each Standby Bank, the Standby Letters of Credit issued by such Standby Bank and outstanding as of the Effective Date in the aggregate outstanding face amount set forth beside the name of such Standby Bank on Exhibit C hereto.

        "Federal Funds Rate" shall have the meaning ascribed to such term in the Three Year Credit Agreement as in effect on the date hereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances as of the date of determination.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty Obligation" means, as applied to any Person, any obligation, direct or indirect, of that Person guaranteeing any Indebtedness of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term Guaranty Obligation shall not include:

        (a) endorsements for collection or deposit in the ordinary course of business;

        (b) obligations that are not required in accordance with GAAP to be included in the financial statements of such Person or the footnotes thereto; or

        (c) "unconditional purchase obligations" (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time.

        "Indebtedness" of any Person means at any date without duplication,

        (a)  all obligations of such Person for borrowed money;

        (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

        (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other expenses and accounts payable arising in the ordinary course of business;

        (d) all reimbursement obligations with respect to letters of credit and bankers' acceptances except ordinary trade credits;

        (e) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person;

        (f) all obligations (to the extent capitalized for accounting purposes) of such Person as lessee under any lease of any property by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; and

        (g)  all Guaranty Obligations of such Person.

        "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, including the commencement of a voluntary case under the federal bankruptcy laws, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under United States federal, State or foreign law.

        "Issuance Date" means the date on which a Letter of Credit is issued.

        "Kmart Credit Agreements" means, collectively: (a) the Three Year Credit Agreement, (b) the 364 Day Credit Agreement, (c) the Seasonal Credit Agreement, (d) the Big Beaver I Credit Agreement, (e) the Big Beaver II Credit Agreement and (f) the Warehouse Facility Credit Agreement; in each case as amended through the date hereof and as further amended, restated, supplemented or modified from time to time.

        "Kmart Credit Agreement Banks" means the financial institutions party to the Kmart Credit Agreements.

        "Kmart Pledge Agreement" means that certain Kmart Pledge Agreement dated as of December 22, 1995 by the Borrower in favor of the Collateral Agent.

        "L/C Letter Agreement" means that certain letter agreement dated as of December 22, 1995 pursuant to which the Banks agreed to issue and extend Letters of Credit, and the issuance terms of which have been definitively documented by this Agreement.

        "Letters of Credit" means Existing Letters of Credit and Letters of Credit issued pursuant to this Agreement and the L/C Letter Agreement.

        "Lien" means any mortgage, deed of trust, pledge, charge, encumbrance, lien (statutory or other) or security interest of any nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), and any assignment or deposit arrangement intended as or having the effect of security.

        "Loan Documents" means this Agreement, the Letters of Credit, all reimbursement agreements in respect of Letters of Credit, and the Security Documents.

        "Material Adverse Effect" means a material adverse change in, or material adverse effect upon, (a) the business, financial condition, operations, assets or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, or (b) the Borrower's ability to perform its obligations under this Agreement or any of the Loan Documents or (c) the validity or enforceability of this Agreement or any of the Loan Documents; provided, however, that any past or future reduction in the Borrower's credit rating or decline in the market price of the Borrower's stock shall not of themselves be deemed to constitute a Material Adverse Effect.

        "Maximum Standby L/C Commitment Amount" means, with respect to each Standby Bank, the aggregate undrawn face amount of Existing Standby Letters of Credit less, without duplication, the aggregate of (i) twenty percent (20%) of the face amount of each Existing Standby Letter of Credit which is paid to the beneficiary thereof, extended or renewed, (ii) the face amount (or portion thereof) of Existing Standby Letters of Credit which expire undrawn or unused due to a reduction in or elimination of the amount of the underlying obligation or expire undrawn or unused and are not replaced by a standby letter of credit in respect of the same underlying obligation and (iii) concurrent with the making after the Effective Date of any principal payment under the Kmart Credit Agreements to the

Kmart Credit Agreements Banks which permanently reduces the commitments of such institutions or the Ceiling Amounts, an amount equal to such payment multiplied by a fraction, the numerator of which equals the Maximum Standby L/C Commitment Amount at such time (and before giving effect to such payment and reduction) and the denominator of which equals the aggregate amount of the Ceiling Amounts under the Kmart Credit Agreements at such time (and before giving effect to such payment and reduction).

        "Maximum Trade A L/C Commitment Amount" means, with respect to each Trade A Bank, the aggregate undrawn face amount of Existing Trade A Letters of Credit less, without duplication, the aggregate of (i) twenty percent (20%) of the face amount of each Existing Trade A Letter of Credit which is paid to the beneficiaries thereof or in respect of which amounts are paid directly to the beneficiaries by Kmart, (ii) the face amount (or portion thereof) of Existing Trade A Letters of Credit which expire undrawn or unused (except with respect to Existing Trade A Letters of Credit as to which the beneficiary is paid directly by Kmart) and (iii) concurrent with the making after the Effective Date of any principal payment under the Kmart Credit Agreements to the Kmart Credit Agreement Banks which permanently reduces the commitment of such institutions or the Ceiling Amounts, an amount equal to such payment multiplied by a fraction, the numerator of which equals the Maximum Trade A L/C Commitment Amount at such time (and before giving effect to such payment and reduction) and the denominator of which equals the aggregate amount of the Ceiling Amounts under the Kmart Credit Agreements at such time (and before giving effect to such payment and reduction).

        "Maximum Trade B L/C Commitment Amount" means, with respect to each Trade B Bank, the aggregate undrawn face amount of Existing Trade B Letters of Credit less, without duplication, the aggregate of (1) the face amount (or portion thereof) of Existing Trade B Letters of Credit which expire undrawn or unused (except with respect to Existing Trade B Letters of Credit as to which the beneficiary is paid directly by Kmart) and (ii) concurrent with the making after the effective date of any principal payment under the Kmart Credit Agreements to the Kmart Credit Agreement Banks which permanently reduces the commitments of such institutions or the Ceiling Amounts, an amount equal to such payment multiplied by a fraction, the numerator of which equals the Maximum Trade B L/C Commitment Amount at such time (and before giving effect to such payment and reduction) and the denominator of which equals the aggregate amount of the Ceiling Amounts under the Kmart Credit Agreements at such time (and before giving effect to such payment and reduction).

        "New Indebtedness" means Indebtedness incurred by the Borrower or a Subsidiary after the Restructuring Effective Date other than (i) any Indebtedness under the Kmart Credit Agreements, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or (iii) Indebtedness refunding or refinancing unsecured Indebtedness of the Borrower outstanding on the Restructuring Effective Date. Indebtedness outstanding under this Agreement shall constitute New Indebtedness.

        "Obligations" means all Contingent LC Indebtedness, Unpaid Reimbursement Obligations and other liabilities (if any), whether actual or contingent, of the Borrower in respect of Letters of Credit and all other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Bank, the Agent, or to any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, unincorporated association, joint venture or Governmental Authority or other entity.

        "Potential Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

        "Reference Rate" shall have the meaning ascribed to such term in the Three Year Credit Agreement as in effect on the date hereof.

        "Reimbursement Obligation" means Kmart's obligation to reimburse a Bank on account of any drawing under any Letter of Credit, as provided in Section 2.02, and as provided in any separate reimbursement agreements between Kmart and such Bank.

        "Required LC Issuance Banks" means, as of any date, Banks holding at least fifty-one percent (51%) of the aggregate of (i) the Maximum Trade A L/C Commitment Amounts, (ii) the Maximum Trade B L/C Commitment Amounts and (iii) the Maximum Standby L/C Commitment Amounts.

        "Scheduled Assets" means the assets of the Borrower identified on
Schedule 1.01 hereto.

        "Seasonal Credit Agreement" means the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of October 5, 1995 among Kmart, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

        "Security Documents" means the Kmart Pledge Agreement, the Collateral and Intercreditor Agreement and all other agreements, instruments or contracts in respect of which the Collateral Agent, any Bank or any nominee, agent or representative thereof shall have any rights, liens or other interests as security for the payment or performance of all or any part of the Obligations.

        "Standby Banks" means each Bank listed on Exhibit C hereto.

        "Standby Commitment Percentage" shall have the meaning ascribed to such term in Section 4.01(b).

        "Standby Letter of Credit" means standby letters of credit issued by a Standby Bank.

        "Subsidiary" means any corporation of which stock having by the terms thereof ordinary voting power to elect at least a majority of the board of directors of said corporation is at the time directly or indirectly owned by the Borrower or by the Borrower and one or more Subsidiaries or by one or more Subsidiaries.

        "Termination Date" means February 28, 1997.

        "364 Day Credit Agreement" means the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 5, 1995 among the Borrower, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

        "Three Year Credit Agreement" means the revolving credit facility evidenced by that certain Three Year Credit Agreement dated as of October 7, 1994 among the Borrower, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

        "Titled Letters of Credit" shall have the meaning ascribed to such term in Section 2.01(b)(ii).

        "Trade A Banks" means each Bank listed on Exhibit A hereto.

        "Trade A Letters of Credit" means Trade Letters of Credit issued by the Trade A Banks.

        "Trade B Banks" means each Bank listed on Exhibit B hereto.

        "Trade B Commitment Percentage" shall have the meaning ascribed to such term in Section 4.01(a).

        "Trade B Letters of Credit" means Trade Letters of Credit issued by the Trade B Banks.

        "Trade Letters of Credit" means a trade or commercial Letter of Credit issued by a Trade A Bank or a Trade B Bank.

        "Trigger Date" means the earliest to occur of (w) the date any Insolvency Proceeding is commenced by the Borrower, (x) any Insolvency Proceeding shall have been commenced against the Borrower and an order for relief shall be entered therein or such Insolvency Proceeding shall not have been dismissed within sixty (60) days after commencement thereof, (y) the date on which any of the loans under the Kmart Credit Agreements shall be declared or shall deemed to be immediately due and payable (except with respect to the failure to pay when due the principal amount under the credit agreement described in clause (d) of the definition of Kmart Bank Credit Agreements to the extent such failure is the subject of an effective forbearance agreement) and (z) October 3, 1997.

        "Unpaid Reimbursement Obligation" means any Reimbursement Obligation for which Kmart has not reimbursed the issuing Bank.

        "Warehouse Facility Credit Agreement" means the credit facilities evidenced by that certain Warehouse Facility Credit Agreement dated as of
October 7, 1994 among the Borrower, the other borrowers named therein, [      ],
as documentation agent thereunder, and the financial institutions signatory thereto.

        Section 1.02  Other Definitional Provisions.

        (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

        (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

        (c)  Certain Common Terms.

        1. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

        2. The term "including" is not limiting and means "including without limitation."

        (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

        (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

        (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

        (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

        Section 1.03  Accounting Principles.

        (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

        (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.


                                   ARTICLE II

                         ISSUANCE OF LETTERS OF CREDIT

        Section 2.01 Amendment of Issuance Terms and Conditions. Provided that no Event of Default has occurred and is continuing and provided further that borrowings and letter of credit issuances are not unavailable under the Three Year Credit Agreement as a result of a "Potential Default" thereunder, and subject to the other conditions to the issuance of a Letter of Credit set forth in Section 3.02 hereof, each Bank agrees that it will continue to issue Letters of Credit at the request of Kmart, subject to the following terms and conditions and also subject to the customary operating procedures instituted by each Bank with respect to the issuance of letters of credit:

        (a) Trade A Banks. After the date hereof, until the Termination Date, each Trade A Bank agrees to issue Trade Letters of Credit payable upon presentation of sight drafts from time to time at the request and for the account of Kmart; provided that after giving effect to any such issuance, the aggregate undrawn face amount of outstanding Trade A Letters of Credit issued by such Bank shall not exceed such Bank's Maximum Trade A L/C Commitment Amount less the Unpaid Reimbursement Obligation to such Trade A Bank. If at any time, the aggregate face amount of outstanding Trade A Letters of Credit issued by any Trade A Bank exceeds such Trade A Bank's Maximum Trade A L/C Commitment Amount by reason of reductions in the Maximum Trade A L/C Commitment Amount pursuant to clauses (ii) and (iii) of the definition thereof (after giving effect to such reduction), then Kmart shall concurrently provide such Bank with cash collateral for the Reimbursement Obligations to such Trade A Bank in an amount equal to the difference between the Maximum Trade A L/C Commitment Amount (as so reduced) and the aggregate undrawn face amount of all Trade A Letters of Credit issued by such

   Trade A Bank and outstanding at such time, pursuant to a cash collateral agreement reasonably acceptable to such Trade A Bank. The Trade A Banks also agree that amendments and/or extensions will continue to be made to Trade A Letters of Credit in accordance with customary past practices, subject to the other provisions of this Agreement. Each Trade A Letter of Credit shall have an expiry date no later than 120 days from the date of issuance. No Trade A Letter of Credit shall have an expiry date after the Termination Date, unless, with the consent of such Trade A Bank, Kmart agrees in writing, at the time of issuance thereof, to provide on the Termination Date cash collateral in an amount equal to the aggregate undrawn face amount of such Trade A Letter of Credit, pursuant to a cash collateral agreement reasonably acceptable to such Trade A Bank.

        (b)  Trade B Banks.

             (i) Commitment to Issue. After the date hereof, until the Termination Date, each Trade B Bank agrees to issue Trade Letters of Credit payable upon presentation of sight drafts from time to time at the request and for the account of Kmart; provided that after giving effect to any such issuance, the aggregate undrawn face amount of outstanding Trade B Letters of Credit issued by such Bank shall not exceed such Bank's Maximum Trade B L/C Commitment Amount less the Unpaid Reimbursement Obligation to such Trade B Bank. If at any time, the aggregate face amount of outstanding Trade B Letters of Credit issued by any Trade B Bank exceeds such Trade B Bank's Maximum Trade B L/C Commitment Amount by reason of reductions in the Maximum Trade B L/C Commitment Amount pursuant to clauses (i) and (ii) of the definition thereof (after giving effect to such reduction), then Kmart shall concurrently provide such Bank with cash collateral for the Reimbursement Obligations to such Bank in an amount equal to the difference between the Maximum Trade B L/C Commitment Amount (as so reduced) and the aggregate undrawn face amount of all Trade B Letters of Credit issued by such Trade B Bank and outstanding at such time, pursuant to a cash collateral agreement reasonably acceptable to such Trade B Bank. The Trade B Banks also agree that amendments and/or extensions will continue to be made to Trade B Letters of Credit in accordance with customary past practices, subject to the other provisions of this Agreement. Each Trade B Letter of Credit shall have an expiry date no later than 120 days from the date of issuance. No Trade B Letter of Credit shall have an expiry date after the Termination Date, unless, with the consent of such

   Trade B Bank, Kmart agrees in writing, at the time of issuance thereof, to provide on the Termination Date cash collateral in an amount equal to the aggregate undrawn face amount of such Trade B Letter of Credit, pursuant to a cash collateral agreement acceptable to such Trade B Bank.

             (ii) Titled Letters of Credit. Notwithstanding any other term or condition of this Agreement, at the time of issuance of each Trade B Letter of Credit, after giving effect to such issuance, Kmart shall have secured its Reimbursement Obligations in respect of Titled Letters of Credit by pledging (pursuant to customary documentation in form and substance reasonably satisfactory to such Trade B Bank) to such Trade B Bank all shipping documents, warehouse receipts, policies or certificates of insurance and other documents or instruments accompanying or relating to drafts to be drawn under Titled Letters of Credit. "Titled Letters of Credit" shall mean an aggregate face amount of Trade B Letters of Credit issued after the Effective Date equal to thirty five percent (35%) (or as close to 35% as denominations of such Letters of Credit permit) of the aggregate face amount of the Existing Trade B Letters of Credit of such Trade B Bank which are paid to the beneficiaries thereof or in respect of which amounts are paid directly to the beneficiaries by Kmart. Kmart agrees that all bills of lading and, to the extent applicable, other documents thereunder, relating to the Titled Letters of Credit shall be negotiable and shall be drawn to the order of the Trade B Bank issuing the Titled Letters of Credit in question, and no Titled Letters of Credit shall provide for "air delivery".

        (c) Standby Banks. After the date hereof, until the Termination Date, each Standby Bank agrees to issue Standby Letters of Credit supporting obligations comparable to those obligations underlying Existing Standby Letters of Credit issued by such Standby Bank and extend Existing Standby Letters of Credit from time to time at the request and for the account of Kmart; provided that after giving effect to any such issuance or extension, the aggregate undrawn face amount of outstanding Standby Letters of Credit issued by such Bank shall not exceed such Bank's Maximum Standby L/C Commitment Amount less the Unpaid Reimbursement Obligation to such Standby Bank. If at any time, the aggregate face amount of outstanding Standby Letters of Credit issued by any Standby Bank exceeds such Standby Bank's Maximum Standby L/C Commitment Amount by reason of reductions in the Maximum Standby L/C Commitment

   Amount pursuant to clauses (ii) and (iii) of the definition thereof (after giving effect to such reduction), then Kmart shall concurrently provide such Bank with cash collateral for the Reimbursement Obligations to such Bank in an amount equal to the difference between the Maximum Standby L/C Commitment Amount (as so reduced) and the aggregate undrawn face amount of all Standby Letters of Credit issued by such Standby Bank at such time, pursuant to a cash collateral agreement reasonably acceptable to such Bank. If Kmart requests a Standby Bank to extend an outstanding Standby Letter of Credit and such extension would result in the aggregate undrawn face amount of outstanding Standby Letters of Credit issued by such Standby Bank exceeding such Bank's Maximum Standby L/C Commitment Amount less the Unpaid Reimbursement Obligation to such Standby Bank, then, such extension shall be conditioned on Kmart having provided cash collateral to the issuing Standby Bank in an amount equal to such excess, pursuant to a cash collateral agreement reasonably acceptable to such Standby Bank. Notwithstanding anything else to the contrary contained herein, a Standby Bank shall not be required to issue or extend a Standby Letter of Credit if after giving effect to the issuance thereof, the aggregate undrawn face amounts of all Standby Letters of Credit of such Standby Bank plus any Unpaid Reimbursement Obligations exceeds such Standby Bank's Maximum Standby L/C Commitment Amount as of the Effective Date. The Standby Banks also agree that amendments and/or extensions will continue to be made to Standby Letters of Credit in accordance with customary past practices, subject to the other provisions of this Agreement. Each Standby Letter of Credit shall have an expiry date no later than one year from the date of issuance. In addition, no Standby Letter of Credit shall have an expiry date after the Termination Date, unless, with the consent of such Standby Bank, Kmart agrees in writing, at the time of issuance thereof, to provide on the Termination Date cash collateral in an amount equal to the aggregate undrawn face amount of such Standby Letters of Credit, pursuant to a cash collateral agreement acceptable to such Standby Bank. If such Standby Letter of Credit is not so extended and is drawn by the beneficiary thereof, then pursuant to the provisions of Section 2.02 the Reimbursement Obligation of Kmart with respect thereto shall mature on February 28, 1997.

        Section 2.02 Reimbursement Obligations. The Borrower agrees to reimburse each Bank promptly upon demand, in immediately available funds, for the amount of each drawing or other payment under a Letter of Credit and for the amount of any taxes, and other customary or otherwise agreed to fees, charges or other costs and expenses incurred by such Bank in connection with any payment in respect of such Letter of Credit. In addition to the Reimbursement Obligation set forth in the preceding sentence, the Borrower shall comply with the terms, conditions and procedures set forth in any and all individual reimbursement agreements between the Borrower and such Bank. All Unpaid Reimbursement Obligations shall bear interest at a rate per annum equal to the greater of (i) the Reference Rate plus one percent
(1.0%) (or, from and after two days after demand is made, at the Reference Rate plus three percent (3.0%)) or (ii) the interest rate provided for in the individual reimbursement agreements between the Borrower and such Bank. If any Standby Letter of Credit is drawn as a result of not being extended past the Termination Date then (i) such Unpaid Reimbursement Obligation shall not be due and payable until February 28, 1997; provided that the Unpaid Reimbursement Obligation shall bear interest per annum (a) from the period beginning with the date of drawing until February 28, 1997 at the greater of (i) the Reference Rate plus one percent (1.0%) or (ii) the interest rate provided for in the individual reimbursement agreements between the Borrower and the issuing Bank and (b) from and after February
28, 1997 until paid at the greater of (i) the Reference Rate plus three percent (3.0%) or (ii) the interest rate provided for in the individual reimbursement agreements between the Borrower and the issuing Bank in respect of obligations past due.

        Section 2.03 Obligations Unconditional. The obligation of the Borrower to reimburse a Bank for drawings made under any Letter of Credit issued by it and the obligations of each Bank under Section 4.01 with respect thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                (i) any lack of validity or enforceability of such Letter of Credit;

               (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary of such Letter of Credit);

              (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the Bank under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (vi) the fact that an Event of Default or a Potential Default shall have occurred and be continuing.

        Section 2.04 Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to indemnify and hold harmless, each Bank from and against any and all actions, suits, proceedings, liabilities, damages, or other claims of any kind or nature whatsoever which may be made by or asserted against a Bank as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence, bad faith or willful misconduct of the Bank or (ii) the failure of a Bank to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between the Borrower and each Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by a Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, a Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of a Bank (including any Government Acts). None of the above shall affect, impair, or prevent the vesting of any Bank's rights or powers hereunder.

        In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by a Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Bank under any resulting liability to the Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have no obligation to indemnify a Bank in respect of any liability incurred by a Bank arising solely out of the gross negligence or willful misconduct of the Bank. The right of indemnification in the first sentence of the first paragraph of this Section
2.04 shall not prejudice any rights that the Borrower may otherwise have (subject to the other provisions of this Agreement) against a Bank with respect to a Letter of Credit issued hereunder. In addition, and without limiting the generality of Article IX hereof, the Agent shall not (i) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty by the Borrower (or any affiliate or agent thereof) contained in any schedule, report, statement or other document referred to or provided herein or received by the Agent under or in connection with this Agreement or any Loan Document, or (ii) be responsible in any manner to the Borrower for any recital, statement, representation or warranty by any Bank (or any affiliate or agent thereof) contained in any schedule, report, statement or other document referred to or provided herein or received by the Agent under or in connection with this Agreement or any Loan Document. The Agent shall not be under any obligation to any Bank or to the Borrower to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document.

        Section 2.05 Fees. Concurrent with such Bank's execution hereof, Kmart agrees to pay (i) each Trade A Bank and each Trade B Bank an extension fee equal to 1% times 80% of the face amount of the Existing Trade A Letters of Credit and 1% of the face amount of the Existing Trade B Letters of Credit, as applicable, issued by it and (ii) each Standby Bank an extension fee equal to 1% times 80% of the face amount of the Existing Standby Letters of Credit issued by it. Kmart shall pay a letter of credit fee (the "Letter of Credit Fees") to each Bank, quarterly in arrears, based on the Average L/C Outstandings in an amount equal to (x) two percent (2.0%) per annum in respect of Letters of Credit existing as of the Effective Date and (y) three and one-half percent (3.5%) per annum in respect of Letters of Credit issued or extended after the Effective Date. Kmart shall also pay to each Bank such other fees, charges, taxes and expenses as are customarily charged by such Bank in connection with the issuance, administration and amendment of letters of credit.

        Section 2.06 Certain Allocation Considerations. To the fullest extent practicable (taking into account, among other things, the expiration date of such required letters of credit and the opportunity to obtain letters of credit past February 28, 1997 by cash collateralizing Reimbursement Obligations), Kmart agrees to satisfy its requirements for trade letters of credit and standby letters of credit by requesting Trade Letters of Credit from the Trade A Banks and the Trade B Banks pursuant to the commitment established by Sections 2.01(a) and 2.01(b) hereof and Standby letters of Credit from the Standby Banks pursuant to the commitment established by Section 2.01(c) hereof prior to utilizing any other trade letter of credit facility or standby letter of credit facility, as the case may be, including pursuant to the facility under the Three Year Credit Agreement. Kmart agrees to request the issuance of Trade Letters of Credit from particular Trade A Banks and Trade B Banks and Standby Letters of Credit from particular Standby Banks in amounts consistent with, as applicable, their relative Maximum Trade A L/C Commitment Amounts, Maximum Trade B L/C Commitment Amounts or Maximum Standby L/C Commitment Amounts to the extent practicable and equitably among the Banks.

        Section 2.07 Treatment of Cash Collateral. Cash collateral provided to any Bank hereunder shall be granted exclusively to such Bank and shall not be shared with any other Bank and it is further agreed and acknowledged by the parties hereto that the exercise of rights by a Bank in respect of cash collateral shall not be considered to be the exercise of the right of setoff. Each Bank agrees that any cash collateral supporting Letters of Credit issued hereunder or under the L/C Letter Agreement will be returned to Kmart to the extent (i) such Letters of Credit are drawn and Kmart reimburses such Bank for such drawn amount and there are no other Unpaid Reimbursement Obligations at such time, (ii) such Letters of Credit have been expired more than 21 days,
(iii) Kmart directly pays the
beneficiary thereunder and returns such Letter of Credit as required under
Section 2.08 or (iv) there are no disputes with respect to the failure of a Bank to honor a draw under a Letter of Credit. All funds in a cash collateral account shall be under the exclusive domain and control of the Bank.

        Section 2.08 Letters of Credit Paid Directly by Kmart. In the event that Kmart directly pays any beneficiary of a Letter of Credit, it shall promptly notify the issuing Banks and shall return to such Bank the Letter of Credit held by such beneficiary and paid directly by Kmart.


                                  ARTICLE III

                  ISSUANCE OF LETTERS OF CREDIT CONDITIONS

        Section 3.01 Conditions to Effectiveness of This Agreement. The occurrence of the Closing Date and the binding effect of this Agreement on each Bank are subject to the condition that each Bank shall have received all fees required to be paid to it hereunder and the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to each Bank:

        (a) Issuance Agreement. This Agreement executed by the Borrower and each of the Banks.

        (b) Security Documents. Each of the Security Documents executed by the Borrower, the Collateral Agent and the other parties thereto.

        (c)  Bylaws; Resolutions; Incumbency.

             (i) Copies of the bylaws of the Borrower and of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the extensions of credit contemplated hereby, each certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

                (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of its respective officers authorized to execute and deliver and perform, as applicable, this Agreement and all other Loan Documents and notices to be delivered by it hereunder.

        (d) Articles of Incorporation. (i) A copy of the Borrower's Articles of Incorporation as in effect on the Closing Date, including any amendments thereto, certified by the Michigan Department of Commerce, and (ii) good standing certificates for the Borrower from the Michigan Department of Commerce and from the Secretaries of State of California and New York, each dated not more than ten (10) days prior to the Closing Date.

        (e) Legal Opinions. An opinion of internal counsel and of outside counsel reasonably acceptable to the Agent in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Borrower, (b) the authority of the Borrower to enter into this Agreement and the other Loan Documents and the due execution and delivery thereof, (c) that the obligations of the Borrower under this Agreement and the other Loan Documents are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations applicable to the Borrower, (e) perfection and priority of the liens granted under the Security Documents and (f) such other matters as the Agent may reasonably request.

        (f) Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating (which statement shall be true and correct) that:

             (i) the representations and warranties of the Borrower contained in Article V are true and correct on and as of such date, as though made on and as of such date;

            (ii) no Potential Default or Event of Default exists as of the date of such certificate (except to the extent referenced in that certain letter agreement dated December 22, 1995 among the Borrower and the financial institutions party thereto);

            (ii)  no Material Adverse Effect has occurred since the Effective
   Date;

            (iv) no default has occurred and is continuing in respect of any Indebtedness of the Borrower and its Subsidiaries with an aggregate principal amount in excess of $50,000,000 (except with respect to the failure to pay when due the principal amount under the credit agreement described in clause (d) of the definition of Kmart Bank Credit Agreements which failure is currently the subject of a forbearance agreement by 85% of the financial institutions party thereto); and

               (v) all consents and approvals required to consummate the transactions contemplated by this Agreement have been obtained or waived.

        (g) Amendments to Other Credit Facilities. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements in respect of the Real Estate Debt has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent, (ii) amendments to the Three Year Credit Agreement and the 364 Day Credit Agreement shall have been executed and delivered by the "Required Banks" thereunder, (iii) amendments to the Seasonal Credit Agreement shall have been executed and delivered by all of the "Banks" thereunder, (iv) an amendment to the Warehouse Facility Credit Agreement shall have been executed and delivered by the "Required Banks" thereunder, (v) an amendment to, or a forbearance agreement in respect of, the Big Beaver I Credit Agreement shall have been executed and delivered by financial institutions party thereto holding at least 85% of the outstanding loans thereunder, (vi) an amendment to the Big Beaver II Credit Agreement shall have been executed and delivered by the "Required Banks" thereunder; each on substantially the terms and conditions set forth in that certain Summary of Indicative Terms dated December 17, 1995.

        (h) Other Documents. Such other approvals, opinions or documents as any Bank may have reasonably requested.

        Section 3.02 Conditions to All Letter of Credit Issuances. The obligation of any Bank to issue or extend a Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent on the relevant Issuance Date:

        (a) Continuation of Representations and Warranties. The representations and warranties made by the Borrower contained in
   Article V shall be true and correct on and as of such Issuance Date with the same effect as if made on and as of such Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

        (b) No Existing Default. No Event or Default shall exist or shall result from such issuance of such Letter of Credit (except to the extent referenced in that certain letter agreement dated December 22, 1995 among the Borrower and the financial institutions party thereto).

        (c) No Failure to Issue and Lend Under Three Year Credit Agreement. Borrowings and letter of credit issuances are not unavailable under the Three Year Credit Agreement as a result of a "Potential Default" thereunder.

        (d) No Unpaid Reimbursement Obligations. There shall not be any Unpaid Reimbursement Obligations to any of the Banks for a period in excess of two (2) Business Days after demand therefor.

        (e) Titled Letters of Credit. With respect to the issuance of Letters of Credit by a Trade B Bank, the Borrower shall have complied with the condition in Section 2.01(b)(ii) for Titled Letters of Credit.

Each request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower, as of the date of each such request and as of the Issuance Date re lating thereto, that the conditions in this Section 3.02 are satisfied.


                                   ARTICLE IV

                                  ADJUSTMENTS

        Section 4.01 Participations by Trade B Banks and Standby Banks in Letters of Credit.

        (a) Trade B Banks. Upon the occurrence of a Trigger Date, each Trade B Bank shall be deemed to have irrevocably purchased, without regard to the occurrence of any Potential Default or Event of Default or any other condition precedent whatsoever, a risk participation in a portion of each outstanding Trade B Letter of Credit of each other Trade B Bank in an amount equal to the face amount of such outstanding Trade B Letter of Credit times a fraction, the numerator of which is such participating Trade B Bank's Maximum Trade B L/C Commitment Amount on the Trigger Date and the denominator of which is the aggregate Maximum Trade B L/C Commitment Amount of all Trade B Banks on the Trigger Date (the percentage equivalent to such fraction, the "Trade B Commitment Percentage"). Each Trade B Bank that has issued Trade B Letters of Credit that are outstanding upon the occurrence of a Trigger Date shall be deemed to have sold risk participations in such outstanding Trade B Letters of Credit to each other Trade B Bank in the amounts contemplated by the preceding sentence. On and after the occurrence of the Trigger Date, in the event that the Borrower shall fail to reimburse a Trade B Bank as provided in Section 2.02 in an amount equal to the amount of any drawing honored by a Trade B Bank under a Trade B Letter of Credit issued by it in accordance with the terms hereof, such Trade B Bank shall promptly notify each other Trade B Bank of the unreimbursed amount of such drawing and of such other Trade B Bank's respective participation therein in accordance with the first sentence of this Section 4.01(a). Each such participating Trade B Bank shall make available to the issuing and unreimbursed Trade B
Bank in immediately available funds, not later than 1:00 p.m. (New York
City time) on the Business Day after the date such Trade B Bank is so notified, an amount equal to (i) such unreimbursed drawing multiplied by
(ii) such Trade B Bank's Trade B Commitment Percentage. In the event and to the extent that an issuing Trade B Bank receives any reimbursement or repayment for drawings honored by such issuing Trade B Bank (including by the application of cash collateral or other collateral), the issuing Trade
B Bank shall distribute to each other Trade B Bank which has paid all amounts payable by it under this Section 4.01(a), such other Trade B Bank's Trade B Commitment Percentage of all such reimbursements or payments. In the event that any Trade B Bank fails to make available to the issuing
Trade B Bank the amount of such Bank's participation in accordance with this Section 4.01(a), (a) the issuing Trade B Bank shall be entitled to recover such amount on demand with interest (i) for the first two Business Days after notification at the Federal Funds Rate and (ii) thereafter, at the Reference Rate plus one percent (1%) and (b) the issuing Trade B Bank may withhold distributions of payments and reimbursements or exercise any other available remedies.

        (b) Standby Banks. Upon the occurrence of a Trigger Date, each Standby Bank shall be deemed to have irrevocably purchased, without regard to the occurrence of any Potential Default or Event of Default or any other condition precedent whatsoever, a risk participation in a portion of each outstanding Standby Letter of Credit (and in fees to accrue with respect thereto) of each other Standby Bank in an amount equal to the face amount of such outstanding Standby Letter of Credit times a fraction, the numerator of which is such participating Standby Bank's Maximum Standby L/C Commitment Amount on the Trigger Date and the denominator of which is the aggregate Maximum Standby L/C Commitment Amount of all Standby Banks on the Trigger Date (the percentage equivalent to such fraction, the "Standby Commitment Percentage"). Each Standby Bank that has issued Standby Letters of Credit that are outstanding upon the occurrence of a Trigger Date shall be deemed to have sold risk participations in such outstanding Standby Letters of Credit to each other Standby Bank in the amounts contemplated by the preceding sentence. On and after the occurrence of a Trigger Date, in the event that the Borrower shall fail to reimburse a Standby Bank as provided in Section 2.02 in an amount equal to the amount of any drawing honored by a Standby Bank under a Standby Letter of Credit issued by it in accordance with the terms hereof, such Standby Bank shall promptly notify each other Standby Bank of the unreimbursed amount of such drawing and of such other Standby Bank's respective participation therein in accordance with the first sentence of this Section 4.01(b). Each such participating Standby Bank shall make available to the issuing and unreimbursed Standby Bank in immediately available funds, not later than 1:00 p.m. (New York City time) on the Business Day after the date such Standby Bank is so notified, an amount equal to (i) such unreimbursed drawing multiplied by (ii) such Standby
Bank's Standby Commitment Percentage. In the event and to the extent that an issuing Standby Bank receives any reimbursement or repayment for drawings honored by such issuing Standby Bank (including by the application of cash collateral or other collateral), the issuing Standby Bank shall distribute to each other Standby Bank which has paid all amounts payable by it under this Section 4.01(b) such other Standby Bank's Standby Commitment Percentage of all such reimbursements or payments. In the event that any Standby Bank fails to make available to the issuing Standby Bank the amount of such Standby Bank's participation in accordance with this Section
4.01(b), the issuing Standby Bank shall be entitled to recover such amount on demand with interest (i) for the first two Business Days after notification at the Federal Funds Rate and (ii) thereafter, at the Reference Rate plus one percent (1%) and (b) the issuing Standby Bank may withhold distributions of payments and reimbursements or exercise any other available remedies.

        (c) Reservations of Rights. Nothing in this Section 4.01 shall be deemed to prejudice the right of any Bank to recover from the issuing Bank any amount made available by such Bank to such issuing Bank pursuant to this
Section 4.01 in the event that it is finally determined by a court of competent jurisdiction that the payment by such issuing Bank with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such issuing Bank.

        (d) Administration. Solely as an accommodation (and not for the purpose of creating any obligations not specifically set forth in the other provisions hereof), the Agent may keep records of the participations purchased and sold pursuant to, and administer the provisions of, this Section 4.01.

        Section 4.02 Purchases upon the Occurrence of a Trigger Date. Upon the occurrence of a Trigger Date, each Trade A Bank and each Standby Bank shall promptly purchase in immediately available funds, without regard to the occurrence of any Potential Default or Event of Default or any other condition precedent whatsoever, a participation in a portion of the Aggregate Credit Exposure in an amount (the "Cross Facility Participation Purchase Price") equal to (1) such Bank's Adjusted Availability minus (ii) the product of (A) such Bank's Adjusted Availability times (B) a fraction, the numerator of which is the sum or such Bank's Maximum Trade A L/C Commitment Amount, if any, and such Banks Maximum Standby L/C Commitment Amount, if any, and the denominator of which is the sum of (x) such Bank's Maximum Trade A L/C Commitment Amount, if any, and such Bank's Maximum Standby L/C Commitment Amount, if any, and (y) the Aggregate Credit Exposure. Each Kmart Credit Agreement Bank is a third-party beneficiary of this Section 4.02.

        Section 4.03 Administration of Cross Facility Participation Mechanics. The required Cross Facility Participation Purchase Price shall be determined by the Agent which determination shall be conclusive and binding in the absence of manifest error. The Agent shall keep records of participations purchased pursuant to Section 4.02 and related matters which records shall be conclusive and binding in the absence of manifest error. Promptly after notification by the Agent, each Trade A Bank and Standby Bank shall transfer in cash the Cross Facility Participation Purchase Price to the Agent or to the particular Kmart Credit Agreement Bank(s) (or its agent under the relevant facility) as the Agent may direct. The Agent shall transfer the applicable portion of the Cross Facility Participation Purchase Price which it receives to the appropriate Kmart Credit Agreement Bank (or to the agent under the relevant facility); provided that the Agent may hold in escrow (or in a noninterest bearing account in the name of the Agent) that portion of the Cross Facility Participation Purchase Price allocable to contingent obligations included in the Aggregate Credit Exposure; and provided further that the Agent may condition the transfer to a Kmart Credit Agreement Bank (or to the agent under the relevant facility) of any portion of the Cross Facility Participation Purchase Price on the execution of customary agreements to evidence the purchase of a participation. Participations shall be allocated ratably among each Kmart Credit Agreement Bank and the different types of obligations in respect of the Aggregate Credit Exposure, including among contingent letter of credit obligations and funded debt. On a date or dates selected by the Agent after the Trigger Date, but no more frequently than once every one hundred twenty (120) days, the Agent may recalculate the appropriate Cross Facility Participation Purchase Price based upon, among other relevant events, changes in the Maximum Trade A L/C Commitment Amount or Maximum
Standby L/C Commitment Amount after the Trigger Date, the expiration without drawing of letters of credit included in the Aggregate Credit Exposure and other events which lead to an increase or decrease in the Aggregate Credit Exposure or the Adjusted Availability. In the event of any such recalculation, each Trade A Bank and Standby Bank shall transfer in immediately available funds to the particular Kmart Credit Agreement Banks (or its agent under the relevant facility) as the Agent may direct the amount designated by the Agent to take account of such recalculation or the Agent shall transfer to a Trade A Bank or Standby Bank the appropriate amount of any amounts that may be held in escrow (or in a noninterest bearing account in the name of the Agent) or amounts obtained from the Kmart Credit Agreement Banks.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to each Bank that:

        Section 5.01 Organization and Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business and is in good standing in each additional jurisdiction where failure to so qualify would have an effect which, when taken together with the simultaneous effect of failure to qualify in any other jurisdictions, would in the aggregate have a Material Adverse Effect.

        Section 5.02 Authorization; No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any requirement of law or of the terms of the Borrower's articles of incorporation or by-laws, or of any agreement, undertaking, contract or other obligation to which the Borrower is a party or by which it is bound.

        Section 5.03 Consents and Approvals. No consent, waiver, approval, notification of, or registration or filing with, any Governmental Authority or any non-governmental Person is required in connection with the execution and delivery by the Borrower of this Agreement or the other Loan Documents or the extension of credit support to the Borrower hereunder or in connection with the consummation of any transaction contemplated hereby.

        Section 5.04 Binding Effect. This Agreement and all of the other Loan Documents are valid, binding and enforceable against the Borrower in accordance with the terms thereof (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

        Section 5.05 Litigation. No litigation or governmental proceeding is pending or, to the knowledge of the Borrower, threatened, against the Borrower for which sufficient provision has not been made in the financial statements of the Borrower and which could have a material adverse effect on the Borrower's condition or business, financial or otherwise, or which purport to affect or pertain to this Agreement or any of the transactions contemplated hereby.

        Section 5.06 Financial Statements. The balance sheet and the related statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries contained in the quarterly report of the Borrower filed with the U.S. Securities and Exchange Commission (the "SEC") on Form 10-Q for the quarter ended October 25, 1995 are complete and accurate in all material respects and present fairly the financial condition of the Borrower and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied.

        Section 5.07 Use of Proceeds; Margin Regulations. After applying the proceeds of any extensions of credit hereunder, not more than 25% of the value of the assets of the Borrower and its Subsidiaries will consist of "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board. The Borrower is not generally engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock.

        Section 5.08 No Default. No Event of Default exists or would result from the effectiveness of this Agreement or from the incurring of any obligations as a result of the issuance or extension of any Letter of Credit and borrowings and letter of credit issuances are not unavailable under the Three Year Credit Agreement as a result of a "Potential Default" thereunder.

        Section 5.09 Taxes. The Borrower has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that could, if made, have a Material Adverse Effect.

        Section 5.10 Insurance. The properties and business of the Borrower are insured in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Borrower operates.

        Section 5.11 Compliance With Laws. The Borrower is in compliance with all applicable laws, rules and regulations (including environmental laws, rules and regulations and the Employee Retirement Income Security Act of 1976, as amended, and all regulations thereunder) except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any Bank shall have any commitment to issue or extend Letters of Credit hereunder, and for as long as any Letters of Credit are outstanding or there are any Unpaid Reimbursement
Obligations:

        Section 6.01 Payment of Taxes. The Borrower will pay, when due, all taxes assessed against the Borrower or its property and all other claims which may become a Lien upon any of its property, except to the extent that (a) the same are being contested in good faith by appropriate proceedings, and (b) adequate reserves for payment thereof have been established in accordance with GAAP.

        Section 6.02 Insurance. The Borrower shall maintain insurance with respect to its properties and business in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Borrower operates.

        Section 6.03 Preservation of Corporate Existence, Etc. The Borrower shall:

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; and

        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.01 and dispositions of assets permitted by Section 7.02.

        Section 6.04 Maintenance of Property. The Borrower shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by Section 7.02.

        Section 6.05 Compliance with Laws. The Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

        Section 6.06 Books and Records; Other Information. The Borrower shall maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, and will provide to each Banks such other information as they may reasonably request and which is reasonably available to the Borrower or can be reasonably computed from the Borrower's books and records.

     Section 6.07  Financial Information.  The Borrower shall deliver to each
Bank:

        (a)  within sixty (60) days after the end of each of the first three
   (3) fiscal quarters of the Borrower, copies of (i) the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter,
   (ii) the consolidated statement of income of the Borrower and its Subsidiaries for such quarter and for the period from the end of the most recent fiscal year of the Borrower through the end of such quarter,
   (iii) the consolidated statement of cash flows of the Borrower and its Subsidiaries for the period from the end of the most recent fiscal year of the Borrower through the end of such quarter, all prepared in accordance with GAAP and certified by a Responsible Officer as being a fair statement of results for the periods covered thereby, subject to ordinary year-end audit adjustments;

        (b) concurrently with the delivery of the financial statements referred to in Sections 6.07(a) and (c), a certificate duly completed and executed by a Responsible Officer, as to compliance by the Borrower with the covenants contained in Sections 7.04 and 7.05 hereof, and stating that no Potential Default or Event of Default then exists (or, if any should then exist, identifying the same and stating any actions being taken by the Borrower with respect thereto);

        (c) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, copies of (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, (ii) the consolidated statement of income of the Borrower and its Subsidiaries for such fiscal year, and (iii) the consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and certified by a nationally recognized independent public accounting firm;

        (d) the financial statements, certificates, schedules, documents and other information set forth on Schedule 6.07 within the time periods therein specified; and

        (e) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders and copies of all Forms 10K, 10Q and 8K that the Borrower files with the SEC.

        Section 6.08 Notices. The Borrower shall notify each Bank promptly, but not later than three (3) Business Days after the Borrower becomes aware thereof, of the occurrence of:

        (i)  any Event of Default;

        (ii) any Potential Default or the existence of a condition in which the lenders under the Three Year Credit Agreement are not making available borrowings and letters of credit as a result of a "Potential Default" thereunder;

        (iii) any Material Adverse Effect or any event or other development which could have a Material Adverse Effect; or

        (iv)  any Reportable Event.

        Section 6.09 Maintenance of Deposits. The Borrower shall at all times maintain with one or more financial institutions that are members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Borrower and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course of business, consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Borrower's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 6.09.

        Section 6.10 Most Favored Lender Status. If the Borrower, any Subsidiary or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of (i) adding any new or additional covenants or defaults applicable to the Borrower or any Subsidiary, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Borrower, any Subsidiary or any obligor under the Real Estate Debt, any covenant or default applicable to the Borrower or any Subsidiary under such Real Estate Debt or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against the Borrower or any Subsidiary, then, in each such event, the Borrower shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required LC Issuance Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference in the event such modifications are made to the Real Estate Debt Documents without the Borrower entering into concurrent amendments as required by this Section 6.09.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any Bank shall have any commitment to issue or extend Letters of Credit hereunder, and for as long as any Letters of Credit are outstanding or there are any Unpaid Reimbursement
Obligations:

        Section 7.01 Consolidations and Mergers. The Borrower shall not merge or consolidate with any other Person, unless:

        (a) the successor formed by or resulting from such consolidation or merger is the Borrower or a Subsidiary of the Borrower (and, if the survivor is a Subsidiary of the Borrower, such Subsidiary shall affirm the Borrower's Obligations under the Loan Documents in writing); and

        (b) no Event of Default or Potential Default shall have occurred and then be continuing or would arise after giving effect thereto.

        Section 7.02 Disposition of Assets. The Borrower shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

        (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

        (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

        (c) dispositions of inventory or equipment by the Borrower to any Subsidiary pursuant to reasonable business requirements;

        (d)  dispositions of Scheduled Assets; and

        (e) other dispositions of assets having, in any fiscal year of the Borrower, an aggregate book value not exceeding 10% of the Borrower's consolidated total assets as of the end of the most recently ended fiscal year of the Borrower, as reflected in the Borrower's balance sheet contained in its audited financial statements for such fiscal year;

provided, however, that this Section 7.02 shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Borrower, even if such an entity is no longer a Subsidiary of the Borrower, if (A) (x) consideration received is equal to the fair market value (as reasonably determined by the Borrower) or (y) the Borrower's board of directors reasonably deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Borrower and (B) the consideration is treated in the manner required by the Security Documents to the extent such capital stock or assets is pledged thereunder.

        Section 7.03 Limitation on Liens. The Borrower shall not, and shall not permit any Subsidiary (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. (Czech operations) on such Person's assets prior to the Restructuring Effective Date) to, create, incur or suffer to exist any Lien on any assets of the Borrower or any such Subsidiary whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

        (a)  Liens for taxes not delinquent or being contested in good faith;

        (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course and Liens securing obligations to mechanics, materialmen bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;

        (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

        (d) mortgages, security interests and Liens on assets of the Borrower or any Subsidiary existing on the Restructuring Effective Date, and set forth on Schedule 7.03, which secure any Indebtedness of the Borrower or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

        (e) Liens on property of the Borrower or any Subsidiary created concurrently with the release of existing Liens on other property of the Borrower or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the property subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty or condemnation or eminent domain event, or the discovery of such environmental condition, or the occurrence of such store closing);

        (f) Liens on Deposits in favor of the Kmart Bank Group and liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

        (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness of the Borrower and its other Sub sidiaries (including, without limitation, New Indebtedness incurred pursuant to this Agreement); provided that such Liens to secure New Indebtedness shall encumber only

             (i) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under this Agreement in substitution of a Lien on noncurrent assets); and

            (ii) documents of title relating to Titled Letters of Credit:

   provided further that no such Lien shall be permitted under this clause
   (g) to secure any unsecured Indebtedness of the Borrower or any Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof;

        (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries;

        (i) Liens on cash collateral to secure the Borrower's reimbursement obligations under Letters of Credit issued pursuant to this Agreement to the extent provided for herein; and

        (j) Liens on cash collateral to secure the Borrower's reimbursement obligations under two standby letters of credit issued by Bankers Trust Company after the Restructuring Effective Date in an aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or (y) $25,000,000.

        Section 7.04 EBITDAR Coverage Ratio. The Borrower shall not permit its ratio of

        (a) EBITDAR (measured as of the end of any fiscal quarter for the four-fiscal-quarters then ended) to

        (b) the sum of (i) consolidated net interest expense for such four fiscal quarter period plus (ii) consolidated Rent Expense for such four fiscal quarter period to be less than 1.50 to 1.00.

        Section 7.05 Consolidated Net Worth. The Borrower shall not permit its Consolidated Net Worth at any time to be less than Four Billion Five Hundred Million Dollars ($4,500,000,000).

        Section 7.06 Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Borrower, (b) the Borrower may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and (c) the Borrower may declare and pay dividends in respect of its preferred stock issued and outstanding as of the Effective Date until such time as the Borrower shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Borrower.

        Section 7.07 Payment of Indebtedness. (a) During the period from December 17, 1995 through February 28, 1997, the Borrower shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Borrower may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than (i) scheduled payments on the Real Estate Debt set forth on Schedule 7.07 and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Borrower; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date), (v) ratable payments of principal of the Real Estate Debt concurrently with the making of any payments or reduction of commitments and ceiling amounts in respect of the Indebtedness under the Kmart Credit Agreements or other Real Estate Debt, to the extent required pursuant to

Sections 2.2, 2.3 or 2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date, (vi) ratable payments of principal under any of the Kmart Credit Agreements concurrently with the making of any prepayments or reduction of commitments under other of the Kmart Credit Agreements to the extent required pursuant to the terms of the Kmart Credit Agreements, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices,
(viii) payments in respect of the termination of leases to the extent that the Borrower believes that such payments provide a substantial benefit to the Borrower (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Borrower and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) for all such payments, (ix) repayment of Indebtedness secured by Liens on real property in connection with the sale or other disposition of such real property provided that the Borrower or such Subsidiary receives net cash proceeds from such sale or disposition in excess of the Indebtedness required to be repaid, (x) mandatory principal payments under the Big Beaver Credit Facilities and the Warehouse Facility Credit Agreement as a result of project dispositions or project refinancings, (xi) principal payments on the February 28, 1997 scheduled maturity of the Seasonal Credit Agreement and the Big Beaver Credit Facilities, (xii) payments in respect of New Indebtedness, (xiii) payments of reimbursement obligations under letters of credit issued hereunder and under the Three Year Credit Agreement and (xiv) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Borrower and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Kmart Credit Agreements.

         (b) During the period from December 17, 1995 through October 3, 1997, the Borrower shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Borrower may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 7.07(a)(iii), (iv), (v), (vi), (ix), (x), (xii) and (xiii), (ii) payments in respect of the termination of leases to the extent that the Borrower believes that such payments provide a substantial benefit to the Borrower, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Borrower and (b) One Hundred Twenty Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in the aggregate in any fiscal year of the Borrower and (b) Seventy Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Kmart Credit Agreements.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

        Section 8.01 Event of Default. Any of the following shall constitute an "Event of Default":

        (a) Non-Payment of Reimbursement Obligations. The Borrower fails to pay, when and as required to be paid herein or under any Loan Document, any Reimbursement Obligation and such default shall continue unremedied for a period of two (2) Business Days after the date upon which notice thereof is received by the Borrower from any Bank;

        (b) Non-Payment of Interest or Fees. The Borrower fails to pay, when and as required to be paid herein or under any other Loan Document, any interest or any fees payable hereunder and such default shall continue unremedied for a period of five (5) Business Days after the date upon which notice thereof is received by the Borrower from any Bank;

        (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.02, 6.03, 6.08(i), 6.09, 6.10, 7.01, 7.02, 7.03, 7.06 or 7.07;

        (d) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Borrower by any Bank;

        (e) Representation or Warranty. Any representation or warranty by the Borrower made or deemed made herein proves to have been inaccurate or untrue in any material respect on or as of the date made or deemed made;

        (f) Cross Default; Cross-Acceleration. (i) The Borrower or any Subsidiary fails to make any payment of principal or interest or fees under any of the Other Credit Facilities or the Three Year Credit Agreement when due after taking into account any application of grace periods, or
   (ii) by reason of any action taken by the Borrower or any Subsidiary with the intent and capacity promptly to satisfy any obligation of the Borrower or any Subsidiary resulting therefrom, including, without limitation, the calling for payment by the Borrower of any of its Indebtedness or the termination by the Borrower of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Borrower or any Subsidiary fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities or the Three Year Credit Agreement) having an aggregate principal amount (including undrawn committed or available amounts) of more than Fifty Million Dollars ($50,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, (iv) the Borrower or any Subsidiary fails to pay any such other Indebtedness described in clause (iii) in full at its stated maturity (except for any such Indebtedness under that certain Loan Agreement dated as of January
   21, 1992 among the borrowers named therein, the financial institutions
   signatory thereto and [   ], as Managing Agent, for so long as any
   forbearance agreement contained in the "Fourth Amendment to Loan
   Agreement and Limited Forbearance" dated as of the Effective Date as in effect as of the Effective Date in respect of such Indebtedness remains in full force and effect) or (v) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement) or all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 7.07);

        (g) ERISA. The occurrence of a Reportable Event which the PBGC deems grounds to terminate any employee pension benefit plan or for the appointment of a trustee to administer such plan and such Reportable Event is not corrected and such determination by the PBGC is not revoked within thirty (30) days after notice thereof; or the institution of proceedings by the PBGC to terminate any such plan; or the appointment of a trustee to administer any such plan;

        (h) Monetary Judgments. A final judgment or judgments in excess of Fifty Million Dollars ($50,000,000) shall be entered against the Borrower by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal;

        (i) Insolvency; Voluntary Proceedings. The Borrower (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

        (j) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is entered in any Insolvency Proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its business;

        (k) Payments on Real Estate Debt. The Borrower or any Subsidiary shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the obligations under the Kmart Credit Agreements to the extent required thereunder;

        (l) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

                (i) the exercise of a Spin-Off Tenant Put Option against the Borrower by any Spin-Off Creditor and

                (ii) the expiration of the one hundred twenty (120) day period following the payment by the Borrower of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Borrower from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and
        (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120-day period, exceeds Fifteen Million Dollars ($15,000,000).

For purposes of this Section 8.01(1), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase

Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

        (m) Breach of Financing Agreements. The Borrower or any Subsidiary shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty-five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be im mediately due and payable.

        Section 8.02 Remedies. If any Event of Default has occurred and is continuing, the Agent shall, at the request of the Required LC Issuance Banks or may, with the consent of, the Required LC Issuance Banks:

        (a) declare the commitment of each Bank to issue or extend Letters of Credit to be terminated, whereupon all such commitments shall forthwith be terminated;

        (b) declare all amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

        (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in Section 8.01(i) or 8.01(j) above (upon the expiration of the 60-day period mentioned therein if applicable), the commitment of each Bank to issue or extend letters of credit shall automatically terminate and all amounts due hereunder or under any of the Loan Documents shall automatically become due and payable without further act of any Bank.

        In addition to the foregoing, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by any Bank, the Borrower shall deposit in a cash collateral account for the benefit of such Bank, pursuant to documentation acceptable to such Bank, cash in an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit (other than those for which full cash collateral has already been provided) issued by such Bank and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in any such cash collateral account, which funds shall be invested from time to time in certificates of deposit and other cash equivalents having a maturity not exceeding thirty days. Such funds shall be promptly applied by the relevant Bank to reimburse such Bank for drawings under such Letters of Credit, and if there are insufficient funds available to reimburse the Bank for all such drawings, then such funds shall be applied ratably in accordance with the face amounts of the related Letters of Credit. Such funds, if any, remaining in a cash collateral account following the later of (i) the payment of all obligations hereunder and all Reimbursement Obligations in full or (ii) the termination of all Events of Default shall, unless the Bank is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

        Section 8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                   THE AGENT

        Section 9.01 Appointment and Authorization. Each Bank hereby irrevocably (except as otherwise set forth in Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

        Section 9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-infact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        Section 9.03 Liability of Agent-Related Persons. No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

        Section 9.04  Reliance by Agent.

        (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this

Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required LC Issuance Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all of the Banks or the Required LC Issuance Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        (b) For purposes of determining compliance with the conditions specified in Section 3.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        Section 9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default, or of the occurrence of any Trigger Date, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default" or "notice of trigger date". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Potential Default or Event of Default as shall be requested by the Required LC Issuance Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        Notwithstanding anything in this Agreement or any Loan Agreement to the contrary, the Agent shall not have any liability to any of the Banks or any of the Kmart Credit Agreement Banks for any acts or omissions in connection with the matters contemplated by Article IV of this Agreement other than for acts or omissions affirmatively taken in bad faith.

        Section 9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the

Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

        Section 9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata (as determined in accordance with their respective percentages of the aggregate issuance commitments hereunder) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the reimbursement of any drawing under a Letter of Credit) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other
Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The obligation of the Banks in this Section 9.07 shall survive the payment of all obligations hereunder or under any Loan Document and the resignation or replacement of the Agent.

        Section 9.08 Agent in Individual Capacity. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with
the Borrower and its Affiliates as though [   ] were not the Agent hereunder and
without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, [ ] or its Affiliates may receive information regarding the Borrower or its Subsidiaries and Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent and the terms "Bank" and "Banks" shall include [ ] in its individual capacity.

        Section 9.09 Successor Agent. The Agent may, and at the request of the Required LC Issuance Banks shall, resign as Agent, upon thirty days' notice to the Banks and the Borrower. If the Agent resigns under this Agreement, the Required LC Issuance Banks shall appoint from among the Banks a successor Agent which successor Agent shall be subject to the reasonable approval of the Borrower, provided no Event of Default or Potential Event of Default then exists. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Banks and subject to the approval of the Borrower, a successor Agent from among the Banks. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring
Agent's appointment, rights, powers and duties in such capacity shall be terminated. After any retiring Documentation Agent's resignation hereunder as Documentation Agent, the provisions of this Article IX and the other provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty days following a retiring Agent's notice of resignation, the retiring Agent's notice of resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent until such time, if any, as the Required LC Issuance Banks appoint a successor Agent as provided for above.


                                   ARTICLE X

                                 MISCELLANEOUS

        Section 10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required LC Issuance Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which
given; provided, however, that no such   waiver, amendment, or consent shall,
unless in writing and signed by all the Banks, do any of the following:

        (a)  increase the Maximum Standby L/C Commitment Amount, the
   Maximum Trade A L/C Commitment Amount or the Maximum Trade B L/C Commitment Amount of any Bank or amend the definitions of such terms in any manner which would result in any such amount being greater at any time than what it would be absent such amendment;

        (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder including the payment of any Reimbursement Obligation;

        (c) amend the definitions of Adjusted Availability, Availability, Required LC Issuance Banks, Titled Letters of Credit or Trigger Date;

        (d)  extend the Termination Date; and

        (e)  amend Sections 4.01, 4.02, 4.03 or 10.01;

   provided, further, that no such waiver, amendment, or consent shall reduce the rate of interest or fees payable to a Bank without the written and signed consent of such Bank and provided, further, that no amendment, waiver or consent shall, unless in writing and consented to and signed by the Agent, in addition to the Required LC Issuance Banks or all of the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

        Section 10.02  Notices.

        (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed, faxed, or delivered,
(i) if to the Borrower, to its address specified on the signature pages hereof;
(ii) if to any Bank or to the Agent, to its address specified on the signature pages hereof or otherwise indicated in a written notice to the other parties hereto; or (iii) as to any party to such other address as shall be designated by such party in a written notice to the other parties.

        (b) All such notices and communications shall, when transmitted by overnight delivery or by facsimile, be effective when delivered for overnight delivery or transmitted by facsimile (to be promptly confirmed by sender by telephone), respectively, or if delivered, upon delivery.

        Section 10.03 No Waiver. No failure to exercise and no delay in exercising, on the part of any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        Section 10.04 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

        (a) pay or reimburse each Bank and the Agent on demand for all costs and expenses incurred by such Bank or the Agent in connection with the development, preparation, delivery, administration and execution of the L/C Letter Agreement, this Agreement, any other Loan Document and any amendment, supplement, waiver or modification to this

   Agreement, any Loan Document or any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated
   hereby and thereby, including the Attorney   Costs incurred by it with
   respect thereto (including, but not limited to, the fees and expenses of Wachtell, Lipton, Rosen & Katz, special counsel to the Banks and the Attorney Costs of each Bank in connection with the execution and delivery of this Agreement;

        (b) pay or reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Borrower's Indebtedness or any Event of Default or Potential Default) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by any Bank and the Agent; and

        (c) pay or reimburse the Banks, the Agent or Wachtell, Lipton, Rosen & Katz on demand for all fees and expenses incurred by any consultant, accountant, advisor or other professional that may be retained by the Banks, the Agent or Wachtell, Lipton, Rosen & Katz after the date hereof in connection with this Agreement or the Borrower's financial condition or any actual or contemplated workout of the Borrower's financial obligations.

        Section 10.05 Indemnity. The Borrower agrees to indemnify and hold harmless the Banks, the Agent, and each director, officer, employee, attorney or agent of each of them (each, an "Indemnified Person") from and against any and all actions, suits, proceedings, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person by reason of this Agreement, any Letter of Credit or other Loan Document or any transaction contemplated hereby; provided, that no Indemnified Person shall be indemnified with respect to such party's breach, default, gross negligence or bad faith in performing its duties and obligations under this Agreement. Any Indemnified Person seeking indemnification pursuant hereto with respect to a third party claim must give the Borrower timely notice of any such claim and cooperate in the defense thereof, and the Borrower shall have the right to control the defense thereof and, if the same shall not involve any payment or performance by the Indemnified Person, settlement of such claim.

        Section 10.06 Successors and Assigns. Subject to Section 10.07 hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

        Section 10.07  Assignments, Participations, Etc.

        (a) Any Bank may, with the written consent of the Borrower, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to any other Bank) (each an "Assignee") all, or any part of, its rights and obligations hereunder and under the other Loan Documents; provided, however, that the Borrower may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until written notice of such assignment in form and substance reasonably satisfactory to the Borrower, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower, the Agent and the Collateral Agent; provided further that such Assignee shall accept the terms of this Agreement (including the obligations under Article IV) and the Security Documents pursuant to agreements reasonably acceptable to each of the other Banks party hereto and shall deliver a copy of such agreements to the Borrower.

        (b) From and after the date that the assignor Bank notifies the Borrower and each other Bank that the requirements of Section 10.07(a) are satisfied (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of a Bank hereunder the Loan Documents, and
(ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its additional obligations hereunder.

        Section 10.08 Notification of Addresses. Each Bank shall notify the Borrower in writing of any changes in the address to which notices to the Bank should be directed, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Borrower shall reasonably request.

        Section 10.09 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        Section 10.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        Section 10.11 No Third Parties Benefited. Except as otherwise indicated, this Agreement is made and entered into for the sole protection and legal benefit of the Borrower and the Banks and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The provisions of Section
4.03 shall be directly enforceable by each of the Kmart Credit Agreement Banks.

        Section 10.12  Governing Law and Jurisdiction.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        Section 10.13 Waiver of Jury Trial. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN

DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE AGENT AND THE BANKS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        Section 10.14 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement, and understanding among the Borrower and the Banks, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, provided that nothing herein shall affect the Borrower's obligations under the L/C Letter Agreement and any other arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of any of the Banks or the Agent.

        Section 10.15 Reaffirmation of Existing Obligations. Nothing contained in this Agreement shall alter, delay, impair, extend or affect any reimbursement or other obligation of Kmart to any Bank hereunder in respect of any Trade Letter of Credit or Standby Letter of Credit. Kmart hereby reaffirms its obligations set forth in such reimbursement and other documents previously delivered by Kmart in favor of the Banks, except to the extent expressly superseded by this Agreement. Nothing contained in this Agreement shall limit the rights of any Bank to enforce its remedies under the Uniform Commercial Code or the Uniform Customs and Practice for Documentary Credits.


                          [signature pages to follow]

        IN WITNESS WHEREOF, Kmart, the Agent and the Banks have executed this Agreement as of the date first above written.


                                       KMART CORPORATION




                                       By: ____________________________

                                       Name: __________________________

                                       Address:

                                       Kmart Corporation
                                       3100 West Big Beaver Road
                                       Troy, Michigan 48084-3163
                                       Attn: Treasurer
                                       Facsimile: (810) 643-5398
                                       Telephone: (810) 643-1000



            [Letter of Credit Issuance Agreement Signature Pages]

AMENDMENT NO. 1 TO 364 DAY CREDIT AGREEMENT


     This Amendment No. 1 TO 364 DAY CREDIT AGREEMENT (this "Amendment Agreement") is entered into as of December 22, 1995 by and among Kmart Corporation (the "Company"), the undersigned financial institutions (the "Banks") and [ ], as Documentation Agent (the "Agent").


                              W I T N E S S E T H:


     WHEREAS, the Company, the Banks and the Agent entered into that certain 364 Day Credit Agreement dated as of October 5, 1995 (as amended, restated, modified, or supplemented and as in effect from time to time, the "Credit Agreement"); and

     WHEREAS, the Company has requested that the Credit Agreement be amended in certain respects as set forth herein, and the Banks and the Agent are agreeable to the same, subject to the terms and conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

     2. Amendments to Credit Agreement.

     2.1 Section 1.01 of the Credit Agreement is hereby amended by (a) amending and restating the definitions of "Consolidated Net Worth", "EBITDAR", "Interest Payment Date", "Interest Period", "Material Adverse Effect", "Other Credit Facilities", "Termination Date" and "Type" in their entirety to read as follows:

     "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Company, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Company's investment in any Specialty Retail Subsidiary or in Builder's Square, Inc., Kmart Canada, Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Company's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

     "EBITDAR" means, for any applicable period, for the Company the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus
(d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Company's investment in Builder's Square, Inc., Kmart Canada, Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Company's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart s.r.o. (servicer of Czech and Slovak operations).

     "Interest Payment Date" means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan, and, with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and the Termination Date; provided, that if any Interest Period for a LIBOR Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

     "Interest Period" means with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR Loan) and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

           (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

           (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

           (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

     "Material Adverse Effect" means a material adverse change in, or material adverse effect upon, (a) the business, financial condition, operations, assets or prospects of the Company, or of the Company and its Subsidiaries taken as a whole, or (b) the Company's ability to perform its obligations under this Agreement or the Loan Documents, or (c) the validity or enforceability of this Agreement or any other Loan Document; provided, however, that any past or future reduction in the Company's credit rating or decline in the market price of the Company's stock shall not of themselves be deemed to constitute a Material Adverse Effect.

     "Other Credit Facilities" means, collectively: (a) the Seasonal Credit Facility, (b) the Three Year Credit Facility; and (c) the Warehouse Facility Credit Agreement.

           "Termination Date" means the earlier to occur of

           (a) October 3, 1997; and

           (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

           "Type" means, with respect to any Loan, its nature as a Reference Rate Loan or a LIBOR Loan;

(b) deleting the definitions of "CD Rate", "CD Rate Loan", "Extended Termination Date", "Extension Confirmation Date", "Extension Confirmation Notice", and "Extension Request" in their entirety; and (c) adding the definitions of "Bank Setoff Sharing Agreement", "Big Beaver Credit Facilities", "Capitalized Lease Obligations", "Cash Equivalents", "Ceiling Amount", "Deposits", "Deposit Threshold", "Kmart Bank Group", "Letter of Credit Issuance Agreement", "New Indebtedness", "Real Estate Debt", "Real Estate Debt Documents", "Required Deposit Amount", "Restricted Payment", "Restructuring and Repurchase Agreement", "Restructuring Closing Date", "Restructuring Effective Date", "Scheduled Assets", "Seasonal Credit Facility", "Set-Off and Sharing Agreement", "Three Year Credit Facility" and "Warehouse Facility Credit Agreement" as follows:

     "Bank Setoff Sharing Agreement" means that certain Bank Setoff Sharing Agreement dated as of the Restructuring Effective Date among the Banks party thereto, the Company and [ ], as agent.

     "Big Beaver Credit Facilities" means the revolving credit facilities evidenced by: (a) that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions signatory thereto
and [   ], as Managing Agent ("Big Beaver I Credit Facility"),
and (b) that certain Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial institutions signatory thereto, and
[   ], as Agent ("Big Beaver II Credit Facility").

     "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" means investments substantially of the type described on Schedule 1.01(c) hereof.

     "Ceiling Amount" means, at any time of determination, seven hundred million dollars ($700,000,000) less the aggregate amount of payments made in respect of the Loans after the Restructuring Effective Date pursuant to Section 2.07(b), as such amount may be increased from time to time with the written consent of all of the Banks.

     "Deposits" has the meaning specified in Section 6.09.

     "Deposit Threshold" means, at any time, the sum of (a) $400,000,000 plus
(b) an amount equal to (i) the increase
in the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of collateral securing the Real Estate Debt arising from the substitution of collateral after the Restructuring Effective Date to the extent permitted by Section 7.03(e) upon an event of casualty, condemnation or eminent domain event, or upon the existence of an environmental condition (but in any event excluding a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement)), to the extent such substitution is permitted under the Real Estate Debt Documents as in effect as of the Restructuring Closing Date, multiplied by a fraction, the numerator of which is equal to the sum of the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities at the time of such substitution and the denominator of which is equal to the Real Estate Debt outstanding at the time of such substitution, less (ii) the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of any property pledged to secure the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with such pledge of substituted collateral to the holders of the Real Estate Debt.

     "Kmart Bank Group" means the lending institutions from time to time party to one or more of this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities.

     "Letter of Credit Issuance Agreement" means that certain Letter of Credit Issuance Agreement dated as of the Restructuring Closing Date between the Company and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein.

     "New Indebtedness" means Indebtedness incurred by the Company or any of its Subsidiaries after the Restructuring Effective Date other than (i) any Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or (iii) Indebtedness refunding or refinancing unsecured Indebtedness of the Company outstanding on the Restructuring Effective Date. Indebtedness outstanding under the Letter of Credit Issuance Agreement shall constitute New Indebtedness.

     "Real Estate Debt" means the Indebtedness outstanding under the agreements listed on Schedule 1.01(a) hereto.

     "Real Estate Debt Documents" means the Restructuring and Repurchase Agreement and the documents and instruments relating to the Real Estate Debt, as in effect as of the Restructuring Effective Date, including the related note purchase agreements, indentures, trust agreements, put agreements, promissory notes, mortgages, deeds of trust, leases and other security documents and the documents described as the "Existing Transaction Documents" in the Restructuring and Repurchase Agreement.

     "Required Deposit Amount" has the meaning specified in Section 6.09.

     "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's capital stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security), (b) any payment on account of the purchase, prepayment, conversion, exchange, redemption, retirement, surrender or acquisition of such Person's capital stock or any other payment or distribution made in respect thereof, either directly or indirectly, and (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of or any interest in such Person's capital stock; provided, that "Restricted Payment" shall not include (i) any dividend payable solely in shares of its capital stock, (ii) any purchase or exchange of existing employee stock options for consideration consisting solely of new employee stock options or (iii) any purchase of capital stock or options to acquire the same from directors, officers and employees of the Company and its Subsidiaries consistent with past practices in connection with ordinary course employment and severance arrangements and in an aggregate amount that shall not exceed $5,000,000 for all such purchases pursuant to this clause (iii).

     "Restructuring Closing Date" means the date upon which each of the conditions precedent set forth in Section 4 of that certain Amendment No. 1 to 364 Day Credit Agreement dated as of December 22, 1995 by and among the Company, the Banks and the Documentation Agent have been satisfied.

     "Restructuring and Repurchase Agreement" means that certain Restructuring and Repurchase Agreement dated as of December 22, 1995 by and among the Company, certain holders of the Real Estate Debt parties thereto and certain other Persons parties thereto.

     "Restructuring Effective Date" means December 22, 1995.

     "Scheduled Assets" means the assets of the Company identified on Schedule 1.01(b) hereto.

     "Seasonal Credit Facility" means the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of October 5, 1995 among the Company, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

     "Set-off and Sharing Agreement" means that certain Set-Off and Sharing Agreement dated as of the Restructuring Closing Date among the holders of the Real Estate Debt and the institutions in the Kmart Bank Group party thereto.

     "Three Year Credit Facility" means the revolving credit facility evidenced by that certain Three Year Credit Agreement dated as of October 7, 1994 among the Company, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

     "Warehouse Facility Credit Agreement" means the credit facilities evidenced by that certain Warehouse Facility Credit Agreement dated as of
October 7, 1994 among the Company, the other borrowers named therein, [   ]
as documentation agent thereunder, and the financial institutions signatory thereto.

     2.2 Article II of the Credit Agreement is hereby amended as follows:

           (a) Section 2.01 is hereby amended and restated in its entirety to read as follows:

           2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, and upon request by the Company, to make Loans in Dollars to the Company from time to time on any Business Day during the period from the Closing Date to the Current Commitment Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01 (such amount as the same may be reduced pursuant to
      Section 2.05 or Section 2.07 or as a result of one or more assignments pursuant to Section 10.08, being herein referred to as a Bank's "Commitment"); provided, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment; and provided further that without the prior written consent of all of the Banks, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not exceed the Ceiling Amount. Within the limits of each Bank's Commitment (and subject in all cases to the requirement that after giving effect to any Borrowing, the aggregate
      principal amount of all outstanding Loans shall   not exceed the Ceiling
      Amount without the consent of all of the Banks), and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this
      Section 2.01. On the Current Commitment Termination Date, the Aggregate Commitment shall be terminated, the outstanding principal amount of the Loans shall be frozen, and such amount shall become a term loan which is due and payable on the Termination Date. Amounts repaid or prepaid following the Current Commitment Termination Date may not be reborrowed.

            (b) Section 2.03 is hereby amended by deleting paragraph
      (a) thereof in its entirety and replacing it with the following:

                 (a) Each Borrowing shall be made upon the irrevocable request of the Company by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Loans, and (ii) on the requested borrowing date, in the case of Reference Rate Loans, specifying:

                        (A) the amount of the Borrowing, which shall be in an
                   aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof;

                        (B) the requested borrowing date, which shall be a
                   Business Day;

                        (C) whether the Borrowing is to be comprised of LIBOR
                   Loans or Reference Rate Loans; and

                        (D) if the Borrowing is to be comprised of LIBOR Loans,
                   the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Loans the Company shall be deemed to have elected an Interest Period of one month;

           provided, however, that with respect to any Borrowing to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Reference
           Rate Loans only); provided, further, that no Borrowing shall be made without the prior written consent of all of the Banks if after giving effect to any such Borrowing, the aggregate principal amount of all Loans would exceed the Ceiling Amount.

           (c) Paragraphs (a) through (d) of Section 2.04 are hereby deleted in their entirety and replaced with the following:

           (a) The Company may upon notice to the Documentation Agent in accordance with Section 2.04(b):

                 (i) elect to convert, as of any Business Day, any Reference
            Rate Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder) into LIBOR Loans; or

                 (ii) elect to convert, as of the last day of any Interest
            Period, any LIBOR Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder) into Reference Rate Loans; or

                 (iii) elect to continue as of the last day of any Interest
            Period (a "Continuation Date") any LIBOR Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of

            Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder);

      provided, that if the aggregate amount of all LIBOR Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof, to an amount less than Ten Million Dollars ($10,000,000), such LIBOR Loans shall automatically convert into Reference Rate Loans, on and as of the end of applicable Interest Period.

           (b) If the Company desires to convert or continue any Loan pursuant to Section 2.04(a), it shall irrevocably request a conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                 (A) the proposed Conversion Date or Continuation Date;

                 (B) the aggregate amount of Loans to be converted or
            continued;

                 (C) the nature of the proposed conversion or continuation; and

                 (D) the duration of the requested Interest Period, if the
            Loans are to be converted into or continued as LIBOR Loans.

           (c) If prior to the time set forth in Section 2.04(b), (i) the Company has failed to give a timely Notice of Conversion/Continuation with respect to such LIBOR Loans or (ii) the Company has failed to select a new Interest Period to be applicable to such LIBOR Loans, the Company shall be deemed to have elected to convert such Loans into Reference
      Rate Loans effective as of the expiration of the applicable Interest
      Period.

           (d) During the existence of a Potential Default or Event of Default, unless the Required Banks otherwise agree, the Company may not elect to have a Loan be converted into or continued as a LIBOR Loan pursuant to Section 2.04.

           (d) Section 2.06 is hereby amended and restated in its entirety to read as follows:

           2.06 Optional Prepayments of Loans. Subject to Section 3.05, the Company may at any time or from time to time, upon at least five (5) Business Days' notice to the Documentation Agent prepay LIBOR Loans or upon at least one Business Day's notice to the Documentation Agent prepay Reference Rate Loans, in whole or in part, in minimum amounts of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans or LIBOR Loans. Such notice shall not thereafter be revocable by the Company, and the Documentation Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.05.

           (e) Section 2.07 is hereby amended and restated in its entirety to read as follows:

           2.07  Repayment.

           (a) Termination Date. The Company shall repay the aggregate outstanding principal amount of the Loans on the Termination Date.

           (b) Mandatory Commitments Reductions and Prepayments. The Company shall make a permanent reduction in the Aggregate Commitment and to the Ceiling Amount, concurrently with the making of any principal payment with respect to the Real Estate Debt (except to the extent that such payment to the holders of the Real Estate Debt was triggered by (x) a mandatory prepayment pursuant to this Section 2.07(b) or (y) a prepayment under the Big Beaver Credit Facilities or the Other Credit Facilities which results in a ratable reduction of the Aggregate Commitment and the Ceiling Amount in accordance with the next sentence of this Section 2.07(b)), in an amount (the "RE Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal in respect of the Real Estate Debt) and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt immediately prior to such payment. In addition, the Company shall make a permanent reduction in the Aggregate Commitment and to the Ceiling Amount, concurrently with the making of any principal payment in respect of the Big Beaver Credit Facilities or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (ii) principal payments due on February 28, 1997 under the Seasonal Credit Facility and the Big Beaver Credit Facilities and (iii) prepayments under the Other Credit Facilities and the Big Beaver Credit Facilities required as a result of prepayments under the Real Estate Debt or under this Agreement) in an amount, (the "Bank Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal under either of the Big Beaver Credit Facilities or any such Other Credit Facility) and the denominator of which equals the aggregate amount outstanding under the facility receiving the payment immediately prior to the making of such payment. Concurrently with each such reduction, the Company shall ratably prepay the outstanding Loans in an amount equal to the RE Reduction Amount or the Bank Reduction Amount, as the case may be, together with accrued interest to such date on the amount prepaid and the amounts required pursuant to Section 3.05. Such prepayment amount shall ratably reduce the outstanding Loans of each Bank. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment pro rata in accordance with such Bank's relevant Commitment Percentage. Furthermore, if, for any reason, the aggregate principal amount of all outstanding Loans exceeds the Ceiling Amount, then, unless all of the Banks consent otherwise in writing, the Company shall immediately prepay the Loans in the amount of such excess.

     (f) Section 2.08 is hereby amended and restated in its entirety to read as follows:

           2.08  Interest.

           (a) Subject to Sections 2.08(c) and 2.08(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company as set forth in its Notice of Borrowing or Notice of Conversion/Continuation,

                 (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate plus one percent (1.0%) (such interest margin being subject to increase pursuant to Section 7.08 hereof); and

                 (ii) if such Loan is a LIBOR Loan, at a rate per annum equal to the sum of LIBOR plus two percent (2.0%) (such interest margin being subject to increase pursuant to Section 7.08 hereof).

           (b) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and, in the case of conversion of any Reference Rate Loan, on the date of conversion thereof into a LIBOR Loan.

           (c) During the continuation of any Event of Default or after acceleration, the Company shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate per annum which is determined by increasing the rate of interest then in effect by two percent (2.0%) per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or acceleration, bear interest at a rate per annum equal to the Reference Rate plus three percent (3.0%).

           (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by any Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     (g) Section 2.10 is hereby amended by (i) replacing the phrase "plus 2%" at the end of paragraph (a) thereof with the phrase "plus three percent (3.0%)", (ii) deleting the reference to ", the CD Rate" in paragraph (b) thereof and (iii) deleting the reference to "and the CD Rate" in paragraph (d) thereof.

     (h) Section 2.12 is hereby amended by deleting the reference to "or CD Rate Loans" in paragraph (a) thereof.

     (i) Section 2.13 is hereby amended by amending and restating subsection
(c) to read as follows:

           (c)  Except as set forth in Section 10.09, nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Company.

           (j) Section 2.14 is hereby amended by amending and restated to read as follows:

           2.14 Current Commitments. The "Current Commitment Termination Date" shall mean October 3, 1996.

           2.3 Article III of the Credit Agreement is hereby amended as follows:

           (a) Section 3.02 is hereby deleted in its entirety and replaced with the following:

           3.02 Inability to Determine Rates. If and to the extent that market or other conditions existing in the London interbank market relevant to LIBOR Loans make it impossible or impracticable for the Banks to make such Loans, then the obligations of the Banks to make LIBOR Loans and the right of the Company to originate, continue or convert any Loan as or to a LIBOR Loan shall be suspended until the circumstances giving rise to such suspension shall no longer exist.

           Upon receipt from the Documentation Agent of a notice of the Banks' inability to make, convert or continue the requested Loan due to any of the reasons referred to above, notwithstanding anything in this Agreement to the contrary, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice relating to a LIBOR Loan, the Banks shall, with respect to such LIBOR Loan only, make or convert such Loan in the amount specified in the applicable notice submitted by the Company, but such Loan shall be made as or converted into a Reference Rate Loan instead of a LIBOR Loan. Except as provided in the immediately preceding sentence, if, notwithstanding the provisions of this Section 3.02, any Bank has made available to the Company its Commitment Percentage of any such proposed Loan, then the Company shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

     (b) Section 3.03 is hereby amended by deleting the paragraph following clause (iii) of paragraph (a) in its entirety and replacing it with the following:

      and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any LIBOR Loan by an amount reasonably deemed by such Bank to be material, then the Company shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding LIBOR Loans and not compensated in connection with the computation of LIBOR.

     (c) Section 3.04 is hereby amended by deleting the reference to "or CD Rate Loan" in paragraph (c) thereof.

     (d) Section 3.05 is hereby amended by deleting the reference to "or a CD Rate Loan" in each of paragraphs (b) and (c) thereof.

     2.4 Article VI of the Credit Agreement is hereby amended as follows:

           (a) Section 6.07 is hereby amended by (i) deleting the word "and" at the end of paragraph (c), (ii) renumbering paragraph (d) as paragraph (e) and (iii) adding the following new clause (d) as follows:

           "(d) the financial statements, certificates, schedules, documents and other information set forth on Schedule 6.07 within the time periods therein specified; and"

           (b) New Sections 6.09 and 6.10 are hereby added as follows:

           6.09 Maintenance of Deposits. The Company shall at all times maintain with one or more financial institutions that are members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash

      Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Company and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada, Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course of business, consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Company's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 6.09.

           6.10 Most Favored Lender Status. If the Company, any Subsidiary or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of (i) adding any new or additional covenants or defaults applicable to the Company or any Subsidiary, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Company, any Subsidiary or any obligor under the Real Estate Debt, any covenant or default applicable to the Company or any Subsidiary under such Real Estate Debt or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against the Company or any Subsidiary, then, in each such event, the Company shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference in the event such modifications are made to the Real Estate Debt Documents without the Company entering into concurrent amendments as required by this Section 6.10.

           2.5 Article VII of the Credit Agreement is hereby amended as follows:

          (a) Section 7.02 is hereby amended and restated in its entirety to read as follows:

                7.02 Disposition of Assets. The Company shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

                    (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                    (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                    (c) dispositions of inventory or equipment by the Company
               to any Subsidiary pursuant to reasonable business requirements;

                    (d) dispositions of Scheduled Assets; and

                    (e) other dispositions of assets having, in any fiscal year of the Company, an aggregate book value not exceeding 10% of the Company's consolidated total assets as of the end of the most recently ended fiscal year of the Company, as reflected in the Company's balance sheet contained in its audited financial statements for such fiscal year;

      provided, however, that this Section 7.02 shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Company, even if such an entity is no longer a Subsidiary of the Company, if (x) consideration received is equal to the fair market value (as reasonably determined by the Company), or (y) the Company's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Company.

           (b) Section 7.03 is hereby amended and restated in its entirety to read as follows:

           7.03 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. on such Person's respective assets prior to the Restructuring Effective Date) to, create, incur or suffer to exist any Lien on any assets of the Company or any such Subsidiary whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of
      Liens:

            (a) Liens for taxes not delinquent or being contested in good faith;

            (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course and Liens securing obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;

            (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

            (d) mortgages, security interests and Liens on assets of the Company or any Subsidiary existing on the Restructuring Effective Date, and set forth on Schedule 7.03, which secure any Indebtedness of the Company or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

            (e) Liens on property of the Company or any Subsidiary created concurrently with the release of existing Liens on other property of the Company or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the property subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty or condemnation or eminent domain event, or the discovery of such environmental condition, or the occurrence of such store closing);

            (f) Liens on Deposits in favor of the Kmart Bank Group and liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

            (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the Letter of Credit Issuance Agreement); provided that such Liens to secure New Indebtedness shall encumber only

                   (i) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under the

                   Letter of Credit Issuance Agreement in substitution of a Lien on noncurrent assets); and

                   (ii) in the case of the Letter of Credit Issuance Agreement, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) under the terms set forth in such agreement as in effect on the Restructuring Closing Date; provided that the percentage of the aggregate face amount of all Trade B Letters of Credit that are so secured shall not exceed thirty-five percent (35%) (or as close to 35% as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the Letter of Credit Issuance Agreement) of the Trade B Letters of Credit issued by the Trade B Banks;

          provided further that no such Lien shall be permitted under this clause (g) to secure any unsecured Indebtedness of the Company or any Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof;

               (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries;

               (i) Liens on cash collateral to secure the Company's reimbursement obligations under letters of credit issued pursuant to the Letter of Credit Issuance Agreement to the extent such cash collateral is permitted under the terms thereof as in effect on the Restructuring Closing Date; and

               (j) Liens on cash collateral to secure the Company's reimbursement obligations under two standby letters of credit issued
          by [   ] after the Restructuring Effective Date in an
          aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or (y) $25,000,000.

           (c) New sections 7.06, 7.07, 7.08 and 7.09 are hereby added as follows:

           7.06 Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Company, (b) the Company may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and (c) the Company may declare and pay dividends in respect of any of its preferred stock issued and outstanding as of the Restructuring Effective Date until, for any particular shares of preferred stock, such time as the Company shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Company.

           7.07  Payment of Indebtedness.  (a) During the period from
      December 17, 1995 through February 28, 1997, the Company shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than (i) scheduled payments on the Real Estate Debt set forth on Schedule 7.07 and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate; provided that concurrently with making such payments, the Company makes a ratable repayment of the Loans hereunder as required pursuant to Section 2.07(b) hereof, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Company; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date),
      (v) ratable payments of principal of the Real Estate Debt concurrently with the making of any payments or reduction of commitments and ceiling amounts in respect of the Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities or other Real
      Estate Debt, to the extent required pursuant to Sections 2.2 and 2.3 or
      2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date, (vi) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other

      Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the terms of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices, (viii) payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments), (ix) repayment of Indebtedness secured by Liens on real property in connection with the sale or other disposition of such real property provided that the Company or such Subsidiary receives net cash proceeds from such sale or disposition in excess of the Indebtedness required to be repaid, (x) mandatory principal payments under the Big Beaver Credit Facilities and the Warehouse Facility Credit Agreement as a result of project dispositions or project refinancings, (xi) principal payments under this Agreement and principal payments due on the February 28, 1997 scheduled maturity of the Seasonal Credit Facility and the Big Beaver Credit Facilities, (xii) ratable principal payments under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities in accordance with Section 7.09, (xiii) payments in respect of New Indebtedness, (xiv) payments of reimbursement obligations under letters of credit issued under the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date (provided that such payments do not reduce the commitments thereunder except to the extent provided under the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date) or under the Three Year Credit Facility, and (xv) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of
      the Company and (b) Seventy-Five Million Dollars   ($75,000,000) in the
      aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver Credit Facilities.

                (b) During the period from December 17, 1995 through October 3, 1997, the Company shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR
      a.s. (Czech operations) in respect of such        Person's respective
      Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 7.07(a)(iii), (iv), (v), (vi), (ix), (x), (xi), (xii), (xiii)
      and (xiv), (ii) payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (b) One Hundred Twenty- Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in the aggregate in any fiscal year of the Company and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver Credit Facilities.

                7.08 Amendment of Real Estate Debt Documents. The Company shall not, nor shall it permit any Subsidiary to amend, restate or otherwise modify any of the documents relating to or governing any Real Estate Debt in any manner which would, directly or indirectly, (a) provide for an interest rate payable on such Real Estate Debt in excess of the interest rate provided for in the Real Estate Debt Documents unless this Agreement shall have been amended, concurrently with such increase in the interest rate payable on such Real Estate Debt, to increase the interest rates set forth herein by an amount equal to such excess, (b) provide for the payment of any fees in addition to the fees payable under such Real Estate Debt Documents (or provide for any increase in existing fees payable thereunder) unless this Agreement shall have been amended, concurrently with the agreement to pay such new or increased fees, to provide for an equivalent fee to the Banks in a dollar amount equal to such new fee (or the aggregate amount of any increase in existing fees) multiplied by a fraction the numerator of which equals the Ceiling Amount and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt at such time or (c) provide for any clarification of any mortgagee's, tenant's or landlord's rights and obligations under the federal bankruptcy code or similar law with respect to ground leases or similar arrangements.

           7.09 Ratable Payment of Bank Facilities. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any principal payment in respect of the Big Beaver Credit Facilities or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (ii) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the provisions of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, which provision are substantially similar to Section 2.07(b) hereof) and (iii) the scheduled principal payments due on February 28, 1997 under the Seasonal Credit Facility and the Big Beaver Credit Facilities) unless the Company shall concurrently make a permanent ratable reduction to the Aggregate Commitment and the Ceiling Amount together with a repayment of the outstanding Loans to the extent required by Section 2.07(b).


           2.6 Article VIII of the Credit Agreement is hereby amended as follows:

      (a) Paragraph (c) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

           (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.02, 6.03, 6.08(a), 6.09, 6.10, 7.01, 7.02, 7.03, 7.06, 7.07, 7.08 or 7.09; or

      (b) Paragraph (f) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

           (f) Cross Default; Cross-Acceleration. (i) the Company or any Subsidiary fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any application of grace periods, or (ii) by reason of any action taken by the Company or any Subsidiary with the intent and capacity promptly to satisfy any obligation of the Company or any Subsidiary resulting therefrom, including, without limitation, the calling for payment by the Company of any of its Indebtedness or the termination by the Company of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Company or any Subsidiary fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount (including undrawn committed or available amounts) of more than Fifty Million Dollars ($50,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, (iv) the Company or any Subsidiary fails to pay any such other Indebtedness described in clause (iii) in full at its stated maturity (except for any such Indebtedness under that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein,
      the financial institutions signatory thereto and [   ],
      as Managing Agent, for so long as any forebearance agreement contained in the "Fourth Amendment to Loan
      Agreement and Limited Forebearance" dated as of the Restructuring Efffective Date as in effect as of the Restructuring Effective Date in respect of such Indebtedness remains in full force and effect) or (v) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement) or all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 7.07); or

      (c) Paragraph (h) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

           (h) Monetary Judgments. A final judgment or judgments in excess of Fifty Million Dollars ($50,000,000) shall be entered against the Company by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or

      (d) Section 8.01 is further amended by (i) deleting the period at the end of clause (j) and replacing it with "; or" and (ii) adding the following new clauses (k) through (n) as follows:

           (k) Payments on Real Estate Debt. The Company or any Subsidiary shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the Obligations to the extent required pursuant to Section 2.07; or

           (l) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

               (i) the exercise of a Spin-Off Tenant Put Option against the Company by any Spin-Off Creditor and

               (ii) the expiration of the one hundred twenty (120) day period following the payment by the Company of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Company from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120-day period, exceeds fifteen million dollars ($15,000,000),

      For purposes of this Section 8.01(l), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

           (m) Breach of Financing Agreements. The Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be immediately due and payable;

           (n) Underutilized Capacity Under Letter of Credit Issuance Agreement. On any date on and after October 31, 1996, until February 28, 1997, (a) the sum of, without duplication, (i) the aggregate face amount of the outstanding letters of credit on such date issued pursuant to the Letter of Credit Issuance Agreement and that certain predecessor letter agreement dated as of the Restructuring Effective Date and (ii) the aggregate face amount of the Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of Credit (as such terms are defined in the Letter of Credit Issuance Agreement) still outstanding on such date minus (b) any such letters of credit that are cash collateralized shall be less than the product of (i) eighty percent (.80) and (ii) the sum of (x) the Maximum Trade A L/C Commitment Amounts,
      (y) the Maximum Trade B L/C Commitment Amount and (z) the Maximum Standby L/C Commitment Amounts (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date), each determined as of such date.

     2.7  Article IX of the Credit Agreement is hereby amended as follows:

     (a) Section 9.03 is amended by replacing the parenthetical in clause (i) thereof with the following parenthetical:

     (except for its own gross negligence or willful misconduct)

     2.8  Article X of the Credit Agreement is hereby amended as follows:

     (a) Subsection (a) of 10.01 is hereby amended and restated to read as follows:

           (a) increase the Commitment of any Bank or the Ceiling Amount or amend the definition of Ceiling Amount in any manner which would result in the Ceiling Amount being greater at any time than it would be absent such amendment;


     (b) Paragraph (a) of Section 10.08 is hereby amended by (i) relettering clause (D) thereof as clause (E) and adding the following new clause (D) immediately following clause (C):

      (D) such Assignee shall acknowledge in the Assignment and Acceptance or otherwise in a written instrument that its rights and obligations with respect to the sharing of setoff rights shall be subject to the terms of the Bank Setoff Sharing Agreement.

      (c) Paragraph (e) of Section 10.08 is hereby amended by adding the following sentence at the end thereof:

      Notwithstanding the foregoing, each Bank shall be permitted to sell the participations referenced in Section 10.09 without compliance with the foregoing provisions.

     (d) Section 10.09 is hereby deleted in its entirety and replaced with the following:

           10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if any of the Obligations shall have become due and payable, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to or by, such Bank or any affiliate of such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank (including without limitation Obligations owing to such Bank by way of participations deemed purchased pursuant to the second proviso of this sentence), and subject to the sharing provisions of Section 2.13 and any other sharing arrangements agreed to by any of the Banks (including the provisions of the Bank Setoff Sharing Agreement), now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document; provided, that to the extent that the Company owes any amounts to such Bank other than the obligations owing under this Agreement (including obligations under the Other Credit Facilities and the Big Beaver Credit Facilities and obligations in respect of other Indebtedness) at the time of such set-off, then such Bank is authorized to and shall apportion and apply the amounts set-off ratably based on the relative aggregate amounts owing under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities to all of the lenders thereunder and the amount of such other Indebtedness; provided, further, that to the extent that any Bank has amounts available to be set-off in excess of the aggregate of all outstanding obligations of the Company to such Bank under this Agreement (an "Excess Setoff Amount") after making the apportionment and application of set-off amounts described in the preceding proviso, then
      (i) the other Banks and the lenders under the Other Credit Facilities and the Big Beaver Credit Facilities, on a pro rata basis, shall be deemed automatically for purposes of this Section 10.09 to have sold such Bank and such Bank shall be deemed to have purchased a participation in the obligations owing to such other Banks and such lenders thereunder in an aggregate amount equal to the Excess Setoff Amount, (ii) such purchased participation shall be deemed to be an Obligation for purposes of this Agreement and (iii) such Bank shall be authorized to set off the Excess Setoff Amount against such purchased participations. To the extent that any Bank exercises its rights of set-off at a time when the aggregate amount of the Deposits is in excess of the Required Deposit Amount, then the amount set-off by such Bank shall be treated in accordance with the Set-Off and Sharing Agreement. Each Bank agrees promptly to notify the Company and the Documentation Agent after any set-off is made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
      Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

           (c)  A new Section 10.17 is added as follows:

           10.17 Termination of This Agreement. Upon (i) the payment in full in cash of the outstanding principal amount of each Loan and all other Obligations then due and payable and (ii) the mandatory or voluntary permanent termination of the Commitments, this Agreement and all of the provisions thereof (other than this Section 10.17, Article III, Section 2.13, Section 9.07, Section 10.04, Section 10.05 and any other provision hereof which, by its terms, survive the termination of this Agreement and the payment in full of the Obligations) shall terminate and shall be of no further force or effect. In the event that any payment in respect of the Obligations is avoided or otherwise rescinded, the Obligations and this Agreement shall be immediately revived and reinstated and the Company shall perform such acts as may be requested by the Banks to consummate such revival and reinstatement.

           2.9 The Schedules to the Credit Agreement are hereby amended by (a) deleting Schedule 7.03 in its entirety and replacing it with Schedule 7.03 to this Amendment Agreement, (b) adding Schedule 1.01(a), Schedule 1.01(b) and
Schedule 1.01 (c) thereto as set forth in Schedule 1.01(a), Schedule 1.01(b) and Schedule 1.01(c) to this Amendment Agreement, (c) adding Schedule 6.07 thereto as set forth in Schedule 6.07 to this Amendment Agreement and (d) adding Schedule 7.07 thereto as set forth in Schedule 7.07 to this Amendment Agreement.

           3. Company's Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment Agreement, the Company hereby represents and warrants that as of the Restructuring Closing Date:

           (a) the Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment Agreement and the Credit Agreement (as amended hereby);

           (b) this Amendment Agreement and the Credit Agreement (as amended hereby) constitutes the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

           (c) the Company's execution and delivery of this Amendment Agreement and the performance of this Amendment Agreement and the Credit Agreement (as amended hereby) do not and will not violate its articles of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

           (d) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment Agreement and the Credit Agreement (as amended hereby);

           (e) no Event of Default or Potential Default (except to the extent referenced in that certain letter agreement dated December 22, 1995 among the Company and the financial institutions thereto (the "Forebearance Agreement") has occurred and is continuing under the Credit Agreement (as amended hereby) or would exist after giving effect to the transactions contemplated by this Amendment Agreement;

           (f) Except as disclosed in writing to each of the Banks, since December 22, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of this Amendment Agreement). There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of this Amendment Agreement) that has not been set forth in writing to each of the Banks; and

           (g) The representations and warranties made by the Company contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

The Company agrees and acknowledges that the representations and warranties set forth in this Section 3 shall be considered to be representations and warranties deemed made under the Credit Agreement for purposes of the Event of Default set forth in Section 8.01(e) of the Credit Agreement.

     4. Conditions to Effectiveness. The effectiveness of this Amendment Agreement is specifically subject to the satisfaction of the following conditions precedent or concurrent:

           (a) No Defaults; Representations and Warranties True. No Potential Default or Event of Default (except to the extent referenced in the Forebearance Agreement) under the Credit Agreement (as amended hereby) shall have occurred and be continuing. The representations and warranties set forth in Section 3 of this Amendment Agreement shall be true and correct.

           (b) Execution of Amendment. The Company and the Required Banks shall have duly executed and delivered to the Agent a counterpart of this Amendment Agreement.

           (c) Incremental Interest. The Company shall have paid to the Agent for the account of each Bank under the Credit Agreement, an amount equal to the difference between (A) the interest paid to such Bank with respect to the outstanding Loans from December 22, 1995 through the date of effectiveness of this Amendment Agreement and (B) the interest that would have been payable with respect to such Loans had this Amendment Agreement become effective on December 22, 1995. The Company agrees and acknowledges that such incremental interest shall be deemed to be fees and interest required to be paid under the Credit Agreement pursuant to the Event of Default in Section 8.01(b) of the Credit Agreement.

           (d) Other Amendments. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements listed on
      Schedule 1.01(a) hereto has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent, (ii) amendments to the agreements evidencing the Other Credit Facilities reflecting the provisions of the Forebearance Agreement and the attached Summary of Indicative Terms dated 12/17/95 (the "Term Sheet") shall have been executed and delivered by the "Required Banks" thereunder, (iii) an amendment to the Seasonal Credit Facility reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by each "Bank" thereunder, (iv) an amendment to, or a forbearance agreement in respect of, the Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial
      institutions signatory thereto and [   ], as Managing Agent, as amended
      through the date hereof and as further amended, restated, supplemented or modified from time to time reflecting the provisions of the Forebearance Agreement and Term Sheet shall have been executed and delivered by financial institutions party thereto holding at least 85% of the outstanding loans thereunder, and (v) an amendment to the Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the
      financial institutions signatory thereto, and [   ], as Agent, as amended
      through the date hereof, reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by
      the "Required Banks" thereunder; each on substantially,   the terms and
      conditions set forth in the Term Sheet. Each of the undersigned Banks agrees and acknowledges that their execution and delivery of a counterpart of this Amendment Agreement shall be also deemed to be the execution and delivery by such Bank of the amendments to the Other Credit Facilities contemplated by clause (ii) above for purposes of ascertaining whether such amendments were executed and delivered by the "Required Banks" under the Other Credit Facilities.

           (e) Letter of Credit Facility; Setoff Sharing Agreement. The Letter of Credit Issuance Agreement dated as of the date hereof among the Borrower, the financial institutions signatory thereto and [ ], as agent and the related collateral proceeds sharing agreement among such financial institutions shall each have become effective. The Bank Setoff Sharing Agreement shall have been executed and delivered by all Banks in which the Company shall have on deposit cash and Cash Equivalents.

           (f) Payment of Expenses. The Company shall have paid all invoiced fees and expenses referenced in Section 5(a) hereof and Section 10.04 of the Credit Agreement.

           (g) Opinion of Counsel. The Agent shall have received an opinion of internal counsel and of reasonably acceptable outside counsel and the Company's general counsel in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Company, (b) the authority of the Company to enter into this Amendment Agreement and the due execution and delivery thereof, (c) that the obligations of the Company under the Amendment Agreement are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations and material agreements applicable to the Company and material agreements, and (e) such other matters as the Agent may reasonably request.

           5. Miscellaneous. The parties hereto hereby further agree as follows:

           (a) Costs, Expenses and Taxes. The Company hereby agrees to pay all reasonable fees, costs and expenses of the Agent and [ ] incurred in connection with the negotiation, preparation and execution of this Amendment Agreement and the transactions contemplated hereby, and in connection with any future amendment, modification or consents of or in respect of the Credit Agreement (whether or not adopted), including, without limitation, the reasonable fees and expenses of each of Winston & Strawn and Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), counsel to the Agent and the Banks. Without limiting the generality of the foregoing, the Company hereby agrees to pay, upon receipt thereof, each statement for reasonable fees and expenses of (i) Wachtell, Lipton and
      (ii) any other advisor, counselor, consultant or accountant retained by Wachtell, Lipton, the Banks collectively or the Agent, rendered after the date hereof (x) relating to the ongoing evaluation of the rights and status of the Banks with respect to the matters contemplated by this Amendment Agreement and the rendering of advice to the Banks with respect thereto, (y) relating to any amendments, waivers or consents requested by the Company (whether or not adopted) pursuant to the provisions hereof or of any Loan Document or (z) relating to any work-out or restructuring of Indebtedness of the Company after December 22, 1995. The Company agrees to reasonably cooperate with and provide information reasonably requested by any advisor, accountant, counselor, consultant or accountant retained by the Banks, the Agent or Wachtell, Lipton. The Company also agrees to pay all reasonable fees and expenses (including any Attorney Costs) of each of the Banks in connection with this Amendment Agreement and the Forebearance Agreement.

           (b) Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment Agreement to produce more than one (1) such counterpart.

           (c) Headings. Headings used in this Amendment Agreement are for convenience of reference only and shall not affect the construction of this Amendment Agreement.

           (d) Integration. This Agreement and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

           (e) Governing law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

           (f) Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company, the Agent and the Banks and their respective successors and permitted assigns.
      This Amendment Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Company, the Agent and the Banks and their respective successors and permitted assigns.

           (g) Amendment; Waiver; Status as Loan Document. The parties hereto agree and acknowledge that nothing contained in this Amendment Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) remains and continues in full force and effect and is hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment Agreement may be changed, waived, modified or varied in any manner whatsoever, except in accordance with

      Section 10.01 of the Credit Agreement. The parties hereto agree that this Amendment Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

           (h) Authorization Relating to Collateral and Intercreditor Agreement. Each of the Banks hereby authorizes the Agent to (i) execute the Collateral and Intercreditor Agreement dated as of the date hereof and relating to the sharing of collateral pledged to secure Indebtedness under the Letter of Credit Issuance Agreement among the financial institutions party to the Letter of Credit Issuance Agreement and the agents under the Other Credit Facilities (including the Agent) and the Big Beaver Credit Facilities and (ii) distribute any amount received pursuant to the sharing provisions thereof in the manner contemplated by
      Section 2.11 of the Credit Agreement.

      [Balance of page left intentionally blank; signature pages follow.]

      IN WITNESS WHEREOF, the Company, the Agent and the Banks have executed this Amendment Agreement as of the date first above written.


                                KMART CORPORATION


                                By: _________________________

                                Title:_______________________


                           [364 Day Signature Pages]

                AMENDMENT NO. 1 TO THREE YEAR CREDIT AGREEMENT


     This Amendment No. 1 to Three Year Credit Agreement (this "Amendment Agreement") is entered into as of December 22, 1995 by and among Kmart Corporation (the "Company"), the undersigned financial institutions (the "Banks") and [ ], as Documentation Agent (the "Agent").


                              W I T N E S S E T H:


     WHEREAS, the Company, the Banks and the Agent entered into that certain Three Year Credit Agreement dated as of October 7, 1994 (as amended, restated, modified, or supplemented and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, the Company has requested that the Credit Agreement be amended in certain respects as set forth herein, and the Banks and the Agent are agreeable to the same, subject to the terms and conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

     2. Amendments to Credit Agreement.

     2.1 Section 1.01 of the Credit Agreement is hereby amended by


(a) amending and restating the definitions of "Committed Borrowing", "Committed Loan", "Competitive Bid Commitment Sublimit", "Consolidated Net Worth", "EBITDAR", "Interest Payment Date", "Interest Period", "Material Adverse Effect", "Other Credit Facilities", "Termination Date" and "Type" in their entirety to read as follows:

           "Committed Borrowing" means a borrowing consisting of Committed Loans made on the same day by the Banks ratably according to their respective Commitment Percentages and, in the case of LIBOR Committed Loans, having the same Interest Period.


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

           "Committed Loan" means a Loan under Section 2.01, and may be a LIBOR Committed Loan or a Reference Rate Committed Loan.

           "Competitive Bid Commitment Sublimit" means an aggregate amount equal to five hundred million dollars ($500,000,000); provided that after the Restructuring Effective Date, such amount shall be zero (0).

           "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Company, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Company's investment in any Specialty Retail Subsidiary or in Builder's Square, Inc., Kmart Canada, Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Company's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

           "EBITDAR" means, for any applicable period, for the Company the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Company's investment in Builder's Square, Inc., Kmart Canada, Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No.
      121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Company's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart

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


      CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart
      s.r.o.    (servicer of Czech and Slovak operations).

           "Interest Payment Date" means, with respect to any LIBOR Loan or Absolute Rate Bid Loan, the last day of each Interest Period applicable to such Loan, and, with respect to any Reference Rate Committed Loan, the last Business Day of each calendar quarter and the Termination Date; provided, that if any Interest Period for a LIBOR Loan (other than a LIBOR Bid Loan) exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

           "Interest Period" means: (a) with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR Committed Loan) and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing, Competitive Bid Request or Notice of Conversion/Continuation; and (b) with respect to any Absolute Rate Bid Loan, a period of not less than 7 days nor more than 183 days, as selected by the Company in its Competitive Bid Request;

      provided, that:

                 (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

                (iii) no Interest Period for any Loan shall extend beyond the Termination Date.


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

           "Material Adverse Effect" means a material adverse change in, or material adverse effect upon, (a) the business, financial condition, operations, assets or prospects of the Company, or of the Company and its Subsidiaries taken as a whole, or (b) the Company's ability to perform its obligations under this Agreement or the Loan Documents, or (c) the validity or enforceability of this Agreement or any other Loan Document; provided, however, that any past or future reduction in the Company's credit rating or decline in the market price of the Company's stock shall not of themselves be deemed to constitute a Material Adverse Effect.

           "Other Credit Facilities" means, collectively: (a) the 364 Day Credit Facility, (b) the Seasonal Credit Facility; and (c) the Warehouse Facility Credit Agreement.

           "Termination Date" means the earlier to occur of

           (a) October 3, 1997; and

           (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

           "Type" means, with respect to any Committed Loan, its nature as a Reference Rate Committed Loan or a LIBOR Committed Loan.

and (b) deleting the definitions of "CD Rate" and "CD Rate Committed Loan" in their entirety;

and (c) adding the definitions of "Bank Setoff Sharing Agreement", "Big Beaver Credit Facilities", "Capitalized Lease Obligations", "Cash Equivalents", "Ceiling Amount", "Deposits", "Deposit Threshold", "Facing Agreement", "Kmart Bank Group", "Letter of Credit Issuance Agreement", "New Indebtedness", "Real Estate Debt", "Real Estate Debt Documents", "Required Deposit Amount", "Restricted Payment", "Restructuring and Repurchase Agreement", "Restructuring Closing Date", "Restructuring Effective Date", "Scheduled Assets", "364 Day Credit Facility", "Seasonal Credit Facility", "Set-Off and Sharing Agreement" and "Warehouse Facility Credit Agreement" as follows:

           "Bank Setoff Sharing Agreement" means that certain Bank Setoff Sharing Agreement dated as of the Restructuring Effective Date among the Banks party thereto, the Company and [ ], as agent.


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

           "Big Beaver Credit Facilities" means the revolving credit facilities evidenced by: (a) that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions
      signatory thereto and [   ], as Managing Agent (the "Big
      Beaver I Credit Facility"), (b) that certain Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial
      institutions signatory thereto, and [   ], as Agent (the
      "Big Beaver II Credit Facility").

           "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

           "Cash Equivalents" means investments substantially of the type described on Schedule 1.01(c) hereof.

           "Ceiling Amount" means, at any time of determination, one billion, one hundred million dollars ($1,100,000,000) less the aggregate amount of payments made in respect of the Loans after the Restructuring Effective Date pursuant to Section 2.09(c), as such amount may be increased from time to time with the written consent of all of the Banks.

           "Deposits" has the meaning specified in Section 6.09.

           "Deposit Threshold" means, at any time, the sum of (a) $400,000,000 plus (b) an amount equal to (i) the increase in the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of collateral securing the Real Estate Debt arising from the substitution of collateral after the Restructuring Effective Date to the extent permitted by Section 7.03(e) upon an event of casualty, condemnation or eminent domain event, or upon the existence of an environmental condition (but in any event excluding a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement)), to the extent such substitution is permitted under the Real Estate Debt Documents as in effect as of the Restructuring Closing Date, multiplied by a fraction, the numerator of which is equal to the sum of the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities at the time of such substitution and the denominator of which is equal to the Real Estate Debt outstanding at the time of such substitution, less (ii) the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of any property pledged to secure the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with such pledge of substituted collateral to the holders of the Real Estate Debt.

           "Facing Agreement" means that certain letter agreement dated January 17, 1996 between the Company and certain Banks party thereto that agreed to act as a Facing Agents in respect of one or more Trade Letters of Credit to be issued in accordance with Section 2.16 hereof.

           "Kmart Bank Group" means the lending institutions from time to time party to one or more of this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities.

           "Letter of Credit Issuance Agreement" means that certain Letter of Credit Issuance Agreement dated as of February 29, 1996 between the Company and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein.

           "New Indebtedness" means Indebtedness incurred by the Company or any of its Subsidiaries after the Restructuring Effective Date other than (i) any Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or (iii)

      Indebtedness refunding or refinancing unsecured Indebtedness of the Company outstanding on the Restructuring Effective Date. Indebtedness outstanding under the Letter of Credit Issuance Agreement shall constitute New Indebtedness.

           "Real Estate Debt" means the Indebtedness outstanding under the agreements listed on Schedule 1.01(a) hereto.

           "Real Estate Debt Documents" means the Restructuring and Repurchase Agreement and the documents and instruments relating to the Real Estate Debt, as in effect as of the Restructuring Effective Date, including the related note purchase agreements, indentures, trust agreements, put agreements, promissory notes, mortgages, deeds of trust, leases and other security documents and the documents described as the "Existing Transaction Documents" in the Restructuring and Repurchase Agreement.

           "Required Deposit Amount" has the meaning specified in Section 6.09.

           "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's capital stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security), (b) any payment on account of the purchase, prepayment, conversion, exchange, redemption, retirement, surrender or acquisition of such Person's capital stock or any other payment or distribution made in respect thereof, either directly or indirectly, and (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of or any interest in such Person's capital stock; provided, that "Restricted Payment" shall not include (i) any dividend payable solely in shares of its capital stock, (ii) any purchase or exchange of existing employee stock options for consideration consisting solely of new employee stock options or (iii) any purchase of capital stock or options to acquire the same from directors, officers and employees of the Company and its Subsidiaries consistent with past practices in connection with ordinary course employment and severance arrangements and in an aggregate amount that shall not exceed $5,000,000 for all such purchases pursuant to this clause (iii).

           "Restructuring Closing Date" means the date upon which each of the conditions precedent set forth in Section 4 of that certain Amendment No. 1 to Three Year Credit Agreement dated as of December 22, 1995 by and among the Company, the Banks and the Documentation Agent have been satisfied.

           "Restructuring and Repurchase Agreement" means that certain Restructuring and Repurchase Agreement dated as of December 22, 1995 by and among the Company and certain holders of the Real Estate Debt and certain other Persons parties thereto.

           "Restructuring Effective Date" means December 22, 1995.


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

           "Scheduled Assets" means the assets of the Company identified on
      Schedule 1.01(b) hereto.

           "364 Day Credit Facility" means the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 5, 1995 among the Company, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

           "Seasonal Credit Facility" means the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of October 5, 1995 among the Company, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

           "Set-off and Sharing Agreement" means that certain Set-Off and Sharing Agreement dated as of the Restructuring Effective Date among the holders of the Real Estate Debt and the institutions in the Kmart Bank Group party thereto.

           "Warehouse Facility Credit Agreement" means the credit facilities evidenced by that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 among the Company, the other borrowers named therein,
      [   ], as documentation agent thereunder, and the
      financial institutions signatory thereto.

           2.2 Article II of the Credit Agreement is hereby amended as follows:

     (a) Section 2.01 is hereby amended and restated in its entirety to read as follows:

           2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, and upon request by the Company, to make Loans in Dollars to the Company (each such Loan, a "Committed Loan") and to participate in Letters of Credit from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in
      Schedule 2.01 (such amount as the same may be reduced pursuant to Section
      2.07 or Section 2.09 or as a result of one or more assignments pursuant to Section 10.08, being herein referred to as a Bank's "Commitment"); provided, that, after giving effect to any Committed Borrowing or Letter of

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

      Credit Issuance, the aggregate principal amount of all outstanding Committed Loans and all Competitive Bid Loans plus the aggregate amount of outstanding LC Obligations shall not exceed the Aggregate Commitment; and provided further that without the prior written consent of all of the Banks, after giving effect to any Committed Borrowing or Letter of Credit Issuance, the aggregate principal amount of all outstanding Committed Loans and all Competitive Bid Loans plus the aggregate amount of outstanding LC Obligations shall not exceed the Ceiling Amount. Within the limits of each Bank's Commitment (and subject in all cases to the requirement that after giving effect to any Committed Borrowing or Letter of Credit Issuance, the aggregate principal amount of all outstanding Committed Loans and all Competitive Bid Loans plus the aggregate amount of outstanding LC Obligations shall not exceed the Ceiling Amount without the consent of all of the Banks), and subject to the other terms and conditions hereof and the terms and conditions of the Facing Agreement, the Company may borrow under this Section 2.01, prepay pursuant to
      Section 2.08 and reborrow pursuant to this Section 2.01.

     (b) Section 2.03 is hereby amended by deleting paragraph (a) thereof in its entirety and replacing it with the following:

           (a) Each Committed Borrowing shall be made upon the irrevocable request of the Company by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Committed Loans, and (ii) on the requested borrowing date, in the case of Reference Rate Committed Loans, specifying:

                 (A) the amount of the Borrowing, which (except as otherwise provided for in Section 5(f) of the Facing Agreement) shall be in an aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof;

                 (B) the requested borrowing date, which shall be a Business
            Day;

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

                 (C) whether the Borrowing is to be comprised of LIBOR
            Committed Loans or Reference Rate Committed Loans; and

                 (D) if the Borrowing is to be comprised of LIBOR Committed
            Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Committed Loans the Company shall be deemed to have elected an Interest Period of one month;

            provided, however, that with respect to any Borrowing to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Reference Rate Committed Loans only); provided, further, that no Borrowing shall be made without the prior written consent of all of the Banks if after giving effect to any such Borrowing, the aggregate principal amount of all Loans plus the aggregate amount of outstanding LC Obligations would exceed the Ceiling Amount.

            (c) Paragraphs (a) through (d) of Section 2.04 are hereby deleted in their entirety and replaced with the following:

            (a) The Company may upon notice to the Documentation Agent in accordance with Section 2.04(b):

                 (i) elect to convert, as of any Business Day, any Reference
            Rate Committed Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder) into LIBOR Committed Loans; or

                 (ii) elect to convert, as of the last day of any Interest
            Period, any LIBOR Committed Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such

            Loan hereunder) into Reference Rate Committed Loans; or

                 (iii) elect to continue as of the last day of any
            interest period (a "Continuation Date") any LIBOR Committed Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder);

      provided, that if the aggregate amount of all LIBOR Committed Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof, to an amount less than Ten Million Dollars ($10,000,000), such LIBOR Committed Loans shall automatically convert into Reference Rate Committed Loans, on and as of the end of applicable Interest Period,

           (b) If the Company desires to convert or continue any Loan pursuant to Section 2.04(a), it shall irrevocably request a conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Committed Loans and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Reference Rate Committed Loans, specifying:

                 (A) the proposed Conversion Date or Continuation Date;

                 (B) the aggregate amount of Loans to be converted or
            continued;

                 (C) the nature of the proposed conversion or continuation; and

                 (D) the duration of the requested Interest Period, if the
            Loans are to be converted into or continued as LIBOR Committed
            Loans.

           (c) If prior to the time set forth in Section 2.04(b), (i) the Company has failed to give a timely Notice of Conversion/Continuation with respect to such LIBOR

      Committed Loans or (ii) the Company has failed to select a new Interest Period to be applicable to such LIBOR Committed Loans, the Company shall
      be deemed to have elected to convert such Loans   into Reference Rate
      Committed Loans effective as of the expiration of the applicable Interest Period.

           (d) During the existence of a Potential Default or Event of Default, unless the Required Banks otherwise agree, the Company may not elect to have a Loan be converted into or continued as a LIBOR Committed Loan pursuant to Section 2.04.

           (d) Section 2.05 is hereby amended and restated in its entirety to read as follows:

           2.05 Competitive Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.03, each Bank severally agrees that the Company may, as set forth in Section 2.06, from time to time prior to the Restructuring Effective Date, request the Banks through the Documentation Agent to submit offers to make Competitive Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the aggregate principal amount of all outstanding Loans exceed the Aggregate Commitment less the aggregate outstanding LC Obligations, (b) the aggregate principal amount of all outstanding Competitive Bid Loans exceed the Competitive Bid Commitment Sublimit, or
      (c) the number of Interest Periods for Competitive Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceeds fifteen (15). Notwithstanding anything in this Agreement or any Loan Document to the contrary, the Company shall not be permitted to request or borrow any Competitive Bid Loans after the Restructuring Effective Date.


           (e) Section 2.08 is hereby amended and restated in its entirety to read as follows:

           2.08  Optional Prepayments of Loans.

           (a) Subject to Section 3.05 and Section 2.16(a), the Company may at any time or from time to time, upon at least five (5) Business Days' notice to the Documentation Agent prepay LIBOR Committed Loans or upon at least one Business Day's notice to the Documentation Agent prepay

      Reference Rate Committed Loans, in whole or in part, in minimum amounts of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof (or in minimum amounts of Five Million Dollars ($5,000,000) or multiples of one million dollars ($1,000,000) for optional prepayments made in connection with paragraph 5(c) of the Facing Agreement). Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Committed Loans or LIBOR Committed Loans. Such notice shall not thereafter be revocable by the Company, and the Documentation Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.05.

           (b) The Company may not voluntarily prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

           (f) Section 2.09 is hereby amended by adding the following new clause (c) as follows:

           (c) Mandatory Commitments Reductions and Prepayments. The Company shall make a permanent reduction in the Aggregate Commitment and to the Ceiling Amount, concurrently with the making of any principal payment with respect to the Real Estate Debt (except to the extent that such payment to the holders of the Real Estate Debt was triggered by (x) a mandatory prepayment pursuant to this Section 2.09(c) or (y) a prepayment under the Big Beaver Credit Facilities and the Other Credit Facilities which results in a ratable reduction of the Aggregate Commitments and the Ceiling Amount in accordance with the succeeding sentence of this Section 2.09(c)), in an amount (the "RE Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal in respect of the Real Estate Debt) and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt immediately prior to such payment. In addition, the Company shall make a permanent reduction in the Aggregate Commitment and to the Ceiling Amount, concurrently with the making of any principal payment in respect of the Other Credit Facilities or the Big Beaver Credit Facilities (other than
      (i)
      mandatory prepayments under the Big Beaver Credit Facilities or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (ii) principal payments due on February 28, 1997 under the Seasonal Credit Facility and the Big Beaver Credit Facilities and (iii) prepayments under the Other Credit Facilities and the Big Beaver Credit Facilities required as a result of prepayments under the Real Estate Debt or under this Agreement) in an amount (the "Bank Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal under either of the Big Beaver Credit Facilities or any such Other Credit Facility) and the denominator of which equals the aggregate amount outstanding under the facility receiving the payment immediately prior to the making of such payment. Concurrently with each such reduction, the Company shall ratably prepay the outstanding Loans in an amount equal to the RE Reduction Amount or the Bank Reduction Amount, as the case may be, together with accrued interest to such date on the amount prepaid and the amounts required pursuant to Section 3.05. Such prepayment amount shall ratably reduce the outstanding Loans of each Bank. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment pro rata in accordance with such Bank's relevant Commitment Percentage. Furthermore, if, for any reason, the aggregate principal amount of all outstanding Loans plus the aggregate amount of outstanding LC Obligations exceeds the Ceiling Amount, unless all of the Banks consent otherwise in writing, the Company shall immediately prepay the Loans in the amount of such excess.

            (g) Section 2.10 is hereby amended and restated in its entirety to read as follows:

            2.10  Interest.

            (a) Subject to Sections 2.10(c) and 2.10(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company as set forth in its Notice of Borrowing or Notice of Conversion/Continuation,

                 (i) if such Loan is a Reference Rate Committed Loan, at a rate per annum equal to the Reference Rate plus one percent (1.0%) (such interest margin being subject to increase pursuant to Section 7.08 hereof); and

                 (ii) if such Loan is a LIBOR Committed Loan, at a rate per annum equal to the sum of LIBOR plus two percent (2.0%) (such interest margin being subject to increase pursuant to Section 7.08 hereof).

           (b) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and, in the case of conversion of any Reference Rate Committed Loan, on the date of conversion thereof into a LIBOR Committed Loan.

           (c) During the continuation of any Event of Default or after acceleration, the Company shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate per annum which is determined by increasing the rate of interest then in effect by two percent (2.0%) per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any LIBOR Committed Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or acceleration, bear interest at a rate per annum equal to the Reference Rate plus three percent (3.0%).

           (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by any Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

           (h) Section 2.12 is hereby amended by (i) replacing the phrase "plus 2%" at the end of paragraph (a) thereof with the phrase "plus three percent (3.0%)", (ii) deleting each reference to ", the CD Rate" in paragraph (b) thereof and (iii) deleting the reference to "and the CD Rate" in paragraph (d) thereof.

           (i) Section 2.14 is hereby amended by deleting the reference to "or CD Rate Committed Loans" in paragraph (a) thereof.

           (j) Section 2.15 is hereby amended by amending and restating subsection (c) to read as follows:

           (c) Except as set forth in Section 10.09, nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Company.

           (k) Section 2.16 is hereby amended and restated to read as follows:

      2.16 Amount and Terms of Letters of Credit.

           (a) Letter of Credit Commitments; Terms of Letters of Credit. (i) Subject to and upon the terms and conditions herein set forth and the terms and conditions set forth in the Facing Agreement, at any time and from time to time on or after the date hereof and to but not including a date which is thirty (30) days prior to the Termination Date, each Bank selected by the Company which is reasonably acceptable to the Documentation Agent (and which agrees to perform the services of a fronting bank) agrees to issue (in such capacity, a "Facing Agent") in its own name or through an Affiliate, one or more Letters of Credit for the account of the Company in an aggregate Stated Amount in Dollars at any one time that, together with the aggregate Stated Amount of all other Letters of Credit issued pursuant hereto, does not exceed the Letter of Credit Commitment Sublimit; provided, however, that no Facing Agent shall issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the aggregate LC Obligations in respect of Standby Letters of Credit at such time would exceed the Standby Letter of Credit Commitment Sublimit, or (B) the aggregate LC Obligations in respect of Trade Letters of Credit at such time would exceed the Trade Letter of Credit Commitment Sublimit, or (C) the Commitment of any Bank would be exceeded or (D) the aggregate principal amount of all outstanding Loans plus the aggregate amount of outstanding LC Obligations would exceed the Ceiling Amount; provided further that, if the Required Banks, in their sole and absolute discretion, have directed the Company not to make a prepayment of the Loans for the purposes of creating availability on Letters of Credit in the manner contemplated by section 5 of the Facing Agreement, or otherwise conditioned such a prepayment (and such condition has not been fulfilled), then, notwithstanding Section 2.08, the Company shall not make such a prepayment and the Facing Agents shall not be required to issue Letters of Credit to the extent thereof. Each Bank severally, but not jointly, agrees to participate in each such Letter of Credit issued by a Facing Agent ratably according to its Commitment Percentage and to make available to such Facing Agent such Bank's Commitment Percentage of any payment made to the beneficiary of such Letter of Credit to the extent not reimbursed by the Company; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein would cause such Bank to exceed such Bank's Commitment then in effect or such Bank's Commitment Percentage of the Ceiling Amount. No Bank's obligation to participate in any Letter of Credit or to make available to a Facing Agent such Bank's Commitment Percentage of any Letter of Credit Payment made by the Facing Agent shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit or by any other Bank's failure to make available to the relevant Facing Agent such other Bank's Commitment Percentage of any Letter of Credit Payment. For purposes of this Agreement, each Trade Letter of Credit which is not paid or not fully paid by the applicable Facing Agent shall be deemed to be outstanding in the unpaid amount for the 21-day period following its expiry date unless previously canceled; provided that not later than the end of such 21-day period the applicable Facing Agent shall cancel such Trade Letter of Credit to the extent unpaid.

           (ii) Subject to the terms of the Facing Agreement, including paragraph 4 thereof with respect to Trade Letters of Credit, each Letter of Credit issued or to be issued hereunder shall have an expiration date of one (1) year or less from the issuance date thereof; provided, however, that each Standby Letter of Credit may provide by its terms that it will be automatically renewed for additional successive periods of up to one (1) year unless the relevant Facing Agent shall have given notice to the applicable beneficiary (with a copy to the Company) of the election by such Facing Agent (such election to be in the sole and absolute discretion of such Facing Agent) not to extend such Letter of Credit, such notice to be given not less than thirty (30) days prior to the then current expiration date of such Letter of Credit; provided, further, that no Standby Letter of Credit or renewal thereof shall be dated to expire later than the Termination Date and no Trade Letter of Credit or renewal thereof shall be stated to expire later than the day thirty (30) days prior to the Termination Date.

           (b) Procedure for Issuance of Letters of Credit. Subject to the terms, provisions and procedures set forth in the Facing Agreement, which terms, provisions and procedures shall supersede the terms, provisions and procedures of this paragraph (b) to the extent inconsistent or different, whenever the Company desires the issuance of a Letter of Credit hereunder, it shall give the relevant Facing Agent (with a copy to the Documentation Agent) at least five (5) Business Days' prior written notice specifying the requested day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 10:00 a.m. (New York City time) on the date specified for the giving of such notice. Each such notice (each, a "Letter of Credit Request") shall (except as may be provided in the Facing Agreement) be in the form of Exhibit J hereto or such other form to the Company and the Facing Agent may agree to and shall specify (A) the name of the Bank which the Company would like to act as the Facing Agent, (B) the proposed issuance date and expiration date of the requested Letter of Credit, (C) the name and address of the beneficiary (which Person shall be reasonably acceptable to the Facing Agent), (D) the Stated Amount of such Letter of Credit, (E) the purpose of such Letter of Credit (which shall be acceptable to the Facing Agent), and (F) such other information as the Documentation Agent or the Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in the proposed Letter of Credit (all of which terms and conditions shall be acceptable to the Facing Agent). Subject to the terms and provisions of the Facing Agreement, no Letter of Credit shall contain any provision for payment thereunder at any time earlier than 2:00 p.m. (New York City time) on the first Business Day after the presentation of all drafts, demands for payment and all other documents, if any, required to be presented pursuant to such Letter of Credit. Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce as in effect on the date of issuance of such Letter of Credit. On the Business Day specified by the Company and upon fulfillment or waiver of the applicable conditions set forth in Article IV, the Facing Agent will issue the requested Letter of Credit to the applicable beneficiary.

           (c) Draws upon Letters of Credit; Reimbursement Obligations.
      Subject to Section 2 of the Facing Agreement, in the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Facing Agent shall give telephonic notice (or notice by such other means acceptable to the Company and the Facing Agent) to the Company (and, in the case of Standby Letters of Credit only or during the continuance of an Event of Default only, notice to the Documentation Agent also) (x) confirming receipt of such request and (y) of the date on or before which the Facing Agent intends to honor such drawing, and the Company shall reimburse the Facing Agent on the day on which such drawing is honored in an amount in Dollars in same day funds equal to the amount of such drawing; provided, however, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified the Documentation Agent and the Facing Agent prior to 10:00 a.m. (New York City time) on the Business Day of such drawing that the Company intends to reimburse the Facing Agent for the amount of such drawing with funds other than the proceeds of Loans, the Company shall be deemed to have timely given a Notice of Borrowing to the Documentation Agent requesting each Bank to make Reference Rate Committed Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, each such Bank shall, on the date of such drawing, make Reference Rate Committed Loans in the amount of its Commitment Percentage of such drawing, the proceeds of which shall be applied directly by the Documentation Agent to reimburse the Facing Agent for the amount of such drawing; provided, further, that, if for any reason, proceeds of Reference Rate Committed Loans are not received by the Facing Agent on such date in an amount equal to the amount of such drawing, the Company shall reimburse the Facing Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Reference Rate Committed Loans, if any, which are so received, plus accrued interest on such amount at the Reference Rate plus one percent (1.0%).

           (d) Banks' Participation in Letters of Credit. In the event that the Company shall fail to reimburse the Facing Agent as provided in Section 2.16(c) in an amount equal to the amount of any drawing honored by the Facing Agent under a Letter of Credit issued by it in accordance with the terms hereof, the Facing Agent shall promptly notify the Documentation Agent and the Documentation Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each such Bank shall make available to the Facing Agent an amount equal to its Commitment Percentage of such drawing in same day funds, together with interest thereon at the Federal Funds Rate for the period from the date of funding of such drawing to the date of payment by such Bank, at the office of the Facing Agent specified in such notice, not later than 1:00 p.m. (New York
      City time) on the Business Day after the date such Bank is notified by the Documentation Agent. In the event that any such Bank fails to make available to the Facing Agent the amount of such Bank's participation in such Letter of Credit as provided in this Section 2.16(d), the Facing Agent shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate for two Business Days and thereafter at the Reference Rate. Nothing in this Section 2.16(d) shall be deemed to prejudice the right of any Bank to recover from the Facing Agent any amounts made available by such Bank to the Facing Agent pursuant to this Section 2.16(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Facing Agent in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of the Facing Agent. The Facing Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.16(d) with respect to any Letter of Credit issued by such Facing Agent such Bank's Commitment Percentage of all payments received by such Facing Agent from the Company in reimbursement of drawings honored by such Facing Agent under such Letter of Credit when such payments are received and shall promptly notify the Documentation Agent of such payment.

           (e) Interest and Fees for Letters of Credit.

                 (i) Facing Agent Fees. The Company agrees to pay the following amount to each Facing Agent with respect to Letters of Credit issued by it for the account of the Company:

                 (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Facing Agent in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.16(c)) or the Banks at a rate which is at all times equal to three percent (3.0%) per annum in excess of the Reference Rate;


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

                 (B) with respect to the issuance or amendment of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Facing Agent's agreement with the Company for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                 (C) a facing fee in respect of Trade Letters of Credit as set forth in the Facing Agreement and as otherwise or additionally agreed to from time to time by the Company and the Facing Agent.

            (ii) Participating Bank Fees. The Company agrees to pay to the Documentation Agent for distribution to each participating Bank in respect of all Standby Letters of Credit outstanding such Bank's Commitment Percentage of a commission equal to two percent (2.0%) per annum multiplied by the maximum Stated Amount under such outstanding Letters of Credit (the "LC Commission"), payable in arrears on and through the last Business Day of each calendar quarter, on the Termination Date and thereafter, on demand. The LC Commission shall be computed from the first day of issuance of each Standby Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days. In addition, the Company agrees to pay to the Documentation Agent for distribution to each participating Bank in respect of all Trade Letters of Credit outstanding such Bank's Commitment Percentage of a commission which commission shall be in the amount set forth and shall be payable on the dates and in the manner set forth in the Facing Agreement.

            Promptly upon receipt by the Facing Agent of any amount described in clause (i) (A) of this Section 2.16(e), the Facing Agent shall distribute to each Bank that has reimbursed the Facing Agent in accordance with Section 2.16(d) its Commitment Percentage of such amount. Amounts payable under clauses (i)(B) and (C) of this Section 2.16(e) shall be payable directly to the Facing Agent for its own account.

            (f) LC Obligations Unconditional.  Subject to the last paragraph of
Section 2.16(g), the obligation of the Company to reimburse a Facing Agent for drawings made under any Letter of Credit issued by it and the obligations of each Bank under Section 2.16(d) with respect thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:


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

           (i) any lack of validity or enforceability of such Letter of Credit;

           (ii) the existence of any claim, setoff, defense or other right which the Company or any of its Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), the Facing Agent, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary of such Letter of Credit);

           (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) payment by the Facing Agent under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

           (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

           (vi) the fact that an Event of Default or a Potential Default shall have occurred and be continuing.

           (g) Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, the Company hereby agrees to indemnify and hold harmless, the Facing Agent from and against any and all actions, suits, proceedings, liabilities, damages, or other claims of any kind or nature whatsoever which may be made by or asserted against the Facing Agent as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Facing Agent (including without limitation (A) the Facing Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Facing Agent to the beneficiary under any Letter of Credit against presentation of documents which do not substantially comply with the terms of the Letter of Credit) or (ii) the failure of the Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between the Company and the Facing Agent, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Facing Agent shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit;
(iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Facing Agent (including any Government Acts). None of the above shall affect, impair, or prevent the vesting of any of the Facing Agent's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Facing Agent under any resulting liability to the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to indemnify the Facing Agent in respect of any liability incurred by the Facing Agent arising solely out of the gross negligence or willful misconduct of the Facing Agent. The right of indemnification in the first paragraph of this Section 2.l6(g) shall not prejudice any rights that the Company may otherwise have against the Facing Agent with respect to a Letter of Credit issued hereunder. In addition, and without limiting the generality of
Article IX hereof, the Documentation Agent shall not (i) be responsible in any



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

manner to any of the Banks for any recital, statement, representation or warranty by the Company (or any affiliate or agent thereof) contained in any schedule, report, statement or other document referred to or provided herein or received by the Documentation Agent under or in connection with this Agreement or the Facing Agreement, or (ii) be responsible in any manner to the Company for any recital, statement, representation or warranty by any Bank (or any affiliate or agent thereof) contained in any schedule, report, statement or
other document referred to or   provided herein or received by the
Documentation Agent under or in connection with this Agreement or the Facing Agreement. The Documentation Agent shall not be under any obligation to any Bank or to the Company to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Facing Agreement, or any other Loan Document.

           (h) Stated Amount. The Stated Amount of each Letter of Credit shall be such amount as the Company and the Facing Agent have agreed to. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

           (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date the Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not the Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment; and

           (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date the Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date the Facing Agent receives the written consent (including by telex or facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, which written consent must be dated on or after the date of the amendment issued by the Facing Agent purporting to effect such reduction.

           2.3 Article III of the Credit Agreement is hereby amended as follows:

           (a) Section 3.02 is hereby deleted in its entirety and replaced with the following:

           3.02 Inability to Determine Rates. If and to the extent that market or other conditions existing in the London interbank market relevant to LIBOR Committed Loans make it impossible or impracticable for the Banks to make such Loans, then the obligations of the Banks to make LIBOR Committed Loans and the right of the Company to originate, continue or convert any Loan as or to a LIBOR Committed Loan shall be suspended until the circumstances giving rise to such suspension shall no longer exist.

           Upon receipt from the Documentation Agent of a notice of the Banks' inability to make, convert or continue the requested Loan due to any of the reasons referred to above, notwithstanding anything in this Agreement to the contrary, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice relating to a LIBOR Committed Loan, the Banks shall, with respect to such LIBOR Committed Loan only, make or convert such Loan in the amount specified in the applicable notice submitted by the Company, but such Loan shall be made as or converted into a Reference Rate Committed Loan instead of a LIBOR Committed Loan. Except as provided in the immediately preceding sentence, if, notwithstanding the provisions of this Section 3.02, any Bank has made available to the Company its Commitment Percentage of any such proposed Loan, then the Company shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

           (b) Section 3.03 is hereby amended by deleting the paragraph following clause (iii) of paragraph (a) in its entirety and replacing it with the following:

      and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any LIBOR Loan by an amount reasonably deemed by such Bank to be material, then the Company shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding LIBOR Loans and not compensated in connection with the computation of LIBOR.

           (c) Section 3.04 is hereby amended by deleting the reference to "or CD Rate Committed Loan" in paragraph (c) thereof.

           (d) Section 3.05 is hereby amended by deleting the reference to "or a CD Rate Committed Loan" in each of paragraphs (b) and (c) thereof.

           2.4 Article VI of the Credit Agreement is hereby amended as follows:

           (a) Section 6.07 is hereby amended by (i) deleting the word "and" at the end of paragraph (c), (ii) renumbering paragraph (d) as paragraph (e) and (iii) adding the following new clause (d) as follows:

                "(d) the financial statements, certificates, schedules, documents and other information set forth on Schedule 6.07 within the time periods therein specified; and"

           (b)  New Sections 6.09 and 6.10 are hereby added as follows:

           6.09 Maintenance of Deposits. The Company shall at all times maintain with one or more financial institutions that are members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Company and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course of business, consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Company's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 6.09.

           6.10 Most Favored Lender Status. If the Company, any Subsidiary or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of (i) adding any new or additional covenants or defaults applicable to the Company or any Subsidiary, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Company, any Subsidiary or any obligor under the Real Estate Debt, any covenant or

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

      default applicable to the Company or any Subsidiary under such Real Estate Debt or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against the Company or any Subsidiary, then, in each such event, the Company shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference in the event such modifications are made to the Real Estate Debt Documents without the Company entering into concurrent amendments as required by this Section 6.10.

          2.5  Article VII of the Credit Agreement is hereby amended as follows:

          (a) Section 7.02 is hereby amended and restated in its entirety to read as follows:

           7.02 Disposition of Assets. The Company shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar
            replacement equipment, or the proceeds of   such sale are
            reasonably promptly applied to the purchase price of such replacement equipment;

                 (c) dispositions of inventory or equipment by the Company to any Subsidiary pursuant to reasonable business requirements;

                 (d) dispositions of Scheduled Assets; and

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

                 (e) other dispositions of assets having, in any fiscal year of the Company, an aggregate book value not exceeding 10% of the Company's consolidated total assets as of the end of the most recently ended fiscal year of the Company, as reflected in the Company's balance sheet contained in its audited financial statements for such fiscal year;

      provided, however, that this Section 7.02 shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Company, even if such an entity is no longer a Subsidiary of the Company, if (x) consideration received is equal to the fair market value (as reasonably determined by the Company), or (y) the Company's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Company.

                 (b) Section 7.03 is hereby amended and restated in its entirety to read as follows:

           7.03 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. (Czech operations) on such Person's assets prior to the Restructuring Effective Date) to, create, incur or suffer to exist any Lien on any assets of the Company or any such Subsidiary whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

                 (a) Liens for taxes not delinquent or being contested in good faith;

                 (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course and Liens securing obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;


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

                 (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

                 (d) mortgages, security interests and Liens on assets of the Company or any Subsidiary existing on the Restructuring Effective Date, and set forth on Schedule 7.03, which secure any Indebtedness of the Company or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

                 (e) Liens on property of the Company or any Subsidiary created concurrently with the release of existing Liens on other property of the Company or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the property subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty or condemnation or eminent domain event, or the discovery of such environmental condition, or the occurrence of such store closing);


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

                 (f) Liens on Deposits in favor of the Kmart Bank Group and liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

                 (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the Letter of Credit Issuance Agreement); provided that such Liens to secure New Indebtedness shall encumber only

                   (i) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under the Letter of Credit Issuance Agreement in substitution of a Lien on noncurrent assets); and

                  (ii) in the case of the Letter of Credit Issuance Agreement, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) under the terms set forth in such agreement as in effect on the Restructuring Closing Date; provided that the percentage of the aggregate face amount of all Trade B Letters of Credit that are so secured shall not exceed thirty-five percent (35%) (or as close to 35% as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the Letter of Credit Issuance Agreement) of the Trade B Letters of Credit issued by the Trade B Banks;

         provided further that no such Lien shall be permitted under this clause (g) to secure any unsecured Indebtedness of the Company or any Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof;

              (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances

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

         not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries;

              (i) Liens on cash collateral to secure the Company's reimbursement obligations under letters of credit issued pursuant to
         the Letter of Credit   Issuance Agreement to the extent such cash
         collateral is permitted under the terms thereof as in effect on the Restructuring Closing Date; and

              (j) Liens on cash collateral to secure the Company's reimbursement obligations under two standby letters of credit issued
         by [   ] after the Restructuring Effective Date in an
         aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or (y) $25,000,000.

              (c) New sections 7.06, 7.07, 7.08 and 7.09 are hereby added as follows:

           7.06 Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Company, (b) the Company may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and (c) the Company may declare and pay dividends in respect of any of its preferred stock issued and outstanding as of the Restructuring Effective Date until, for any particular shares of preferred stock, such time as the Company shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Company.

           7.07 Payment of Indebtedness. (a) During the period from December 17, 1995 through February 28, 1997, the Company shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided

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
      that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than (i) scheduled payments on the Real Estate Debt set forth on Schedule 7.07 and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate; provided that concurrently with making such payments, the Company makes a ratable repayment of the Loans hereunder as required pursuant to Section 2.09(a) hereof, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Company; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date), (v) ratable payments of principal of the Real Estate Debt concurrently with the making of any payments or reduction of commitments and ceiling amounts in respect of the Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities or other Real Estate Debt, to the extent required pursuant to Sections 2.2, 2.3 or 2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date, (vi) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the terms of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices, (viii) payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (b) One Hundred Twenty Five Million Dollars ($125,000,000) in the aggregate for all such payments, (ix) repayment of Indebtedness secured by Liens on real property in connection with the sale or other disposition of such real property provided that the Company or such Subsidiary receives net cash proceeds from such sale or disposition in excess of the Indebtedness required to be repaid, (x) mandatory principal payments under the Big Beaver Credit Facilities and the Warehouse Facility Credit Agreement as a result of project dispositions or project refinancings, (xi) principal payments under this Agreement and principal payments on the February 28, 1997 scheduled maturity of the Seasonal Credit Facility and the Big Beaver Credit Facilities, (xii) ratable principal payments under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities in accordance with Section 7.09, (xiii) payments in respect of New Indebtedness, (xiv) payments of reimbursement obligations under letters of credit issued under the Letter of Credit Issuance Agreement; provided

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

      that such payments do not reduce the commitments thereunder except to the extent provided under the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date and (xv) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Company and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver
      Credit Facilities.

           (b) During the period from December 17, 1995 through October 3, 1997, the Company shall not, nor shall it permit any Subsidiary (other
      than payments by Kmart Canada, Ltd. or its subsidiaries   or by Kmart CR
      a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 7.07(a)(iii), (iv), (v), (vi), (ix), (x), (xi), (xii), (xiii)
      and (xiv), (ii) payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in the aggregate of any fiscal year of the Company and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver Credit Facilities.

           7.08 Amendment of Real Estate Debt Documents. The Company shall not, nor shall it permit any Subsidiary to amend, restate or otherwise modify any of the documents relating to or governing any Real Estate Debt in any manner which would, directly or indirectly, (a) provide for an interest rate payable on such Real Estate Debt in excess of the interest rate provided for in the Real Estate Debt Documents unless this Agreement shall have been amended, concurrently with such increase in the interest rate payable on such Real Estate Debt, to increase the interest rates set forth herein by an amount equal to such excess, (b) provide for the payment of any fees in addition to the fees payable under such Real Estate Debt Documents (or provide for any increase in existing fees payable thereunder) unless this Agreement shall have been amended, concurrently with the agreement to pay such new or increased fees, to provide for an equivalent fee to the Banks in a dollar amount equal to such new fee (or the aggregate amount of any increase in existing fees) multiplied by a fraction the numerator of which equals the Ceiling Amount and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt at such time or (c) provide for any clarification of any mortgagee's, tenant's or landlord's rights and obligations under the federal bankruptcy code or similar law with respect to ground leases or similar arrangements.

           7.09 Ratable Payment of Bank Facilities. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any principal payment in respect of the Big Beaver Credit Facilities or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (ii) ratable payments of principal of

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

      the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the provisions of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, which provisions are substantially similar to Section 2.09(c) hereof) and
      (iii) the scheduled principal payments due on February 28, 1997 under the Seasonal Credit Facility and the Big Beaver Credit Facilities) unless the Company shall concurrently make a permanent ratable reduction to the Aggregate Commitment and the Ceiling Amount together with a repayment of the outstanding Loans to the extent required by Section 2.09(c).



           2.6 Article VIII of the Credit Agreement is hereby amended as follows:

           (a) Paragraph (c) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

           (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.02, 6.03, 6.08(a), 6.09, 6.10, 7.01, 7.02, 7.03, 7.06, 7.07, 7.08 or 7.09; or

           (b) Paragraph (f) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

           (f) Cross Default; Cross-Acceleration. (i) the Company or any Subsidiary fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any application of grace periods, or (ii) by reason of any action taken by the Company or any Subsidiary with the intent and capacity promptly to satisfy any obligation of the Company or any Subsidiary resulting therefrom, including, without limitation, the calling for payment by the Company of any of its Indebtedness or the termination by the Company of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Company or any Subsidiary fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating

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

      to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount (including undrawn committed or available amounts) of more than Fifty Million Dollars ($50,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, (iv) the Company or any Subsidiary fails to pay any such other Indebtedness described in clause (iii) in full at its stated maturity (except for any such Indebtedness under that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions
      signatory thereto and [   ], as Managing Agent, for so
      long as any forebearance agreement contained in the "Fourth Amendment to Loan Agreement and Limited Forebearance" dated as of the Restructuring Efffective Date as in effect as of the Restructuring Effective Date in respect of such Indebtedness remains in full force and effect) or (v) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement) or all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 7.07); or

           (c) Paragraph (h) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

           (h) Monetary Judgments. A final judgment or judgments in excess of Fifty Million Dollars ($50,000,000) shall be entered against the Company by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or

           (d) Section 8.01 is further amended by (i) deleting the period at the end of clause (j) and replacing it with "; or" and (ii) adding the following new clauses (k) through (n) as follows:

           (k) Payments on Real Estate Debt. The Company or any Subsidiary shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the Obligations to the extent required pursuant to Section 2.09; or

           (l) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

                 (i) the exercise of a Spin-Off Tenant Put Option against the
            Company by any Spin-Off Creditor and

                 (ii) the expiration of the one hundred twenty (120) period following the payment by the Company of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Company from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120 day period, exceeds fifteen million dollars ($15,000,000),

      For purposes of this Section 8.01(l), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

           (m) Breach of Financing Agreements. The Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be immediately due and payable;

           (n) Underutilized Capacity Under Letter of Credit Issuance Agreement. On any date on and after October 31, 1996, until February 28, 1997, (a) the sum of, without duplication, (i) the aggregate face amount of the outstanding letters of credit on such date issued pursuant to the Letter of Credit Issuance Agreement and that certain predecessor letter agreement dated as of the Restructuring Effective Date and (ii) the aggregate face amount of the Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of Credit (as such terms are defined in the Letter of Credit Issuance Agreement) still outstanding on such date minus (b) any such letters of credit that are cash collateralized shall be less than the product of (i) eighty percent (.80) and (ii) the sum of (x) the Maximum Trade A L/C Commitment Amounts, (y) the Maximum Trade B L/C Commitment Amount and (z) the Maximum Standby L/C Commitment Amounts (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date), each determined as of such date.

           2.7  Article IX of the Credit Agreement is hereby amended as follows:

          (a) Section 9.03 is amended by replacing the parenthetical in clause (i) thereof with the following parenthetical:

      (except for its own gross negligence or willful misconduct)

           2.8  Article X of the Credit Agreement is hereby amended as follows:

           (a) Subsection (a) of 10.01 is hereby amended and restated to read as follows:

           "(a) increase the Commitment of any Bank or the Ceiling Amount or amend the definition of Ceiling Amount in any manner which would result
      in the Ceiling Amount being greater at any time   than it would be absent
      such amendment;"

           (b) Paragraph (a) of Section 10.08 is hereby amended by (i) relettering clause (D) thereof as clause (E) and adding the following new clause (D) immediately following clause (C):

           (D) Such Assignee shall acknowledge in the Assignment and Acceptance or otherwise in a written instrument


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

      that its rights and obligations with respect to the sharing of setoff
      rights shall be subject   to the terms of the Bank Setoff Sharing
      Agreement.

           (c) Paragraph (e) of Section 10.08 is hereby amended by adding the following sentence at the end thereof:

      Notwithstanding the foregoing, each Bank shall be permitted to sell the participations referenced in Section 10.09 without compliance with the foregoing provisions.

           (d) Section 10.09 is hereby deleted in its entirety and replaced with the following:

           10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if any of the Obligations shall have become due and payable, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to or by, such Bank or any affiliate of such Bank to or for the credit or the account of the Company against any and all Obligations owing to such

      Bank (including without limitation Obligations owing to such Bank by way of participations deemed purchased pursuant to the second proviso of this
      sentence), and subject to the sharing provisions of       Section 2.15
      and any other sharing arrangements agreed to by any of the Banks (including the provisions of the Bank Setoff Sharing Agreement), now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document; provided, that to the extent that the Company owes any amounts to such Bank other than the obligations owing under this Agreement (including obligations under the Other Credit Facilities and the Big Beaver Credit Facilities and obligations in respect of other Indebtedness) at the time of such set-off, then such Bank is authorized to and shall apportion and apply the amounts set-off ratably based on the relative aggregate amounts owing under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities to all of the lenders thereunder and the amount of such other Indebtedness; provided, further, that to the extent that any Bank has amounts available to be set-off in excess of the aggregate of all outstanding obligations of the Company to such Bank under this Agreement (an "Excess Setoff Amount") after making the apportionment and application of set-off amounts described in the preceding proviso, then (i) the other Banks and the lenders under the Other Credit Facilities and the Big Beaver
      Credit Facilities, on a pro rata basis, shall be deemed automatically for purposes of this Section 10.09 to have sold such Bank and such Bank shall be deemed to have purchased a participation in the obligations owing to such other Banks and such lenders thereunder in an aggregate amount equal to the Excess Setoff Amount, (ii) such purchased participation shall be deemed to be an Obligation for purposes of this Agreement and (iii) such Bank shall be authorized to set off the Excess Setoff Amount against such purchased participations. To the extent that any Bank exercises its rights of set-off at a time when the aggregate amount of the Deposits is in excess of the Required Deposit Amount, then the amount set-off by such Bank shall be treated in accordance with the Set-Off and Sharing Agreement. Each Bank agrees promptly to notify the Company and the Documentation Agent after any set-off is made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section
      10.09 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

           (e)  A new Section 10.18 is added as follows:

           10.18 Termination of This Agreement. Upon (i) the payment in full in cash of the outstanding principal amount of each Loan and all other Obligations then due and payable, (ii) the mandatory or voluntary permanent termination of the Commitments and (iii) the deposit by the Company with the Documentation Agent of cash collateral ("Cash Collateral") in an amount equal to one hundred five percent (105%) of the undrawn Stated Amount of all Letters of Credit that are then outstanding, this Agreement and all of the provisions thereof (other than this Section 10.18, Section 2.15, Section 2.16 with respect to then outstanding Letters of Credit, Article III, Section 9.07, Section 10.04, Section
      10.05 and any other provision hereof which, by its terms, survive the termination of this Agreement and the payment in full of the Obligations) shall terminate and shall be of no further force or effect. The Documentation Agent shall distribute the Cash Collateral as follows: (i) upon any draw on any Letter of Credit, the Documentation Agent shall immediately pay (x) the Facing Agent under such Letter of Credit an amount equal to such draw (and any other fees, interest or other amounts due in connection with such draw) and (y) the Company any remaining Cash Collateral with respect to a particular Letter of Credit after such Letter of Credit is fully drawn) and (ii) upon the termination, cancellation or the 21st day after the expiration of any Letter of Credit, the Documentation Agent shall immediately pay to the Company an amount equal to any remainder of the Cash Collateral allocated to such Letter of Credit. In the event that any payment or distribution in respect of the Obligations is avoided or otherwise rescinded, the Obligations and this Agreement shall be immediately revived and reinstated and the Company shall perform such acts as may be requested by the Banks to consummate such revival and reinstatement.

           2.9 The Schedules to the Credit Agreement are hereby amended by (a) deleting Schedule 7.03 in its entirety and replacing it with Schedule 7.03 to this Amendment Agreement, (b) adding Schedule 1.01(a), Schedule 1.01(b) and
Schedule 1.01(c) thereto as set forth in Schedule 1.01(a), Schedule 1.01(b) and
Schedule 1.01(c) to this Amendment Agreement, (c) adding Schedule 6.07 thereto as set forth in Schedule 6.07 to this Amendment Agreement and (d) adding
Schedule 7.07 thereto as set forth in Schedule 7.07 to this Amendment
Agreement.

           3. Company's Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment Agreement, the Company hereby represents and warrants that as of the Restructuring Closing Date:

           (a) the Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment Agreement;

           (b) this Amendment Agreement and the Credit Agreement (as amended hereby) constitutes the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

           (c) the Company's execution and delivery of this Amendment Agreement and the performance of this Amendment Agreement and the Credit Agreement (as amended hereby) do not and will not violate its articles of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

           (d) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment Agreement and the Credit Agreement (as amended hereby);

           (e) no Event of Default or Potential Default (except to the extent referenced in that certain letter agreement dated December 22, 1995 among the Company and the financial institutions thereto (the "Forebearance Agreement") has occurred and is continuing under the Credit Agreement (as amended hereby) or would exist after giving effect to the transactions contemplated by this Amendment Agreement;

     (f) Except as disclosed in writing to each of the Banks, since December 22, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of this Amendment Agreement). There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of this Amendment Agreement) that has not been set forth in writing to each of the Banks; and

           (g) The representations and warranties made by the Company contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

The Company agrees and acknowledges that the representations and warranties set forth in this Section 3 shall be considered to be representations and warranties deemed made under the Credit Agreement for purposes of the Event of Default set forth in Section 8.01(e) of the Credit Agreement.

           4. Conditions to Effectiveness. The effectiveness of this Amendment Agreement is specifically subject to the satisfaction of the following conditions precedent or concurrent:

           (a) No Defaults; Representations and Warranties True. No Potential Default or Event of Default (except to the extent referenced in the Forebearance Agreement) under the Credit Agreement (as amended hereby) shall have occurred and be continuing. The representations and warranties set forth in Section 3 of this Amendment Agreement shall be true and correct.

           (b) Execution of Amendment. The Company and the Required Banks shall have duly executed and delivered to the Agent a counterpart of this Amendment Agreement.

           (c) Incremental Interest. The Company shall have paid to the Agent for the account of each Bank under the Credit Agreement, an amount equal to the difference between (A) the interest paid to such Bank with respect to the outstanding Loans from December 22, 1995 through the date of effectiveness of this Amendment Agreement and (B) the interest that would have been payable with respect to such Loans had this Amendment Agreement become effective on December 22, 1995. The Company agrees and acknowledges that such incremental interest shall be deemed to be fees and interest required to be paid under the Credit Agreement pursuant to the Event of Default in Section 8.01(b) of the Credit Agreement.

           (d) Other Amendments. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements listed on
      Schedule 1.01(a) hereto has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent, (ii) amendments to the agreements evidencing the Other Credit Facilities reflecting the provisions of the Forebearance Agreement and the attached Summary of Indicative Terms dated 12/17/95 (the "Term Sheet") shall have been executed and delivered by the "Required Banks" thereunder, (iii) an amendment to the Seasonal Credit Facility reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by each "Bank" thereunder, (iv) an amendment to, or a forbearance agreement in respect of, the Loan Agreement dated as ofJanuary 21, 1992 among the borrowers named therein,
      the financial institutions signatory thereto and [   ], as Managing
      Agent, as amended through the date hereof and as further amended, restated, supplemented or modified from time to time reflecting the provisions of the Forebearance Agreement and Term Sheet shall have been executed and delivered by financial institutions party thereto holding at least 85% of the outstanding loans thereunder, and (v) an amendment to the Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial institutions signatory thereto, and [ ], as Agent, as amended through the date hereof, reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by the "Required Banks" thereunder; each on substantially, the terms and conditions set forth in the Term Sheet. Each of the undersigned Banks agrees and acknowledges that their execution and delivery of a counterpart of this Amendment Agreement shall be also deemed to be the execution and delivery by such Bank of the amendments to the Other Credit Facilities contemplated by clause (ii) above for purposes of ascertaining whether such amendments were executed and delivered by the "Required Banks" under the Other Credit Facilities.

           (e) Letter of Credit Facility; Setoff Sharing Agreement. The Letter of Credit Issuance Agreement dated as of the date hereof among the Borrower, the financial institutions signatory thereto and [ ], as agent and the related collateral proceeds sharing agreement among such financial institutions shall each have become effective. The Bank Setoff Sharing Agreement shall have been executed and delivered by all Banks in which the Company shall have on deposit cash and Cash Equivalents.

           (f) Payment of Expenses. The Company shall have paid all invoiced fees and expenses referenced in Section 5(a) hereof and in Section 10.04 of the Credit Agreement.

           (g) Opinion of Counsel. The Agent shall have received an opinion of internal counsel and of reasonably acceptable outside counsel and the Company's general counsel in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Company, (b) the authority of the Company to enter into this Amendment Agreement and the due execution and delivery thereof, (c) that the obligations of the Company under the Amendment Agreement are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations and material agreements applicable to the Company and (e) such other matters as the Agent may reasonably request.

           5. Miscellaneous. The parties hereto hereby further agree as follows:

           (a) Costs, Expenses and Taxes. The Company hereby agrees to pay all reasonable fees, costs and expenses of the Agent and [ ]incurred in connection with the negotiation, preparation and execution of this Amendment Agreement and the transactions contemplated hereby, and in connection with any future amendment, modification or consents of or in respect of the Credit Agreement (whether or not adopted), including, without limitation, the reasonable fees and expenses of each of Winston & Strawn and Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), counsel to the Agent and the Banks. Without limiting the generality of the foregoing, the Company hereby agrees to pay, upon receipt thereof, each statement for reasonable fees and expenses of (i) Wachtell, Lipton and
      (ii) any other advisor, counselor, consultant or accountant retained by Wachtell, Lipton, the Banks collectively or the Agent, rendered after the date hereof (x) relating to the ongoing evaluation of the rights and status of the Banks with respect to the matters contemplated by this Amendment Agreement and the rendering of advice to the Banks with respect thereto, (y) relating to any amendments, waivers or consents requested by the Company (whether or not adopted) pursuant to the provisions hereof or of any Loan Document or (z) relating to any work-out or restructuring of Indebtedness of the Company after December 22, 1995. The Company agrees to reasonably cooperate with and provide information reasonably requested by any advisor, accountant, counselor, consultant or accountant retained by the Banks, the Agent or Wachtell, Lipton. The Company also agrees to pay all reasonable fees and expenses (including any Attorney Costs) of each of the Banks in connection with this Amendment Agreement and the Forebearance Agreement.

           (b) Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment Agreement to produce more than one (1) such counterpart.

           (c) Headings. Headings used in this Amendment Agreement are for convenience of reference only and shall not affect the construction of this Amendment Agreement.

           (d) Integration. This Agreement, the Credit Agreement (as amended hereby) and the Facing Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

           (e) Governing law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

           (f) Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company, the Agent and the Banks and their respective successors and permitted assigns.
      This Amendment Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Company, the Agent and the Banks and their respective successors and permitted assigns.

           (g) Amendment; Waiver; Status as Loan Document. The parties hereto agree and acknowledge that nothing contained in this Amendment Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) remains and continues in full force and effect and is hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment Agreement may be changed, waived, modified or varied in any manner whatsoever, except in accordance with Section 10.01 of the Credit Agreement. The parties hereto agree that this Amendment Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

           (h) Clarification with Respect to Facing Agreement. The parties hereto agree and acknowledge that for purposes of paragraph 5(b) of the Facing Agreement, the reference to the "Aggregate Commitment" in clause
      (ii)(y) thereof means the Ceiling Amount at such time.

           (i) Authorization Relating to Collateral and Intercreditor Agreement. Each of the Banks hereby authorizes the Agent to (i) execute the Collateral and Intercreditor Agreement dated as of the date hereof and relating to the sharing of collateral pledged to secure Indebtedness under the Letter of Credit Issuance Agreement among the financial institutions party to the Letter of Credit Issuance Agreement and the agents under the Other Credit Facilities (including the Agent) and the Big Beaver Credit Facilities and (ii) distribute any amount received pursuant to the sharing provisions thereof in the manner contemplated by
      Section 2.13 of the Credit Agreement.


[Balance of page left intentionally blank; signature pages follow.]

     IN WITNESS WHEREOF, the Company, the Agent and the Banks have executed this Amendment Agreement as of the date first above written.

                              KMART CORPORATION


                              By:
                                 ----------------------
                              Title:
                                    -------------------




                         [Three Year Signature Page]

         FOURTH AMENDMENT TO LOAN AGREEMENT AND LIMITED FOREBEARANCE


        This Fourth Amendment to Loan Agreement and Limited Forebearance (this "Amendment Agreement") is entered into as of December 22, 1995 by and among Kmart Corporation and certain other entities in their capacities as borrowers (collectively, the "Borrowers"), Kmart Corporation in its capacity as the guarantor of the Borrowers' obligations (together, with its capacity as a Borrower, the "Guarantor"), the undersigned financial institutions (the
"Banks") and [   ] as Managing Agent (the "Agent").


                              W I T N E S S E T H:


        WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Loan Agreement dated as of January 21, 1992 (as amended, restated, modified, or supplemented and in effect from time to time, the "Loan Agreement") pursuant to which the Banks have provided to the Borrowers certain credit facilities); and

        WHEREAS, the Borrowers have requested that the Loan Agreement be amended in certain respects as set forth herein, and the Banks and the Agent are agreeable to the same, subject to the terms and conditions herein set forth;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement, as amended hereby.

        2. Amendments to Loan Agreement.

        2.1 Section 1.01 of the Loan Agreement is hereby amended by

(a) amending and restating the definitions of "Borrowing Margin", "Consolidated Net Worth", "EBITDAR", "Facility Termination Date" and "Guarantor Restructuring" to read as follows:

        "Borrowing Margin" means three and one-half percent (3.50%).

           "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Guarantor, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Guarantor's investment in any Specialty Retail Subsidiary in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Guarantor's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

           "EBITDAR" means, for any applicable period, for the Guarantor the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Guarantor's investment in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No.
      121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i)
      solely with respect to the four fiscal quarters   ending in October 1994,
      the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Guarantor's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart s.r.o. (servicer of Czech and Slovak operations).

           "Facility Termination Date" shall mean the earliest to occur of:

           (i)  February 28, 1997, or

           (ii) the date on which the Total Commitment shall have been reduced to $0 pursuant to this Agreement, or

           (iii) the date, if any, of the acceleration of all of the Loans in accordance with Section 7.1 or 7.2 hereof.

           "Guarantor Restructuring" means any of: (a) any merger or consolidation of the Guarantor with any other Person, but excluding any merger or consolidation:

                (i) in which the successor formed by or resulting from such merger or consolidation is Kmart Corporation or a Subsidiary of Kmart Corporation and, if the survivor is a Subsidiary of Kmart Corporation, such Subsidiary shall affirm the obligations of Kmart Corporation under the Loan Documents in writing; and

                (ii) occurring while no Unmatured Guarantor Event of Default or
            Guarantor Event of Default exists; and

                (iii) which will not otherwise give rise to or cause an
            Unmatured Guarantor Event of Default or a Guarantor Event of
            Default;

      and (b) any sale, assignment, lease, conveyance, transfer or other disposition (whether in one or a series of transactions) of any property (including accounts and notes receivable, with or without recourse), but excluding any Permitted Disposition of a Specialty Retail Subsidiary and also excluding any of the following:

                (i) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; and/or

                (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and/or

                (iii) dispositions of inventory or equipment by Kmart
            Corporation to any Subsidiary pursuant to reasonable business requirements; and/or

                (iv) dispositions of Scheduled Assets; and/or

                (v) other dispositions of assets having, in any fiscal year of Kmart Corporation, an aggregate book value not exceeding 10% of Kmart Corporation's consolidated total assets as of the end of the most recently ended fiscal year of Kmart Corporation, as reflected in Kmart Corporation's balance sheet contained in its audited financial statements for such fiscal year.


(b) deleting the definition of "Deposited Monies";

and (b) adding the definitions of "Bank Setoff Sharing Agreement", "Big Beaver II Credit Facility", "Capitalized Lease Obligations", "Cash Equivalents", "Ceiling Amount", "Deposits", "Deposit Threshold", "Kmart Bank Group", "Letter of Credit Issuance Agreement", "New Indebtedness", "Other Credit Facilities", "Real Estate Debt", "Real Estate Debt Documents", "Required Deposit Amount", "Restricted Payment", "Restructuring Closing Date", "Restructuring Effective Date", "Restructuring and Repurchase Agreement", "Scheduled Assets", "Seasonal Credit Agreement", "Set-Off and Sharing Agreement" and "Warehouse Facility Credit Agreement" as follows:

           "Bank Setoff Sharing Agreement" means that certain Bank Setoff Sharing Agreement dated as of the Restructuring Effective Date among the Banks party thereto, the Guarantor and [ ], as agent.


           "Big Beaver II Credit Facility" means the revolving credit facility evidenced by that certain Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial institutions signatory
      thereto, and [   ], as Agent, as amended through the date
      hereof and as further amended, restated, supplemented or modified from time to time.

           "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

           "Cash Equivalents" means investments substantially of the type described on Schedule 1.01(c) hereof.

           "Ceiling Amount" means, at any time of determination, one hundred sixteen million, seven hundred seventy-seven thousand, seven hundred forty-nine dollars ($116,777,749) less the aggregate amount of payments made in respect of the Loans after the Restructuring Effective Date pursuant to Section 3.4(c) as such amount may be increased from time to time with the consent of all of the Banks.

        "Deposits" has the meaning specified in Section 5.3.

        "Deposit Threshold" means, at any time, the sum of (a) $400,000,000 plus (b) an amount equal to (i) the increase in the fair market value (as determined based on appraisals satisfactory to the Managing Agent) of collateral securing the Real Estate Debt arising from the substitution of collateral after the Restructuring Effective Date to the extent permitted by
Section 5.9(e) upon an event of casualty, condemnation or eminent domain event, or upon the existence of an environmental condition, (but in any event excluding a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement) to the extent such substitution is permitted under the Real Estate Debt Documents as in effect as of the Restructuring Closing Date, multiplied by a fraction, the numerator of which is equal to the sum of the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver II Credit Facility at the time of such substitution and the denominator of which is equal to the Real Estate Debt outstanding at the time of such substitution, less (ii) the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of any property pledged to secure the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver II Credit Facility concurrently with such pledge of substituted collateral to the holders of the Real Estate Debt.

        "Kmart Bank Group" means the lending institutions from time to time party to one or more of this Agreement, the Other Credit Facilities and the Big Beaver II Credit Facility.

        "Letter of Credit Issuance Agreement" means that certain Letter of Credit Issuance Agreement dated as of February 29, 1996 between the Guarantor and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein, as amended, restated, supplemented or modified from time to time.

           "New Indebtedness" means Indebtedness incurred by the Guarantor or any of its Subsidiaries after the Restructuring Effective Date other than
      (i) any Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver II Credit Facility, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or (iii) Indebtedness refunding or refinancing unsecured Indebtedness of the Guarantor outstanding on the Restructuring Effective Date. Indebtedness outstanding under the Letter of Credit Issuance Agreement shall constitute New Indebtedness.

           "Other Credit Facilities" means, collectively: (a) the revolving credit facility evidenced by that certain Three Year Credit Agreement dated as of October 7, 1994 among the Guarantor, [ ], as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; (b) the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 5, 1995 among the Guarantor, [ ], as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time, (c) the Seasonal Credit Agreement; and (d) the Warehouse Facility Credit Agreement, as amended, restated, supplemented or modified from time to time.

           "Real Estate Debt" means the Indebtedness outstanding under the agreements listed on Schedule 1.01(a) hereto.

           "Real Estate Debt Documents" means the Restructuring and Repurchase Agreement and the documents and instruments relating to the Real Estate Debt, as in effect as of the Restructuring Effective Date, including the related note purchase agreements, indentures, trust agreements, put agreements, promissory notes, mortgages, deeds of trust, leases and other security documents and the documents described as the "Existing Transaction Documents" in the Restructuring and Repurchase Agreement.

           "Required Deposit Amount" has the meaning specified in Section 5.3.

           "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution, direct or




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




      indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's capital stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security), (b) any payment on account of the purchase, prepayment, conversion, exchange, redemption, retirement, surrender or acquisition of such Person's capital stock or any other payment or distribution made in respect thereof, either directly or indirectly, and
      (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of or any interest in such Person's capital stock; provided, that "Restricted Payment" shall not include (i) any dividend payable solely in shares of its capital stock,
      (ii) any purchase or exchange of existing employee stock options for consideration consisting solely of new employee stock options or (iii) any purchase of capital stock or options to acquire the same from directors, officers and employees of the Guarantor and its Subsidiaries consistent with past practices in connection with ordinary course employment and severance arrangements and in an aggregate amount that shall not exceed $5,000,000 for all such purchases pursuant to this clause (iii).

           "Restructuring and Repurchase Agreement" means that certain Restructuring and Repurchase Agreement dated as of December 22, 1995 by and among the Guarantor, certain holders of the Real Estate Debt and certain other Persons parties thereto.

           "Restructuring Closing Date" means the date upon which each of the conditions precedent set forth in Section 4 of that certain Fourth Amendment to Loan Agreement and Limited Forebearance dated as of December 22, 1995 by and among the Guarantor, the Borrowers, the Banks and the Documentation Agent have been satisfied.

           "Restructuring Effective Date" means December 22, 1995.

           "Scheduled Assets" means the assets of the Guarantor identified on
      Schedule 1.01(b) hereto.

           "Seasonal Credit Agreement" means that certain Seasonal Credit Agreement dated as of October 5, 1995 among the Guarantor, [ ], as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.




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

           "Set-off and Sharing Agreement" means that certain Set-Off and Sharing Agreement dated as of Restructuring Closing Date among the holders of the Real Estate Debt and the institutions in the Kmart Bank Group party thereto.

           "Warehouse Facility Credit Agreement" means that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 among the
      Guarantor, the other borrowers named therein, [   ], as documentation
      agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.

           2.2 Article II of the Loan Agreement is hereby amended as follows:

           (a) Section 2.1 is hereby deleted in its entirety and replaced with the following:

                2.1 Loans. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make loans to one or more of the Borrowers, on the date requested from time to time from and after the date of this Agreement to, but not including, the Facility Termination Date, in the Pro Rata Share of such Bank of such amounts as a Borrower may request, but not exceeding: (i) in the aggregate at any one time outstanding, the Loan Commitment of such Bank; or (ii) with respect to any Project, such Bank's Project Commitment for such Project; provided that without the prior written consent of all of the Banks, after giving effect to any Borrowing, the aggregate outstanding amount of all Loans shall not exceed the Ceiling Amount.


        (b) Section 2.5 is hereby amended by deleting paragraph (a) thereof in its entirety and replacing it with the following:

           (a) Each Borrower hereunder shall be entitled to request only one Borrowing (other than Roll-Over Borrowings) per month, and all Loans to all Borrowers in any month shall be funded on the same date, which shall be a Monthly Borrowing Date. Subject to Section 2.5(c) hereof, on or before ten (10) Business Days prior to the Monthly Borrowing
      Date in any month in which any Borrower desires to obtain a Eurodollar Rate Loan hereunder or a Prime Rate Loan hereunder, such Borrower shall
      give the Managing Agent, at its office located at [   ],
      telecopied notice (given not later than 11:00 A.M. (New York time) and confirmed in writing) of the amount which such Borrower desires to borrow as a Borrowing hereunder during such month. Each such notice (each a "Notice of Borrowing"), which shall be in the form of Exhibit E hereto, shall become irrevocable on the date which is three (3) Business Days prior to the applicable borrowing date and shall specify the Project for which such Borrowing will be used, the amount of such Borrowing, the date of Borrowing (which shall be a Monthly Borrowing Date), and shall (i) certify that construction of the Project has proceeded to such date within the overall Project Budget and Borrower reasonably believes that completion of the construction of the Project within the overall Project Budget will occur, (ii) provide by line item in the Project Budget a summary of amounts expended prior to the date of such requested Borrowing and amounts intended to be expended from proceeds of such Borrowing and
      (iii) certify as such other matters with respect to the relevant Project and the applicable Borrower as may from time to time be required by the Managing Agent. In the event that the applicable Borrower is unable to certify as to any of the matters required to be set forth in the Notice of Borrowing and certified by such Borrower, or in the event of any inaccuracy or discrepancy contained therein, the Managing Agent and the Banks shall not be required to make the Borrowing so requested unless and until such certifications, inaccuracies or discrepancies are remedied to the Managing Agent's satisfaction. On or before three (3) Business Days prior to any date of Borrowing hereunder, the applicable Borrower shall give to the Managing Agent at its address specified in this Section 2.5(a), a Rate Selection Notice with respect to such Borrowing. The Managing Agent shall promptly give each Bank telephonic notice (confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other relevant matters covered by the Notice of Borrowing and Rate Selection Notice. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, the Managing Agent may act without liability upon the basis of telephonic notice believed by the Managing Agent in good faith to be from such Borrower prior to receipt of written confirmation, each Borrower hereby waiving the right to dispute the Managing Agent's record of the terms of such telephonic notice. Schedule 2.5(a) hereto sets forth, by way of example, the dates of notices and actions required by this Section 2.5(a). Notwithstanding anything to the contrary in this Agreement, no Borrowing shall be made without the prior written consent of all of the Banks if the aggregate amount of the Loans (after giving effect to such Borrowing) would exceed the Ceiling Amount.


           (c) Section 2.7(a) is hereby amended and restated in its entirety to read as follows:

           (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until maturity (whether by acceleration or otherwise) of such Prime Rate Loan, or until such Prime Rate Loan is converted into a Eurodollar Rate Loan, at a fluctuating rate per annum equal to the Prime Rate in effect from time to time plus two and one-half percent (2.50%).

      (d) Section 2.7(c) is hereby amended and restated in its entirety to read as follows:

           (c) Notwithstanding the rates of interest specified in clauses (a) and (b) above and the payment dates specified below, effective immediately upon the occurrence of any Guarantor Event of Default and for so long thereafter as any such Guarantor Event of Default shall be continuing, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due, shall bear interest payable upon demand, after as well as before judgment, at a rate per annum equal to the greater of (i) the Prime Rate in effect from time to time plus four and one-half percent (4.50%) or, (ii) if applicable, the Eurodollar Rate plus five and one-half percent (5.50%) (such rate of interest being the "Default Rate").


           2.3 Article III of the Loan Agreement is hereby amended as follows:

           (a) Section 3.4 is hereby amended by (i) renumbering subsection (c) thereof as subsection (d) and inserting a new subsection (c) that shall read as follows:

           (c) If any principal payment is made to the holders of the Real Estate Debt (except to the extent that such payment to the holders of the Real Estate Debt was triggered by (x) a mandatory prepayment pursuant to this Section 3.4(c) or (y) a prepayment made under the Big Beaver II Credit Facility and the Other Credit Facilities which results in a ratable reduction of the Total Commitment and to the Ceiling Amount in accordance with the next sentence of this Section 3.4(c)), the Guarantor shall cause to be made concurrently a permanent reduction in the Total Commitment and to the Ceiling Amount, in an amount (the "RE Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal in respect of the Real Estate Debt) and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt immediately prior to such payment. In addition, the Guarantor shall cause to be made a permanent reduction in the Total Commitment and to the Ceiling Amount, concurrently with the making of any principal payment in respect of the Big Beaver II Credit Facility or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver II Credit Facility or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing and (ii) prepayments under the Other Credit Facilities and the Big Beaver II Credit Facility required as a result of prepayments under the Real Estate Debt or under this Agreement), in an amount, (the "Bank Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal under the Big Beaver II Credit Facility or any such Other Credit Facilities) and the denominator of which equals the aggregate amount outstanding under the facility receiving the payment immediately prior to the making of such payment. Concurrently with each such reduction, the Guarantor shall ratably prepay the outstanding Loans in an amount equal to the RE Reduction Amount or the Bank Reduction Amount, as the case may be, together with accrued interest to such date on the amount prepaid and the amounts required pursuant to Section 2.10. Such prepayment amount and reduction of the Total Commitment shall ratably reduce each Bank's outstanding Loans and Loan Commitment in accordance with its Pro Rata Share. Furthermore, if for any reason, the aggregate principal amount of all outstanding Loans exceeds the Ceiling Amount, then, unless all of the Banks otherwise consent in writing, the Guarantor shall immediately prepay the Loans in the amount of such excess. Any prepayment made by the Guarantor pursuant to this Section 3.4(c) shall be treated and accounted for solely for the purposes hereof as a payment by the Guarantor under the Guaranty.

           (b) Section 3.5 is hereby amended and restated to read as follows:




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


                3.5 Other Provisions With Respect to Prepayments. Except as otherwise provided herein, any repayment of a Eurodollar Rate Loan which shall be made prior to the end of the applicable Interest Period for such Loan shall be subject to the provisions of Section 2.10 hereof.

            (c) Section 3.10 is hereby amended and restated as follows:

            Section 3.10 Option to Extend Term. In the event that the Facility Termination Date is a date after January 20, 1995, each Borrower with outstanding Loans hereunder shall at the request of the Agent immediately execute and deliver to the Banks amended Notes evidencing such maturity of the Loans evidenced thereby ("Extension Notes"), which shall each be in substantially the form of Exhibit B-3 hereto, duly completed. Upon receipt of such amended Notes, the Notes which have been amended thereby shall be deemed superseded and of no further effect and shall be returned to the Borrowers which issued the same.

            2.4 Article IV of the Loan Agreement is hereby amended by inserting, immediately before the period at the end of Section 4.1(j), the following:

      ; provided, however, that any past or future reduction in the Guarantor's credit rating or decline in the market price of the Guarantor's stock shall not of themselves be deemed to constitute a material adverse change for the purpose hereof.


            2.5 Article V of the Loan Agreement is hereby amended as follows:

            (a) Subsection (a) of Section 5.1 is amended by (i) deleting the word "and" at the end of clause (iv) thereof, (ii) renumbering clause (v) as clause (iv) and (iii) adding the following new clause (iv) therein:

            (iv)  With respect to the Guarantor, the information described on
      Schedule 5.1 within the time periods therein specified, and

            (b) New sections 5.3, 5.4. 5.5, 5.6. 5.7, 5.8 and 5.9 are hereby added as follows:




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


           Section 5.3 Affirmative Covenant Relating to Maintenance of Deposits. The Guarantor shall at all times maintain with one or more financial institutions that are members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Guarantor and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Guarantor's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 5.3.

           Section 5.4 Affirmative Covenant Regarding Most Favored Lender Status. If the Guarantor, or any Subsidiary of the Guarantor or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of (i) adding any new or additional covenants or defaults applicable to a Borrower or a Subsidiary of a Borrower, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Guarantor, any Subsidiary or any obligor under the Real Estate Debt, any covenant or default under such Real Estate Debt applicable to a Borrower or a Subsidiary of a Borrower or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against a Borrower or any Subsidiary of the Borrower, then, in each such event, the Borrowers shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference



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


      in the event such modifications are made to the Real Estate Debt Documents without the Borrowers entering into concurrent amendments as required by this Section 5.4.

           Section 5.5 Negative Covenant of Kmart Corporation Regarding Restricted Payments. The Guarantor shall not, nor shall it permit any of its Subsidiaries to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Guarantor, (b) Kmart Corporation may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and (c) the Guarantor may declare and pay dividends in respect of any of its preferred stock issued and outstanding as of the Restructuring Effective Date until, for any particular shares of preferred stock, such time as Kmart Corporation shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Guarantor.

           5.6 Negative Covenant of Kmart Corporation Regarding Payment of Indebtedness. (a) During the period from December 17, 1995 through February 28, 1997, the Guarantor shall not, nor shall it permit any of its Subsidiaries (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Guarantor may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than
      (i) scheduled payments on the Real Estate Debt set forth on Schedule 5.6 and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate; provided that concurrently with making such payments, the Guarantor makes a ratable repayment of the Loans hereunder as required pursuant to Section 3.4(c) hereof, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Guarantor; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course
      (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date), (v) ratable payments of principal of the Real Estate Debt concurrently with the making of any payments or reduction of commitments and ceiling amounts in respect of the Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver II Credit Facility or other Real Estate Debt, to the extent required pursuant to Sections 2.2, 2.3 or 2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date, (vi) ratable payments of principal of the Other Credit Facilities and the Big Beaver II Credit Facility concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver II Credit Facility to the extent required pursuant to the terms of the Other Credit Facilities and the Big Beaver II Credit Facility as in effect on the Restructuring Closing Date, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices,
      (viii) payments in respect of the termination of leases to the extent that the Guarantor believes that such payments provide a substantial benefit to the Guarantor (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Guarantor and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments, (ix) repayment of Indebtedness secured by Liens or real property in connection with the sale or other disposition of such real property provided that the Guarantor or such Subsidiary receives net cash proceeds in such sale or disposition in excess of the Indebtedness required to be repaid, (x) mandatory principal payments under the Big Beaver II Credit Facility and the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (xi) principal payments under this Agreement, (xii) ratable principal payments under this Agreement, the Other Credit Facilities and the Big Beaver II Credit Facility in accordance with Section 5.8, (xiii) payments in respect of New Indebtedness, (xiv) payments of reimbursement obligations under letters of credit issued under the Letter of Credit Issuance Agreement; provided that such payments do not reduce the commitments thereunder except to the extent provided under the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date, (xv) payments of reimbursement obligations under letters of credit issued under the credit facility described in clause (a) of the definition of Other Credit Facilities and
      (xvi) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Guarantor and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver II Credit Facility.

           (b) During the period from December 17, 1995 through October 3, 1997, the Guarantor shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Guarantor may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 5.6(a)(iii), (iv), (v), (vi), (ix), (x), (xi), (xii), (xiii),
      (xiv) and (xv), (ii) payments in respect of the termination of leases to the extent that the Guarantor believes that such payments provide a substantial benefit to the Guarantor, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Guarantor and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in the aggregate in any fiscal year of the Guarantor and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver II Credit Facility.

           5.7 Covenant of Kmart Corporation Regarding Amendment of Real Estate Debt Documents. The Guarantor shall not, nor shall it permit any of its Subsidiaries, to amend, restate or otherwise modify any of the documents relating to or governing any Real Estate Debt in any manner which would, directly or indirectly, (a) provide for an interest rate payable on such Real Estate Debt in excess of the interest rate provided for in the Real Estate Debt Documents unless this Agreement shall have been amended, concurrently with such increase in the interest rate payable on such Real Estate Debt, to increase the interest rates set forth herein by an amount equal to such excess, (b) to provide for the payment of any fees in addition to the fees payable under such Real Estate Debt Documents (or provide for any increase in existing fees payable thereunder) unless this Agreement shall have been amended, concurrently with the agreement to pay such new or increased fees, to provide for an equivalent fee to the Banks in a dollar amount equal to such new fee (or the aggregate amount of any increase in existing fees) multiplied by a fraction the numerator of which equals the Ceiling Amount and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt at such time or (c) provide for any clarification of any mortgagee's, tenant's or landlord's rights and obligations under the federal bankruptcy code or similar law with respect to ground leases or similar arrangements.

           5.8 Covenant of Kmart Corporation Regarding Ratable Payment of Bank Facilities. The Guarantor shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any principal payment, in respect of the Big Beaver II Credit Facility or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver II Credit Facility or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing and (ii) ratable payments of principal of the Other Credit Facilities and the Big Beaver II Credit Facility concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver II Credit Facility to the extent required pursuant to the provisions of the Other Credit Facilities and the Big Beaver II Credit Facility as in effect on the Restructuring Closing Date, which provisions are substantially similar to Section 3.4(c) hereof) unless Kmart Corporation shall concurrently make a permanent ratable reduction to the Total Commitment and the Ceiling Amount together with a repayment of the outstanding Loans to the extent required by Section 3.4.




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


           5.9 Limitation on Liens of Kmart Corporation. The Guarantor shall not, and shall not permit any of its Subsidiaries (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. on such Person's respective assets prior to the Restructuring Effective
      Date) to, create, incur or suffer to exist any Lien on any assets of the Guarantor or any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

            (a) Liens for taxes not delinquent or being contested in good faith;

            (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course and Liens securing obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;

            (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

            (d) mortgages, security interests and Liens on assets of the Guarantor or any of its Subsidiaries existing on the Restructuring Effective Date, and set forth on Schedule 5.9 which secure any Indebtedness of the Guarantor or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

            (e) Liens on property of the Guarantor or any of its Subsidiaries created concurrently with the release of existing Liens on other property of the Guarantor or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the property subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty or condemnation event, the discovery of such environmental condition or the occurrence of such store closing);

            (f) Liens on Deposits in favor of the Kmart Bank Group and liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

            (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the Letter of Credit Issuance Agreement); provided that such Liens to secure New Indebtedness shall encumber only

                 (i) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under the Letter of Credit Issuance Agreement in substitution of a Lien on noncurrent assets; and

                 (ii) in the case of the Letter of Credit Issuance Agreement, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) under the terms set forth in such agreement as in effect on the Restructuring Closing Date; provided that the percentage of the aggregate amount of all Trade B Letters of Credit that are so secured shall not exceed thirty-five percent (35%) (or as close to 35% as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the Letter of Credit Issuance Agreement) of the Trade B Letters of Credit issued by the Trade B Banks;

      provided further that no such Lien shall be permitted under this clause
      (g) to secure any unsecured Indebtedness of the Guarantor or any of its Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof;

      (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Guarantor and its Subsidiaries;

      (i) Liens on cash collateral to secure the Guarantor's reimbursement obligations under letters of credit issued pursuant to the Letter of Credit Issuance Agreement to the extent such cash collateral is permitted under the terms thereof as in effect on the Restructuring Closing Date; and

      (j) Liens on cash collateral to secure the Guarantor's reimbursement
      obligations under two standby letters of credit issued by [   ] after
      the Restructuring Effective Date in an aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or
      (y) $25,000,000.

            2.6  Article VI of the Loan Agreement is hereby amended as follows:

            (a) Section 6.2(d) of the Loan Agreement is hereby amended and restated to read as follows:

                "(d)  [INTENTIONALLY OMITTED]"

        (b) Section 6.2(e) of the Loan Agreement is hereby amended and restated to read as follows:

             "(e) Since the Restructuring Effective Date, there shall have been no material adverse change in the business, financial condition, operations, assets or prospects of the Guarantor and its Subsidiaries taken as a whole; provided, however, that any past or future reduction in the Guarantor's credit rating or decline in the market price of the Guarantor's stock shall not of themselves be deemed to constitute a material adverse change.

        (c) Section 6.3(b) of the Loan Agreement is hereby amended by adding, immediately after the words "Unmatured Guarantor Event of Default", the following:

             "(except to the extent that the same may result from any failure of the Guarantor to pay on its stated maturity all or any portion of the unpaid principal amount of the Loans to any Bank not party to the Fourth Amendment to Loan Agreement and Limited Forebearance dated as of December 22, 1995 during the period commencing January 21, 1996 and ending on the Facility Termination Date)"

        2.7  Article VII of the Loan Agreement is hereby amended as follows:

     (a) Paragraph (a) of Section 7.1 is hereby amended and restated to read as follows"

                 "(a)  [INTENTIONALLY OMITTED]"

     (b) Paragraph (b) of Section 7.1 is hereby amended and restated to read as follows:

                 (b) (i) The Guarantor or any of its Material Subsidiaries,
            shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed of the Guarantor or any of its Material Subsidiaries, whether individually or in the aggregate, equal to or in excess of $50 million, whether such Indebtedness now exists or shall hereafter be created, and such default shall be uncured or unwaived after the expiration of all applicable grace periods with respect thereto; (ii) or breach or default by Guarantor or any of its Material Subsidiaries with respect to any other material term of any evidence of any Indebtedness for Money Borrowed in excess of $50 million or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders (or a trustee on behalf of such holder or holders) of such Indebtedness for Money Borrowed to cause such Indebtedness for Money Borrowed to become or be declared due prior to its stated maturity (upon the giving or receiving of notice but after the expiration of all applicable grace periods with respect thereto) provided, however, that with respect to Indebtedness for Money Borrowed in respect of real property leases, no such breach or default shall be deemed to exist if the Guarantor or Material Subsidiary, as the case may be, is contesting in good faith the existence of such breach or default by appropriate means and if the existence of such breach or default, if determined adversely to Guarantor or the Material Subsidiary, as the case may be, would not have a material adverse effect on Guarantor and its Subsidiaries on a consolidated basis; or (iii) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement) or all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 5.6);


     (c) Paragraphs (k) through (o) are hereby added to Section 7.1 as follows:

           (k) Payments on Real Estate Debt. The Guarantor or any Subsidiary of the Guarantor shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the Obligations to the extent required pursuant to Section 3.4(c); or

           (l) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

                 (i) the exercise of a Spin-Off Tenant Put Option against the Guarantor by any Spin-Off Creditor and

                 (ii) the expiration of the one hundred twenty (120) day period following the payment by the Guarantor of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Guarantor from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120-day period, exceeds fifteen million dollars ($15,000,000),

For purposes of this Section 7.1(l), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

     (m) Breach of Financing Agreements. The Guarantor or any Subsidiary of the Guarantor shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty-five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be immediately due and payable;

     (n) Underutilized Capacity Under Letter of Credit Issuance Agreement. On any date on and after October 31, 1996, until February 28, 1997, (a) the sum of, without duplication, (i) the aggregate face amount of the outstanding letters of credit on such date issued pursuant to the Letter of Credit Issuance Agreement and that certain predecessor letter agreement dated as of the Restructuring Effective Date and (ii) the aggregate face amount of the Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of

Credit (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date) still outstanding on such date minus (b) any such letters of credit that are cash collateralized shall be less than the product of (i) eighty percent (.80) and (ii) the sum of (x) the Maximum Trade A L/C Commitment Amounts, (y) the Maximum Trade B L/C Commitment Amount and (z) the Maximum Standby L/C Commitment Amounts (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date), each determined as of such date.

          (o) Breach of Certain Covenants. Kmart Corporation fails to perform or observe any term, covenant or agreement contained in Sections 5.3, 5.4. 5.5, 5.6, 5.7, 5.8 or 5.9.

          2.8  Article IX of the Loan Agreement is hereby amended as follows:

          (a) Clause (iii) of Section 9.1 is hereby amended and restated to read as follows:

      (iii) changing the Loan Commitment of any Bank hereunder or the definition of "Ceiling Amount" in any manner which would result in the Ceiling Amount being greater at any time than it would be absent such amendment;

          (b) Section 9.4 is hereby amended by replacing the phrase "Prime
Rate in effect from time to time" at the end of the third from last sentence in such section with the phrase "Prime Rate in effect from time to time plus two and one-half percent (2.50%)".

          (b)  Section 9.6(b) is hereby amended and restated to read as follows:

          (b) In addition to any rights and remedies of the Banks provided by law, if any of the Obligations or the Loans shall have become due and payable, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor or any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to or by, such Bank or any affiliate of such Bank to or for the credit or the account of the Guarantor or any Borrower against any and all obligations owing to such Bank (including, without limitation, obligations owing to such Bank by way of participations deemed purchased pursuant to the second proviso of this sentence), and subject to the sharing provisions of Section 9.6(a) and any other sharing arrangements agreed to by any of the Banks (including the provisions of the Bank Setoff Sharing Agreement), now or hereafter existing, irrespective of whether or not the Managing Agent or such Bank shall have made demand under this Agreement or any Loan Document; provided, that to the extent that the Guarantor or any Borrower owes any amounts to such Bank other than the obligations owing under this Agreement (including obligations under the Other Credit Facilities and the Big Beaver II Credit Facility and obligations in respect of other Indebtedness) at the time of such set-off, then such Bank is authorized to and shall apportion and apply the amounts set-off ratably based on the relative aggregate amounts owing under this Agreement, the Other Credit Facilities and the Big Beaver II Credit Facility to all of the lenders thereunder and the amount of such other Indebtedness; provided, further, that to the extent that any Bank has amounts available to be set-off in excess of the aggregate of all outstanding obligations of the Guarantor or any Borrower to such Bank under this Agreement (an "Excess Setoff Amount") after making the apportionment and application of set-off amounts described in the preceding proviso, then (i) the other Banks and the lenders under the Other Credit Facilities and the Big Beaver II Credit Facility, on a pro rata basis, shall be deemed automatically for purposes of this Section
      9.6 to have sold such Bank and such Bank shall be deemed to have purchased a participation in the obligations owing to such other Banks and such lenders thereunder in an aggregate amount equal to the Excess Setoff Amount, (ii) such purchased participation shall be deemed to be an Obligation for purposes of this Agreement and (iii) such Bank shall be authorized to set off the Excess Setoff Amount against such purchased participations. To the extent that any Bank exercises its rights of set-off at a time when the aggregate amount of the Deposits is in excess of the Required Deposit Amount, then the amount set-off by such Bank shall be treated in accordance with the Set-Off and Sharing Agreement. Each Bank agrees promptly to notify the appropriate Borrower, as the case may be, the Guarantor and the Documentation Agent after any set-off is made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments hereunder or under any Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Banks or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

          (c) Paragraph (b) of Section 9.8 is hereby amended by adding the following sentence at the end thereof:

      Notwithstanding the foregoing, each Bank shall be permitted to sell the participations referenced in Section 9.6(b) without compliance with the foregoing provisions.

          (d) Paragraph (c) of Section 9.8 is hereby amended by (1) relettering clause (iii) in the first sentence thereof as clause (iv) and (2) adding the following new clause (iii) immediately following clause (ii) thereof:

      (iii) such Eligible Assignee shall acknowledge in a written instrument that its rights and obligations with respect to the sharing of setoff rights shall be subject to the terms of the Bank Setoff Sharing Agreement.


          2.9  The Schedules to the Loan Agreement are hereby amended by adding
Schedule 1.01(a), Schedule 1.01(b), Schedule 1.01(c), Schedule 5.1, Schedule
5.6 and Schedule 5.9 thereto as set forth in Schedule 1.01(a), Schedule 1.01(b), Schedule 1.01(c), Schedule 5.1, Schedule 5.6 and Schedule 5.9 hereto.

          3. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment Agreement, the Guarantor and each Borrower hereby represents and warrants as to itself only that as of the Restructuring Closing Date:

          (a) the Guarantor and such Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment Agreement;

          (b) this Amendment Agreement and the Loan Agreement (as amended hereby) constitutes the Guarantor's and such Borrower's legal, valid and binding obligation, enforceable against such Borrower and the Guarantor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

           (c) the Guarantor's and such Borrower's execution and delivery of this Amendment Agreement and the performance of this Amendment Agreement and the Loan Agreement (as amended hereby) do not and will not violate its articles of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

           (d) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment Agreement and the Loan Agreement (as amended hereby); and

           (e) no Borrower Event of Default or Unmatured Borrower Event of Default (except to the extent referenced in that certain letter agreement dated December 22, 1995 among Kmart Corporation and the financial institutions party thereto (the "Forebearance Agreement") has occurred and is continuing under the Loan Agreement (as amended hereby) or would exist after giving effect to the transactions contemplated by this Amendment Agreement.

           (f) Except as disclosed in writing to each of the Banks, since December 22, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any of its Subsidiaries (other than a downgrade in the Guarantor's credit rating or a decline in the Guarantor's stock price) that individually or in the aggregate could reasonably be expected to have a material adverse change in, or material adverse effect upon, (i) the business, financial condition, operations, assets or prospects of the Guarantor, or of the Guarantor and its Subsidiaries taken as a whole, or (b) the Guarantor's ability to perform its obligations under this Loan Agreement or the Loan Documents, or (c) the validity or enforceability of this Agreement or any other Loan Documents (a "Material Adverse Effect"). There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth in writing to each of the Banks; and

           (g) The representations and warranties made by each Borrower in
      Section 4.1 of the Loan Agreement and by the Guarantor in Section 5 of the Guaranty are true and correct in all material respects (except to the extent such representations and warranties of any Borrower refers to parties other than such Borrower expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

      The Guarantor and each Borrower agrees and acknowledges that its representations and warranties set forth in this Section 3 shall be considered to be representations and warranties deemed made under the Loan Agreement as of the date hereof for purposes of the Borrower Event of Default set forth in
Section 7.2(b) of the Loan Agreement.


           4. Conditions to Effectiveness (other than Amendment to Definition of Facility Termination Date). The effectiveness of all provisions of this Amendment Agreement (other than the modification to the definition of "Facility Termination Date" in Section 2.1 of this Amendment Agreement) is specifically subject to the satisfaction of the following conditions precedent or concurrent:

           (a) No Defaults; Representations and Warranties True. No Borrower Event of Default, Unmatured Borrower Event of Default, Guarantor Event of Default or Unmatured Guarantor Event of Default (except to the extent referenced in the Forebearance Agreement) under the Loan Agreement (as amended hereby) shall have occurred and be continuing. The representations and warranties set forth in Section 3 of this Amendment Agreement shall be true and correct.

           (b) Execution of Amendment. The Guarantor, each Borrower and Banks holding Loans constituting eighty five percent (85%) of the principal amount of all Loans then outstanding shall have delivered to the Agent a counterpart of this Amendment Agreement duly executed by the Guarantor, such Borrower or such Bank.

           (c) Amendment Fee; Incremental Interest. The Guarantor shall have paid or caused to be paid to the Agent for the account of (i) each Bank that executed and delivered a counterpart hereof an amendment fee equal to 1.0% of the outstanding Obligations to such Bank as of December 22, 1995 and (ii) each Bank an amount equal to the difference between (A) the interest paid to such Bank with respect to the outstanding Loans from December 22, 1995 through the date of effectiveness of this Amendment Agreement and (B) the interest that would have been payable with respect to such Loans had this Amendment Agreement become effective on December 22, 1995.

           (d) Other Amendments. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements listed on
Schedule 1.01(a) hereto has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent,
(ii) amendments to the agreements evidencing the Other Credit Facilities
(other than the Seasonal Credit Agreement) and reflecting the provisions of the Forebearance Agreement and the attached Summary of Indicative Terms dated 12/17/95 (the "Term Sheet") shall have been executed and delivered by the "Required Banks" thereunder (iii) an amendment to the Seasonal Credit Agreement reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by all of the Banks thereunder and (iv) an amendment to the Big Beaver II Credit Facility and reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed by the "Required Banks" thereunder; each on substantially the terms and conditions set forth in the Term Sheet.

           (e) Letter of Credit Facility. The Letter of Credit Issuance Agreement dated as of the date hereof among the Guarantor, the financial institutions signatory thereto and [ ], as agent and the related collateral proceeds sharing agreement among such financial institutions shall each have become effective. The Bank Setoff Sharing Agreement shall have been executed and delivered by all Banks in which the Guarantor shall have on deposit cash and Cash Equivalents.

           (f) Payment of Expenses. The Guarantor shall have paid all invoiced fees and expenses referenced in section 7(a) hereof and Section 9.4 of the Loan Agreement.

           (g) Opinion of Counsel. The Agent shall have received an opinion of internal counsel and of reasonably acceptable outside counsel and the Guarantor's general counsel in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Guarantor and each Borrower, (b) the authority of the Guarantor and each Borrower to enter into this Amendment Agreement and the due execution and delivery thereof, (c) that the obligations of the Guarantor under the Loan Agreement as amended by this Amendment Agreement are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations and material agreements, and (e) such other matters as the Agent may reasonably request.

           5. Conditions to Effectiveness of Amendment to Definition of Facility Termination Date; Limited Forebearance. The effectiveness of the modification to the definition of "Facility Termination Date" in Section 2.1 of this Amendment Agreement is specifically subject to (i) the satisfaction of each condition in Section 4 hereof and (ii) the Agent receiving a counterpart of this Amendment Agreement duly executed by each Bank. In the event that all of the conditions in this Section 5 are satisfied other than the requirements of clause (ii) of the preceding sentence, then (i) all provisions of this Amendment Agreement other than the modification to the definition of Facility Termination Date in Section 2.1 hereof shall be effective and (ii) each of the Banks signatory below agrees that it will not exercise any right or remedies (including under the Guaranty) arising solely from the occurrence of a Borrower Event of Default under Section 7.2(a) of the Loan Agreement arising solely from the failure of any Borrower to repay the unpaid principal amount of the Loans for the period from January 21, 1996 until the earlier of (a) February 28, 1997 and (b) the occurrence and continuance of any other Guarantor Event of Default or Borrower Event of Default. The limited forebearance in this Section 5 of this Amendment Agreement shall not in any way limit the rights or remedies of the Agent or the Banks under the Loan Agreement as amended by this Amendment Agreement or under the Guaranty except to the extent explicitly set forth in the preceding sentence.

           6. Waivers of Borrower Defaults from Kmart Funding. The undersigned Banks hereby waive as of December 22, 1995, the failure of any Borrower to comply with Section 5.2(b) of the Loan Agreement solely by reason of the incurrence of Indebtedness by such Borrower to the Guarantor in connection with the Guarantor's funding of project construction and completion.

           7. Miscellaneous. The parties hereto hereby further agree as follows:

           (a) Costs, Expenses and Taxes. The Guarantor hereby agree to pay all reasonable fees, costs and expenses of the Agent in connection with the negotiation, preparation and execution of this Amendment Agreement and the transactions contemplated hereby, and in connection with any future amendment, modification or consents of or in respect of the Loan Agreement

(whether or not adopted), including, without limitation, the reasonable fees and expenses of each of Winston & Strawn and Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), counsel to the Agent and the Banks. Without limiting the generality of the foregoing, the Guarantor hereby agrees to pay, upon receipt thereof, each statement for reasonable fees and expenses of (i) Wachtell, Lipton and (ii) any other advisor, counselor, consultant or accountant retained by Wachtell, Lipton, the Banks or the Agent, rendered after the date hereof (x) relating to the ongoing evaluation of the rights and status of the Banks with respect to the matters contemplated by this Amendment Agreement and the rendering of advice to the Banks with respect thereto, (y) relating to any amendments, waivers or consents requested by the Guarantor (whether or not adopted) pursuant to the provisions hereof or of any Loan Document or (z) relating to any work-out or restructuring of Indebtedness of the Guarantor after December 22, 1995. The Guarantor agrees to reasonably cooperate with and provide information reasonably requested by any advisor, accountant, counselor, consultant or accountant retained by the Banks, the Agent or Wachtell, Lipton. The Guarantor also agrees to pay all reasonable fees and expenses (including any attorneys' fees) of each of the Banks in connection with this Amendment Agreement and the Forebearance Agreement.

           (b) Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment Agreement to produce more than one (1) such counterpart.

           (c) Headings. Headings used in this Amendment Agreement are for convenience of reference only and shall not affect the construction of this Amendment Agreement.

           (d) Integration. This Agreement and the Loan Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

           (e) Governing Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

           (f) Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of and be enforceable by the Guarantor, the Agent and the Banks and their respective successors and permitted assigns. This Amendment Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Guarantor, the Borrowers, the Agent and the Banks and their respective successors and permitted assigns.

           (g) Amendment; Waiver; Status as Loan Document. The parties hereto agree and acknowledge that nothing contained in this Amendment Agreement in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the Guaranty other than as expressly set forth herein and further agree and acknowledge that the Loan Agreement (as amended hereby) and the Guaranty remains and continues in full force and effect and is hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Loan Agreement or the Guaranty or constitute a waiver of any provision of the Loan Agreement or the Guaranty. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Loan Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment Agreement may be changed, waived, modified or varied in any manner whatsoever, except in accordance with Section 9.1 of the Loan Agreement. The parties hereto agree that this Amendment Agreement shall constitute a Loan Document for purposes of the Loan Agreement and the Guaranty.

           (h) Authorization Relating to Collateral and Intercreditor Agreement. Each of the Banks hereby authorizes the Agent to (i) execute the Collateral and Intercreditor Agreement dated as of the date hereof and relating to the sharing of collateral pledged to secure Indebtedness under the Letter of Credit Issuance Agreement among the financial institutions party to the Letter of Credit Issuance Agreement, the Agent and the agents under the Other Credit Facilities (including the Agent) and the Big Beaver II Credit Facility and (ii) distribute any amount received pursuant to the sharing provisions thereof in the manner contemplated by the Loan Agreement.

           8. Reaffirmation of Guaranty. The Guarantor hereby agrees and acknowledges that the Guaranty is in full force and effect and shall continue to be in full force and effect after any of the provisions of this Amendment Agreement shall become effective. The Guaranty is hereby reaffirmed as of the date hereof in all respects by Kmart Corporation and the obligations guaranteed under the Guaranty shall include the Borrowers' Obligations under the Loan Agreement as amended, restated, modified or supplemented and in effect from time to time, including any amendment thereto contemplated by this Amendment Agreement. The
Guarantor agrees that the representations and warranties in the Guaranty are true and correct in all material respects on and as of the date hereof as if made on the date hereof.



[Balance of page left intentionally blank; signature pages follow.]

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Banks have executed this Amendment Agreement as of the date first above written.

                              THE GUARANTOR:

                              KMART CORPORATION


                              By: ________________________________________
                              Title: _____________________________________


                              THE BORROWERS:

                              KMART CORPORATION


                              By: ________________________________________
                              Title: _____________________________________







                        [Big Beaver I Signature Pages]

                       SECOND AMENDMENT TO LOAN AGREEMENT


         This Second Amendment to Loan Agreement (this "Amendment Agreement") is entered into as of December 22, 1995 by and among Kmart Corporation and certain other entities in their capacities as borrowers (collectively, the "Borrowers"), Kmart Corporation in its capacity as the guarantor of the Borrowers' obligations (collectively, with its capacity as a Borrower, the
"Guarantor"), the undersigned financial institutions (the "Banks") and [   ]
as Agent (the "Agent").


                              W I T N E S S E T H:


         WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Loan Agreement dated as of August 7, 1992 (as amended, restated, modified, or supplemented and in effect from time to time, the "Loan Agreement") pursuant to which the Banks have provided to the Borrowers certain credit facilities); and

         WHEREAS, the Borrowers have requested that the Loan Agreement be amended in certain respects as set forth herein, and the Banks and the Agent are agreeable to the same, subject to the terms and conditions herein set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement, as amended hereby.

         2.      Amendments to Loan Agreement.

         2.1     Section 1.01 of the Loan Agreement is hereby amended by

(a) amending and restating the definitions of "Borrowing Margin", "Consolidated Net Worth", "EBITDAR", "Facility Termination Date", and "Guarantor Restructuring" to read as follows:

         "Borrowing Margin" means three and one-half percent (3.50%).

         "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the

         Guarantor, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Guarantor's investment in any Specialty Retail Subsidiary in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Guarantor's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

                 "EBITDAR" means, for any applicable period, for the Guarantor the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Guarantor's investment in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No.
         121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Guarantor's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart s.r.o. (servicer of Czech and Slovak operations).


                 "Facility Termination Date" shall mean the earliest to occur of:

                 (i)  February 28, 1997, or

                 (ii) the date on which the Total Commitment shall have been reduced to $0 pursuant to this Agreement, or

                 (iii) the date, if any, of the acceleration of all of the Loans in accordance with Section 7.1 or 7.2 hereof.


                 "Guarantor Restructuring" means any of: (a) any merger or consolidation of the Guarantor with any other Person, but excluding any merger or consolidation:

                (i) in which the successor formed by or resulting from such merger or consolidation is Kmart Corporation or a Subsidiary of Kmart Corporation and, if the survivor is a Subsidiary of Kmart Corporation, such Subsidiary shall affirm the obligations of Kmart Corporation under the Loan Documents in writing; and

                (ii) occurring while no Unmatured Guarantor Event of Default or
              Guarantor Event of Default exists; and

                (iii) which will not otherwise give rise to or cause an
              Unmatured Guarantor Event of Default or a Guarantor Event of Default;

         and (b) any sale, assignment, lease, conveyance, transfer or other disposition (whether in one or a series of transactions) of any property (including accounts and notes receivable, with or without recourse), but excluding any Permitted Disposition of a Specialty Retail Subsidiary and also excluding any of the following:

                (i) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; and/or

                (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and/or

                (iii) dispositions of inventory or equipment by Kmart
              Corporation to any Subsidiary pursuant to reasonable business requirements; and/or

                (iv) dispositions of Scheduled Assets;

                (v) other dispositions of assets having, in any fiscal year of
              Kmart Corporation, an aggregate book value not exceeding 10% of Kmart Corporation's consolidated total assets as of the end of the most recently ended fiscal year of Kmart Corporation, as reflected in Kmart Corporation's balance sheet contained in its audited financial statements for such fiscal year.

(b) deleting the definition of "Deposited Monies";

and (b) adding the definitions of "Bank Setoff and Sharing Agreement", "Big Beaver I Credit Facility", "Capitalized Lease Obligations", "Cash Equivalents", "Ceiling Amount", "Deposits", "Deposit Threshold", "Kmart Bank Group", "New Indebtedness", "Letter of Credit Issuance Agreement", "Other Credit Facilities", "Real Estate Debt", "Real Estate Debt Documents", "Required Deposit Amount", "Restricted Payment", "Restructuring and Repurchase Agreement", "Restructuring Closing Date", "Restructuring Effective Date", "Scheduled Assets", "Seasonal Credit Agreement", "Set-Off and Sharing Agreement" and "Warehouse Facility Credit Agreement" as follows:

                 "Bank Setoff Sharing Agreement" means that certain Bank Setoff Sharing Agreement dated as of the Restructuring Effective Date among the Banks party thereto, the Guarantor and [ ], as agent.

                 "Big Beaver I Credit Facility" means the revolving credit facility evidenced by that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions
         signatory thereto, and [   ] as Managing Agent, as amended through
         the date hereof and as further amended, restated, supplemented or modified from time to time.

                 "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Cash Equivalents" means investments substantially of the type described on Schedule 1.01(c) hereof.

                 "Ceiling Amount" means, at any time of determination, eighty two million, seventeen thousand, nine hundred twenty one dollars ($82,017,921) less the aggregate amount of payments made in respect of the Loans after the Restructuring Effective Date pursuant to Section 3.4(c) as such amount may be increased from time to time with the consent of all of the Banks.

                 "Deposits" has the meaning specified in Section 5.3.

                 "Deposit Threshold" means, at any time, the sum of (a) $400,000,000 plus (b) an amount equal to (i) the increase in the fair market value (as determined based on appraisals satisfactory to the Agent) of collateral securing the Real Estate Debt arising from the substitution of collateral after the Restructuring Effective Date to the extent permitted by Section 5.9(e) upon an event of casualty, condemnation or eminent domain event, or upon the existence of an environmental condition, (but in any event excluding a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); to the extent such substitution is permitted under the Real Estate Debt Documents as in effect on the Restructuring Closing Date, multiplied by a fraction, the numerator of which is equal to the sum of the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver I Credit Facility at the time of such substitution and the denominator of which is equal to the Real Estate Debt outstanding at the time of such substitution, less (ii) the fair market value (as determined based on appraisals satisfactory to the Agent) of any property pledged to secure the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver I Credit Facility concurrently with such pledge of substituted collateral to the holders of the Real Estate Debt.

                 "Kmart Bank Group" means the lending institutions party to one or more of this Agreement, the Other Credit Facilities and the Big Beaver I Credit Facility.

                 "Letter of Credit Issuance Agreement" means that certain Letter of Credit Issuance Agreement dated as of the Restructuring Closing Date between the Guarantor and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein, as amended, restated, supplemented or modified from time to time.

                 "New Indebtedness" means Indebtedness incurred by the Guarantor or any of its Subsidiaries after the Restructuring Effective Date other than (i) any Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver I Credit Facility, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or (iii) Indebtedness refunding or refinancing unsecured Indebtedness of the Guarantor outstanding on the Restructuring Effective Date. Indebtedness outstanding under the Letter of Credit Issuance Agreement shall constitute New Indebtedness.

                 "Other Credit Facilities" means, collectively: (a) the revolving credit facility evidenced by that certain Three Year Credit
         Agreement dated as of October 7, 1994 among the Guarantor, [   ], as
         documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; (b) the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 5, 1995 among the
         Guarantor, [   ], as documentation agent thereunder, and the
         financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time, (c) the Seasonal Credit Agreement; and (d) the Warehouse Facility Credit Agreement.

                 "Real Estate Debt" means the Indebtedness outstanding under the agreements listed on Schedule 1.01(a) hereto.

                 "Real Estate Debt Documents" means the Restructuring and Repurchase Agreement and the documents and instruments relating to the Real Estate Debt, as in effect as of the Restructuring Effective Date, including the related note purchase agreements, indentures, trust agreements, put agreements, promissory notes, mortgages, deeds of trust, leases and other security documents and the documents described as the "Existing Transaction Documents" in the Restructuring and Repurchase Agreement.

                 "Required Deposit Amount" has the meaning specified in Section 5.3.

                 "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's capital stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security), (b) any payment on account of the purchase, prepayment, conversion, exchange, redemption, retirement, surrender or acquisition of such Person's capital stock or any other payment or distribution made in respect thereof, either directly or indirectly, and (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of or any interest in such Person's capital stock; provided, that "Restricted Payment" shall not include (i) any dividend payable solely in shares of its capital stock, (ii) any purchase or exchange of existing employee stock options for consideration consisting solely of new employee stock options or (iii) any purchase of capital stock or options to acquire the same from directors, officers and employees of the Guarantor and its Subsidiaries consistent with past practices in connection with ordinary course employment and severance arrangements and in an aggregate amount that shall not exceed $5,000,000 for all such purchases pursuant to this clause (iii).

                 "Restructuring and Repurchase Agreement" means that certain Restructuring and Repurchase Agreement dated as of December 22, 1995 by and among the Guarantor, certain holders of the Real Estate Debt parties thereto and certain other Persons.

                 "Restructuring Closing Date" means the date upon which each of the conditions precedent set forth in Section 4 of that certain Second Amendment to Loan Agreement dated as of December 22, 1995 by and among the Guarantor, the Borrowers, the Banks and the Documentation Agent have been satisfied.

                 "Restructuring Effective Date" means December 22, 1995.

                 "Scheduled Assets" means the assets of the Guarantor identified on Schedule 1.01(b) hereto.

                 "Seasonal Credit Agreement" means that certain Seasonal Credit
         Agreement dated as of October 5, 1995 among the Guarantor, [   ], as
         documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.

                 "Set-off and Sharing Agreement" means that certain Set-Off and Sharing Agreement dated as of the Restructuring Closing Date among the holders of the Real Estate Debt and the institutions in the Kmart Bank Group party thereto.

                 "Warehouse Facility Credit Agreement" means that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 among
         the Guarantor, the other borrowers named therein, [   ], as
         documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.


            2.2 Article II of the Loan Agreement is hereby amended as follows:

            (a) Section 2.1 is hereby deleted in its entirety and replaced with the following:

                 2.1 Loans. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make loans to one or more of the Borrowers, on the date requested from time to time from and after the date of this Agreement to, but not including, the Facility Termination Date, in the Pro Rata Share of such Bank of such amounts as a Borrower may request, but not exceeding: (i) in the aggregate at any one time outstanding, the Loan Commitment of such Bank minus such Bank's Pro Rata Share of the aggregate Stated Amount of Letters of Credit (including such Bank's Pro Rata Share of the aggregate proposed Stated Amount of all requested Letters of Credit); or (ii) with respect to any Project, such Bank's Project Commitment for such Project minus such Bank's Pro Rata Share of the aggregate Stated Amount of Letters of Credit relating to such Project (including such Bank's Pro Rata Share of the aggregate proposed Stated Amount of all requested Letters of Credit relating to such Project); provided that without the prior written consent of all of the Banks, after giving effect to any Borrowing, the aggregate outstanding amount of all Loans plus the aggregate Stated Amount of Letters of Credit shall not exceed the Ceiling Amount.


            (b)  Section 2.5 is hereby amended by deleting paragraph
         (a) thereof in its entirety and replacing it with the following:

                 (a) Each Borrower hereunder shall be entitled to request only one Borrowing (other than Roll-Over Borrowings) per month, and all Loans to all Borrowers in any month shall be funded on the same date, which shall be a Monthly Borrowing Date. Subject to Section 2.5(c) hereof, on or before ten (10) Business Days prior to the Monthly Borrowing Date in any month in which any Borrower desires to obtain a Eurodollar Rate Loan hereunder or a Prime Rate Loan hereunder,
         such Borrower shall give the Agent, at its office located at [   ],
         telecopied notice (given not later than 11:00 A.M. (New York time) and confirmed in writing) of the amount which such Borrower desires to borrow as a Borrowing hereunder during such month. Each such notice (each a "Notice of Borrowing"), which shall be in the form of Exhibit E hereto, shall become irrevocable on the date which is three (3) Business Days prior to the applicable borrowing date and shall specify the Project for which such Borrowing will be used, the amount of such Borrowing, the date of Borrowing (which shall be a Monthly Borrowing
         Date), and shall (i) certify that construction of the Project has proceeded to such date within the overall Project Budget and Borrower reasonably believes that completion of the construction of the Project within the overall Project Budget will occur, (ii) provide by line item in the Project Budget a summary of amounts expended prior to the date of such requested Borrowing and amounts intended to be expended from proceeds of such Borrowing and (iii) certify as such other matters with respect to the relevant Project and the applicable Borrower as may from time to time be required by the Agent. In the event that the applicable Borrower is unable to certify as to any of the matters required to be set forth in the Notice of Borrowing and certified by such Borrower, or in the event of any inaccuracy or discrepancy contained therein, the Agent and the Banks shall not be required to make the Borrowing so requested unless and until such certifications, inaccuracies or discrepancies are remedied to the Agent's satisfaction. On or before three (3) Business Days prior to any date of Borrowing hereunder, the applicable Borrower shall give to the Agent at its address specified in this Section 2.5(a), a Rate Selection Notice with respect to such Borrowing. The Agent shall promptly give each Bank telephonic notice (confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other relevant matters covered by the Notice of Borrowing and Rate Selection Notice. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from such Borrower prior to receipt of written confirmation, each Borrower hereby waiving the right to dispute the Agent's record of the terms of such telephonic notice. Schedule 2.5(a) hereto sets forth, by way of example, the dates of notices and actions required by this Section 2.5(a). Notwithstanding anything to the contrary in this Agreement, no Borrowing shall be made without the prior written consent of all of the Banks if the aggregate outstanding amount of all Loans plus the aggregate Stated Amount of Letters of Credit would exceed the Ceiling Amount after giving effect to any such Borrowing.


         (c) Section 2.7(a) is hereby amended and restated in its entirety to read as follows:

         (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until maturity (whether by acceleration or otherwise) of such Prime Rate Loan, or until such Prime Rate Loan is converted into a Eurodollar Rate Loan, at a fluctuating rate per annum equal to the Prime Rate in effect from time to time plus two and one-half percent (2.50%). Except as otherwise provided for herein, all other Obligations not paid when due shall bear interest at the rate then borne by Prime Rate Loans (which is the Prime Rate in effect from time to time plus two and one-half percent (2.50%), subject to Section 2.7(c) below).

    (d) Section 2.7(c) is hereby amended and restated in its entirety to read as follows:

         (c) Notwithstanding the rates of interest specified in clauses (a) and (b) above and the payment dates specified below, effective immediately upon the occurrence of any Guarantor Event of Default and for so long thereafter as any such Guarantor Event of Default shall be continuing, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due, shall bear interest payable upon demand, after as well as before judgment, at a rate per annum equal to the greater of (i) the Prime Rate in effect from time to time plus four and one-half percent (4.50%) or, (ii) if applicable, the Eurodollar Rate plus five and one-half percent (5.50%) (such rate of interest being the "Default Rate").

         (e) Subsection (a) of Section 2.13 is hereby amended by adding the following sentence at the end thereof:

    "Notwithstanding anything in this Agreement to the contrary, no Letters of Credit shall be requested or issued on and after the Restructuring Effective Date."

         2.3 Article III of the Loan Agreement is hereby amended as follows:

         (a)     Section 3.4 is hereby amended by (i) renumbering subsection
(c) thereof as subsection (d) and inserting a new subsection (c) that shall read as follows:

         (c) If any principal payment is made to the holders of the Real Estate Debt (except to the extent that such payment to the holders of the Real Estate Debt was triggered by (x) a mandatory prepayment pursuant to this Section 3.4(c) or (y) a prepayment made under the Big Beaver I Credit Facility and the Other Credit Facilities which results in a ratable reduction of the Total Commitment and to the Ceiling Amount in accordance with the next sentence of this Section 3.4(c)), the Guarantor shall cause to be made concurrently a permanent reduction in the Total Commitment and to the Ceiling Amount, in an amount (the "RE Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal in respect of the Real Estate Debt) and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt immediately prior to such payment. In addition, the Guarantor shall cause to be made a permanent reduction in the Total Commitment and to the Ceiling Amount, concurrently with the making of any principal payment in respect of the Big Beaver I Credit Facility or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver I Credit Facility or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing and (ii) prepayments under the Other Credit Facilities and the Big Beaver I Credit Facility required as a result of prepayments under the Real Estate Debt or under this Agreement), in an amount, (the "Bank Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal under the Big Beaver I Credit Facility or any such Other Credit Facilities) and the denominator of which equals the aggregate amount outstanding under the facility receiving the payment immediately prior to the making of such payment. Concurrently with each such reduction, the Guarantor shall ratably prepay the outstanding Loans in an amount equal to the RE Reduction Amount or the Bank Reduction Amount, as the case may be, together with accrued interest to such date on the amount prepaid and the amounts required pursuant to Section 2.10. Such prepayment amount and reduction of the Total Commitment shall ratably reduce each Bank's outstanding Loans and Loan Commitment in accordance with its Pro Rata Share. Furthermore, if for any reason, the aggregate principal amount of all outstanding Loans plus the aggregate Stated Amount of Letters of Credit exceeds the Ceiling Amount, then, unless all of the Banks otherwise consent in writing, the Guarantor shall immediately prepay the Loans in the amount of such excess. Any prepayment made by the Guarantor pursuant to this
    Section 3.4(c) shall be treated and accounted for solely for the purposes hereof as a payment by the Guarantor under the Guaranty.

         (b)  Section 3.5 is hereby amended and restated to read as follows:

              3.5 Other Provisions With Respect to Prepayments. Except as otherwise provided herein, any repayment of a Eurodollar Rate Loan which shall be made prior to the end of the applicable Interest Period for such Loan shall be subject to the provisions of Section 2.10 hereof.

         (c) Section 3.10 is hereby amended and restated to read as follows:

         "Section 3.10  [INTENTIONALLY OMITTED]"


         2.4 Article IV of the Loan Agreement is hereby amended by inserting, immediately before the period at the end of Section 4.1(j), the following:

    ; provided, however, that any past or future reduction in the Guarantor's credit rating or decline in the market price of the Guarantor's stock shall not of themselves be deemed to constitute a material adverse change for the purpose hereof.

         2.5     Article V of the Loan Agreement is hereby amended as follows:

         (a) Subsection (a) of Section 5.1 is amended by (i) deleting the word "and" at the end of clause (iv) thereof, (ii) renumbering clause (v) as clause
(iv) and (iii) adding the following new clause (iv) therein:

                 (iv) With respect to the Guarantor, the information described on Schedule 5.1 within the time periods therein specified, and

                 (b) New sections 5.3, 5.4. 5.5, 5.6. 5.7, 5.8 and 5.9 are
hereby added as follows:

                 Section 5.3 Affirmative Covenant Relating to Maintenance of Deposits. The Guarantor shall at all times maintain with one or more financial institutions that are members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Guarantor and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada, Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course, consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Guarantor's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 5.3.

                 Section 5.4 Affirmative Covenant Regarding Most Favored Lender Status. If the Guarantor, or any Subsidiary of the Guarantor or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of
         (i) adding any new or additional covenants or defaults applicable to a Borrower or a Subsidiary of a Borrower, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Guarantor, any Subsidiary or any obligor under the Real Estate Debt, any covenant or default under such Real Estate Debt applicable to a Borrower or a Subsidiary of a Borrower or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against a

         Borrower or any Subsidiary of the Borrower, then, in each such event, the Borrowers shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference in the event such modifications are made to the Real Estate Debt Documents without the Borrowers entering into concurrent amendments as required by this Section 5.4.

                 Section 5.5 Negative Covenant of Kmart Corporation Regarding Restricted Payments. The Guarantor shall not, nor shall it permit any of its Subsidiaries to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Guarantor, (b) Kmart Corporation may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and (c) the Guarantor may declare and pay dividends in respect of any of its preferred stock issued and outstanding as of the Restructuring Effective Date until, for any particular shares of preferred stock, such time as Kmart Corporation shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Guarantor.

                 5.6  Negative Covenant of Kmart Corporation Regarding
         Payment of Indebtedness. (a) During the period from December 17, 1995 through February 28, 1997, the Guarantor shall not, nor shall it
         permit any   of its Subsidiaries (other than payments by Kmart Canada,
         Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Guarantor may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than (i) scheduled payments on the Real Estate Debt set forth on Schedule 5.6 and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate; provided that concurrently with making such payments, the Guarantor makes a ratable repayment of the Loans hereunder as required pursuant to Section 3.4 (c) hereof, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed
         $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Guarantor; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date),
         (v) ratable payments of principal of the Real Estate Debt concurrently with the making of any payments or reduction of commitments and ceiling amounts in respect of the Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver I Credit Facility or other Real Estate Debt, to the extent required pursuant to Sections 2.2, 2.3 or 2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date, (vi) ratable payments of principal of the Other Credit Facilities and the Big Beaver I
         Credit Facility concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver I Credit Facility to the extent required pursuant to the terms of the Other Credit Facilities and the Big Beaver I Credit Facility as in effect on the Restructuring Closing Date, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices, (viii) payments in respect of the termination of leases to the extent that the Guarantor believes that such payments provide a substantial benefit to the Guarantor (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Guarantor and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments), (ix) repayment of Indebtedness secured by Liens or real property in connection with the sale or other disposition of such real property provided that the Guarantor or such Subsidiary receives net cash proceeds in such sale or disposition in excess of the Indebtedness required to be repaid,
         (x) mandatory principal payments under the Big Beaver I Credit
         Facility and the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (xi) principal payments under this Agreement, (xii) ratable principal payments under this Agreement, the Other Credit Facilities and the Big Beaver I Credit Facility in accordance with Section 5.8, (xiii) payments in respect of New Indebtedness, (xiv) payments of reimbursement obligations under letters of credit issued under the Letter of Credit Issuance
         Agreement; provided that such payments do not reduce the commitments thereunder except to the extent provided under the Letter of

         Credit Issuance Agreement as in effect on the Restructuring
         Closing Date, (xv) payments of reimbursement obligations under letters of credit issued under the credit facility described in clause (a) of the definition of Other Credit Facilities and (xvi) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Guarantor and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver I Credit Facility.


                (b) During the period from December 17, 1995 through October 3, 1997, the Guarantor shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Guarantor may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 5.6(a)(iii), (iv),
         (v), (vi), (ix), (x), (xi), (xii), (xiii), (xiv) and (xv), (ii)
         payments in respect of the termination of leases to the extent that the Guarantor believes that such payments provide a substantial benefit to the Guarantor, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Guarantor and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in the aggregate in any fiscal year of the Guarantor and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver I Credit Facility.

                 5.7 Covenant of Kmart Corporation Regarding Amendment of Real Estate Debt Documents. The Guarantor shall not, nor shall it permit any of its Subsidiaries, to amend, restate or otherwise modify any of the documents relating to or governing any Real Estate Debt in any manner which would, directly or indirectly, (a) provide for an interest rate payable on such Real Estate Debt in excess of the interest rate provided for in the Real Estate Debt Documents unless this Agreement shall have been amended, concurrently with such increase in the interest rate payable on such Real Estate Debt, to increase the interest rates set forth herein by an amount equal to such excess, (b) to provide for the payment of any fees in addition to the fees payable under such Real Estate Debt Documents (or provide for any increase in existing fees payable thereunder) unless this Agreement shall have been amended, concurrently with the agreement to pay such new or increased fees, to provide for an equivalent fee to the Banks in a dollar amount equal to such new fee (or the aggregate amount of any increase in existing fees) multiplied by a fraction the numerator of which equals the Ceiling Amount and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt at such time or (c) provide for any clarification of any mortgagee's, tenant's or landlord's rights and obligations under the federal bankruptcy code or similar law with respect to ground leases or similar arrangements.

                 5.8 Covenant of Kmart Corporation Regarding Ratable Payment of Bank Facilities. The Guarantor shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any principal payment, in respect of the Big Beaver I Credit Facility or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver I Credit Facility or the Warehouse Facility Credit

         Agreement as a result of a project disposition or project refinancing and (ii) ratable payments of principal of the Other Credit Facilities and the Big Beaver I Credit Facility concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver I Credit Facility to the extent required pursuant to the provisions of the Other Credit Facilities and the Big Beaver I Credit Facility as in effect on the Restructuring Closing Date, which provisions are substantially similar to Section 3.4(c) hereof) unless Kmart Corporation shall concurrently make a permanent ratable reduction to the Total Commitment and the Ceiling Amount together with a repayment of the outstanding Loans to the extent required by Section 3.4.

                 5.9 Limitation on Liens of Kmart Corporation. The Guarantor shall not, and shall not permit any of its Subsidiaries (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. on such Person's respective assets prior to the Restructuring Effective Date) to, create, incur or suffer to exist any Lien on any assets of the Guarantor or any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

                 (a) Liens for taxes not delinquent or being contested in good faith;

                 (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course and Liens securing obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;

                 (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective

                 Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

                 (d) mortgages, security interests and Liens on assets of the Guarantor or any of its Subsidiaries existing on the Restructuring Effective Date, and set forth on Schedule 5.9 which secure any Indebtedness of the Guarantor or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

                 (e) Liens on property of the Guarantor or any of its Subsidiaries created concurrently with the release of existing Liens on other property of the Guarantor or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or
                 (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the property subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty or condemnation event, the discovery of such environmental condition or the occurrence of such store closing);

                 (f) Liens on Deposits in favor of the Kmart Bank Group and Liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities, and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

                 (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the Letter of Credit Issuance Agreement); provided that such Liens to secure New Indebtedness shall encumber only

                          (i) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under the Letter of Credit Issuance Agreement in substitution of a Lien on noncurrent assets; and

                          (ii) in the case of the Letter of Credit Issuance Agreement, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) under the terms set forth in such agreement as in effect on the Restructuring Closing Date; provided that the percentage of the aggregate amount of all Trade B Letters of Credit that are so secured shall not exceed thirty-five percent (35%) (or as close to 35% as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the Letter of Credit Issuance Agreement) of the Trade B Letters of Credit issued by the Trade B Banks;

         provided further that no such Lien shall be permitted under this clause (g) to secure any unsecured Indebtedness of the Guarantor or any of its Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof; and

         (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Guarantor and its Subsidiaries;

         (i) Liens on cash collateral to secure the Guarantor's reimbursement obligations under letters of credit issued pursuant to the Letter of Credit Issuance Agreement to the extent such cash collateral is permitted under the terms thereof as in effect on the Restructuring Closing Date; and

         (j) Liens on cash collateral to secure the Guarantor's reimbursement obligations under two standby letters of
         credit issued by [   ] after the Restructuring Effective Date in an
         aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or (y) $25,000,000.


                2.6 Article VI of the Loan Agreement is hereby amended as follows:

                (a) Section 6.2(d) of the Loan Agreement is hereby amended and restated to read as follows:

                     "(d)  [INTENTIONALLY OMITTED]"

                (b) Section 6.2(e) of the Loan Agreement is hereby amended and restated to read as follows:

                     "(e)  Since the Restructuring Effective Date, there shall
                have been no material adverse change in the business, financial condition, operations, assets or prospects of the Guarantor and its Subsidiaries taken as a whole; provided, however, that any past or future reduction in the Guarantor's credit rating or decline in the market price of the Guarantor's stock shall not of themselves be deemed to constitute a material adverse change."

                (C) Section 6.3(b) of the Loan Agreement is hereby amended by adding, immediately after the words "Unmatured Guarantor Event of Default", the following:

                     "(except to the extent that the same may result from any failure of the Guarantor to pay on its stated maturity all or any portion of the unpaid principal amount of the Loans to any Bank not party to the Fourth Amendment to Loan Agreement and Limited Forebearance dated as of December 22, 1995 during the period commencing January 21, 1996 and ending on the Facility Termination Date)"

                2.7 Article VII of the Loan Agreement is hereby amended as follows:

         (a) Paragraph (a) of Section 7.1 is hereby amended and restated to read as follows"

                "(a)  [INTENTIONALLY OMITTED]"

         (b) Paragraph (b) of Section 7.1 is hereby amended and restated to read as follows:

         (b) (i) The Guarantor or any of its Material Subsidiaries, shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed of the Guarantor or any of its Material Subsidiaries, whether individually or in the aggregate, equal to or in excess of $50 million, whether such Indebtedness now exists or shall hereafter be created, and such default shall be uncured or unwaived after the expiration of all applicable grace periods with respect thereto (except for any such Indebtedness under the Big Beaver I Credit Facility for so long as any forebearance agreement contained in the "Fourth Amendment to Loan Agreement and Limited Forebearance" dated as of the Restructuring Effective Date as in effect as of the Restructuring Effective Date in respect of such Indebtedness remains in full force and effect); or (ii) breach or default by the Guarantor or any of its Material Subsidiaries with respect to any other material term of any evidence of any Indebtedness for Money Borrowed in excess of $50 million or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders (or a trustee on behalf of such holder or holders) of such Indebtedness for Money Borrowed to cause such Indebtedness for Money Borrowed to become or be declared due prior to its stated maturity (upon the giving or receiving of notice but after the expiration of all applicable grace periods with respect thereto) provided, however, that with respect to Indebtedness for Money Borrowed in respect of real property leases, no such breach or default shall be deemed to exist if the Guarantor or Material Subsidiary, as the case may be, is contesting in good faith the existence of such breach or default by appropriate means and if the existence of such breach or default, if determined adversely to the Guarantor or the Material Subsidiary, as the case may be, would not have a material adverse effect on the Guarantor and its Subsidiaries on a consolidated basis or (ii) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement); or (iii) all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 5.6);

         (c) Paragraphs (k) through (o) are hereby added to Section 7.1 as follows:

                 (k) Payments on Real Estate Debt. The Guarantor or any Subsidiary of the Guarantor shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the Obligations to the amount required pursuant to Section 3.4(c); or

                 (l) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

                          (i) the exercise of a Spin-Off Tenant Put Option
                 against the Guarantor by any Spin-Off Creditor and

                          (ii) the expiration of the one hundred twenty (120)
                 day period following the payment by the Guarantor of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by Guarantor from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and
                 (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120-day period, exceeds fifteen million dollars ($15,000,000).

For purposes of this Section 7.1(l), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

         (m) Breach of Financing Agreements. The Guarantor or any Subsidiary of the Guarantor shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be immediately due and payable;

         (n) Underutilized Capacity Under Letter of Credit Issuance Agreement. On any date on and after October 31, 1996, until February 28, 1997, (a) the sum of, without duplication, (i) the aggregate face amount of the outstanding letters of credit on such date issued pursuant to the Letter of Credit Issuance Agreement and that certain predecessor letter agreement dated as of the Restructuring Effective Date and (ii) the aggregate face amount of the Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of Credit (as such terms are defined in the Letter of Credit Issuance Agreement) still outstanding on such date minus (b) any such letters of credit that are cash collateralized shall be less than the product of (i) eighty percent (.80) and (ii) the sum of (x) the Maximum Trade A L/C Commitment Amounts, (y) the Maximum Trade B L/C Commitment Amount and (z) the Maximum Standby L/C Commitment Amounts (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date), each determined as of such date.

         (o) Breach of Certain Covenants. Kmart Corporation fails to perform or observe any term, covenant or agreement contained in Sections 5.3,
5.4. 5.5, 5.6, 5.7, 5.8 or 5.9.

         2.8  Article IX of the Loan Agreement is hereby amended as follows:

         (a) Clause (iii) of Section 9.1 is hereby amended and restated to read as follows:

     (iii) changing the Loan Commitment of any Bank hereunder or the definition of "Ceiling Amount" in any manner which would result in the Ceiling Amount being greater at any time than it would be absent such amendment;

         (b) Section 9.4 is hereby amended by replacing the phrase "Prime Rate in effect from time to time" at the end of the third from last sentence in such section with the phrase "Prime Rate in effect from time to time plus two and one-half percent (2.50%)".

         (b)  Section 9.6(b) is hereby amended and restated to read as follows:

                 (b) In addition to any rights and remedies of the Banks provided by law, if any of the Obligations or the Loans shall have become due and payable, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor or any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to or by, such Bank or any affiliate of such Bank to or for the credit or the account of the Guarantor or any Borrower against any and all obligations owing to such Bank (including, without limitation, obligations owing to such Bank by way of participations deemed purchased pursuant to the second proviso of this sentence), and subject to the sharing provisions of
         Section 9.6(a) and any other sharing arrangements agreed to by any of the Banks (including the provisions of the Bank Setoff Sharing Agreement), now or hereafter existing, irrespective of whether or not the Managing Agent or such Bank shall have made demand under this Agreement or any Loan Document; provided, that to the extent that the Guarantor or any Borrower owes any amounts to such Bank other than the obligations owing under this Agreement (including obligations under the Other Credit Facilities and the Big Beaver I Credit Facility and obligations in respect of other Indebtedness) at the time of such set-off, then such Bank is authorized to and shall apportion and apply the amounts set-off ratably based on the relative aggregate amounts owing under this Agreement, the Other Credit Facilities and the Big Beaver I Credit Facility to all of the lenders thereunder and the amount of such other Indebtedness; provided, further, that to the extent that any Bank has amounts available to be set-off in excess of the aggregate of all outstanding obligations of the Guarantor or any Borrower to such Bank under this Agreement (an "Excess Setoff Amount") after making the apportionment and application of set-off amounts described in the preceding proviso, then (i) the other Banks and the lenders under the Other Credit Facilities and the Big Beaver I Credit Facility, on a pro rata basis, shall be deemed automatically for purposes of this Section 9.6 to have sold such Bank and such Bank shall be deemed to have purchased a participation in the obligations owing to such other Banks and such lenders thereunder in an aggregate amount equal to the Excess Setoff Amount, (ii) such purchased participation shall be deemed to be an Obligation for purposes of this Agreement and (iii) such Bank shall be authorized to set off the Excess Setoff Amount against such purchased participations. To the extent that any Bank exercises its rights of set-off at a time when the aggregate amount of the Deposits is in excess of the Required Deposit Amount, then the amount set-off by such Bank shall be treated in accordance with the Set-Off and Sharing Agreement. Each Bank agrees promptly to notify the appropriate Borrower, as the case may be, the Guarantor and the Documentation Agent after any set-off is made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                 Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments hereunder or under any Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Banks or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         (c) Paragraph (b) of Section 9.8 is hereby amended by adding the following sentence at the end thereof:

         Notwithstanding the foregoing, each Bank shall be permitted to sell the participations referenced in Section 9.6(b) without compliance with the foregoing provisions.

         (d) Paragraph (c) of Section 9.8 is hereby amended by (1) relettering clause (iii) in the first sentence thereof as clause (iv) and (2) adding the following new clause (iii) immediately following clause (ii) thereof:

         (iii) such Eligible Assignee shall acknowledge in a written instrument that its rights and obligations with respect to the sharing of setoff rights shall be subject to the terms of the Bank Setoff Sharing Agreement.


         2.9  The Schedules to the Loan Agreement are hereby amended by adding
Schedule 1.01(a), Schedule 1.01(b), Schedule 1.01(c), Schedule 5.1, Schedule
5.6 and Schedule 5.9 thereto as set forth in Schedule 1.01(a), Schedule 1.01(b), Schedule 1.01(c), Schedule 5.1, Schedule 5.6 and Schedule 5.9 hereto.

        3. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment Agreement, the Guarantor and each Borrower represents and warrants as to itself only that as of the Restructuring Closing Date:

                 (a) the Guarantor and such Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment Agreement;

                 (b) this Amendment Agreement and the Loan Agreement (as amended hereby) constitutes the Guarantor's and such Borrower's legal, valid and binding obligation, enforceable against such Borrower and the Guarantor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

                 (c) the Guarantor's and such Borrower's execution, and delivery of this Amendment Agreement and performance of the Loan Agreement (as amended hereby) do not and will not violate its articles of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

                 (d) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment Agreement and the Loan Agreement (as amended hereby); and

                 (e) no Borrower Event of Default or Unmatured Borrower Event of Default (except to the extent referenced in that certain letter agreement dated December 22, 1995 among Kmart Corporation and the financial institutions party thereto (the "Forebearance Agreement") has occurred and is continuing under the Loan Agreement (as amended hereby) or would exist after giving effect to the transactions contemplated by this Amendment Agreement.

                 (f) Except as disclosed in writing to each of the Banks, since December 22, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any of its Subsidiaries (other than a downgrade in the Guarantor's credit rating or a decline in Guarantor's stock price) that individually or in the aggregate could reasonably be expected to have a material adverse change in, or material adverse effect upon,
         (i) the business, financial condition, operations, assets or prospects of the Guarantor, or of the Guarantor and its Subsidiaries taken as a whole, or (b) the Guarantor's ability to perform its obligations under this Loan Agreement or the Loan Documents, or (c) the validity or enforceability of this Agreement or any other Loan Documents (a "Material Adverse Effect"). There is no fact known to Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth in writing to each of the Banks; and

                 (g) The representations and warranties made by each Borrower in Section 4.1 of the Loan Agreement and by the Guarantor in
         Section 5 of the Guaranty are true and correct in all material respects (except to the extent such representations and warranties of any Borrower refers to parties other than such Borrower expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

         The Guarantor and each Borrower agree and acknowledge that its representations and warranties set forth in this Section 3 shall be considered to be representations and warranties deemed made under the Loan Agreement for purposes of the Borrower Event of Default set forth in Section 7.2(c) of the Loan Agreement.

         4. Conditions to Effectiveness. The effectiveness of all provisions of this Amendment Agreement is specifically subject to the satisfaction of the following conditions precedent or concurrent:

         (a) No Defaults; Representations and Warranties True. No Borrower Event of Default, Unmatured Borrower Event of Default, Guarantor Event of Default or Unmatured Guarantor Event of Default (except to the extent referenced in the Forebearance Agreement) under the Loan Agreement (as amended hereby) shall have occurred and be continuing. The representations and warranties set forth in Section 3 of this Amendment Agreement shall be true and correct.

         (b) Execution of Amendment. The Guarantor, each Borrower and the Required Banks shall have delivered to the Agent a counterpart of this Amendment Agreement duly executed by the Guarantor, such Borrower or such Bank.

         (c) Amendment Fee; Incremental Interest. The Guarantor shall have paid or caused to be paid to the Agent for the account of (i) each Bank that executed and delivered a counterpart hereof, an amendment fee equal to 1.0% of the outstanding Obligations to such Bank as of December 22, 1995 and (ii) each Bank, an amount equal to the difference between (A) the interest paid to such Bank with respect to the outstanding Loans from December 22, 1995 through the date of effectiveness of this Amendment Agreement and (B) the interest that would have been payable with respect to such Loans had this Amendment Agreement become effective on December 22, 1995.

         (d) Other Amendments. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements listed on
Schedule 1.01(a) hereto has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent,
(ii) amendments reflecting the provisions of the Forebearance Agreement and the attached Summary of Indicative Terms dated 12/17/95 (the "Term Sheet") to the agreements evidencing the Other Credit Facilities (other than the Seasonal Credit Agreement dated as of October 5, 1995 (the "Seasonal Facility") shall have been executed by the "Required Banks" thereunder (iii) an amendment to the Seasonal Facility reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed by all of the Banks thereunder and (iv) an amendment to, or a forebearance agreement in respect of, the Big Beaver I Credit Facility shall have been executed by financial institution party thereto holding at least 85% of the outstanding loans thereunder; each on substantially the terms and conditions set forth in the Term Sheet.

         (e) Letter of Credit Facility; Bank Setoff Sharing Agreement. The Letter of Credit Issuance Agreement dated as of the date hereof among the
Guarantor, the financial institutions signatory thereto and [   ], as agent
and the related collateral proceeds sharing agreement among such financial institutions shall each have become effective. The Bank Setoff Sharing Agreement shall have been executed and delivered by all Banks in which the Guarantor shall have on deposit cash and Cash Equivalents.

         (f) Payment of Expenses. The Guarantor shall have paid all invoiced fees and expenses referenced in Section 6(a) hereof and in Section 9.4 of the Loan Agreement.

         (g) Opinion of Counsel. The Agent shall have received an opinion of internal counsel and of reasonably acceptable outside counsel and the Guarantor's general counsel in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Guarantor and each Borrower, (b) the authority of the Guarantor and each Borrower to enter into this Amendment Agreement and the due execution and delivery thereof, (c) that the obligations of the Guarantor under this Amendment Agreement are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations and material agreements, and (e) such other matters as the Agent may reasonably request.

         5. Waivers of Borrower Defaults from Kmart Funding. The undersigned Banks hereby waive as of December 22, 1995, the failure of any Borrower to comply with Section 5.2(b) of the Loan Agreement solely by reason of the incurrence of Indebtedness by such Borrower to the Guarantor in connection with the Guarantor's funding of project construction and completion.


         6. Miscellaneous.  The parties hereto hereby further agree as follows:

         (a) Costs, Expenses and Taxes. The Guarantor hereby agree to pay all reasonable fees, costs and expenses of the Agent in connection with the negotiation, preparation and execution of this Amendment Agreement and the transactions contemplated hereby, and in connection with any future amendment, modification or consents of or in respect of the Loan Agreement (whether or not adopted), including, without limitation, the reasonable fees and expenses of each of Winston & Strawn and Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), counsel to the Agent and the Banks. Without limiting the generality of the foregoing, the Guarantor hereby agrees to pay, upon receipt thereof, each statement for reasonable fees and expenses of (i) Wachtell, Lipton and
(ii) any other advisor, counselor, consultant or accountant retained by Wachtell, Lipton, the Banks or the Agent, rendered after the date hereof (x) relating to the ongoing evaluation of the rights and status of the Banks with respect to the matters contemplated by this Amendment Agreement and the rendering of advice to the Banks with respect thereto, (y) relating to any amendments, waivers or consents requested by the Guarantor (whether or not adopted) pursuant to the provisions hereof or of any Loan Document or (z) relating to any work-out or restructuring of Indebtedness of the Guarantor after December 22, 1995. The Guarantor agrees to reasonably cooperate with and provide information reasonably requested by any advisor, accountant, counselor, consultant or accountant retained by the Banks, the Agent or Wachtell, Lipton. The Guarantor also agrees to pay all reasonable fees and expenses (including any attorneys' fees) of each of the Banks in connection with this Amendment Agreement and the Forebearance Agreement.

         (b) Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment Agreement to produce more than one (1) such counterpart.

         (c) Headings. Headings used in this Amendment Agreement are for convenience of reference only and shall not affect the construction of this Amendment Agreement.

         (d) Integration. This Agreement and the Loan Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

         (e) Governing Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

         (f) Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of and be enforceable by the Guarantor, the Agent and the Banks and their respective successors and permitted assigns. This Amendment Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Guarantor, the Borrowers, the Agent and the Banks and their respective successors and permitted assigns.

         (g) Amendment; Waiver; Status as Loan Document. The parties hereto agree and acknowledge that nothing contained in this Amendment Agreement in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the Guaranty other than as expressly set forth herein and further agree and acknowledge that the Loan Agreement (as amended hereby) and the Guaranty remains and continues in full force and effect and is hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Loan Agreement or the Guaranty or constitute a waiver of any provision of the Loan Agreement or the Guaranty. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Loan Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment Agreement may be changed, waived, modified or varied in any manner whatsoever, except in accordance with Section 9.1 of the Loan Agreement. The parties hereto agree that this Amendment Agreement shall constitute a Loan Document for purposes of the Loan Agreement and the Guaranty.

         (h) Authorization Relating to Collateral and Intercreditor Agreement. Each of the Banks hereby authorizes the Agent to (i) execute the Collateral and Intercreditor Agreement dated as of the date hereof and relating to the sharing of collateral pledged to secure Indebtedness under the Letter of Credit Issuance Agreement among the financial institutions party to the Letter of Credit Issuance Agreement, the Agent, and the agents under the Other Credit Facilities (including the Agent) and the Big Beaver I Credit Facility and (ii) distribute any amount received pursuant to the sharing provisions thereof in the manner contemplated by the Loan Agreement.

         7. Reaffirmation of Guaranty. The Guarantor hereby agrees and acknowledges that the Guaranty is in full force and effect and shall continue to be in full force and effect after any of the provisions of this Amendment Agreement shall become effective. The Guaranty is hereby reaffirmed as of the date hereof in all respects by Kmart Corporation and the obligations guaranteed under the Guaranty shall include the Borrowers' Obligations under the Loan Agreement as amended, restated, modified or supplemented and in effect from time to time, including any amendment thereto contemplated by this Amendment Agreement. The Guarantor agrees that the representations and warranties in the Guaranty are true and correct in all material respects on and as of the date hereof as if made on the date hereof.


[Balance of page left intentionally blank; signature pages follow.]

         IN WITNESS WHEREOF, the Borrowers, the Agent and the Banks have executed this Amendment Agreement as of the date first above written.

                                  THE GUARANTOR:

                                  KMART CORPORATION


                                  By:______________________

                                  Title:___________________



                                  THE BORROWERS:

                                  KMART CORPORATION


                                  By:______________________

                                  Title:___________________





                                  {OTHERS}



                         [Big Beaver II Signature Pages]

                  AMENDMENT NO. 1 TO SEASONAL CREDIT AGREEMENT


                 This Amendment No. 1 to SEASONAL CREDIT AGREEMENT (this
"Amendment Agreement") is entered into as of December 22, 1995 by and among Kmart Corporation (the "Company"), the undersigned financial institutions (the
"Banks") and [   ], as Documentation Agent (the "Agent").


                              W I T N E S S E T H:


                 WHEREAS, the Company, the Banks and the Agent entered into that certain Seasonal Credit Agreement dated as of October 5, 1995 (as amended, restated, modified, or supplemented and in effect from time to time, the "Credit Agreement"); and

                 WHEREAS, the Company has requested that the Credit Agreement be amended in certain respects as set forth herein, and the Banks and the Agent are agreeable to the same, subject to the terms and conditions herein set forth;

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

                 2.       Amendments to Credit Agreement.

                 2.1 Section 1.01 of the Credit Agreement is hereby amended by

(a) amending and restating the definitions of "Consolidated Net Worth", "EBITDAR", "Interest Payment Date", "Interest Period", "Material Adverse Effect", "Other Credit Facilities", "Termination Date" and "Type" in their entirety to read as follows:

                 "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Company, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Company's investment in any Specialty Retail Subsidiary or in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Company's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

                 "EBITDAR" means, for any applicable period, for the Company the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Company's investment in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No.
         121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Company's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart s.r.o. (servicer of Czech and Slovak operations).

                 "Interest Payment Date" means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan, and, with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and the Termination Date; provided, that if any Interest Period for a LIBOR Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

                 "Interest Period" means with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR Loan) and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing, or Notice of Conversion/Continuation;

         provided, that:

                          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

                          (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

                 "Material Adverse Effect" means a material adverse change in, or material adverse effect upon, (a) the business, financial condition, operations, assets or prospects of the Company, or of the Company and its Subsidiaries taken as a whole, or (b) the Company's ability to perform its obligations under this Agreement or the Loan Documents, or (c) the validity or enforceability of this Agreement or any other Loan Document; provided, however, that any past or future reduction in the Company's credit rating or decline in the market price of the Company's stock shall not of themselves be deemed to constitute a Material Adverse Effect.

                 "Other Credit Facilities" means, collectively: (a) the 364 Day Credit Facility, (b) the Three Year Credit Facility; and (c) the Warehouse Facility Credit Agreement.

                 "Termination Date" means the earlier to occur of

                          (a)     February 28, 1997; and

                          (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

                 "Type" means, with respect to any Loan, its nature as a Reference Rate Loan or a LIBOR Loan.

and (b) deleting the definitions of "CD Rate" and "CD Rate Loan" in their entirety;

and (c) adding the definitions of "Bank Setoff Sharing Agreement", "Big Beaver Credit Facilities", "Capitalized Lease Obligations", "Cash Equivalents", "Ceiling Amount", "Deposits", "Deposit Threshold", "Kmart Bank Group", "Letter of Credit Issuance Agreement", "New Indebtedness", "Real Estate Debt", "Real Estate Debt Documents", "Required Deposit Amount", "Restricted Payment", "Restructuring and Repurchase Agreement", "Restructuring Closing Date", "Restructuring Effective Date", "Scheduled Assets", "364 Day Credit Facility", "Set-Off and Sharing Agreement", "Three Year Credit Facility" and "Warehouse Facility Credit Agreement" as follows:

                 "Bank Setoff Sharing Agreement" means that certain Bank Setoff Sharing Agreement dated as of the Restructuring Effective Date among
         the Banks party thereto, the Company and [   ], as agent.

                 "Big Beaver Credit Facilities" means the revolving credit facilities evidenced by: (a) that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the
         financial institutions signatory thereto and [   ], as Managing Agent,
         and (b) that certain Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial institutions signatory
         thereto, and [   ], as Agent.

                 "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Cash Equivalents" means investments substantially of the type described on Schedule 1.01(c) hereof.

                 "Ceiling Amount" means, at any time of determination, three hundred million dollars ($300,000,000) less the aggregate amount of payments made in respect of the Loans after the Restructuring Effective Date pursuant to Section 2.07(b), as such amount may be increased from time to time with the written consent of all of the Banks.

                 "Deposits" has the meaning specified in Section 6.09.

                 "Deposit Threshold" means, at any time, the sum of (a) $400,000,000 plus (b) an amount equal to (i) the increase in the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of collateral securing the Real Estate Debt arising from the substitution of collateral after the Restructuring Effective Date to the extent permitted by Section 7.03(e) upon an event of casualty, condemnation or eminent domain event, or upon the existence of an environmental condition (but in any event excluding a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement)), to the extent such substitution is permitted under the Real Estate Debt Documents as in effect as of the Restructuring Closing Date, multiplied by a fraction, the numerator of which is equal to the sum of the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities at the time of such substitution and the denominator of which is equal to the Real Estate Debt outstanding at the time of such substitution, less (ii) the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of any property pledged to secure the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with such pledge of substituted collateral to the holders of the Real Estate Debt.

                 "Kmart Bank Group" means the lending institutions from time to time party to one or more of this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities.

                 "Letter of Credit Issuance Agreement" means that certain Letter of Credit Issuance Agreement dated as of February 29, 1996 between the Company and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein.

                 "New Indebtedness" means Indebtedness incurred by the Company or any of its Subsidiaries after the Restructuring Effective Date other than (i) any Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or
         (iii) Indebtedness refunding or refinancing unsecured Indebtedness of the Company outstanding on the Restructuring Effective Date. Indebtedness outstanding under the Letter of Credit Issuance Agreement shall constitute New Indebtedness.

                 "Real Estate Debt" means the Indebtedness outstanding under the agreements listed on Schedule 1.01(a) hereto.

                 "Real Estate Debt Documents" means the Restructuring and Repurchase Agreement and the documents and instruments relating to the Real Estate Debt, as in effect as of the Restructuring Effective Date, including the related note purchase agreements, indentures, trust agreements, put agreements, promissory notes, mortgages, deeds of trust, leases and other security documents and the documents described as the "Existing Transaction Documents" in the Restructuring and Repurchase Agreement.

                 "Required Deposit Amount" has the meaning specified in Section 6.09.

                 "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's capital stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security),
         (b) any payment on account of the purchase, prepayment, conversion, exchange, redemption, retirement, surrender or acquisition of such Person's capital stock or any other payment or distribution made in respect thereof, either directly or indirectly, and (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of or any interest in such Person's capital stock; provided, that "Restricted Payment" shall not include (i) any dividend payable solely in shares of its capital stock, (ii) any purchase or exchange of existing employee stock options for consideration consisting solely of new employee stock options or (iii) any purchase of capital stock or options to acquire the same from directors, officers and employees of the Company and its Subsidiaries consistent with past practices in connection with ordinary course employment and severance arrangements and in an aggregate amount that shall not exceed $5,000,000 for all such purchases pursuant to this clause (iii).

                 "Restructuring Closing Date" means the date upon which each of the conditions precedent set forth in Section 4 of that certain Amendment No. 1 to Seasonal Credit Agreement dated as of December 22, 1995 by and among the Company, the Banks and the Documentation Agent have been satisfied.

                 "Restructuring and Repurchase Agreement" means that certain Restructuring and Repurchase Agreement dated as of December 22, 1995 by and among the Company, certain holders of the Real Estate Debt and certain other Persons parties thereto.

                 "Restructuring Effective Date" means December 22, 1995.

                 "Scheduled Assets" means the assets of the Company identified on Schedule 1.01(b) hereto.

                 "364 Day Credit Facility" means the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 5, 1995 among the Company, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

                 "Set-off and Sharing Agreement" means that certain Set-Off and Sharing Agreement dated as of the Restructuring Closing Date, among the holders of the Real Estate Debt and the institutions in the Kmart Bank Group party thereto.

                 "Three Year Credit Facility" means the revolving credit facility evidenced by that certain Three Year Credit Agreement dated as of October 7, 1994 among the Company, [ ], as documentation agent thereunder, and the financial institutions signatory thereto.

                 "Warehouse Facility Credit Agreement" means the credit facilities evidenced by that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 among the Company, the other
         borrowers named therein, [   ], as documentation agent thereunder,
         and the financial institutions signatory thereto.


                 2.2 Article II of the Credit Agreement is hereby amended as follows:

                 (a) Section 2.01 is hereby amended and restated in its entirety to read as follows:

                 2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, and upon request by the Company, to make Loans in Dollars to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01 (such amount as the same may be reduced pursuant to Section 2.05 or Section 2.07 or as a result of one or more assignments pursuant to Section 10.08, being herein referred to as a Bank's "Commitment"); provided, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment; and provided further that without the prior written consent of all of the Banks, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not exceed the Ceiling Amount. Within the limits of each Bank's Commitment (and subject in all cases to the requirement that after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not exceed the Ceiling Amount without the consent of all of the Banks), and subject to the other terms and conditions hereof, the Company may borrow under this
         Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01.

         (b)      Section 2.03 is hereby amended by deleting paragraph
(a) thereof in its entirety and replacing it with the following:

                 (a) Each Borrowing shall be made upon the irrevocable request of the Company by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Loans, and
         (ii) on the requested borrowing date, in the case of Reference Rate Loans, specifying:

                          (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof;

                          (B) the requested borrowing date, which shall be a Business Day;

                          (C) whether the Borrowing is to be comprised of LIBOR Loans or Reference Rate Loans; and

                          (D) if the Borrowing is to be comprised of LIBOR Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Loans the Company shall be deemed to have elected an Interest Period of one month;

                 provided, however, that with respect to any Borrowing to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Reference Rate Loans only); provided, further, that no Borrowing shall be made without the prior written consent of all of the Banks if after giving effect to any such Borrowing, the aggregate principal amount of all Loans would exceed the Ceiling Amount.

                 (c) Paragraphs (a) through (d) of Section 2.04 are hereby deleted in their entirety and replaced with the following:

                 (a) The Company may upon notice to the Documentation Agent in accordance with Section 2.04(b):

                          (i) elect to convert, as of any Business Day, any Reference Rate Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such

                 Loan as may result from mandatory prepayments of such Loan hereunder) into LIBOR Loans; or

                          (ii) elect to convert, as of the last day of any Interest Period, any LIBOR Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder) into Reference Rate Loans; or

                          (iii) elect to continue as of the last day of any Interest Period (a "Continuation Date") any LIBOR Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder);

         provided, that if the aggregate amount of all LIBOR Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof, to an amount less than Ten Million Dollars ($10,000,000), such LIBOR Loans shall automatically convert into Reference Rate Loans, on and as of the end of applicable Interest Period.

                 (b) If the Company desires to convert or continue any Loan pursuant to Section 2.04(a), it shall irrevocably request a conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                       (A)   the proposed Conversion Date or Continuation
                 Date;
                       (B) the aggregate amount of Loans to be converted or continued;

                       (C) the nature of the proposed conversion or continuation; and

                       (D)     the duration of the requested Interest
                 Period, if the Loans are to be converted into or continued as LIBOR Loans.

                 (c)      If prior to the time set forth in Section 2.04(b),
         (i) the Company has failed to give a timely Notice of Conversion/Continuation with respect to such LIBOR Loans or (ii) the Company has failed to select a new Interest Period to be applicable to such LIBOR Loans, the Company shall be deemed to have elected to convert such Loans into Reference Rate Loans effective as of the expiration of the applicable Interest Period.

                 (d) During the existence of a Potential Default or Event of Default, unless the Required Banks otherwise agree, the Company may not elect to have a Loan be converted into or continued as a LIBOR Loan pursuant to Section 2.04.


         (d) Section 2.06 is hereby amended and restated in its entirety to read as follows:

                 2.06 Optional Prepayments of Loans. Subject to Section 3.05, the Company may at any time or from time to time, upon at least five
         (5) Business Days' notice to the Documentation Agent prepay LIBOR Loans or upon at least one Business Day's notice to the Documentation Agent prepay Reference Rate Loans, in whole or in part, in minimum amounts of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans or LIBOR Loans. Such notice shall not thereafter be revocable by the Company, and the Documentation Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.05.


         (e) Section 2.07 is hereby amended and restated in its entirety to read as follows:

         2.07 Repayment.

         (a) Termination Date. The Company shall repay the aggregate outstanding principal amount of the Loans on the Termination Date.

         (b) Mandatory Commitments Reductions and Prepayments. The Company shall make a permanent reduction in the Aggregate Commitment and to the Ceiling Amount, concurrently with the making of any principal payment with respect to the Real Estate Debt (except to the extent that such payment to the holders of the Real Estate Debt was triggered by (x) a mandatory prepayment pursuant to this Section 2.07(b) or (y) a prepayment under the Big Beaver Credit Facilities and the Other Credit Facilities which results in a ratable reduction of the Aggregate Commitment and the Ceiling Amount in accordance with the succeeding sentence of this Section 2.07(b)), in an amount (the "RE Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal in respect of the Real Estate Debt) and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt immediately prior to such payment. In addition, the Company shall make a permanent reduction in the Aggregate Commitment and to the Ceiling Amount, concurrently with the making of any principal payment in respect of the Other Credit Facilities or the Big Beaver Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing and (ii) prepayments under the Other Credit Facilities and the Big Beaver Credit Facilities required as a result of prepayments under the Real Estate Debt or under this Agreement) in an amount, (the "Bank Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal under either of the Big Beaver Credit Facilities or any such Other Credit Facility) and the denominator of which equals the aggregate amount outstanding under the facility receiving the payment immediately prior to the making of such payment. Concurrently with each such reduction, the Company shall ratably prepay the outstanding Loans in an amount equal to the RE Reduction Amount or the Bank Reduction Amount, as the case may be, together with accrued interest to such date on the amount prepaid and the amounts required pursuant to Section
3.05. Such prepayment amount shall ratably reduce the outstanding Loans of each Bank. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment pro rata in accordance with such Bank's relevant Commitment Percentage. Furthermore, if, for any reason, the aggregate principal amount of all outstanding Loans exceeds the Ceiling Amount, then, unless all of the Banks consent otherwise in writing, the Company shall immediately prepay the Loans in the amount of such excess.


         (f) Section 2.08 is hereby amended and restated in its entirety to read as follows:

                 2.08  Interest.

                 (a) Subject to Sections 2.08(c) and 2.08(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company as set forth in its Notice of Borrowing or Notice of Conversion/Continuation,

                          (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate plus two and one-half percent (2.5%) (such interest margin being subject to increase pursuant to Section 7.08 hereof); and

                          (ii) if such Loan is a LIBOR Loan, at a rate per annum equal to the sum of LIBOR plus three and one-half percent (3.5%) (such interest margin being subject to increase pursuant to Section 7.08 hereof).

                 (b) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and, in the case of conversion of any Reference Rate Loan, on the date of conversion thereof into a LIBOR Loan.

                 (c) During the continuation of any Event of Default or after acceleration, the Company shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate per annum which is determined by increasing the rate of interest then in effect by two percent (2.0%) per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or acceleration, bear interest at a rate per annum equal to the Reference Rate plus four and one-half percent (4.5%).

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by any Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

                 (g) Section 2.10 is hereby amended by (i) replacing the phrase "plus 2%" at the end of paragraph (a) thereof with the phrase "plus four and one-half percent (4.5%)", (ii) deleting the reference to ", the CD Rate" in paragraph (b) thereof and (iii) deleting the reference to "and the CD Rate" in paragraph (d) thereof.

                 (h) Section 2.12 is hereby amended by deleting the reference to "or CD Rate Loans" in paragraph (a) thereof.

                 (i) Section 2.13 is hereby amended by amending and restating subsection (c) to read as follows:

                 (c) Except as set forth in Section 10.09, nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Company.

                 2.3 Article III of the Credit Agreement is hereby amended as follows:

                 (a) Section 3.02 is hereby deleted in its entirety and replaced with the following:

                 3.02 Inability to Determine Rates. If and to the extent that market or other conditions existing in the London interbank market relevant to LIBOR Loans make it impossible or impracticable for the Banks to make such Loans, then the obligations of the Banks to make LIBOR Loans and the right of the Company to originate, continue or convert any Loan as or to a LIBOR Loan shall be suspended until the circumstances giving rise to such suspension shall no longer exist.

                 Upon receipt from the Documentation Agent of a notice of the Banks' inability to make, convert or continue the requested Loan due to any of the reasons referred to above, notwithstanding anything in this Agreement to the contrary, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice relating to a LIBOR Loan, the Banks shall, with respect to such LIBOR Loan only, make or convert such Loan in the amount specified in the applicable notice submitted by the Company, but such Loan shall be made as or converted into a Reference Rate Loan instead of a LIBOR Loan. Except as provided in the immediately preceding sentence, if, notwithstanding the provisions of this Section 3.02, any Bank has made available to the Company its Commitment Percentage of any such proposed Loan, then the Company shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

                 (b) Section 3.03 is hereby amended by deleting the paragraph following clause (iii) of paragraph (a) in its entirety and replacing it with the following:

         and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any LIBOR Loan by an amount reasonably deemed by such Bank to be material, then the Company shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding LIBOR Loans and not compensated in connection with the computation of LIBOR.

                 (c) Section 3.04 is hereby amended by deleting the reference to "or CD Rate Loan" in paragraph (c) thereof.

                 (d) Section 3.05 is hereby amended by deleting the reference to "or a CD Rate Loan" in each of paragraphs (b) and (c) thereof.

                 2.4 Article VI of the Credit Agreement is hereby amended as follows:

                 (a) Section 6.07 is hereby amended by (i) deleting the word "and" at the end of paragraph (c), (ii) renumbering paragraph (d) as paragraph (e) and (iii) adding the following new clause (d) as follows:

         "       (d)      the financial statements, certificates, schedules,
         documents and other information set forth on Schedule 6.07 within the time periods therein specified; and"

                 (b) New Sections 6.09 and 6.10 are hereby added as follows:

                 6.09 Maintenance of Deposits. The Company shall at all times maintain with one or more financial institutions that are members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Company and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course of business, consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Company's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 6.09.

                 6.10 Most Favored Lender Status. If the Company, any Subsidiary or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of (i) adding any new or additional covenants or defaults applicable to the Company or any Subsidiary, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Company, any Subsidiary or any obligor under the Real Estate Debt, any covenant or default applicable to the Company or any Subsidiary under such Real Estate Debt or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against the Company or any Subsidiary, then, in each such event, the Company shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference in the event such modifications are made to the Real Estate Debt Documents without the Company entering into concurrent amendments as required by this Section 6.10.


         2.5  Article VII of the Credit Agreement is hereby amended as follows:

         (a) Section 7.02 is hereby amended and restated in its entirety to read as follows:

                 7.02 Disposition of Assets. The Company shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

                          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                          (c) dispositions of inventory or equipment by the Company to any Subsidiary pursuant to reasonable business requirements;

                          (d) dispositions of Scheduled Assets; and

                          (e) other dispositions of assets having, in any fiscal year of the Company, an aggregate book value not exceeding 10% of the Company's consolidated total assets as of the end of the most recently ended fiscal year of the Company, as reflected in the Company's balance sheet contained in its audited financial statements for such fiscal year;

         provided, however, that this Section 7.02 shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Company, even if such an entity is no longer a Subsidiary of the Company, if (x) consideration received is equal to the fair market value (as reasonably determined by the Company), or (y) the Company's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Company.

         (b) Section 7.03 is hereby amended and restated in its entirety to read as follows:

                 7.03 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. on such Person's assets prior to the Restructuring Effective Date) to, create, incur or suffer to exist any Lien on any assets of the Company or any such Subsidiary whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

                 (a) Liens for taxes not delinquent or being contested in good faith;

                 (b) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course and Liens securing obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;

                 (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

                 (d) mortgages, security interests and Liens on assets of the Company or any Subsidiary existing on the Restructuring Effective Date, and set forth on Schedule 7.03, which secure any Indebtedness of the Company or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

                 (e) Liens on property of the Company or any Subsidiary created concurrently with the release of existing Liens on other property of the Company or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the prop erty subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty or condemnation or eminent domain event, or the discovery of such environmental condition, or the occurrence of such store closing);

                 (f) Liens on Deposits in favor of the Kmart Bank Group, Liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders to such entities and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

                 (g) Liens on the assets of Kmart Canada Ltd. and its subsidiaries and Kmart CR a.s. (Czech operations) to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the Letter of Credit Issuance Agreement); provided that such Liens to secure such New Indebtedness shall encumber only

                          (i) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under the Letter of Credit Issuance Agreement in substitution of a Lien on noncurrent assets); and

                          (ii) in the case of the Letter of Credit Issuance Agreement, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) under the terms set forth in such agreement as in effect on the Restructuring Closing Date; provided that the percentage of the aggregate face amount of all Trade B Letters of Credit that are so secured shall not exceed thirty-five percent (35%) (or as close to 35% as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the Letter of Credit Issuance Agreement) of the Trade B Letters of Credit issued by the Trade B Banks;

         provided further that no such Lien shall be permitted under this clause (g) to secure any unsecured Indebtedness of the Company or any Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof;

                 (h) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries;

                 (i) Liens on cash collateral to secure the Company's reimbursement obligations under letters of credit issued pursuant to the Letter of Credit Issuance Agreement to the extent such cash collateral is permitted under the terms thereof as in effect on the Restructuring Closing Date; and

                 (j) Liens on cash collateral to secure the Company's reimbursement obligations under two standby letters of credit issued
         by [   ] after the Restructuring Effective Date in an aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or (y) $25,000,000.

         (c) New sections 7.06, 7.07, 7.08 and 7.09 are hereby added as follows:

                 7.06 Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Company, (b) the Company may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and
         (c) the Company may declare and pay dividends in respect of any of its preferred stock issued and outstanding as of the Restructuring Effective Date until, for any particular shares of preferred stock, such time as the Company shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Company.

                        7.07 Payment of Indebtedness. (a) During the period from December 17, 1995 through February 28, 1997, the Company shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than (i) scheduled payments on the Real Estate Debt set forth on Schedule 7.07 and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate; provided that concurrently with making such payments, the Company makes a ratable repayment of the Loans hereunder as required pursuant to
         Section 2.07(b) hereof, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Company; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date), (v) ratable payments of principal of the Real Es tate Debt concurrently with the making of any payments or reduction of commitments and ceiling amounts in respect of the Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities or other Real Estate Debt, to the extent required pursuant to Sections 2.2, 2.3 or 2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date,
         (vi) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the terms of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices, (viii) payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments), (ix) repayment of Indebtedness secured by Liens on real property in connection with the sale or other disposition of such real property provided that the Company or such Subsidiary receives net cash proceeds from such sale or disposition in excess of the Indebtedness require to be repaid, (x) mandatory principal payments under the Big Beaver Credit Facilities and the Warehouse Facility Credit Agreement as a result of project dispositions or project refinancings, (xi) principal payments under this Agreement, (xii) ratable principal payments under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities in accordance with Section 7.09, (xiii) payments in respect of New Indebtedness, (xiv) payments of reimbursement obligations under letters of credit issued under the Letter of Credit Issuance Agreement (provided that such payments do not reduce the commitments thereunder except to the extent provided under the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date) and under the Three Year Credit Facility and (xv) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Company and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and
         (2) Indebtedness under the Other Credit Facilities and the
         Big Beaver Credit Facilities.

                 (b) During the period from December 17, 1995 through October 3, 1997, the Company shall not, nor shall it permit any subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Company may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 7.07(a)(iii), (iv),
         (v), (vi), (ix), (x), (xi), (xii), (xiii) and (xiv), (ii) payments in respect of the termination of leases to the extent that the Company believes that such payments provide a substantial benefit to the Company, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Company and (b) One Hundred Twenty Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of
         (a) Fifty Million Dollars ($50,000,000) in the aggregate in any fiscal year of the Company and (b) Seventy Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver Credit Facilities.

                 7.08 Amendment of Real Estate Debt Documents. The Company shall not, nor shall it permit any Subsidiary to amend, restate or otherwise modify any of the documents relating to or governing any Real Estate Debt in any manner which would, directly or indirectly,
         (a) provide for an interest rate payable on such Real Estate Debt in excess of the interest rate provided for in the Real Estate Debt Documents unless this Agreement shall have been amended, concurrently with such increase in the interest rate payable on such Real Estate Debt, to increase the interest rates set forth herein by an amount equal to such excess, (b) provide for the payment of any fees in addition to the fees payable under such Real Estate Debt Documents (or provide for any increase in existing fees payable thereunder) unless this Agreement shall have been amended, concurrently with the agreement to pay such new or increased fees, to provide for an equivalent fee to the Banks in a dollar amount equal to such new fee (or the aggregate amount of any increase in existing fees) multiplied by a fraction the numerator of which equals the Ceiling Amount and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt at such time or (c) provide for any clarification of any mortgagee's, tenant's or landlord's rights and obligations under the federal bankruptcy code or similar law with respect to ground leases or similar arrangements.

                 7.09 Ratable Payment of Bank Facilities. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any principal payment in respect of the Big Beaver Credit Facilities or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities or the Warehouse Facility Credit Agreement as a result of a project disposition or project refinancing, (ii) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the provisions of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, which provisions are substantially similar to Section 2.07(b) hereof) and (iii) the scheduled principal payments due on February 28, 1997 under the Big Beaver Credit Facilities) unless the Company shall concurrently make a permanent ratable reduction to the Aggregate Commitment and the Ceiling Amount together with a repayment of the outstanding Loans to the extent required by Section 2.07(b).


         2.6 Article VIII of the Credit Agreement is hereby amended as follows:

         (a) Paragraph (c) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

         (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.02, 6.03, 6.08(a), 6.09, 6.10, 7.01, 7.02, 7.03, 7.06, 7.07, 7.08 or 7.09 ; or

                 (b) Paragraph (f) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

                 (f) Cross Default; Cross-Acceleration. (i) the Company or any Subsidiary fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any application of grace periods, or (ii) by reason of any action taken by the Company or any Subsidiary with the intent and capacity promptly to satisfy any obligation of the Company or any Subsidiary resulting therefrom, including, without limitation, the calling for payment by the Company of any of its Indebtedness or the termination by the Company of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Company or any Subsidiary fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount (including undrawn committed or available amounts) of more than Fifty Million Dollars ($50,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, (iv) the Company or any Subsidiary fails to pay any such other Indebtedness described in clause (iii) in full at its stated maturity (except for any such Indebtedness under that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions signatory thereto and Bankers Trust Company, as Managing Agent, for so long as any forebearance agreement contained in the "Fourth Amendment to Loan Agreement and Limited Forebearance" dated as of the Restructuring Efffective Date as in effect as of the Restructuring Effective Date in respect of such Indebtedness remains in full force and effect) or (v) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement) or all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 7.07); or

                 (c) Paragraph (h) of Section 8.01 is hereby deleted in its entirety and replaced with the following:

                 (h) Monetary Judgments. A final judgment or judgments in excess of Fifty Million Dollars ($50,000,000) shall be entered against the Company by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or


                 (d) Section 8.01 is further amended by (i) deleting the period at the end of clause (j) and replacing it with "; or" and (ii) adding the following new clauses (k) through (n) as follows:

                 (k) Payments on Real Estate Debt. The Company or any Subsidiary shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the Obligations to the extent required pursuant to Section 2.07; or

                 (l) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

                          (i) the exercise of a Spin-Off Tenant Put Option
                 against the Company by any Spin-Off Creditor and

                          (ii) the expiration of the one hundred twenty (120)
                 day period following the payment by the Company of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Company from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120-day period, exceeds fifteen million dollars ($15,000,000),

         For purposes of this Section 8.01(l), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

                 (m) Breach of Financing Agreements. The Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than Fifty Million Dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be immediately due and payable;

                 (n) Underutilized Capacity Under Letter of Credit Issuance Agreement. On any date on and after October 31, 1996, until February 28, 1997, (a) the sum of, without duplication, (i) the aggregate face amount of the outstanding letters of credit on such date issued pursuant to the Letter of Credit Issuance Agreement and that certain predecessor letter agreement dated as of the Restructuring Effective Date and (ii) the aggregate face amount of the Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of Credit (as such terms are defined in the Letter of Credit Issuance Agreement) still outstanding on such date minus (b) any such letters of credit that are cash collateralized shall be less than the product of (i) eighty percent (.80) and (ii) the sum of (x) the Maximum Trade A L/C Commitment Amounts, (y) the Maximum Trade B L/C Commitment Amount and (z) the Maximum Standby L/C Commitment Amounts (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date), each determined as of such date.

                 2.7 Article IX of the Credit Agreement is hereby amended as follows:

         (a) Section 9.03 is amended by replacing the parenthetical in clause
(i) thereof with the following parenthetical:

         (except for its own gross negligence or willful misconduct)

                 2.8 Article X of the Credit Agreement is hereby amended as follows:

                 (a) Subsection (a) of 10.01 is hereby amended and restated to read as follows:

                 "(a) increase the Commitment of any Bank or the Ceiling Amount or amend the definition of Ceiling Amount in any manner which would result in the Ceiling Amount being greater at any time than it would be absent such amendment;"

                 (b)      Paragraph (a) of Section 10.08 is hereby amended by
(i) relettering clause (D) thereof as clause (E) and adding the following new clause (D) immediately following clause (C):

                 (D) Such Assignee shall acknowledge in the Assignment and Acceptance or otherwise in a written instrument that its rights and obligations with respect to the sharing of setoff rights shall be subject to the terms of the Bank Setoff Sharing Agreement.

                 (c) Paragraph (e) of Section 10.08 is hereby amended by adding the following sentence at the end thereof:

         Notwithstanding the foregoing, each Bank shall be permitted to sell the participations referenced in Section 10.09 without compliance with the foregoing provisions.

                 (d) Section 10.09 is hereby deleted in its entirety and replaced with the following:

                 10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if any of the Obligations shall have become due and payable, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to or by, such Bank or any affiliate of such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank (including without limitation Obligations owing to such Bank by way of participations deemed purchased pursuant to the second proviso of this sentence), and subject to the sharing provisions of Section 2.13 and any other sharing arrangements agreed to by any of the Banks (including the provisions of the Bank Setoff Sharing Agreement), now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document; provided, that to the extent that the Company owes any amounts to such Bank other than the obligations owing under this Agreement (including obligations under the Other Credit Facilities and the Big Beaver Credit Facilities and obligations in respect of other Indebtedness) at the time of such set-off, then such Bank is authorized to and shall apportion and apply the amounts set-off ratably based on the relative aggregate amounts owing under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities to all of the lenders thereunder and the amount of such other Indebtedness; provided, further, that to the extent that any Bank has amounts available to be set-off in excess of the aggregate of all outstanding obligations of the Company to such Bank under this Agreement (an "Excess Setoff Amount") after making the apportionment and application of set-off amounts described in the preceding proviso, then (i) the other Banks and the lenders under the Other Credit Facilities and the Big Beaver Credit Facilities, on a pro rata basis, shall be deemed automatically for purposes of this Section 10.09 to have sold such Bank and such Bank shall be deemed to have purchased a participation in the obligations owing to such other Banks and such lenders thereunder in an aggregate amount equal to the Excess Setoff Amount, (ii) such purchased participation shall be deemed to be an Obligation for purposes of this Agreement and (iii) such Bank shall be authorized to set off the Excess Setoff Amount against such purchased participations. To the extent that any Bank exercises its rights of set-off at a time when the aggregate amount of the Deposits is in excess of the Required Deposit Amount, then the amount set-off by such Bank shall be treated in accordance with the Set-Off and Sharing Agreement. Each Bank agrees promptly to notify the Company and the Documentation Agent after any set-off is made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
         Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

         (c)  A new Section 10.17 is added as follows:

                 10.17 Termination of This Agreement. Upon (i) the payment in full in cash of the outstanding principal amount of each Loan and all other Obligations then due and payable and (ii) the mandatory or voluntary permanent termination of the Commitments this Agreement and all of the provisions thereof (other than this Section 10.17, Section 2.13, Article III, Section 9.07, Section 10.04, Section 10.05 and any other provision hereof which, by its terms, survive the termination of this Agreement and the payment in full of the Obligations) shall terminate and shall be of no further force or effect. In the event that any payment or distribution in respect of the Obligations is avoided or otherwise rescinded, the Obligations and this Agreement shall be immediately revived and reinstated and the Company shall perform such acts as may be requested by the Banks to consummate such revival and reinstatement.

                 2.9 The Schedules to the Credit Agreement are hereby amended by (a) deleting Schedule 7.03 in its entirety and replacing it with Schedule
7.03 to this Amendment Agreement, (b) adding Schedule 1.01(a), Schedule 1.01(b) and Schedule 1.01(c) thereto as set forth in Schedule 1.01(a), Schedule 1.01(b) and Schedule 1.01(c) to this Amendment Agreement, (c) adding Schedule 6.07 thereto as set forth in Schedule 6.07 to this Amendment Agreement and (d) adding Schedule 7.07 thereto as set forth in Schedule 7.07 to this Amendment Agreement.


                 3. Company's Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment Agreement, the Company hereby represents and warrants that as of the Restructuring Closing Date hereof:

                 (a) the Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment Agreement;

                 (b) this Amendment Agreement and the Credit Agreement (as amended hereby) constitutes the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

                 (c) the Company's execution and delivery of this Amendment Agreement and the performance of this Amendment Agreement and the Credit Agreement (as amended hereby) do not and will not violate its articles of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

                 (d) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment Agreement and the Credit Agreement (as amended hereby);

                 (e) no Event of Default or Potential Default (except to the extent referenced in that certain letter agreement dated December 22, 1995 among the Company and the financial institutions thereto (the "Forebearance Agreement") has occurred and is continuing under the Credit Agreement (as amended hereby) or would exist after giving effect to the transactions contemplated by this Amendment Agreement;

                 (f) Except as disclosed in writing to each of the Banks, since December 22, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of this Amendment Agreement). There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of this Amendment Agreement) that has not been set forth in writing to each of the Banks; and

                 (g) The representations and warranties made by the Company contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

The Company agrees and acknowledges that the representations and warranties set forth in this Section 3 shall be considered to be representations and warranties deemed made under the Credit Agreement for purposes of the Event of Default set forth in Section 8.01(e) of the Credit Agreement.

                 4. Conditions to Effectiveness. The effectiveness of this Amendment Agreement is specifically subject to the satisfaction of the following conditions precedent or concurrent:

                 (a) No Defaults; Representations and Warranties True. No Potential Default or Event of Default (except to the extent referenced in the Forebearance Agreement) under the Credit Agreement (as amended hereby) shall have occurred and be continuing. The representations and warranties set forth in Section 3 of this Amendment Agreement shall be true and correct on the date hereof.

                 (b) Execution of Amendment. The Company and each Bank shall have duly executed and delivered to the Agent a counterpart of this Amendment Agreement.

                 (c) Amendment Fee; Incremental Interest. The Company shall have paid to the Agent (i) for the account of each Bank that executes and delivers a counterpart hereof, an amendment fee equal to 1.0% of the outstanding Obligations to such Bank as of December 22, 1995 and (ii) for the account of each Bank under the Credit Agreement, an amount equal to the difference between (A) the interest paid to such Bank with respect to the outstanding Loans from December 22, 1995 through the date of effectiveness of this Amendment Agreement and (B) the interest that would have been payable with respect to such Loans had this Amendment Agreement become effective on December 22, 1995. The Company agrees and acknowledges that such amendment fee and such incremental interest shall be deemed to be fees and interest required to be paid under the Credit Agreement pursuant to the Event of Default in Section 8.01(b) of the Credit Agreement.

                 (d) Other Amendments. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements listed on
Schedule 1.01(a) hereto has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent,
(ii) amendments to the agreements evidencing the Other Credit Facilities and reflecting the provisions of the Forebearance Agreement and the attached Summary of Indicative Terms dated 12/17/95 (the "Term Sheet") shall have been executed and delivered by the "Required Banks" thereunder, (iii) an amendment to, or a forbearance agreement in respect of, the Big Beaver I Credit Facility and reflecting the provisions of the Forebearance agreement and the Term Sheet shall have been executed and delivered by financial institutions party thereto holding at least 85% of the outstanding loans thereunder and (iv) an amendment to the Big Beaver II Credit Facility and reflecting the provisions of the Forebearance agreement and the Term Sheet shall have been executed by the "Required Banks" thereunder; each on substantially, the terms and conditions set forth in the Term Sheet. Each of the undersigned Banks agrees and acknowledges that their execution and delivery of a counterpart of this Amendment Agreement shall be also deemed to be the execution and delivery by such Bank of the amendments to the Other Credit Facilities contemplated by clause (ii) above for purposes of ascertaining whether such amendments were executed and delivered by the "Required Banks" under the Other Credit Facilities.

                 (e)  Letter of Credit Facility; Setoff Sharing Agreement.
The Letter of Credit Issuance  Agreement dated as of the date hereof among the
Borrower, the financial institutions signatory thereto and [   ], as agent and
the related collateral proceeds sharing agreement among such financial institutions shall each have become effective. The Bank Setoff Sharing Agreement shall have been executed and delivered by all Banks in which the Company shall have on deposit cash and Cash Equivalents.

                 (f) Payment of Expenses. The Company shall have paid all invoiced fees and expenses referenced in section 5(a) hereof and in Section
10.04 of the Credit Agreement.

                 (g) Opinion of Counsel. The Agent shall have received an opinion of internal counsel and of reasonably acceptable outside counsel and the Company's general counsel in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Company, (b) the authority of the Company to enter into this Amendment Agreement and the due execution and delivery thereof, (c) that the obligations of the Company under the Amendment Agreement are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations and material agreements applicable to the Company and (e) such other matters as the Agent may reasonably request.

                 5. Miscellaneous. The parties hereto hereby further agree as follows:

                 (a)  Costs, Expenses and Taxes.  The Company hereby agrees to
pay all reasonable fees, costs and expenses of the Agent and [   ] incurred in
connection with the negotiation, preparation and execution of this Amendment Agreement and the transactions contemplated hereby, and in connection with any future amendment, modification or consents of or in respect of the Credit Agreement (whether or not adopted), including, without limitation, the reasonable fees and expenses of each of Winston & Strawn and Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), counsel to the Agent and the Banks. Without limiting the generality of the foregoing, the Company hereby agrees to pay, upon receipt thereof, each statement for reasonable fees and expenses of (i) Wachtell, Lipton and (ii) any other advisor, counselor, consultant or accountant retained by Wachtell, Lipton, the Banks collectively or the Agent, rendered after the date hereof (x) relating to the ongoing evaluation of the rights and status of the Banks with respect to the matters contemplated by this Amendment Agreement and the rendering of advice to the Banks with respect thereto, (y) relating to any amendments, waivers or consents requested by the Company (whether or not adopted) pursuant to the provisions hereof or of any Loan Document or (z) relating to any work-out or restructuring of Indebtedness of the Company after December 22, 1995. The Company agrees to reasonably cooperate with and provide information reasonably requested by any advisor, accountant, counselor, consultant or accountant retained by the Banks, the Agent or Wachtell, Lipton. The Company also agrees to pay all reasonable fees and expenses (including any Attorney Costs) of each of the Banks in connection with this Amendment Agreement and the Forebearance Agreement.

                 (b) Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment Agreement to produce more than one (1) such counterpart.

                 (c) Headings. Headings used in this Amendment Agreement are for convenience of reference only and shall not affect the construction of this Amendment Agreement.

                 (d) Integration. This Agreement and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

        (e) Governing law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

        (f) Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company, the Agent and the Banks and their respective successors and permitted assigns. This Amendment Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Company, the Agent and the Banks and their respective successors and permitted assigns.

        (g) Amendment; Waiver; Status as Loan Document. The parties hereto agree and acknowledge that nothing contained in this Amendment Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) remains and continues in full force and effect and is hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment Agreement may be changed, waived, modified or varied in any manner whatsoever, except in accordance with Section 10.01 of the Credit Agreement. The parties hereto agree that this Amendment Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

        (h) Authorization Relating to Collateral and Intercreditor Agreement. Each of the Banks hereby authorizes the Agent to (i) execute the Collateral and Intercreditor Agreement dated as of the date hereof and relating to the sharing of collateral pledged to secure Indebtedness under the Letter of Credit Issuance Agreement among the financial institutions party to the Letter of Credit Issuance Agreement and the agents under the Other Credit Facilities (including the Agent) and the Big Beaver Credit Facilities and (ii) distribute any amount received pursuant to the sharing provisions thereof in the manner contemplated by Section 2.11 of the Credit Agreement.

[Balance of page left intentionally blank; signature pages follow.]

                 IN WITNESS WHEREOF, the Company, the Agent and the Banks have executed this Amendment Agreement as of the date first above written.

                                        KMART CORPORATION


                                        By: _______________________

                                        Title:  ___________________



                          [Seasonal Signature Pages]

           FIRST AMENDMENT TO WAREHOUSE FACILITY CREDIT AGREEMENT


        This First Amendment to Warehouse Facility Credit Agreement (this "Amendment Agreement") is entered into as of December 22, 1995 by and among the undersigned borrowers including Kmart Corporation in its capacity as a borrower (collectively, the "Borrowers"), Kmart Corporation in its capacity as the guarantor of the Borrowers' obligations (together, with its capacity as a Borrower, the "Guarantor"), the undersigned financial institutions (the "Banks") and [ ] as Documentation Agent (the "Agent").

                              W I T N E S S E T H:

        WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 (as amended, restated, modified, or supplemented and in effect from time to time, the "Loan Agreement") pursuant to which the Banks have provided to the Borrowers certain credit facilities; and

        WHEREAS, the Borrowers have requested that the Loan Agreement be amended in certain respects as set forth herein, and the Banks and the Agent are agreeable to the same, subject to the terms and conditions herein set forth;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement, as amended hereby.

        2. Amendments to Loan Agreement.

        2.1 Section 1.01 of the Loan Agreement is hereby amended by

(a) amending and restating the definitions of "Consolidated Net Worth", "EBITDAR", "Interest Payment Date", "Interest Period", "Loan", "Material Adverse Effect", "Other Credit Facilities", "Termination Date", "Swingline Interest Rate", and "Type" to read as follows:

        "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Guarantor, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary (or from any write-downs of the Guarantor's investment in any Specialty Retail Subsidiary or in Builder's Square, Inc., Kmart Canada, Ltd., Kmart CR a.s., Kmart SR a.s and Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121 prior to any such disposition) and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Guarantor's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

         "EBITDAR" means, for any applicable period, for the Guarantor the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period (including any loss resulting from any write-downs of the Guarantor's investment in Builder's Square, Inc., Kmart Canada Ltd., Kmart CR a.s., Kmart SR a.s. or Kmart s.r.o. permitted under the Financial Accounting Standards Board Statement No. 121), minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Guarantor's fiscal year ending January 26, 1994, minus (or plus, as applicable) (j) any gains (or losses) realized from the sale of Kmart Canada Ltd. and each of its Subsidiaries, Kmart CR a.s. (Czech operations), Kmart SR a.s. (Slovak operations) and Kmart s.r.o. (servicer of Czech and Slovak operations).

         "Interest Payment Date" means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan, with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and the Termination Date, and with respect to any Swingline Loan, the last day of each calendar month and the Termination Date; provided, that if any Interest Period for a LIBOR Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

           "Interest Period" means: with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR
      Loan) and ending on the date one, two, three or six months thereafter, as selected by the Kmart Borrower with respect to any Notice of Borrowing or Notice of Conversion/Continuation;

      provided, that:

                (i) if any Interest Period would otherwise end on a day which is not a Business Day, that, Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) any Interest Period pertaining to a LIBOR Loan that
            begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

                (iii) no Interest Period for any Loan shall extend beyond the
            Termination Date.

            "Loan" means a Loan under Section 2.1, and may be a LIBOR Loan, a Swingline Loan or a Reference Rate Loan, and, with respect to any Borrower, means the loans by each of the Banks to such Borrower under
      Section 2.1 and, with respect to any Bank, the loans made by such Bank to a Borrower or all the Borrowers, as the context may require, and "Loans" means all of such Loans to all Borrowers collectively.

            "Material Adverse Effect" means a material adverse change in, or material adverse effect upon, (a) the business, financial condition, operations, assets or prospects of the Guarantor, or of the Guarantor and its Subsidiaries taken as a whole, or (b) the Guarantor's ability to perform its obligations under this Agreement or the Loan

      Documents, or (c) the validity or enforceability of this Agreement or any other Loan Document; provided, however, that any past or future reduction in the Guarantor's credit rating or decline in the market price of the Guarantor's stock shall not of themselves be deemed to constitute a Material Adverse Effect.

           "Other Credit Facilities" means, collectively: (a) the revolving credit facility evidenced by that certain Three Year Credit Agreement dated as of October 7, 1994 among the Guarantor, [ ], as documentation agent thereunder, and the financial institutions signatory thereto; (b) the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 5, 1995 among the Guarantor, [ ], as documentation agent thereunder, and the financial institutions signatory thereto, and (c) the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of October 5, 1995 among the Guarantor, [ ], as documentation agent thereunder, and the financial institutions signatory thereto (the "Seasonal Credit Facility");

           "Swingline Interest Rate" means with respect to each Swingline Loan, a rate equal to the Average One Month LIBOR plus two percent (2.0%);

           "Termination Date" means the earlier to occur of:

                (i) October 3, 1997, or

               (ii) the date on which the Commitments shall terminate in
              accordance with the provisions of this Agreement.

           "Type" means, with respect to any Loan, its nature as a Reference Rate Loan or a LIBOR Loan.

(b) deleting the definition of "CD Rate", "CD Rate Loan" and "Deposited
Monies";

and (c) adding the definitions of "Bank Setoff Sharing Agreement", "Big Beaver I Credit Facility", "Big Beaver II Credit Facility", "Big Beaver Credit Facilities", "Capitalized Lease Obligations", "Cash Equivalents", "Ceiling Amount", "Deposits", "Deposit Threshold", "Kmart Bank Group", "Letter of Credit Issuance Agreement", "New Indebtedness", "Real Estate Debt",

"Real Estate Debt Documents", "Required Deposit Amount", "Restricted Payment", "Restructuring Closing Date", "Restructuring Effective Date", "Restructuring and Repurchase Agreement", "Scheduled Assets" and "Set-off and Sharing Agreement" :


           "Bank Setoff Sharing Agreement" means that certain Bank Setoff Sharing Agreement dated as of the Restructuring Effective Date among the Banks party thereto, the Guarantor and [ ], as agent.

           "Big Beaver I Credit Facility" means the revolving credit facilities evidenced by that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions signatory thereto, and [ ], as managing agent.

           "Big Beaver II Credit Facility" means the revolving credit facilities evidenced by that certain Loan Agreement dated as of August 7, 1992 among the borrowers named therein, the financial institutions signatory thereto, and [ ], as agent.

           "Big Beaver Credit Facilities" means the Big Beaver I Credit Facility and the Big Beaver II Credit Facility.

           "Capitalized Lease Obligations" means, in relation to any Person, obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

           "Cash Equivalents" means investments substantially of the type described on Schedule 1.01(c) hereof.

           "Ceiling Amount" means, at any time of determination, three hundred eighty four million, nine hundred twenty two thousand, five hundred nineteen dollars ($384,922,519) less the aggregate amount of payments made in respect of the Loans after the Restructuring Effective Date pursuant to Section 2.12(c) as such amount may be increased from time to time with the written consent of all of the Banks.

           "Deposits" has the meaning specified in Section 5.3(i).

           "Deposit Threshold" means, at any time, the sum of (a) $400,000,000 plus (b) an amount equal to (i) the increase in the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of collateral securing the Real Estate Debt arising from the substitution of collateral after the Restructuring Effective Date to the extent permitted by Section 5.4(c)(v) upon an event of casualty, condemnation or eminent domain event, or upon the existence of an environmental condition, (but in any event excluding a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); to the extent such substitution is permitted under the Real Estate Debt Documents as in effect as of the Restructuring Closing Date, multiplied by a fraction, the numerator of which is equal to the sum of the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities at the time of such substitution and the denominator of which is equal to the Real Estate Debt outstanding at the time of such substitution, less (ii) the fair market value (as determined based on appraisals satisfactory to the Documentation Agent) of any property pledged to secure the outstanding obligations under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with such pledge of substituted collateral to the holders of the Real Estate Debt.

           "Kmart Bank Group" means the lending institutions from time to time party to one or more of this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities.

           "Letter of Credit Issuance Agreement" means that certain Letter of Credit Issuance Agreement dated as of February 29, 1996 between Kmart Corporation and certain banks, pursuant to which such banks agreed to issue trade letters of credit and standby letters of credit on the terms and subject to the conditions provided for therein, as amended, restated, supplemented or modified from time to time.

           "New Indebtedness" means Indebtedness incurred by the Guarantor or any of its Subsidiaries after the Restructuring Effective Date other than
      (i) any Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities, (ii) Indebtedness under or Indebtedness refunding or refinancing the Real Estate Debt or (iii) Indebtedness refunding or refinancing unsecured Indebtedness of the Guarantor outstanding on the Restructuring Effective Date. Indebtedness outstanding under the Letter of Credit Issuance Agreement shall constitute New Indebtedness.

           "Real Estate Debt" means the Indebtedness outstanding under the agreements listed on Schedule 1.01(a) hereto.

           "Real Estate Debt Documents" means the Restructuring and Repurchase Agreement and the documents and instruments relating to the Real Estate Debt, as in effect as of the Restructuring Effective Date, including the related note purchase agreements, indentures, trust agreements, put agreements, promissory notes, mortgages, deeds of trust, leases and other security documents and the documents described as the "Existing Transaction Documents" in the Restructuring and Repurchase Agreement.

           "Required Deposit Amount" has the meaning specified in Section
      5.3(i).

           "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's capital stock (which shall include, without limitation, preferred stock, common stock, options, warrants or any other equity security), (b) any payment on account of the purchase, prepayment, conversion, exchange, redemption, retirement, surrender or acquisition of such Person's capital stock or any other payment or distribution made in respect thereof, either directly or indirectly, and (c) any purchase or other acquisition or payment in respect of any option, warrant or other right to acquire any of or any interest in such Person's capital stock; provided, that "Restricted Payment" shall not include (i) any dividend payable solely in shares of its capital stock, (ii) any purchase or exchange of existing employee stock options for consideration consisting solely of new employee stock options or (iii) any purchase of capital stock or options to acquire the same from directors, officers and employees of the Guarantor and its Subsidiaries consistent with past practices in connection with ordinary course employment and severance arrangements and in an aggregate amount that shall not exceed $5,000,000 for all such purchases pursuant to this clause (iii).

           "Restructuring and Repurchase Agreement" means that certain Restructuring and Repurchase Agreement dated as of December 22, 1995 by and among Kmart Corporation and certain holders of the Real Estate Debt and certain other Persons parties thereto.

           "Restructuring Closing Date" means the date upon which each of the conditions precedent set forth in Section 4 of that certain First Amendment to Warehouse Facility Credit Agreement dated as of December 22, 1995 by and among the Guarantor, the Banks and the Documentation Agent have been satisfied.

           "Restructuring Effective Date" means December 22, 1995.

           "Scheduled Assets" means the assets of the Guarantor identified on
      Schedule 1.01(b) hereto.

           "Set-off and Sharing Agreement" means that certain Set-Off and Sharing Agreement dated as of the Restructuring Effective Date among the holders of the Real Estate Debt and the institutions in the Kmart Bank Group party thereto.


           2.2 Article II of the Loan Agreement is hereby amended as follows:

            (a) Section 2.1 is hereby amended and restated in its entirety to read as follows:

             Section 2.1 Loans.

                  (a) Banks' Commitments. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth to make loans to one or more of the Borrowers, on the date requested from time to time from and after the date of this Agreement to, but not including, the Termination Date, in the Pro Rata Share of such Bank of such amounts as a Borrower may request with Guarantor's written approval, but not exceeding: (i) in the aggregate at any one time outstanding, the Commitment of such Bank; or (ii) with respect to any Project, such Bank's Project Commitment for such Project; or (iii) with respect to any Non-Project Commitment, such Bank's Pro Rata Share of such Non-Project Commitment. In addition, notwithstanding anything to the contrary in this Agreement, without the written consent of all of the Banks, none of the Borrowers may request a Loan, and none of the Banks shall make a Loan, if the aggregate amount of Loans outstanding (after giving effect to such Loan) would exceed the Ceiling Amount.

                (b) Project Borrowings to Initially be Made as Swingline Loans. Notwithstanding the provisions of Section 2.1(a), unless otherwise required by the Documentation Agent, each Project Borrowing under this Agreement shall initially be made as a Swingline Loan pursuant to Section 2.1(c).

                (c)  Swingline Commitment.

           (i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, Swingline Lender hereby agrees to make a portion of the Total Commitments of the Banks available to the Borrowers for Project Loans at any time and from time to time on and after the date hereof and prior to the Termination Date, upon notice as set forth in Section 2.1(c)(v) below, in an aggregate principal amount of up to $100 million by making Swingline Loans, notwithstanding the fact that the amount of such Swingline Loans, when aggregated with Swingline Lender's outstanding Loans and its Pro Rata Share of the Unused Commitments, may exceed Swingline Lender's Commitment in effect from time to time. Swingline Lender's commitment to make Swingline Loans pursuant to this Section 2.1(c) is herein called its "Swingline Commitment." Swingline Lender's Swingline Commitment shall expire on the Termination Date and all Swingline Loans shall be paid in full no later than the Termination Date.

           (ii) In no event shall the aggregate principal amount of Swingline Loans outstanding at any time exceed the Swingline Commitment and in no event shall (i) the sum of the aggregate principal amount of Loans (including Swingline Loans) and the aggregate Total Unused Commitment outstanding at any one time exceed the Total Commitments of all the Banks or (ii) the sum of the aggregate principal amount of Loans (including Swingline Loans) at any one time exceed the Ceiling Amount. In no event shall the Swingline Commitment exceed the Total Commitments of all the Banks or the Ceiling Amount without the prior written consent of all of the Banks, and any reduction of the Total Commitments which reduces the Total Commitments or reduction of the Ceiling Amount which reduces the Ceiling

      Amount below the then current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Total Commitments or Ceiling Amount as so reduced, without any further action, on the part of Swingline Lender.

               (iii) Amounts borrowed under this Section 2.1(c) may be repaid and reborrowed, provided that no amounts may be reborrowed on or after the Termination Date, and provided further that amounts borrowed and repaid hereunder shall not be available to be reborrowed hereunder in respect of the same Project and amounts may not be reborrowed if the aggregate amount of Loans (after giving effect to such Borrowing) would exceed the Ceiling Amount.

               (iv) All Swingline Loans shall bear interest at the Swingline Interest Rate.

               (v) Subject to Section 2.1(a), whenever a Borrower desires to borrow under this Section 2.1(c), it shall deliver to the Swingline
      Lender and the Documentation Agent a Swingline Notice of Borrowing no later than 11:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing date (which shall be a Business Day). The Swingline Notice of Borrowing shall specify the amount of the proposed Swingline Loan. In lieu of delivering the above-described Swingline Notice of Borrowing, a Borrower may give the Agent telephonic notice by the required time of any proposed Borrowing under this Section 2.1(c), provided, that such notice shall be promptly confirmed in writing by delivery of a Swingline Notice of Borrowing to the Documentation Agent on or prior to the proposed Borrowing Date of the requested Swingline Loan.

               (vi) Swingline Lender shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above which Swingline Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this Section 2.1(c) and, upon the making of a Swingline Loan by Swingline Lender in accordance with this Agreement pursuant to any telephonic notice, the applicable Borrower shall be deemed to have borrowed such Swingline Loan hereunder.

               (vii) Each Swingline Notice of Borrowing given pursuant to this
      Section 2.1(c) shall be deemed a representation that the Closing Date shall have occurred and that all conditions to such Borrowing set forth in Sections 6.2 and 6.3 (if applicable) and 6.4 of this Agreement have been complied with.

            (viii) Promptly after receipt of a Swingline Notice of Borrowing pursuant to Section 2.1(c)(v) (or telephonic notice in lieu thereof), and upon satisfaction or waiver by the Banks, the Required Banks or the Documentation Agent, as applicable, of the conditions precedent specified in Sections 6.2 and 6.3 (if applicable) and 6.4, and the consent of all the Banks, the Swingline Lender shall make the proceeds of such Swingline Loan available to the applicable Borrower on such Borrowing date by crediting the same to the account of the Borrower at the Payment Office of the Documentation Agent.

           (ix) Swingline Lender, at any time in its sole and absolute discretion may, and not less often than once each month shall, on three
      (3) Business Days', notice, require each Bank, including Swingline Lender, either (A) to make a Loan to such Borrower (which, provided that no Unmatured Guarantor Event of Default or Guarantor Event of Default shall have occurred and be continuing, shall be of a Type selected by Kmart Corporation, acting as agent for the applicable Borrower), for which the applicable Borrower(s) shall be deemed to have given a Notice of Borrowing pursuant to Section 2.5, in an amount equal to such Bank's Pro Rata Share of such Swingline Loan, the proceeds of which Loan shall be applied to repay such Swingline Loan, or (B) if for any reason such Bank shall fail to make, or shall be prevented from making, such Loan, to purchase from Swingline Lender a participation in such Swingline Loan, and any such Bank hereby agrees to and shall be deemed to have irrevocably purchased from Swingline Lender, such participation in an amount equal to such Bank's Pro Rata Share of the amount of such Swingline Loan; provided, however, that in no event shall any Bank be required to make a Loan to refinance a Swingline Loan or to purchase a participation in a Swingline Loan if (i) such Bank's Loan or its Pro Rata Share of the amount of such Swingline Loan plus its outstanding Loans (including its Pro Rata Share of any other Swingline Loans outstanding) and its Pro Rata Share of the Total Unused Commitment outstanding would exceed such Bank's Commitment or (ii) such Bank's Loan or its Pro Rata Share of the amount of such Swingline Loan plus its outstanding Loans (including its Pro Rata Share of any other Swingline Loans outstanding) would exceed such Bank's Pro Rata Share of the Ceiling Amount. In the event that such refinancing Loans or such purchases of participations are made by Banks other than Swingline Lender under the two immediately preceding sentences, each such Bank shall make available to Swingline Lender an amount equal to its respective Loan or participation in same day funds, at the office of Swingline Lender located at [ ], not later than 1:00 P.M. (New York City time) on the Business Day after the date notified by Swingline Lender. Each Bank which purchases such a participation shall be deemed to have the same rights of set-off and obligation to share pursuant to Section
      9.11 hereof as it would have had if it were an assignee of Swingline Lender hereunder. In the event that any Bank fails to make available to Swingline Lender the amount of such Bank's Loan to refinance or participation in such Swingline Loan as provided in this Section 2.1(c)(ix), Swingline Lender shall be entitled to recover such amount on demand from such Bank together with interest for each day after the date when such funds were required to be made available hereunder at the Federal Funds Rate. Each Borrower authorizes the Documentation Agent to, upon one Business Day's prior written or telephone notice, charge such Borrower's account with the Documentation Agent (up to the amount available in each such account) in order immediately to pay Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full or purchase participations in the full amount of such Swingline Loans. Each Bank's obligation to make the refinancing Loan or to purchase the participation referred to in this Section 2.1(c)(ix) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:

                 (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swingline Lender, the applicable Borrower(s) or any other Person for any reason whatsoever;

                 (2) the occurrence or continuance of an Unmatured Borrower Event of Default or a Borrower Event of Default with respect to any Swingline Borrower;


                 (3) the occurrence or continuance of an Unmatured Guarantor Event of Default or a Guarantor Event of Default;

                 (4) any adverse change in the condition (financial or otherwise) of the applicable Borrower or any of its Subsidiaries or the condition of Guarantor;

                 (5) any breach of this Agreement by the applicable Borrower or any other Bank;

                 (6) the failure to satisfy any of the conditions set forth in Sections 6.1, 6.2, 6.3 or 6.4, as applicable; or

                 (7) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            A copy of each notice given by Swingline Lender to the Banks in respect of any Swingline Loan pursuant to this Section 2.1(c)(ix) shall be promptly delivered by Swingline Lender to the applicable Borrower, with a copy to Guarantor.

            (x) The Swingline Lender shall record it a register (the "Swingline Register") the Swingline Commitment from time to time of Swingline Lender, the Swingline Loans made by Swingline Lender and each repayment with respect to the principal amount of the Swingline Loans of Swingline Lender. Any such recordation shall be conclusive, absent manifest error.

            (d) Project Borrowings. All Loans made with respect to a Project made hereunder (other than Roll-Over Borrowings) shall be made in a single drawing on the Borrowing Date for such Borrowing and no Borrower shall have any right hereunder to borrow more than once with respect to any particular Project. Amounts borrowed and repaid hereunder shall not be available to be reborrowed hereunder in respect of the same Project but, during the period prior to the Termination Date and subject to the other terms and conditions hereof, may be reborrowed with respect to a different Project.


      (e) Section 2.2 is hereby amended by deleting the term "and CD Rate loans" at the end of subsection (a) thereof.

      (f) Section 2.4 is hereby amended by deleting the phrase ", CD Rate Loans" in the first sentence thereof.

      (g) Section 2.5 is hereby amended and restated in its entirety to read as follows:

           Section 2.5 Notice of Borrowing.

           (a) Subject to Section 2.1 hereof, each Borrowing other than a Swingline Borrowing shall be made upon the irrevocable request of the applicable Borrower by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing, appropriately completed, which specifies the Project for which such Borrowing will be used, if any, or if such Borrowing is requested by the Kmart Borrower for other purposes shall so state, which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Loans and (ii) on the requested borrowing date, in the case of Reference Rate Loans, and shall specify:

           (i) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of Five Million Dollars ($5,000,000) or any amount in excess thereof for any Project Loan, and shall be in an aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof for any Loan for other purposes;

           (ii) the requested Borrowing Date, which shall be a Business Day;

           (iii) whether the Borrowing is to be comprised of LIBOR Loans or Reference Rate Loans; and

           (iv) if the Borrowing is to be comprised of LIBOR Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Loans, the applicable Borrower shall be deemed to have elected an Interest Period of one month or 30 days, respectively;

      provided, however, that with respect to any Borrowing to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Swingline Rate Loans only).

           (b) Upon receipt of the Notice of Borrowing, the Documentation Agent shall promptly notify each Bank thereof and of the amount of such Bank's share of the requested Borrowing based on such Bank's Pro Rata Share thereof.

           (c) Each Bank will make its share of each Borrowing available to the Documentation Agent for the account of the applicable Borrower at the Documentation Agent's Payment Office specified on the signature page hereto or at such other address as the Documentation Agent shall hereafter specify to the Banks by 2:00 p.m. (New York City time) on the borrowing date requested by the applicable Borrower by payment in Dollars and in funds immediately available to the Documentation Agent. Unless any applicable condition specified in Sections 6.2 and 6.3 (if applicable) and Section 6.4 has not been satisfied, the proceeds of all such Loans will then be made available to the applicable Borrower by the Documentation Agent at such office by crediting the account of such Borrower with the aggregate of the amounts made available to the Documentation Agent by the Banks and in like funds as received by the Documentation Agent.

           (d) After giving effect to any Borrowing, unless consented to by the Documentation Agent in its sole discretion, there shall not be more than six (6) different Interest Periods in effect in respect of all LIBOR Loans then outstanding, and not more than twelve (12) Interest Periods in respect of all Loans then outstanding.


           (h) Section 2.6 is hereby amended and restated in its entirety to read as follows:

           Section 2.6  Conversion and Continuation Elections for Borrowings.

           (a) The Kmart Borrower (and Kmart Corporation, as agent for each Non-Kmart Borrower) may, upon notice to the Documentation Agent in accordance with Section 2.6(b):

                   (i) elect to convert, on any Business Day, any Reference
              Rate Loans (or any part thereof) in an aggregate amount not less than Five Million Dollars ($5,000,000) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder) into LIBOR Loans; or

                   (ii) elect to convert, as of the last day of any Interest
              Period, any LIBOR Loans maturing on such day (or any part thereof) in an aggregate amount not less than Five Million Dollars ($5,000,000) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder) into Reference Rate Loans; or

                   (iii) elect to continue as of the last day of any Interest
              Period (a "Continuation Date") any LIBOR Loans maturing on such day (or any part thereof) in an aggregate amount not less than Five Million Dollars ($5,000,000) (or such other outstanding principal amount of such Loan as may result from mandatory prepayments of such Loan hereunder);

      provided, that if the aggregate amount of all LIBOR Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof to an amount less than Five Million Dollars ($5,000,000), such LIBOR Loans shall automatically convert into Reference Rate Loans, on and as of the end of the applicable Interest Period.

                   (b) If Kmart Corporation, as each Borrower's agent, desires to convert or continue any Loan pursuant to Section 2.6(a), it shall irrevocably request at conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York City time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                   (A)  the proposed Conversion Date or Continuation Date;

                   (B) the aggregate amount of Loans to be converted or continued;

                   (C)  the nature of the proposed conversion or continuation;
            and

                   (D) the duration of the requested Interest Period, if the Loans are to be converted into or continued as LIBOR Loans.

            (c) If prior to the time set forth in Section 2.6(b), Kmart Corporation, as agent for each Borrower, has failed to (i) give a timely Notice of Conversion/Continuation with respect to such LIBOR Loans or
      (ii) select a new Interest Period to be applicable to such LIBOR Loans, such Borrower shall be deemed to have elected to convert such Loans into LIBOR Loans with an Interest Period of one month effective as of the expiration of the applicable Interest Period.

            (d) During the existence of an Unmatured Guarantor Event of Default or a Guarantor Event of Default (or, with respect to a particular Borrower, an Unmatured Borrower Event of Default or a Borrower Event of Default), unless the Required Banks agree otherwise, the affected Borrower(s) (or Kmart Corporation (which the Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose), acting as their agent) may not elect to have a Loan be converted into or continued as a LIBOR Loan.

            (e) Upon receipt of a Notice of Conversion/Continuation, the Documentation Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Documentation Agent will promptly notify each Bank of the details of any automatic conversion or continuation. All conversions and continuations pursuant to this Section 2.6 shall be made pro rata according to the respective outstanding principal amounts of the Loans being converted or continued held by each Bank.

      (i) Section 2.7 is hereby amended and restated in its entirety to read as follows:

           Section 2.7 Interest.

            (a) Subject to Sections 2.7(d) and (e), each Loan (other than Swingline Loans) shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the applicable Borrower or Kmart Corporation (as agent for the Borrowers) as set forth in the applicable Notice of Borrowing or Notice of Conversion/Continuation:

            (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate plus one percent (1.0%); and

           (ii) if such Loan is a LIBOR Loan, at a rate per annum equal to the sum of LIBOR plus two percent (2.0%);

           (b) Subject to Sections 2.7(d) and (e), each Swingline Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the Swingline Interest Rate.

           (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of any LIBOR Loans for the portion of the Loans so prepaid, and, in the case of conversion of any Reference Rate Loan, on the date of conversion thereof into a LIBOR Loan.

           (d) After acceleration, and after as well as before any entry of judgment thereon, and at the election of the Documentation Agent or the Required Banks during any period while a Guarantor Event of Default or, with respect to a particular Borrower, a Borrower Event of Default as to such Borrower, is continuing, each Borrower affected shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans made to it which are due and unpaid, at a rate per annum which is determined by increasing the rate(s) of interest then in effect by two percent (2.0%) per annum; provided, that, if a Guarantor Event of Default (or, with respect to such Borrower, a Borrower Event of Default) has occurred and is continuing and the Documentation Agent or the Required Banks have so elected, on and after the expiration of the Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a fluctuating rate per annum equal to the Reference Rate plus three percent (3.0%) (the "Default Rate").

           (e) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the applicable Borrower(s) shall pay such Bank interest at the highest rate permitted by applicable law.


      (j) Section 2.8 is hereby amended by (i) deleting the phrase ", the CD Rate" in subsection (b) thereof and (ii) deleting the phrase "and the CD Rate" in subsection (d) thereof.

      (k) Section 2.12 is hereby amended by (i) relettering subsection (c) as subsection (d), (ii) deleting the reference to "CD Rate Loans" in subsection
(d) (as relettered) and (iii) adding the following new subsection (c):

          (c) If any principal payment is made to the holders of the Real Estate Debt (except to the extent that such payment to the holders of the Real Estate Debt was triggered by (x) a mandatory prepayment pursuant to this Section 2.12(c) or (y) a prepayment made under the Big Beaver Credit Facilities and the Other Credit Facilities which results in a ratable reduction of the Total Commitment and to the Ceiling Amount in accordance with the next sentence of this Section 2.12(c)), the Guarantor shall cause to be made concurrently a permanent reduction in the Total Commitment and to the Ceiling Amount, in an amount (the "RE Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal in respect of the Real Estate Debt) and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt immediately prior to such payment. In addition, the Guarantor shall cause to be made a permanent reduction in the Total Commitment and to the Ceiling Amount, concurrently with the making of any principal payment in respect of the Big Beaver Credit Facilities or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities as a result of a project disposition or project refinancing, (ii) principal payments due on February 28, 1997 under the Seasonal Credit Facility and the Big Beaver Credit Facilities and (iii) prepayments under the Other Credit Facilities and the Big Beaver Credit Facilities required as a result of prepayments under the Real Estate Debt or under this Agreement), in an amount, (the "Bank Reduction Amount") equal to such payment multiplied by a fraction, the numerator of which equals the Ceiling Amount (as in effect immediately prior to such prepayment of principal under either of the Big Beaver Credit Facilities or any such Other Credit Facility) and the denominator of which equals the aggregate amount outstanding under the facility receiving the payment immediately prior to the making of such payment. Concurrently with each such reduction, the Guarantor shall cause the outstanding Loans to be ratably prepaid in an amount equal to the RE Reduction Amount or the Bank Reduction Amount as the case may be, together with accrued interest to such date on the amount prepaid and the amounts required pursuant to Section 3.5. Such prepayment amount and reduction of the Total Commitment shall ratably reduce each Bank's outstanding Loans and

      Commitment in accordance with its Pro Rata Share. Furthermore, if for any reason, the aggregate principal amount of all outstanding Loans exceeds the Ceiling Amount, then, unless all of the Banks otherwise consent in writing, the Guarantor shall immediately prepay the Loans in the amount of such excess. Any such prepayment made by the Guarantor pursuant to this Section 2.12(c) shall be treated and accounted solely for the purposes hereof as a payment by the Guarantor under the Guaranty.


      (l) Section 2.13 is hereby amended and restated to read as follows:

          Section 2.13 Other Provisions With Respect to Prepayments. Except as otherwise provided herein, any repayment of a LIBOR Loan which shall be made prior to the end of the applicable Interest Period for such Loan shall be subject to the provisions of Article III hereof.


      (m) Section 2.14 is hereby amended and restated to read as follows:

          Section 2.14 Order of Prepayments and Payments.

           (a) All prepayments of principal made by any Borrower pursuant to Sections 2.12 and 2.13 shall be applied to the payment of the outstanding balance of any applicable Project Loan and the Note evidencing the same as directed by such Borrower with respect to breakage of Interest Periods, provided that no Guarantor Event of Default has occurred and is then continuing and no Borrower Event of Default as to such Borrower has occurred and is then continuing. Any prepayment of principal made after the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default as to the applicable Borrower shall be applied against the Loan Obligations of such Borrower and the Notes evidencing the same as the Documentation Agent shall, in its sole discretion, determine.

           (b) Any prepayments of a Loan pursuant to Sections 2.12 and 2.13 shall permanently reduce by a like amount the pro rata Project Commitment of each of the Banks corresponding to the Project Loan so prepaid.

           (n) Section 2.20 is hereby amended by amending and restating subsection (c) to read as follows:

                 (c) Except as set forth in Section 9.11, nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of any Borrower or the Guarantor.


            2.3 Article III of the Loan Agreement is hereby amended as follows:

            (a) Section 3.2 is hereby amended by (i) deleting the phrases (x) "in the domestic money market relevant to CD Rate Loans or", (y) "CD Rate Loans or" and (z) "CD Rate Loan or a" in the first paragraph thereof each time they appear and (ii) deleting the phrases (x) "or CD Rate Loan" and (y) "or a CD Rate Loan" in the second paragraph thereof each time they appear.

            (b) Section 3.3 is hereby amended by amending and restating subsection (a) thereof to read as follows:

            (a) If, after the Closing Date, a Bank shall reasonably determine that any change in applicable laws, rules or regulations or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law):

                   (i) shall change the basis of taxation to such Bank of any amounts payable by amy Borrower under this Agreement (other than taxes imposed on or measured by the overall income of such Bank in the jurisdiction in which such Bank has its principal office), or

                   (ii) shall impose, modify or deem applicable any reserve,
              special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank with respect to this Agreement or any Note, or

                   (iii) shall impose any other condition with respect to this
              Agreement or any Note,

      and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any LIBOR Loan by an amount reasonably deemed by such

      Bank to be material, then such Borrower shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding LIBOR Loans and not compensated in connection with the computation of LIBOR.

      (c) Section 3.4 is hereby amended by deleting the phrase "or CD Rate Loan" in the third paragraph thereof.

      (d) Section 3.5 is hereby amended by deleting the phrase "or a CD Rate Loan" in each place where it appears therein.


           2.4 Article V of the Loan Agreement is hereby amended as follows:

           (a) Section 5.3(g) shall be amended by adding the following clause
(v):

           (v) the financial statements, certificates, schedules, documents and other information set forth on Schedule 5.3(g) within the time periods therein specified.

           (b) The section titled "Notices" and currently designated as Section 5.3(e) [sic] shall be relettered as Section 5.3(h).

           (c)  New sections 5.3(i) and 5.3(j) are hereby added as follows:

             5.3(i) Maintenance of Deposits. The Guarantor shall at all times maintain with one or more members of the Kmart Bank Group and that are party to the Bank Setoff Sharing Agreement cash and Cash Equivalents on deposit (the "Deposits") in an aggregate amount not less than the lesser of (a) the Deposit Threshold and (b) the total amount of all cash and Cash Equivalents of the Guarantor and its Subsidiaries (other than cash and Cash Equivalents maintained at Kmart Canada, Ltd. and its subsidiaries or at Kmart CR a.s. (Czech operations) in the ordinary course, consistent with past practices) at such time (the "Required Deposit Amount"); provided, that any amounts maintained in store depository accounts with depository institutions which are not members of the Kmart Bank Group as required by the Guarantor's business operations in the normal course of business consistent with past practices shall not be considered cash or Cash Equivalents for the purposes of clause (b) of this Section 5.3(i).

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


           5.3(j) Most Favored Lender Status. If the Guarantor, any Subsidiary or any obligor under the Real Estate Debt shall at any time, directly or indirectly, amend, restate or otherwise modify any of the Real Estate Debt Documents, in any manner which would have the effect of
      (i) adding any new or additional covenants or defaults applicable to the Guarantor or any Subsidiary, (ii) amending in a manner more beneficial to the holders of such Real Estate Debt or in a manner more onerous to the Guarantor, any Subsidiary or any obligor under the Real Estate Debt, any covenant or default under such Real Estate Debt applicable to the Guarantor or any Subsidiary or (iii) otherwise enhancing the rights and benefits of any holder of the Real Estate Debt against the Guarantor or any Subsidiary, then, in each such event, the Guarantor shall concurrently enter into or cause to be entered into such amendments to this Agreement and such other documents and instruments, in form and substance reasonably satisfactory to the Required Banks, as shall be necessary to afford the Banks the same or equivalent benefits and rights as such amendments to, or other agreements in respect of, the Real Estate Debt Documents afford the holders of the Real Estate Debt; provided that any such new or additional covenants or defaults, amended covenants or defaults, or enhanced rights and benefits shall be deemed automatically incorporated herein by reference in the event such modifications are made to the Real Estate Debt Documents without the Guarantor entering into concurrent amendments as required by this Section 5.3(j).


      (d) Section 5.4(b) is hereby amended and restated to read as follows:

           (b) Disposition of Assets. The Kmart Borrower shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

                (i) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (iii) dispositions of inventory or equipment by the Kmart
            Borrower to any Subsidiary pursuant to reasonable business requirements;

                 (iv) dispositions of Scheduled Assets; and

                 (v) other dispositions of assets having, in any fiscal year of the Kmart Borrower, an aggregate book value not exceeding 10% of the Kmart Borrower's consolidated total assets as of the end of the most recently ended fiscal year of the Kmart Borrower, as reflected in the Kmart Borrower's balance sheet contained in its audited financial statements for such fiscal year;

provided, however, that this Section 5.4(b) shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Kmart Borrower, even if such an entity is no longer a Subsidiary of the Kmart Borrower, if (x) consideration received is equal to the fair market value (as reasonably determined by the Kmart Borrower), or (y) the Kmart Borrower's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Kmart Borrower.


     (e) Section 5.4(c) is hereby amended and restated to read as follows:

           (c) Limitation on Liens. The Kmart Borrower shall not, and shall not permit any Subsidiary (other than Liens granted by Kmart Canada Ltd. and its subsidiaries or by Kmart CR a.s. (Czech operations) on such Person's respective assets prior to the Restructuring Effective Date) to, create, incur or suffer to exist any Lien on any assets of the Kmart Borrower or any such Subsidiary whether now owned or hereafter acquired; provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

           (i) Liens for taxes not delinquent or being contested in good faith;

           (ii) Liens created and deposits made in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations to mechanics, materialmen, bailees, warehousemen and similar Liens arising under operation of law and incurred in the ordinary course of business;

            (iii) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or another interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Restructuring Effective Date, or the acquisition after the Restructuring Effective Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

            (iv) mortgages, security interests and Liens on assets of the Kmart Borrower or any Subsidiary existing on the Restructuring Effective Date, and set forth on Schedule 5.4(c), which secure any Indebtedness of the Kmart Borrower or any such Subsidiary, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness so long as such refundings or extensions are secured only by the same property or assets;

            (v) Liens on property of the Kmart Borrower or any Subsidiary created concurrently with the release of existing Liens on other property of the Kmart Borrower or any such Subsidiary, as provided under the Real Estate Debt Documents, but only (i) if such substitution is one of several alternative actions available to the obligor under such Real Estate Debt, of which such obligor must choose one, following the occurrence of a condemnation, casualty or eminent domain event, or upon the existence of an environmental condition or (ii) in respect of a substitution of collateral resulting from the single store collateral substitution obligation existing on the Restructuring Effective Date and resulting from a store closing in September, 1995 with respect to the Deal 2 Notes (as defined in the Restructuring and Repurchase Agreement); provided that the fair market value of the property subject to any such Lien permitted under clause (i) hereof does not exceed one hundred ten percent (110%) of the fair market value of the property as to which a Lien is concurrently being released (the fair market value of the property being relieved of such Lien being determined immediately prior to the occurrence of such casualty, condemnation or eminent domain event, the discovery of such environmental condition or the occurrence of such store closing);

            (vi) Liens on Deposits in favor of the Kmart Bank Group and Liens on cash balances of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) maintained in the ordinary course of business, consistent with past practices in favor of the lenders of such entities and Liens on monies held in the Paydown Trust Account (as defined in the Restructuring and Repurchase Agreement) in favor of the holders of the Real Estate Debt;

            (vii) Liens on the assets of Kmart Canada Ltd. and its subsidiaries or Kmart CR a.s. (Czech operations) to secure New Indebtedness incurred by such Persons and Liens to secure New Indebtedness (including, without limitation, New Indebtedness incurred pursuant to the Letter of Credit Issuance Agreement); provided that such Liens to secure New Indebtedness shall encumber only

              (A) noncurrent assets including, without limitation, Scheduled Assets (or cash collateral pledged to secure the Indebtedness under the Letter of Credit Issuance Agreement in substitution of a Lien on noncurrent assets); and

              (B) in the case of the Letter of Credit Issuance Agreement, documents of title relating to goods which are the subject of trade letters of credit issued by the Trade B Banks (as defined therein) and securing the Trade B Letters of Credit (as defined therein) under the terms set forth in such agreement as in effect on the Restructuring Closing Date; provided that the percentage of the aggregate face amount of all Trade B Letters of Credit that are so secured shall not exceed thirty-five percent (35%) (or as close to 35% as practicable in light of the face amounts of Trade B Letters of Credit that are drawn or paid as contemplated by the Letter of Credit Issuance Agreement) of the Trade B Letters of Credit issued by the Trade B Banks;

provided further that no such Lien shall be permitted under this clause (vii) to secure any unsecured Indebtedness of the Guarantor or any of its Subsidiary outstanding on the Restructuring Effective Date or any refundings or extension thereof;

      (viii) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Guarantor and its Subsidiaries;

      (ix) Liens on cash collateral to secure the Guarantor's reimbursement obligations under letters of credit issued pursuant to the Letter of Credit Issuance Agreement to the extent such cash collateral is permitted under the terms thereof as in effect on the Restructuring Closing Date; and

      (x) Liens on cash collateral to secure the Guarantor's reimbursement obligations under two standby letters of credit issued by [ ] after the Restructuring Effective Date in an aggregate amount that shall not exceed the lesser of (x) 105% of the outstanding face amount thereof or (y) $25,000,000.


      (f) New sections 5.4(f), 5.4(g), 5.4(h) and 5.4(i) are hereby added as follows:

           (f) Restricted Payments. The Kmart Borrower shall not, nor shall it permit any Subsidiary to, declare, order, make or pay, or set aside any sum for, any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends to the Kmart Borrower, (b) the Kmart Borrower may pay dividends in respect of its common stock which were declared prior to December 31, 1995 and (c) the Kmart Borrower may declare and pay dividends in respect of any of its preferred stock issued and outstanding as of the Restructuring Effective Date until, for any particular shares of preferred stock, such time as the Kmart Borrower shall have declined any bona fide offer from any holder of any such preferred stock to convert or enter into an agreement to convert such preferred stock into common stock of the Kmart Borrower.

           (g)  Payment of Indebtedness. (1) During the period from December
      17, 1995 through February 28, 1997, the Kmart Borrower shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring

         Effective Date or New Indebtedness incurred by such Persons in the ordinary course of business consistent with past practices) to, directly or indirectly, make any principal payment, in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Guarantor may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares in connection with such exchange) other than (i) scheduled payments on the Real Estate Debt set forth on Schedule 5.4(g) and capital lease payments relating to stores securing the Real Estate Debt in an amount not to exceed $9,000,000 in the aggregate; provided that concurrently with making such payments, the Guarantor makes a ratable repayment of the Loans hereunder as required pursuant to Section 2.12(c) hereof, (ii) scheduled payments of other mortgage indebtedness in existence as of the Restructuring Effective Date in an amount not to exceed $12,000,000 in the aggregate, (iii) payments made pursuant to guaranties of existing leases of former Subsidiaries of the Guarantor; provided; that such payments may only be made with respect to rents so guaranteed as and when the same may become due in the ordinary course (and not on any accelerated rents that may become due as a result of a default on the underlying lease), (iv) payments made with respect to Spin-Off Tenant Put Options (as defined in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date,
         (v) ratable payments of principal of the Real Estate Debt concurrently with the making of any payments or reduction of commitments in respect of the Indebtedness under this Agreement, the Other Credit Facilities or the Big Beaver Credit Facilities or other Real Estate Debt, to the extent required pursuant to Sections 2.2, 2.3 or 2.5 of the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date, (vi) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the terms of the Other Credit Facilities and the Big Beaver Credit Facilities as in effect on the Restructuring Closing Date, (vii) regular, ordinary course payments of Capitalized Lease Obligations in amounts consistent with past practices, (viii) payments in respect of the termination of leases to the extent that the Guarantor believes that such payments provide a substantial benefit to the Guarantor (provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Guarantor and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments), (ix) repayment of Indebtedness secured by Liens on real property in connection with the sale or other disposition of such real property provided that the Guarantor or such Subsidiary receives net cash proceeds from such sale or disposition in excess of the Indebtedness required to be repaid, (x) mandatory principal payments under the Big Beaver Credit Facilities and the this Agreement as a result of a project disposition or project refinancing,
         (xi) principal payments under this Agreement and principal payments due on the February 28,

      1997 scheduled maturity of the Seasonal Credit Facility and the Big Beaver Credit Facility, (xii) ratable principal payments under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities in accordance with Section 5.4(i), (xiii) payments in respect of New Indebtedness, (xiv) payments of reimbursement obligations under letters of credit issued under the Letter of Credit Issuance Agreement; provided that such payments do not reduce the commitments thereunder except to the extent provided under the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date, (xv) payments of reimbursement obligations under letters of credit issued under the credit facility described in clause (a) of the definition of Other Credit Facilities and (xvi) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of
      (a) Fifty Million Dollars ($50,000,000) in any fiscal year of the Guarantor and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and (2) Indebtedness under the Other Credit Facilities and the Big Beaver Credit Facilities.

        (2) During the period from December 17, 1995 through October 3, 1997, the Kmart Borrower shall not, nor shall it permit any Subsidiary (other than payments by Kmart Canada, Ltd. or its subsidiaries or by Kmart CR a.s. (Czech operations) in respect of such Person's respective Indebtedness in existence as of the Restructuring Effective Date or New Indebtedness incurred by such Person in the ordinary course of business, consistent with past practices) to, directly or indirectly, make any principal payment in respect of any Real Estate Debt or any other Indebtedness (including by way of purchase, refinancing, defeasance or other direct or indirect transfer of cash consideration to the holders thereof; provided that the Guarantor may exchange any of its outstanding Indebtedness for money borrowed for shares of its capital stock and make cash payments to the holders of such Indebtedness in respect of fractional shares) other than (i) scheduled principal payments on such Indebtedness, (ii) repayments of Indebtedness of the type permitted under Sections 5.04(g) (1) (iii), (iv), (v), (vi), (ix), (x), (xi), (xii),
      (xiii), (xiv) and (xv), (ii) payments in respect of the termination of leases to the extent that the Guarantor believes that such payments provide a substantial benefit to the Guarantor, provided that such lease termination payments do not exceed the lesser of (a) One Hundred Million Dollars ($100,000,000) in the aggregate in any fiscal year of the Guarantor and (b) One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate for all such payments and (iii) other payments of principal in respect of Indebtedness in an aggregate amount that shall not exceed the lesser of (a) Fifty Million Dollars ($50,000,000) in the aggregate in any fiscal year of the Guarantor and (b) Seventy-Five Million Dollars ($75,000,000) in the aggregate for all such payments, but only with respect to Indebtedness other than (1) Real Estate Debt and
      (2) Indebtedness under the Other Credit Facilities and the Big Beaver Credit Facilities.

           (h) Amendment of Real Estate Debt Documents. The Kmart Borrower shall not, nor shall it permit any Subsidiary, to amend, restate or otherwise modify any of the documents relating to or governing any Real Estate Debt in any manner which would, directly or indirectly, (a) provide for an interest rate payable on such Real Estate Debt in excess of the interest rate provided for in the Real Estate Debt Documents unless this Agreement shall have been amended, concurrently with such increase in the interest rate payable on such Real Estate Debt, to increase the interest rates set forth herein by an amount equal to such excess, (b) to provide for the payment of any fees in addition to the fees payable under such Real Estate Debt Documents (or provide for any increase in existing fees payable thereunder) unless this Agreement shall have been amended, concurrently with the agreement to pay such new or increased fees, to provide for an equivalent fee to the Banks in a dollar amount equal to such new fee (or the aggregate amount of any increase in existing fees) multiplied by a fraction the numerator of which equals the Ceiling Amount and the denominator of which equals the aggregate amount outstanding under the Real Estate Debt at such time or (c) provide for any clarification of any mortgagee's, tenant's or landlord's rights and obligations under the federal bankruptcy code or similar law with respect to ground leases or similar arrangements.

           (i) Ratable Payment of Bank Facilities. The Kmart Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any principal payment, in respect of the Big Beaver Credit Facilities or the Other Credit Facilities (other than (i) mandatory prepayments under the Big Beaver Credit Facilities as a result of a project disposition or project refinancing, (ii) ratable payments of principal of the Other Credit Facilities and the Big Beaver Credit Facilities concurrently with the making of any prepayments or reduction of commitments under this Agreement, the Real Estate Debt, any of the Other Credit Facilities or the Big Beaver Credit Facilities to the extent required pursuant to the provisions of the Other Credit Facilities and the Big Beaver Facilities as in effect on the Restructuring Closing Date, which provisions are substantially similar to Section 3.4(c) hereof and (iii) the scheduled principal payments due on February 28, 1997 under the Seasonal Credit Facility and the Big Beaver Credit Facilities) unless the Kmart Borrower shall concurrently make a permanent ratable reduction to the Aggregate Commitment and the Ceiling Amount together with a repayment of the outstanding Loans to the extent required by Section 2.12(c).


             2.5 Article VII of the Loan Agreement is hereby amended as follows:
             (a) Paragraph (c) of Section 7.1 is hereby amended and restated to read as follows:

             (c) the Guarantor or any of its Subsidiaries fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any application of grace periods, or (ii) by reason of any action taken by the Guarantor with the intent and capacity promptly to satisfy any obligation of the Guarantor resulting therefrom, including, without limitation, the calling for payment by the Guarantor of any of its Indebtedness or the termination by the Guarantor of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Guarantor or any Subsidiary of the Guarantor fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount
      (including undrawn committed or available amounts) of more than Fifty Million Dollars ($50,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity,
      (iv) the Guarantor or any Subsidiary of the Guarantor fails to pay any such other Indebtedness in full at its stated maturity (except for any such Indebtedness under that certain Loan Agreement dated as of January 21, 1992 among the borrowers named therein, the financial institutions signatory thereto and [ ], as Managing Agent, for so long as any forebearance agreement contained in the "Fourth Amendment to Loan Agreement and Limited Forebearance" dated as of the Restructuring Effective Date as in effect as of the Restructuring Effective Date in respect of such Indebtedness remains in full force and effect) or (v) there shall occur a "Triggering Event" (as defined in the Restructuring and Repurchase Agreement) or all or any portion of any Real Estate Debt shall otherwise mature or be declared or otherwise become due and payable prior to October 3, 1997 (except for principal payments permitted in Section 5.4(g));

                (b) Paragraphs (e) of Section 7.1 is hereby deleted in its entirety and replaced with the following:

                (e) A final judgment or judgments in excess of Fifty Million Dollars ($50,000,000) shall be entered against the Guarantor by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or


                    (c)  Paragraphs (i) through (m) are hereby added to Section
      7.1 as follows:

                  (i) Payments on Real Estate Debt. The Guarantor or any Subsidiary shall make or permit to be made (either voluntarily or otherwise) any principal payment to any holder of any Real Estate Debt and shall fail to make a concurrent repayment of the Obligations to the extent required pursuant to Section 2.12(c); or

                  (j) Unreimbursed Put Payments. There shall have occurred the expiration of ten (10) days after the satisfaction of the following conditions:

                    (i) the exercise of a Spin-Off Tenant Put Option against the
               Guarantor by any Spin-Off Creditor and

                    (ii) the expiration of the one hundred twenty (120) day
               period following the payment by the Guarantor of the Purchase Amount in respect of such exercise, if, upon such expiration, the aggregate amount of Unreimbursed Put Payments (after giving effect to all amounts received by the Guarantor from (i) the sale or other disposition of the relevant tendered securities and/or any asset or assets securing the same and (ii) any other Person that is obligated, directly or indirectly, in respect of the relevant Spin-Off Tenant Put Option or otherwise makes any payment with respect thereto) in respect of (1) such exercise and (2) all Spin-Off Tenant Put Options which have been exercised at any time prior to the commencement of such 120-day period, exceeds fifteen million dollars ($15,000,000),

For purposes of this Section 7.1(j), the terms "Spin-Off Tenant Put Option", "Spin-Off Creditor", "Purchase Amount", and "Unreimbursed Put Payments" shall have the meanings ascribed to such terms in the Restructuring and Repurchase Agreement as in effect on the Restructuring Closing Date (including as such terms are further defined by reference to any other agreements), and not as such terms or other agreements may subsequently be amended or otherwise modified; or

    (k) Breach of Financing Agreements. The Guarantor or any Subsidiary shall fail to perform or observe any term, covenant or agreement with respect to any New Indebtedness having an aggregate principal amount of more than fifty million dollars ($50,000,000), and such default shall continue unremedied or unwaived, or the term or covenant in respect of such failure shall not have been amended, as the case may be, within forty five (45) days after the first date upon which any holder or holders thereof (or any representative of such holder(s)) shall have the right, on account of such failure and after giving effect to any required notice and the lapse of any applicable cure periods, to declare such Indebtedness to be immediately due and payable; or

    (l) Underutilized Capacity Under Letter of Credit Issuance Agreement. On any date on and after October 31, 1996, until February 28, 1997, (a) the sum of, without duplication, (i) the aggregate face amount of the outstanding letters of credit on such date issued pursuant to the Letter of Credit Issuance Agreement and that certain
predecessor letter agreement dated as of the    Restructuring Effective Date
and (ii) the aggregate face amount of the Existing Trade A Letters of Credit, Existing Trade B Letters of Credit and Existing Standby Letters of Credit (as such terms are defined in the Letter of Credit Issuance Agreement) still outstanding on such date minus (b) any such letters of credit that are cash collateralized shall be less than the product of (i) eighty percent (.80) and
(ii) the sum of (x) the Maximum Trade A L/C Commitment Amounts, (y) the Maximum Trade B L/C Commitment Amount and (z) the Maximum Standby L/C Commitment Amounts (as such terms are defined in the Letter of Credit Issuance Agreement as in effect on the Restructuring Closing Date), each determined as of such date.

     (m) Other Defaults. The Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.4.

         2.6  Article IX of the Loan Agreement is hereby amended as follows:

         (a) Clause (i) of Section 9.1 is hereby amended and restated to read as follows:

      (iii) changing the Commitment of any Bank hereunder or the definition of "Ceiling Amount" in any manner which would result in the Ceiling Amount being greater at any time than it would be absent such amendment;


         (b) Paragraph (a) of Section 9.9 is hereby amended by (i) renumbering clause (ii) thereof as clause (iii) and adding the following new clause (ii) immediately following clause (i):

      (ii) such Assignee shall acknowledge in a written instrument that its rights and obligations with respect to the sharing of setoff rights shall be subject to the terms of the Bank Setoff Sharing Agreement.

         (c) Paragraph (c) of Section 9.9 is hereby amended by adding the following sentence at the end thereof:

      Notwithstanding the foregoing, each Bank shall be permitted to sell the participations referenced in Section 9.11 without compliance with the foregoing provisions.

         (c)  Section 9.11 is hereby amended and restated to read as follows:

           Section 9.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if any of the Obligations shall have become due and payable, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor or any Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to or by, such Bank or any affiliate of such Bank to or for the credit or the account of the Guarantor or such Borrower against any and all obligations owing to such Bank (including without limitation Obligations owing to such Bank by way of participations deemed purchased pursuant to the second proviso of this sentence), and subject to the sharing provisions of Section 2.20 and any other sharing arrangements agreed to by any of the Banks (including the provisions of the Bank Setoff Sharing Agreement), now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document; provided, that to the extent that the Guarantor or any Borrower owes any amounts to such Bank other than the obligations owing under this Agreement (including obligations under the Other Credit Facilities and the Big Beaver Credit Facilities and obligations in respect of other Indebtedness) at the time of such set-off, then such Bank is authorized to and shall apportion and apply the amounts set-off ratably based on the relative aggregate amounts owing under this Agreement, the Other Credit Facilities and the Big Beaver Credit Facilities to all of the lenders thereunder and the amount of such other Indebtedness; provided, further, that to the extent that any Bank has amounts available to be set-off in excess of the aggregate of all outstanding obligations of the Guarantor to such Bank under this Agreement (an "Excess Setoff Amount") after making the apportionment and application of set-off amounts described in the preceding proviso, then (i) the other Banks and the lenders under the Other Credit Facilities and the Big Beaver Credit Facilities, on a pro rata basis, shall be deemed automatically for purposes of this Section
      9.11 to have sold such Bank and such Bank shall be deemed to have purchased a participation in the obligations owing to such other Banks and such lenders thereunder in an aggregate amount equal to the Excess Setoff Amount, (ii) such purchased participation shall be deemed to be an Obligation for purposes of this Agreement and (iii) such Bank shall be authorized to set off the Excess Setoff Amount against such purchased participations. To the extent that any Bank exercises its rights of set-off at a time when the aggregate amount of the Deposits is in excess of the Required Deposit Amount, then the amount set-off by such Bank shall be treated in accordance with the Set-Off and Sharing Agreement. Each Bank agrees promptly to notify the Guarantor and the Documentation Agent after any set-off is made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 9.11 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.


         2.7  The Schedules to the Loan Agreement are hereby amended by adding
(a) deleting Schedule 5.4(c) thereto in its entirety and replacing it with
Schedule 5.4(c) hereto and (b) adding Schedule 1.01(a), Schedule 1.01(b),
Schedule 1.01(c), Schedule 5.3(g) and Schedule 5.4(g) thereto, respectively, as set forth in Schedule 1.01(a), Schedule 1.01(b), Schedule 1.01(c), Schedule 5.3
(g), and Schedule 5.4(g) hereto, respectively.


          3. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment Agreement, the Guarantor and each Borrower hereby represents and warrants as to itself only that as of the Restructuring Closing Date:

          (a) the Guarantor and such Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment Agreement;

          (b) this Amendment Agreement and the Loan Agreement (as amended hereby) constitutes the Guarantor's and such Borrower's legal, valid and binding obligation, enforceable against such Borrower and the Guarantor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

          (c) the Guarantor's and such Borrower's execution and delivery and performance of this Amendment Agreement and the performance of this Amendment Agreement and the Loan Agreement (as amended hereby) do not and will not violate its articles of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

           (d) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment Agreement; and

           (e) no Borrower Event of Default or Unmatured Borrower Event of Default (except to the extent referenced in that certain letter agreement dated December 22, 1995 among Kmart Corporation and the financial institutions party thereto (the "Forebearance Agreement")) has occurred and is continuing as of the date hereof under the Loan Agreement (as amended hereby) or would exist after giving effect to the transactions contemplated by this Amendment Agreement.

           (f) Except as disclosed in writing to each of the Banks, since December 22, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any of its Subsidiaries (other than a downgrade in the Guarantor's credit rating or a decline in the Guarantor's stock price) that individually or in the aggregate could reasonably be expected to have a material adverse change in, or material adverse effect upon, (i) the business, financial condition, operations, assets or prospects of the Guarantor, or of the Guarantor and its Subsidiaries taken as a whole, or (b) the Guarantor's ability to perform its obligations under this Loan Agreement or the Loan Documents, or (c) the validity or enforceability of this Agreement or any other Loan Documents (a "Material Adverse Effect"). There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth in writing to each of the Banks; and

           (g) The representations and warranties made by each Borrower in
      Section 4.1 of the Loan Agreement and by the Guarantor in Section 3 of the Guaranty are true and correct on and as of the date hereof (except to the extent such representations and warranties of any Borrower refers to parties hereto other than such Borrower or expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

     The Guarantor and each Borrower agrees and acknowledges that its representations and warranties set forth in this Section 3 shall be considered to be representations and warranties deemed made under the Loan Agreement as of the date hereof for purposes of the Guarantor Event of Default in 7.1(b) of the Loan Agreement and the Borrower Event of Default set forth in Section 7.2(b) of the Loan Agreement.

             4. Conditions to Effectiveness. The effectiveness of all provisions of this Amendment Agreement is specifically subject to the satisfaction of the following conditions precedent or concurrent:

             (a) No Defaults; Representations and Warranties True. No Borrower Event of Default, Unmatured Borrower Event of Default, Guarantor Event
of Default or   Unmatured Guarantor Event of Default (except to the extent referenced in the Forebearance Agreement) under the Loan Agreement (as amended hereby) shall have occurred and be continuing. The representations and warranties set forth in Section 3 of this Amendment Agreement shall be true and correct.

             (b) Execution of Amendment. The Guarantor, and the Required Banks shall have delivered to the Agent a counterpart of this Amendment Agreement duly executed by the Guarantor, such Borrower or such Bank.

             (c) Incremental Interest. The Guarantor shall have paid or caused to be paid to the Agent for the account of each Bank under the Loan Agreement an amount equal to the difference between (A) the interest paid to such Bank with respect to the outstanding Loans from December 22, 1995 through the date of effectiveness of this Amendment Agreement and (B) the interest that would have been payable with respect to such Loans had this Amendment Agreement become effective on December 22, 1995.

             (d) Other Amendments. The Agent shall have received evidence reasonably satisfactory to it that (i) each of the agreements listed on
Schedule 1.01(a) hereto has been amended on substantially the terms and conditions set forth in the Agreement in Principle dated as of December 18, 1995 and otherwise in form and substance reasonably satisfactory to the Agent, (ii) amendments to the agreements evidencing the Other Credit Facilities (other than the Seasonal Credit Agreement dated as of October 5, 1995 (the "Seasonal Facility")) and reflecting the provisions of the Forebearance Agreement and the attached Summary of Indicative Terms dated 12/17/95 (the "Term Sheet") shall have been executed and delivered by the "Required

Banks" thereunder and (iii) an amendment to the Seasonal Facility reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by all of the Banks thereunder, (iv) an amendment to the Loan Agreement dated as of January 21, 1992 among Guarantor, the borrowers named therein and [ ], as Agent, as amended prior to the date hereof, or a forebearance agreement in respect thereof, and reflecting the provisions of the Forebearance Agreement and the Term Sheet, shall have been executed by financial institution party thereto holding at least 85% of the outstanding loans thereunder and (v) an amendment to the Big Beaver II Credit Facility reflecting the provisions of the Forebearance Agreement and the Term Sheet shall have been executed and delivered by the "Required Banks" thereunder; each on substantially the terms and conditions set forth in the Term Sheet. Each of the undersigned Banks agrees and acknowledges that their execution and delivery of a counterpart of this Amendment Agreement shall be also deemed to be the execution and delivery by such Bank of the amendments to the Other Credit Facilities contemplated by clause (ii) above for purposes of ascertaining whether such amendments were executed and delivered by the "Required Banks" under the Other Credit Facilities.

     (e) Letter of Credit Facility; Setoff Sharing Agreement. The Letter of Credit Issuance Agreement dated as of the date hereof among the Guarantor, the financial institutions signatory thereto and [ ], as agent and the related collateral proceeds sharing agreement among such financial institutions shall each have become effective. The Bank Setoff Sharing Agreement shall have been executed and delivered by all Banks in which the Guarantor shall have on deposit cash and Cash Equivalents.

     (f) Payment of Expenses. The Guarantor shall have paid all invoiced fees and expenses referenced in section 6(a) hereof and Section 9.5 of the Loan Agreement.

     (g) Opinion of Counsel. The Agent shall have received an opinion of internal counsel and of reasonably acceptable outside counsel and the Guarantor's general counsel in favor of the Banks in form and substance acceptable to the Agent with respect to (a) the legal existence and good standing of the Guarantor, (b) the authority of the Guarantor to enter into this Amendment Agreement and the due execution and delivery thereof, (c) that the obligations of the Guarantor under this Amendment Agreement are legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions), (d) noncontravention with applicable securities laws and other laws, rules and regulations and material agreements, and (e) such other matters as the Agent may reasonably request.

     5. Superseded Guaranty Covenants. Each of the Banks signatory below agrees that it will not exercise any right or remedy (including under the Guaranty) arising solely from any breach by the Guarantor of the covenants set forth in Sections 4(b)(2) or 4(b)(3) of the Guaranty provided that the Guarantor is in compliance with Section 5.4(b) or 5.4(c) of the Loan Agreement (as amended hereby) as to the subject matters set forth therein.

     6.  Miscellaneous.  The parties hereto hereby further agree as follows:

     (a) Costs, Expenses and Taxes. The Guarantor hereby agree to pay all reasonable fees, costs and expenses of the Agent in connection with the negotiation, preparation and execution of this Amendment Agreement and the transactions contemplated hereby, and in connection with any future amendment, modification or consents of or in respect of the Loan Agreement (whether or not adopted), including, without limitation, the reasonable fees and expenses of each of Winston & Strawn and Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), counsel to the Agent and the Banks. Without limiting the generality of the foregoing, the Guarantor hereby agrees to pay, upon receipt thereof, each statement for reasonable fees and expenses of (i) Wachtell, Lipton and
(ii) any other advisor, counselor, consultant or accountant retained by Wachtell, Lipton, the Banks or the Agent, rendered after the date hereof (x) relating to the ongoing evaluation of the rights and status of the Banks with respect to the matters contemplated by this Amendment Agreement and the rendering of advice to the Banks with respect thereto, (y) relating to any amendments, waivers or consents requested by the Guarantor (whether or not adopted) pursuant to the provisions hereof or of any Loan Document or (z) relating to any work-out or restructuring of Indebtedness of the Guarantor after December 22, 1995. The Guarantor agrees to reasonably cooperate with and provide information reasonably requested by any advisor, accountant, counselor, consultant or accountant retained by the Banks, the Agent or Wachtell, Lipton. The Guarantor also agrees to pay all reasonable fees and expenses (including any Attorney Costs) of each of the Banks in connection with this Amendment Agreement and the Forebearance Agreement.

     (b) Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment Agreement to produce more than one (1) such counterpart.


     (c) Headings. Headings used in this Amendment Agreement are for convenience of reference only and shall not affect the construction of this Amendment Agreement.

     (d) Integration. This Agreement and the Loan Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

     (e) Governing law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

     (f) Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of and be enforceable by the Guarantor, the Agent and the Banks and their respective successors and permitted assigns. This Amendment Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Guarantor, the Borrowers, the Agent and the Banks and their respective successors and permitted assigns.

     (g) Amendment; Waiver; Status as Loan Document. The parties hereto agree and acknowledge that nothing contained in this Amendment Agreement in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the Guaranty other than as expressly set forth herein and further agree and acknowledge that the Loan Agreement (as amended hereby) and the Guaranty remains and continues in full force and effect and is hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Loan Agreement or the Guaranty or constitute a waiver of any provision of the Loan Agreement or the Guaranty. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Loan Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment Agreement may be changed, waived, modified or varied in any manner whatsoever, except in accordance with Section 9.1 of the Loan Agreement. The parties hereto agree that this Amendment Agreement shall constitute a Loan Document for purposes of the Loan Agreement and the Guaranty.

     (h) Authorization Relating to Collateral and Intercreditor Agreement. Each of the Banks hereby authorizes the Agent to (i) execute the Collateral and Intercreditor Agreement dated as of the date hereof and relating to the sharing of collateral pledged to secure Indebtedness under the Letter of Credit Issuance Agreement among the financial institutions party to the Letter of Credit Issuance Agreement and the agents under the Other Credit Facilities (including the Agent) and the Big Beaver Credit Facilities and (ii) distribute any amount received pursuant to the sharing provisions thereof in the manner contemplated by the Loan Agreement.

     7. Reaffirmation of Guaranty. The Guarantor hereby agrees and acknowledges that the Guaranty is in full force and effect and shall continue to be in full force and effect after any of the provisions of this Amendment Agreement shall become effective. The Guaranty is hereby reaffirmed as of the date hereof in all respects by Kmart Corporation and the obligations guaranteed under the Guaranty shall include the Borrowers' Obligations under the Loan Agreement as amended, restated, modified or supplemented and in effect from time to time, including any amendment thereto contemplated by this Amendment Agreement. The Guarantor agrees that the representations and warranties in the Guaranty are true and correct in all material respects on and as of the date hereof as if made on the date hereof.


[Balance of page left intentionally blank; signature pages follow.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Banks have executed this Amendment Agreement as of the date first above written.

                                      THE GUARANTOR:

                                      KMART CORPORATION


                                      By:
                                             ---------------------

                                      Title: ---------------------


                                      THE BORROWERS:

                                      KMART CORPORATION


                                      By:    ---------------------

                                      Title: ---------------------






                         [Warehouse Signature Pages]